      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1997

                                                      REGISTRATION NOS. 33-85442
                                                                        811-8828

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                -----------------


                                    FORM N-4


                                -----------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933       [X]

                          PRE-EFFECTIVE AMENDMENT NO.


                         POST-EFFECTIVE AMENDMENT NO. 4                   [X]

                                      AND
        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940   [X]


                                AMENDMENT NO. 7                           [X]

                        (CHECK APPROPRIATE BOX OR BOXES)

                                -----------------

                  NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT
                           (EXACT NAME OF REGISTRANT)

                        NEW ENGLAND LIFE INSURANCE COMPANY
                              (NAME OF DEPOSITOR)
                501 BOYLSTON STREET, BOSTON, MASSACHUSETTS 02117
              (ADDRESS OF DEPOSITOR'S PRINCIPAL EXECUTIVE OFFICES)
                 DEPOSITOR'S TELEPHONE NUMBER: 617-578-2000

   NAME AND ADDRESS OF AGENT FOR
              SERVICE:                               COPY TO:


          H. James Wilson                    Stephen E. Roth, Esquire
Executive Vice President and General   Sutherland, Asbill & Brennan, L.L.P.
              Counsel                     1275 Pennsylvania Avenue, N.W.
     New England Life Insurance            Washington, D.C. 20004-2404
              Company
        501 Boylston Street
    Boston, Massachusetts 02117



  It is proposed that this filing will become effective (check appropriate box)

  [ ] immediately upon filing pursuant to paragraph (b) of Rule 485

  [X] on May 1, 1997 pursuant to paragraph (b) of Rule 485
  [ ] 60 days after filing pursuant to paragraph (a)(i) of Rule 485

  [ ] on May 1, 1997 pursuant to paragraph (a)(i) of Rule 485
  [ ] 75 days after filing pursuant to paragraph (a)(ii) of Rule 485
  [ ] on (date) pursuant to paragraph (a)(ii) of Rule 485

  REGISTRANT HAS REGISTERED AN INDEFINITE NUMBER OF SECURITIES UNDER THE SECURITIES ACT OF 1933 IN ACCORDANCE WITH RULE 24F-2 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. REGISTRANT FILED A NOTICE ON FORM 24F-2 ON FEBRUARY 25, 1997.

================================================================================

                             CROSS REFERENCE SHEETS

  Between information contained in the Prospectus and Statement of Additional Information and the Required Items of Form N-4.

                                                         CAPTION IN STATEMENT
FORM N-4                                                    OF ADDITIONAL
ITEM NO.             CAPTION IN PROSPECTUS                   INFORMATION
--------             ---------------------               --------------------
  1       Cover Page ................................
  2       Glossary of Special Terms used in this
           Prospectus................................
  3       Highlights; Expense Table .................
  4       Accumulation Unit Values ..................
  5       The Company; The Variable Account;
           Investments of the Variable Account--The
           New England Zenith Fund Series;
           Administration Charges, Contingent
           Deferred Sales Charge and Other
           Deductions; Voting Rights ................
  6       Administrative Charges, Contingent Deferred
           Sales Charge and Other Deductions ........
  7       The Contracts; Investments of the Variable
           Account (Substitution of Investments);
           Annuity Payments; The Fixed Account;
           Guaranteed Option ........................
  8       Annuity Payments; Amount of Variable
           Annuity Payments .........................
  9       The Contracts .............................
 10       The Contracts; Cover Page .................  Net Investment Factor
 11       The Contracts; Loan Provision for Certain
           Tax-Benefited Retirement Plans ...........
 12       Retirement Plans Offering Federal Tax
           Benefits; Federal Income Tax Status
           (Taxation of the Contracts) ..............
 13       Inapplicable ..............................
 14       Table of Contents of Statement of
           Additional Information ...................
 15                                                    Cover Page
 16                                                    Table of Contents
 17                                                    Inapplicable
 18                                                    Services to the Variable
                                                        Account
 19       Administration Charges, Contingent Deferred
           Sales Charge and Other Deductions ........
 20                                                    Services to the Variable
                                                        Account
 21(b)                                                 Calculation of
                                                        Performance Data
 22                                                    Annuity Payments
 23                                                    Financial Statements

This filing contains a profile in addition to the prospectus for the American Growth Series variable annuity contract. In Texas, the prospectus is used with the supplement dated May 1, 1997, included herewith, that addresses recalculation of the guaranteed minimum Death Proceeds for contracts issued in Texas.

                       NEW ENGLAND LIFE INSURANCE COMPANY

                  INDIVIDUAL VARIABLE ANNUITY CONTRACT PROFILE

                             AMERICAN GROWTH SERIES
                                  May 1, 1997

  THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE CONTRACT. THE CONTRACT IS MORE FULLY DESCRIBED IN THE PROSPECTUS WHICH ACCOMPANIES THIS PROFILE. PLEASE READ THE PROSPECTUS CAREFULLY.

  "We," "us," and "our" refer to New England Life Insurance Company. "You" and "your" refer to the owner of a Contract.

  1. WHAT IS THE CONTRACT? The Contract is an individual variable annuity contract that provides you with a means of investing on a tax-deferred basis through the New England Variable Annuity Separate Account (the "Variable Account") in one or more of eleven series of the New England Zenith Fund (the "Funds"). The Contract is intended for use with certain retirement plans that qualify for tax benefited treatment under the Internal Revenue Code (the "Code"), for individual use, and for use with plans and trusts not qualifying under the Code for tax benefited treatment. The Contract is not intended for use with Section 401(k) plans or Section 403(b) plans subject to ERISA. It provides a death benefit and annuity payment options, some of which provide guaranteed income or guaranteed payment periods.

  The Funds offer a range of investment objectives, from conservative to aggressive. Your investment in the Funds is NOT guaranteed and you could lose some or all of any money you allocate to the Funds.

  An option is available in some states under which you may allocate all or part of the value of your Contract to what we call the "Fixed Account." We guarantee interest on amounts allocated to the Fixed Account at an effective annual rate of at least 3%. We may credit a higher rate of interest. The Fixed Account option offers you an opportunity to protect your principal and earn, at least, a guaranteed rate of interest.

  The Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the annuity phase. During the accumulation phase, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The annuity phase begins when you begin receiving payments under one of the annuity payment options described in Section 2. The amount of money accumulated under your Contract during the accumulation phase will determine the amount of your annuity payments during the annuity phase.

  2. WHAT ARE MY ANNUITY OPTIONS? The Contract offers the following annuity payment options, either in a fixed or variable form:

  . Income for a specified number of years;

  . Income for life;

  . Income for life, but guaranteed for at least 10 years (this is your default option);

  . Income for life, but guaranteed for at least 20 years;

  . Income to age 100;

  . Income for two lives, while either is still living;

  . Income for two lives, but guaranteed for at least 10 years; and

  . Income for two lives, with full payments while both are living and two-thirds to the survivor.

  We may make other annuity payment options available from time to time. The Contract, when issued, will provide for the third option in variable form, beginning at age 95. During the accumulation phase, you may select another option, and/or start annuity payments (that is, annuitize) at an earlier date by surrendering the Contract. If annuity payments start less than 7 years after you make an investment in the Contract, charges may apply.

  3. HOW DO I PURCHASE A CONTRACT? The minimum initial investment is currently $5,000, and any subsequent investments must be at least $250, with certain exceptions described in the prospectus. We reserve the right not to accept any purchase payment that, when combined with the value of all the Contracts that you own, would exceed $1,000,000. Currently, we won't accept any investment that, when combined with the value of all the Contracts you own, would exceed $2,000,000.

  You are eligible to purchase a Contract if you are an individual, employer, trust, corporation, partnership, custodian, or any entity specified in an eligible employee benefit plan. A Contract may have joint owners. The Contract is intended for use with the following retirement plans which offer Federal tax benefits under the Internal Revenue Code (the "Code"):

  Qualified Plans--plans qualified under Section 401(a) (but not under Section 401(k)) or 403(a) of the Code.

  TSA Plans--certain annuity plans under Section 403(b) of the Code.

  IRAs--individual retirement accounts under Section 408(a) of the Code and individual retirement annuities under Section 408(b) of the Code.

  SEPs and SARSEPs--simplified employee pension plans and salary reduction simplified employee pension plans under Section 408(k) of the Code.

  SIMPLE IRAs--simple retirement accounts under Section 408(p) of the Code.

  457 Plans--eligible deferred compensation plans under Section 457 of the Code.

  Governmental Plans--governmental plans within the meaning of Section 414(d) of the Code.

The Contract may not yet be available to all of the foregoing plans, pending appropriate state approvals. You should consult a qualified advisor about using the Contract with those plans. The Contract is not currently available for use with other plans, including 401(k) plans or TSA plans subject to the Employee Retirement Income Security Act of 1974.

  4. WHAT ARE MY INVESTMENT OPTIONS UNDER THE CONTRACT? You can allocate your investment among subaccounts of the Variable Account, which in turn invest in the Funds. Your investment can be allocated to any one or a combination (within limits) of the Funds. The Funds currently available under the Contract are:




   Loomis Sayles Small Cap Series           Loomis Sayles Balanced Series
Morgan Stanley International Magnum        Salomon Brothers Strategic Bond
           Equity Series                        Opportunities Series
     Alger Equity Growth Series         Back Bay Advisors Bond Income Series
 Loomis Sayles Avanti Growth Series    Salomon Brothers U.S. Government Series
     Davis Venture Value Series         Back Bay Advisors Money Market Series
 Westpeak Growth and Income Series



In addition, the Fixed Account is available in some states.

  5. WHAT ARE THE EXPENSES UNDER THE CONTRACT?

  Administration Charges. To cover the costs of the administrative services that we provide for the Contracts, we impose a daily charge at an annual rate of .10% of the daily net assets attributable to your Contract. We also impose an "administration contract charge" each year generally equal to the lesser of 2% of your total contract value or $30 to help cover the costs of the administrative services that we provide for the Contracts. We waive this charge in certain circumstances.

  Mortality and Expense Risk Charge. As compensation for assuming mortality and expense risks under the Contract, we impose a daily charge at an annual rate of 1.25% of the daily net assets attributable to your Contract. This charge, as a percentage of your contract value, is guaranteed not to increase over the life of your Contract.

  Contingent Deferred Sales Charge. We do not impose any sales charge on investments when they are made, nor do we impose a contingent deferred sales charge ("CDSC") on withdrawals up to a certain amount each year (the "free withdrawal amount"). We do, however, impose a CDSC upon the occurrence of a "CDSC event," one of which is a withdrawal or surrender (including a surrender to start annuity payments) in excess of the free withdrawal amount. All of the CDSC events are described in the Prospectus.

  The CDSC is deducted only from the investments that we received from you within seven years of the CDSC event according to the following schedule:

NUMBER OF YEARS SINCE WE    APPLICABLE
 RECEIVED THE INVESTMENT    CDSC CHARGE
------------------------   -------------
     1 . . . . . . . . .        7%
     2 . . . . . . . . .        6%
     3 . . . . . . . . .        5%
     4 . . . . . . . . .        4%
     5 . . . . . . . . .        3%
     6 . . . . . . . . .        2%
     7 . . . . . . . . .        1%
  Thereafter . . . . . .        0%

We will waive the CDSC in certain circumstances.

  Premium Tax Charges. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Generally, we incur a state premium tax liability on the date when annuity benefits commence. In those states, we deduct the premium tax charge from the contract value on that date. However, for Contracts subject to the premium tax law of states which impose a premium tax on purchase payments when they are made (currently South Dakota and Kentucky), we deduct the applicable premium tax charge at the earliest of: a full or partial surrender of the Contract, the date when annuity benefits commence, or payment of the death proceeds (including application of the death proceeds to the beneficiary continuation provision) upon your death. Deductions for state premium tax charges currently range from 1/2% to 2% of the contract value (or, if applicable, death proceeds) for Contracts used with retirement plans qualifying for tax benefited treatment and from 1% to 3 1/2% of the contract value (or, if applicable, death proceeds) for all other Contracts.

  Other Expenses. In addition to our charges under the Contract, each Fund deducts amounts from its assets to pay for its advisory fees and other expenses.

  The following chart is designed to help you understand the charges in the Contract. The column "Total Annual Charges" shows the total of the administration contract charge (which is represented as .06%), the .10% administration asset charge, the 1.25% mortality and expense risk charge, and the investment charges for each Fund for the year ended December 31, 1996 (as a percentage of average net assets after giving effect to any current expense cap or expense deferral). The next two columns show the dollar amount of charges you would pay assuming that you invested $1,000 in a Contract which earns 5% annually and further assuming that you surrender your Contract or that you elect to annuitize under a period certain option for a specified period of less than 15 years: (1) at the end of one year, and (2) at the end of ten years. In the first example, a CDSC will be charged because you would be surrendering or annuitizing the Contract within seven years of making the investment. In the second example, there would be no CDSC. We are also assuming that no premium taxes have been assessed in either example. For more detailed information, see the Fee Table in the Prospectus for the Contract.


                          TOTAL     TOTAL ANNUAL            EXAMPLES OF TOTAL EXPENSES
                         ANNUAL     FUND CHARGES    TOTAL       PAID AT THE END OF:
                        INSURANCE     FOR YEAR     ANNUAL   ---------------------------
FUND                     CHARGES   ENDED 12/31/95  CHARGES    ONE YEAR       TEN YEARS
----                    ---------  --------------  -------  ------------  ---------------
Small Cap . . . . . .     1.41%        1.00%        2.41%      $89.17         $273.58
International Magnum
 Equity . . . . . . .     1.41%        1.30%        2.71%       91.95          302.85
Equity Growth . . . .     1.41%         .90%        2.31%       88.24          263.60
Avanti Growth . . . .     1.41%         .85%        2.26%       87.78          258.58
Venture Value . . . .     1.41%         .90%        2.31%       88.24          263.60
Growth and Income . .     1.41%         .85%        2.26%       87.78          258.58
Balanced  . . . . . .     1.41%         .85%        2.26%       87.78          258.58
Strategic Bond
 Opportunities  . . .     1.41%         .85%        2.26%       87.78          258.58
Bond Income . . . . .     1.41%         .52%        1.93%       84.70          224.70
U.S. Government . . .     1.41%         .70%        2.11%       86.38          243.43
Money Market  . . . .     1.41%         .50%        1.91%       84.52          222.61

  6. HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED? You should consult a qualified tax advisor with regard to your Contract. Generally, taxation of earnings under variable annuities is deferred until amounts are withdrawn or distributions are made. The deferral of taxes on earnings under variable annuities is designed to encourage long-term personal savings and supplemental retirement plans. The taxable portion of a withdrawal or distribution is taxed as ordinary income.

  Special rules apply to the owner of a Contract that is not a natural person. Generally, such an owner must include in income any increase in the excess of the contract value over the "investment in the contract" during the taxable year.

  7. DO I HAVE ACCESS TO MY MONEY? You have access to your money during the accumulation phase by surrendering your Contract or withdrawing part of the value of your Contract at any time. Under some Contracts, you may also take a loan against its value. If you are making a withdrawal, we require that you withdraw at least $100 and that the value of your Contract after the withdrawal be at least $2,500.

  While you have access to your money during the accumulation phase, certain charges, such as the administration contract, CDSC, and premium tax charges, may be deducted on a surrender or withdrawal. Moreover, a withdrawal or surrender may cause you to incur income taxes or penalties under the Federal tax laws.

  After annuitization, under certain annuity options, you may withdraw the commuted value of the remaining payments.

  8. HOW HAVE THE FUNDS PERFORMED? The following chart shows the total returns for each Fund for each of the last 10 years (or less if the Fund began less than 10 years ago), based on a $1,000 purchase payment. The total returns are adjusted to reflect all Contract expenses and deductions described above except the CDSC and premium tax charges. If applied, these charges would reduce the performance figures in the chart. Please remember that past performance is not a guarantee of future results.




FUND                            1996     1995    1994     1993     1992     1991    1990   1989   1988    1987
----                            -------  ------  -------  -------  -------  ------  -----  -----  -----  ---------
Small Cap . . . . . . . . . .   26.50 %  24.12%  N/A
International Magnum Equity .    2.29 %   1.81%  N/A
Equity Growth . . . . . . . .    9.56 %  43.71%  N/A
Avanti Growth . . . . . . . .   13.51 %  25.46%  (4.60)%    N/A
Venture Value . . . . . . . .   21.91 %  34.42%  N/A
Growth and Income . . . . . .   14.09 %  31.47%  (5.53)%    N/A
Balanced  . . . . . . . . . .   12.84 %  20.12%  N/A
Strategic Bond                                   N/A
 Opportunities  . . . . . . .   10.20 %  14.78%
Bond Income . . . . . . . . .    1.55 %  17.64%  (6.47)%   9.12 %   4.65 %  14.02%  4.17%  8.13%  4.14%   (1.82)%
U.S. Government . . . . . . .   (0.80)%  10.48%  N/A
Money Market  . . . . . . . .    1.24 %   1.78%   0.07 %  (0.90)%  (0.08)%   2.25%  4.09%  5.01%  3.21%    2.17 %



  9. DOES THE CONTRACT HAVE A DEATH BENEFIT? Yes. If you, the owner, die (or, if the owner is not an individual, the annuitant dies) prior to the annuity phase of the Contract, a death benefit will be payable to a person that you name as the beneficiary. The death benefit will be the greater of two values: (1) the value of the Contract next determined after the later of the date when we receive due proof of death or an election of continuation or payment from the beneficiary; or (2) the guaranteed minimum death benefit under the Contract, which we calculate using a formula described in the Prospectus.

  10. IS THERE ANYTHING ELSE I SHOULD KNOW? The Contract has several additional features that you may be interested in, including the following:

  Transfer Privilege. You can transfer from $100 to $500,000 of your Contract's value from one Fund to another free of charge. During the accumulation phase of the Contract, you can make as many transfers among the Funds as you like. However, different rules apply to transfers to and from the Fixed Account. Also, during the annuity phase, if you have chosen a variable payment option, you can only make one transfer between Funds per year and you cannot make transfers to the Fixed Account. We reserve the right to charge a fee for transfers (although we do not currently do so) and to limit the number and amount of transfers in certain circumstances.

  Dollar Cost Averaging. We offer an automated transfer privilege that we call "dollar cost averaging," under which you can instruct us to make monthly transfers from any one of your investment options to any other investment options, subject to certain limitations, provided that a minimum of $100 must be transferred to each investment option that you select under this feature.

  Systematic Withdrawals. This feature allows you to have a portion of the value of your Contract withdrawn automatically on a monthly basis during the accumulation phase. As long as the amount of each withdrawal is at least $100, you can elect a fixed dollar amount or elect to have your Contract's investment gain withdrawn. Of course, you may have to pay taxes and a CDSC on these withdrawals.

  Free Look Right. You should also know that you have a "free look right"; i.e., the right to return the Contract to us or your sales representative and have us cancel it within a certain number of days (usually 10, although this varies from state to state). If you exercise this right, we will cancel the Contract as of the day we receive your request and send you its value on that day, which may be more or less than your initial investment in the Contract. In some states, we are required to refund your initial investment rather than sending you the value of your Contract.

  11. WHO CAN I CONTACT FOR MORE INFORMATION? You can write to us at New England Annuities, P.O. Box 642, Boston, Massachusetts 02117, or call us at
(800) 777-5897. You can also get a recording of daily unit values by calling
(800) 333-2501. You can also request a copy of the Prospectus or Statement of Additional Information from New England Securities Corporation, 399 Boylston Street, Boston, Massachusetts 02116.

                             AMERICAN GROWTH SERIES

                     INDIVIDUAL VARIABLE ANNUITY CONTRACTS
                                   ISSUED BY
                       NEW ENGLAND LIFE INSURANCE COMPANY

                          SUPPLEMENT DATED MAY 1, 1997
                      TO PROSPECTUS DATED MAY 1, 1997

  For Contracts issued in Texas, the guaranteed minimum Death Proceeds will be recalculated on the sixth Contract Anniversary, and every sixth year anniversary thereafter until the Contract Owner's (or, if applicable, the Annuitant's) 76th birthday to determine whether a higher (but never a lower) guarantee will apply. (For a jointly owned Contract, this recalculation will be made every six years until the 71st birthday of the older Contract Owner.) For Contracts issued in other states, these recalculations will occur every seventh year, as described in the prospectus. For more information about the guaranteed minimum Death Proceeds, see "Payment on Death Prior to Annuitization."

                             AMERICAN GROWTH SERIES

                     Individual Variable Annuity Contracts

                                   Issued By

                     New England Life Insurance Company

                              501 Boylston Street

                          Boston, Massachusetts 02116

                                 (617) 578-2000

  This prospectus offers individual flexible and single purchase payment variable annuity contracts (the "Contracts") that are currently intended for use with certain retirement plans that qualify for tax benefited treatment under the Internal Revenue Code (the "Code"), for individual use, and for use with plans and trusts not qualifying under the Code for tax benefited treatment. The Contracts are not intended for use with Section 401(k) plans or Section 403(b) plans subject to ERISA. See "Retirement Plans Offering Federal Tax Benefits" for more information. All purchase payments made under the Contracts may be allocated to New England Variable Annuity Separate Account (the "Variable Account"), a separate investment account of New England Life Insurance Company ("NELICO" or the "Company"). Assets of the Variable Account are invested in shares of certain Series of the New England Zenith Fund (collectively, the "Eligible Funds"). See "Investments of the Variable Account." The owner of a Contract chooses the Eligible Funds in which the purchase payments are invested and may change the choice of Eligible Funds at any time. Any one or a combination of the following Eligible Funds may be selected, within limits:




Loomis Sayles Small Cap Series        Loomis Sayles Balanced Series
Morgan Stanley International Magnum   Salomon Brothers Strategic Bond
Equity Series                         Opportunities Series
Alger Equity Growth Series            Back Bay Advisors Bond Income Series
Loomis Sayles Avanti Growth Series    Salomon Brothers U.S. Government Series
Davis Venture Value Series            Back Bay Advisors Money Market Series
Westpeak Growth and Income Series




  A Fixed Account option is also available in states that have approved this option. (See "The Fixed Account" for more information.) Special limits apply to
                                                        -----------------------
transfers of Contract Value to and from the Fixed Account.
----------------------------------------------------------

  This prospectus sets forth concisely the information about the Contracts that a prospective investor ought to know before investing. The prospectus should be read carefully and retained for future reference.

  Certain additional information about the Contracts is contained in a Statement of Additional Information ("SAI") dated May 1, 1997, as it may be supplemented from time to time, which has been filed with the Securities and Exchange Commission and is incorporated herein by reference. The Table of Contents of the SAI appears on page A-53 of this prospectus. The SAI is available without charge and may be obtained by writing to New England Securities Corporation ("New England Securities"), 399 Boylston St., Boston, Massachusetts 02116 or telephoning 1-800-356-5015.

  New England Securities, an indirect subsidiary of NELICO, serves as principal underwriter for the Variable Account.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is May 1, 1997.

  THIS PROSPECTUS MUST BE ACCOMPANIED OR PRECEDED BY A CURRENT PROSPECTUS FOR THE NEW ENGLAND ZENITH FUND AND SHOULD BE RETAINED FOR FUTURE REFERENCE.

  AN INVESTMENT IN THE CONTRACT IS NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY FINANCIAL INSTITUTION AND IS NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY, AND INVOLVES RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                               TABLE OF CONTENTS
                                       OF
                                 THE PROSPECTUS




                                                                          PAGE
                                                                         ------
GLOSSARY OF SPECIAL TERMS USED IN THIS PROSPECTUS  . . . . . . . . . .     A-4
HIGHLIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     A-6
EXPENSE TABLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     A-9
HOW THE CONTRACT WORKS . . . . . . . . . . . . . . . . . . . . . . . .    A-14
THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-15
THE VARIABLE ACCOUNT . . . . . . . . . . . . . . . . . . . . . . . . .    A-15
INVESTMENTS OF THE VARIABLE ACCOUNT  . . . . . . . . . . . . . . . . .    A-15
 Investment Advice . . . . . . . . . . . . . . . . . . . . . . . . . .    A-17
 Substitution of Investments . . . . . . . . . . . . . . . . . . . . .    A-17
GUARANTEED OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . .    A-17
THE CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-18
 Purchase Payments . . . . . . . . . . . . . . . . . . . . . . . . . .    A-18
 Allocation of Purchase Payments . . . . . . . . . . . . . . . . . . .    A-19
 Contract Value and Accumulation Unit Value  . . . . . . . . . . . . .    A-19
 Payment on Death Prior to Annuitization . . . . . . . . . . . . . . .    A-20
 Transfer Privilege  . . . . . . . . . . . . . . . . . . . . . . . . .    A-23
 Dollar Cost Averaging . . . . . . . . . . . . . . . . . . . . . . . .    A-24
 Surrenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-24
 Systematic Withdrawals  . . . . . . . . . . . . . . . . . . . . . . .    A-25
 Loan Provision for Certain Tax Benefited Retirement Plans . . . . . .    A-25
 Suspension of Payments  . . . . . . . . . . . . . . . . . . . . . . .    A-28
 Ownership Rights  . . . . . . . . . . . . . . . . . . . . . . . . . .    A-28
 Requests and Elections  . . . . . . . . . . . . . . . . . . . . . . .    A-28
 Ten Day Right to Review . . . . . . . . . . . . . . . . . . . . . . .    A-29
ADMINISTRATION CHARGES, CONTINGENT DEFERRED SALES CHARGE AND OTHER
 DEDUCTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-29
 Administration Charges  . . . . . . . . . . . . . . . . . . . . . . .    A-29
 Mortality and Expense Risk Charge . . . . . . . . . . . . . . . . . .    A-30
 Contingent Deferred Sales Charge  . . . . . . . . . . . . . . . . . .    A-30
 Premium Tax Charge  . . . . . . . . . . . . . . . . . . . . . . . . .    A-32
 Other Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-33
 Charges Under Contracts Purchased by Exchanging a Fund I, Preference
  or Zenith Accumulator Contract . . . . . . . . . . . . . . . . . . .    A-33
ANNUITY PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-34
 Election of Annuity . . . . . . . . . . . . . . . . . . . . . . . . .    A-34
 Annuity Options . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-35
AMOUNT OF VARIABLE ANNUITY PAYMENTS  . . . . . . . . . . . . . . . . .    A-36
RETIREMENT PLANS OFFERING FEDERAL TAX BENEFITS . . . . . . . . . . . .    A-37
FEDERAL INCOME TAX STATUS  . . . . . . . . . . . . . . . . . . . . . .    A-38
 Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-38
 Taxation of the Company . . . . . . . . . . . . . . . . . . . . . . .    A-39
 Tax Status of the Contract  . . . . . . . . . . . . . . . . . . . . .    A-39
 Taxation of Annuities . . . . . . . . . . . . . . . . . . . . . . . .    A-40
 Qualified Contracts . . . . . . . . . . . . . . . . . . . . . . . . .    A-41
 Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-44
 Possible Changes in Taxation  . . . . . . . . . . . . . . . . . . . .    A-44
 Other Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . .    A-44
 General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-44
VOTING RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-45

                                                                       PAGE
                                                                       ----
DISTRIBUTION OF CONTRACTS  . . . . . . . . . . . . . . . . . . . . .   A-45
THE FIXED ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . .   A-46
 General Description of the Fixed Account  . . . . . . . . . . . . .   A-46
 Contract Value and Fixed Account Transactions . . . . . . . . . . .   A-46
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . .   A-47
INVESTMENT EXPERIENCE INFORMATION  . . . . . . . . . . . . . . . . .   A-47
APPENDIX A: Consumer Tips  . . . . . . . . . . . . . . . . . . . . .   A-50
APPENDIX B: Contingent Deferred Sales Charge . . . . . . . . . . . .   A-51
APPENDIX C: Premium Tax. . . . . . . . . . . . . . . . . . . . . . .   A-52

               GLOSSARY OF SPECIAL TERMS USED IN THIS PROSPECTUS

  ACCOUNT. A sub-account of the Variable Account or the Fixed Account.

  ACCUMULATION UNIT. An accounting device used to calculate the Contract Value prior to annuitization.

  ACCUMULATION UNIT VALUE. The value of an Accumulation Unit, determined as of the close of regular trading on the New York Stock Exchange on each day the Exchange is open. The Accumulation Unit Value of a sub-account reflects the net investment experience of the underlying Eligible Fund and daily deductions for the Mortality and Expense Risk Charge and Administration Asset Charge.

  ADMINISTRATION ASSET CHARGE. A charge deducted daily from the assets of each sub-account of the Variable Account to cover the Company's cost of providing certain administrative services relating to the Contracts and the Variable Account. On an annualized basis, the charge equals .10% of daily net assets.

  ADMINISTRATION CONTRACT CHARGE. A charge deducted annually from the Contract Value in the Variable Account to cover the Company's cost of providing certain administrative services relating to the Contracts and the Variable Account. The charge is the lesser of 2% of the total Contract Value or $30.

  ANNUITANT. The person on whose life the Contract is issued.

  ANNUITIZATION. Application of proceeds under the Contract to an annuity option on the Maturity Date or upon an earlier surrender of the Contract.

  ANNUITY UNIT. An accounting device used to calculate the dollar amount of annuity payments.

  BENEFICIARY. The person designated to receive Death Proceeds under a Contract if a Contract Owner (or Annuitant, if the Contract Owner is not a natural person) dies before annuitization of the Contract.

  CONTINGENT ANNUITANT. If designated in the application, the person who becomes the Annuitant under the Contract if the Annuitant dies prior to annuitization. A Contingent Annuitant must be designated for individually owned Contracts where the Contract Owner and Annuitant are not the same. The Contingent Annuitant must be a Contract Owner. The Contingent Annuitant cannot be changed after the death of the Annuitant.

  CONTINGENT DEFERRED SALES CHARGE. A charge deducted upon certain full and partial surrenders and applications of proceeds to certain annuity payment options, or, in certain circumstances, upon withdrawal of amounts that were applied to an annuity payment option. In addition, in states where the maximum maturity age permitted by law is less than 95, a Contingent Deferred Sales Charge may apply at the Maturity Date.

  CONTRACT DATE. The date shown as the Contract Date in the Contract.

  CONTRACT OWNER. The person so designated in the application or as subsequently changed.

  CONTRACT VALUE. On or before annuitization, the value obtained by multiplying the number of Accumulation Units credited to the Contract by the appropriate current Accumulation Unit Value. Under Contracts that permit Contract loans, the Contract Value also includes the amount of Contract Value transferred to the Company's general account as a result of a loan and any interest credited on that amount. Under Contracts with the Fixed Account option, the Contract Value also includes the amount of Contract Value allocated to the Fixed Account.

  CONTRACT YEAR. A twelve month period commencing with the Contract Date and with each Contract anniversary thereafter.

  DEATH PROCEEDS (PRIOR TO ANNUITIZATION). The amount payable by the Company, prior to annuitization, upon receipt of due proof of the death of the Contract Owner (or of the death of the first Contract Owner to die under a jointly owned Contract) and election of payment. For a Contract that is not owned by an individual, the Death Proceeds are payable upon receipt of due proof of the death of the Annuitant (and election of payment) prior to annuitization. The Death Proceeds are guaranteed to be no less than the purchase payments made, adjusted for any previous surrenders or outstanding loans. However, after the first seven Contract Years, a higher (but never a lower) guarantee may apply, depending on your Contract Value. In certain states, the Death Proceeds will be reduced by the applicable premium tax charge.

  ELIGIBLE FUNDS. The mutual fund portfolios in which the Variable Account invests. Eligible Funds currently available consist of 11 Series of the New England Zenith Fund. Purchase payments allocated to the Variable Account may be invested in shares of one or more of these Series, as described in "Investments of the Variable Account."

  FIXED ACCOUNT. A part of the Company's general account to which net purchase payments may be allocated under certain Contracts. The Fixed Account provides guarantees of principal and interest. Special limits apply to transfers of Contract Value to and from the Fixed Account. See "Contract Value and Fixed Account Transactions."

  MATURITY DATE. The date on which annuity payments are to commence, unless the Contract Owner applies the Contract Value to an annuity payment option at an earlier date. The Maturity Date will be the date when the older of the Contract Owner(s) and the Annuitant at his or her nearest birthday would be age 95 (or the maximum age permitted by state law, if less).

  MORTALITY AND EXPENSE RISK CHARGE. A charge deducted daily from the assets of each sub-account of the Variable Account to compensate the Company for assuming certain mortality and expense risks under the Contracts. On an annualized basis, the charge equals 1.25% of daily net assets.

  PAYEE. Any person or entity entitled to receive payment in one sum or under an annuity payment option. The term includes (i) an Annuitant, (ii) a Beneficiary or contingent Beneficiary who becomes entitled to payments upon death of the Contract Owner (or Annuitant, if the Contract is not owned in an individual capacity), and (iii) in the event of surrender or partial surrender of the Contract, the Contract Owner.

  PREMIUM TAX CHARGE. A charge to recover premium taxes which the Company pays to certain states.

  PURCHASE PAYMENTS. Amounts paid to the Company for investment in the Contract.

  SYSTEMATIC WITHDRAWALS. A method of distributing your Contract Value which involves a series of partial surrenders.

  TEN DAY RIGHT TO REVIEW. Within 10 days (or more if required by law) of your receipt of an issued Contract you may return it to the Company or its agent for cancellation. Upon cancellation of the Contract, the Company will return to you the Contract Value (or, if required by state law, all purchase payments made).

  VARIABLE ACCOUNT. A separate investment account of the Company designated as the New England Variable Annuity Separate Account. The Variable Account is divided into sub-accounts, each of which invests in shares of one of the Eligible Funds.

  VARIABLE ANNUITY. An annuity providing for payments varying in amount in accordance with the investment experience of the assets of a separate investment account.

                                   HIGHLIGHTS

  This prospectus describes Contracts under which purchase payments are allocated to the Variable Account. If the Fixed Account is available under your Contract, you may allocate all or part of your purchase payments or transfer all or part of your Contract Value to that account. For a description of the Fixed Account, the rules regarding transactions which involve the Fixed Account (such as special restrictions on transfers of Contract Value to and from the Fixed Account), and the way in which the Fixed Account affects the Contract Value, see "The Fixed Account." You should review "The Fixed Account" carefully before allocating purchase payments or Contract Value to that account.

TAX DEFERRED VARIABLE ANNUITIES:

  Taxation of earnings under variable annuities is generally deferred until amounts are withdrawn or distributions made. The deferral of taxes on earnings under variable annuities is designed to encourage long-term personal savings and supplemental retirement plans.

THE CONTRACT:

  The American Growth Series is a variable annuity issued by the Company. The variable annuity provides for variable payments to commence at the Maturity Date. The Contract Owner may, however, surrender the Contract and apply the proceeds to an annuity payment option at an earlier date. Annuity payments generally are made on a monthly basis and will vary in amount according to the annuity payment option selected and the investment results of the underlying Eligible Fund(s). (See "Annuity Payments.")

PURCHASE PAYMENTS:

  Under current rules, the minimum initial purchase payment is $5,000, and the minimum subsequent purchase payment is $250, with the following exceptions. For Contracts issued in connection with individual retirement accounts under Section 408(a) of the Code or individual retirement annuities under Section 408(b) of the Code (both referred to as "IRAs"), the Company will accept a minimum initial purchase payment as low as $2,000, or monthly purchase payments as low as $100 per month if you choose to have them withdrawn from your bank checking account or TNE Cash Management Trust account, a service known as the Master Service Account arrangement ("MSA"). For Contracts issued in connection with other types of retirement plans qualifying for tax-benefited treatment under the Code, the Company will accept monthly purchase payments as low as $50 per month if payments are made through a group billing arrangement (also known as a "list bill" arrangement). For all other Contracts, the Company will accept monthly purchase payments as low as $100 per month if they are made through MSA. In the case of a Contract issued in exchange for a contract issued by New England Variable Annuity Fund I (a "Fund I contract"), New England Retirement Investment Account (a "Preference contract"), or The New England Variable Account (a "Zenith Accumulator contract") (each an "old contract"), the Company may consent to waive the minimum initial and subsequent purchase payment amounts to correspond with the terms of the old contract. The maximum purchase payment is $1,000,000, unless the Company consents to a higher amount. The Company reserves the right to limit purchase payments made in any Contract Year or in total under a Contract. No purchase payment may be made (1) within seven years prior to the Contract's Maturity Date (except under Contracts issued in Pennsylvania or New
York), or (2) after a Contract Owner (or after the Annuitant, if the Contract is not owned in an individual capacity) reaches age 86. (See "Purchase Payments.")

OWNERSHIP:

  The Contracts may be purchased and owned by an individual, an employer, a trust, a corporation, a partnership, a custodian or any entity specified in an eligible employee benefit plan. The Contracts are intended for use with the following retirement plans which offer Federal tax benefits: plans qualified under Section 401(a) (but not under Section 401(k)) or 403(a) of the Code ("Qualified Plans"), certain annuity plans under Section 403(b) of the Code ("TSA Plans"), IRAs, simplified employee pension plans and salary reduction simplified employee pension plans under Section 408(k) of the Code ("SEPs" and "SARSEPs"), Simple Retirement Accounts under Section 408(p) of the Code ("SIMPLE IRAs"), eligible deferred compensation plans under Section 457 of the Code ("Section 457 Plans"), and governmental plans within the meaning of Section 414(d) of the Code ("Governmental Plans"). See "Retirement Plans Offering Federal Tax Benefits." The Contracts may not yet be available to all of the foregoing types of plans pending appropriate state approvals. The Contracts are not currently available to other plans, such as 401(k) plans or TSA Plans subject to ERISA, that qualify for tax benefits under the Code.

  A Contract may have joint owners. If the Annuitant is not the Contract Owner and the Contract Owner is an individual, then the Contract Owner must be the Contingent Annuitant. Under a jointly owned Contract, if the Annuitant is not one of the Contract Owners, then one Contract Owner must be the Contingent Annuitant. Where a Contract is used to fund an IRA, the Contract Owner must be the Annuitant, and no Contingent Annuitant will be allowed.

  The Company relies on instructions from trustees and custodians, as Contract Owners, who may exercise certain rights under the Contracts on behalf of plan participants. In any event, references to "you" in this prospectus refer to the Contract Owner(s) or to plan participants who may be entitled to instruct their trustee or custodian with regard to the exercise of these rights. (See "Ownership Rights.")

INVESTMENT OPTIONS:

  You may allocate purchase payments to the Eligible Funds or to the Fixed Account (if available under your Contract). Your Contract Value may be distributed among no more than 10 accounts (including the Fixed Account) at any time.

  You may change your allocation of future purchase payments. It is the Company's position that, under current tax law, you may also transfer Contract Value between Eligible Funds without incurring federal income tax consequences. The Company reserves the right to limit the number and amount of transfers and charge a transfer fee. Currently the Company does not charge a transfer fee or limit the number of transfers prior to annuitization. However, special limits apply in situations which the Company determines involve "market-timing." (See "Transfer Privilege" for more information.) After variable annuity payments begin, the Company currently allows one transfer per year in total. Special limits apply to transfers of Contract Value to and from the Fixed Account. (See "The Fixed Account" for a description of transfers involving that account.) Currently, the Company's rules for transfers prior to annuitization generally require that the amount transferred to or from any sub-account must be at least $100. The maximum amount which can be transferred is $500,000 per transaction.


CHARGES:

  No sales charges are deducted from purchase payments before they are invested in the Contract. The Company currently imposes a premium tax charge under Contracts on the lives of Annuitants residing in states imposing premium taxes. Generally, the Company deducts any applicable premium tax charge from the Contract Value on the date when annuity payments begin. In South Dakota and Kentucky the Company deducts the premium tax charge at the earliest of: a full or partial surrender, annuitization or payment of the Death Proceeds (including application of the Death Proceeds to the Beneficiary Continuation provision) due to the death of a Contract Owner (or Annuitant under a Contract not owned in an individual capacity). (See "Premium Tax Charge.") For assuming mortality and expense risks under the Contract, the Company deducts an amount equal to an annual rate of 1.25% of the daily net assets of the Variable Account. (See "Mortality and Expense Risk Charge.") The Company deducts an amount equal to an annual rate of .10% of the daily net assets of the Variable Account for administrative expenses and also imposes an annual administration charge against your Contract Value in the Variable Account, equal to the lesser of 2% of the total Contract Value (including any Contract Value in the Fixed Account) and $30. (The annual administration charge will be waived for any Contract Year in which the Contract Value reaches a certain amount established by the Company. In addition, the charge will not apply if the entire Contract Value is allocated to the Fixed Account. See "Administration Charges.")

  A Contingent Deferred Sales Charge will be imposed on certain full and partial surrenders and applications of proceeds to certain annuity payment options, or, in certain circumstances, on withdrawal of amounts that were applied to an annuity payment option. (See "Contingent Deferred Sales Charge.") In addition, a Contingent Deferred Sales Charge may apply at the Maturity Date under Contracts issued in Pennsylvania or New York, if at that time a purchase payment has been invested less than seven years. The Contingent Deferred Sales Charge is a maximum of 7% of each purchase payment made. In no event will the amount of the Contingent Deferred Sales Charge exceed the equivalent of 8% of the first $50,000 of purchase payments and 6.5% of purchase payments in excess of $50,000.

TEN DAY RIGHT TO REVIEW:

  Within 10 days (or more where required by state insurance law) after you receive the Contract you may return it to the Company or the Company's agent for cancellation. The Company will return to you the Contract Value (or, if required by state law or regulation, all purchase payments made). (See "Ten Day Right to Review.")

PAYMENT ON DEATH:

  The Contract provides for a payment to the Beneficiary if the Contract Owner dies (or if a Contract Owner under a jointly owned Contract dies) prior to annuitization. (In the case of a Contract not owned in an individual capacity, the Death Proceeds will be paid if the Annuitant dies prior to annuitization.) The Death Proceeds are guaranteed not to be less than purchase payments made under the Contract, adjusted for any previous surrenders or outstanding loans and, in certain states, reduced by a premium tax charge. However, on the seventh Contract Anniversary, and at seven year intervals thereafter until the Contract Owner's 76th birthday, the guaranteed minimum Death Proceeds payable are recalculated to determine whether a higher (but never a lower) guarantee will apply. (Under a jointly owned Contract, the recalculation of the minimum Death Proceeds will be made at seven year intervals until the 71st birthday of the older Contract Owner.) The Death Proceeds payable will be the greater of the guaranteed minimum Death Proceeds amount applicable to the Contract and the current Contract Value, reduced in either case by the amount of any outstanding loan plus accrued interest. (See "Payment on Death Prior to Annuitization.")

SURRENDERS:

  Generally, you may surrender the Contract for all or a portion of the Contract Value by written request at any time prior to annuitization so long as, after a partial surrender, the remaining Contract Value is at least $1,000. Under the Company's current rules, a partial surrender must be at least $100. (See "Surrenders." Special rules apply if the Contract is subject to a loan.) The Federal tax laws impose penalties upon, and in some cases prohibit, certain premature distributions from the Contracts before or after the date on which the annuity payments are to begin. (See "Federal Income Tax Status.") A Contingent Deferred Sales Charge will be imposed in connection with certain Contract surrenders and applications of proceeds to certain annuity payment options, or, in certain circumstances, upon subsequent withdrawal of amounts applied to an annuity payment option. Upon a full surrender, a pro rata portion of the annual $30 administration charge and, in certain states, a premium tax charge will also be deducted. In any Contract Year, an amount equal to the greater of (1) 10% of the Contract Value at the beginning of the Contract Year and (2) the excess of the Contract Value over purchase payments subject to the Contingent Deferred Sales Charge on the date of the surrender may be surrendered without sales charge. (See "Contingent Deferred Sales Charge" for more information.)
-----------------------------------------------------------------------------

                                 EXPENSE TABLE



CONTRACT OWNER TRANSACTION EXPENSES(1)
     Sales Charge Imposed on Purchase Payments (as a percentage of
      purchase payments)  . . . . . . . . . . . . . . . . . . . . . .     0%
     Maximum Contingent Deferred Sales Charge(2) (as a percentage of
      each purchase payment)  . . . . . . . . . . . . . . . . . . . .     7%
     Transfer Fee(3)  . . . . . . . . . . . . . . . . . . . . . . . .     $ 0
ANNUAL CONTRACT FEE
     Administration Contract Charge (per Contract)(4) . . . . . . . .     $30
SEPARATE ACCOUNT ANNUAL EXPENSES(5)
(as a percentage of average net assets)
     Mortality and Expense Risk Charge  . . . . . . . . . . . . . . .    1.25%
     Administration Asset Charge  . . . . . . . . . . . . . . . . . .     .10%
                                                                         ------
           Total Separate Account Annual Expenses . . . . . . . . . .    1.35%



                            NEW ENGLAND ZENITH FUND

OPERATING EXPENSES FOR THE YEAR ENDED 12/31/96
 (AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER CURRENT EXPENSE CAP OR EXPENSE
  DEFERRAL)(6)




                                   MORGAN
                        LOOMIS     STANLEY                   LOOMIS           WESTPEAK
                        SAYLES  INTERNATIONAL                SAYLES   DAVIS    GROWTH     LOOMIS
                        SMALL      MAGNUM      ALGER EQUITY  AVANTI  VENTURE    AND       SAYLES
                         CAP       EQUITY         GROWTH     GROWTH   VALUE    INCOME    BALANCED
                        SERIES     SERIES         SERIES     SERIES  SERIES    SERIES     SERIES
                        ------  -------------  ------------  ------  -------  --------  ----------
Management Fee  . . .   1.00%        .90%          .74%       .70%    .75%      .70%       .70%
Other Expenses  . . .      --        .40%          .16%       .15%    .15%      .15%       .15%
                        -----       -----          ----       ----    ----      ----       ----
  Total Series
    Operating
    Expenses  . . . .   1.00%       1.30%          .90%       .85%    .90%      .85%       .85%






                                  SALOMON      BACK BAY   SALOMON     BACK BAY
                                  BROTHERS     ADVISORS   BROTHERS    ADVISORS
                               STRATEGIC BOND    BOND       U.S.       MONEY
                               OPPORTUNITIES    INCOME   GOVERNMENT    MARKET
                                   SERIES       SERIES     SERIES      SERIES
                               --------------  --------  ----------  ----------
Management Fee . . . . . . .        .65%         .40%       .55%        .35%
Other Expenses . . . . . . .        .20%         .12%       .15%        .15%
                                    ----         ----       ----        ----
  Total Series Operating
    Expenses . . . . . . . .        .85%         .52%       .70%        .50%

EXAMPLE (NOTE: The examples shown below are entirely hypothetical. Although they are based on the expenses shown in the expense tables above, the examples are not representations of past or future performance or expenses. Actual performance and/or expenses may be more or less than shown.(7)) For purchase payments allocated to each of the Series indicated:

  You would pay the following expenses on a $1,000 purchase payment assuming 1) 5% annual return on the underlying New England Zenith Fund Series and 2) that you surrender your Contract or that you elect to annuitize under a period certain option for a specified period of less than 15 years, at the end of each time period (a contingent deferred sales charge will apply at the end of 1 year, 3 years and 5 years):


                                        1 YEAR   3 YEARS   5 YEARS    10 YEARS
                                        -------  --------  --------  ----------
      Loomis Sayles Small Cap . . . .   $89.17   $123.70   $158.36    $273.58
      Morgan Stanley International
       Magnum Equity  . . . . . . . .    91.95    132.21    173.23     302.85
      Alger Equity Growth . . . . . .    88.24    120.85    153.35     263.60
      Loomis Sayles Avanti Growth . .    87.78    119.41    150.84     258.58
      Davis Venture Value . . . . . .    88.24    120.85    153.35     263.60
      Westpeak Growth and Income  . .    87.78    119.41    150.84     258.58
      Loomis Sayles Balanced  . . . .    87.78    119.41    150.84     258.58
      Salomon Brothers Strategic Bond
       Opportunities  . . . . . . . .    87.78    119.41    150.84     258.58
      Back Bay Advisors Bond Income .    84.70    109.92    134.09     224.70
      Salomon Brothers U.S.
       Government . . . . . . . . . .    86.38    115.11    143.26     243.33
      Back Bay Advisors Money
       Market . . . . . . . . . . . .    84.52    109.35    133.06     222.61




  You would pay the following expenses on a $1,000 purchase payment assuming 1) 5% annual return on the underlying New England Zenith Fund Series and 2) that you do not surrender your Contract or that you elect to annuitize under a life contingency option, or under a period certain option for a minimum specified period of 15 years, at the end of each time period (no contingent deferred sales charge will apply)(8):


                                        1 YEAR   3 YEARS   5 YEARS    10 YEARS
                                        -------  --------  --------  ----------
      Loomis Sayles Small Cap . . . .   $24.42    $75.11   $128.36    $273.58
      Morgan Stanley International
       Magnum Equity  . . . . . . . .    27.42     84.07    143.23     302.85
      Alger Equity Growth . . . . . .    23.42     72.11    123.35     263.60
      Loomis Sayles Avanti Growth . .    22.92     70.60    120.84     258.58
      Davis Venture Value . . . . . .    23.42     72.11    123.35     263.60
      Westpeak Growth and Income  . .    22.92     70.60    120.84     258.58
      Loomis Sayles Balanced  . . . .    22.92     70.60    120.84     258.58
      Salomon Brothers Strategic Bond
       Opportunities  . . . . . . . .    22.92     70.60    120.84     258.58
      Back Bay Advisors Bond Income .    19.61     60.60    104.09     224.70
      Salomon Brothers U.S.
       Government . . . . . . . . . .    21.42     66.07    113.26     243.33
      Back Bay Advisors Money
       Market . . . . . . . . . . . .    19.41     60.00    103.06     222.61

---------
NOTES:

(1) Premium tax charges are not shown. They range from 0% (in most states) to 3.5% of Contract Value. The amount of the premium tax charge, if any, is generally deducted from Contract Value on the date selected by the Contract Owner for the commencement of annuity benefits, but in certain states is deducted at the earliest of: a full or partial surrender, annuitization, or payment of the Death Proceeds due to the death of the Contract Owner (or Annuitant if the Contract is not owned in an individual capacity). (See "Premium Tax Charge.")

(2) The Contingent Deferred Sales Charge applies to each purchase payment and declines annually over the first seven year period the purchase payment is invested in the Contract until it reaches 0% for that purchase payment. Amounts subject to the Contingent Deferred Sales Charge will be determined by assuming that purchase payments are withdrawn (whether for a surrender or annuitization) on a "first in-first out" basis. An amount equal to the greater of: (1) 10% of the Contract Value at the beginning of the Contract Year; and (2) the excess of the Contract Value over purchase payments that are subject to the Contingent Deferred Sales Charge at the time of surrender may be surrendered without sales charge in any one Contract Year.

(3) The Company reserves the right to limit the number and amount of transfers and impose a transfer fee.

(4) This charge is not imposed after annuitization. As a percentage of the estimated average Contract Value in the Variable Account, this fee equals .06%, based on an estimated average Contract Value of approximately $48,200 over the period from January 1, 1996 to December 31, 1996.

(5) These charges are not imposed after annuitization if annuity payments are made on a fixed basis.

(6) Total Series Operating Expenses are based on the amount of such expenses applied against assets at December 31, 1996, after giving effect to a voluntary expense cap or expense deferral in effect for 1997. For the Loomis Sayles Small Cap Series, Total Series Operating Expenses take into account a voluntary cap on expenses by TNE Advisers, Inc. ("TNE Advisers"), the Series investment adviser, which will bear all expenses that exceed 1.00% of average daily net assets. Absent this cap or any other expense reimbursement arrangement, Total Series Operating Expenses for the Loomis Sayles Small Cap Series for the year ended December 31, 1996 would have been 1.29%. Total Series Operating Expenses for the Loomis Sayles Avanti Growth, Westpeak Growth and Income, Back Bay Advisors Bond Income and Back Bay Advisors Money Market Series are after giving effect to a voluntary expense cap. For each of these Series, TNE Advisers will bear those expenses (other than the management fee) that exceed 0.15% of average daily net assets. Without this cap or any other expense reimbursement arrangement, Total Series Operating Expenses for the Loomis Sayles Avanti Growth and Westpeak Growth and Income Series for the year ended December 31, 1996 would have been .92% and .91%, respectively. For the six other Series shown, the Total Series Operating Expenses are after giving effect to a voluntary expense deferral. Under the deferral, expenses which exceed a certain limit are paid by TNE Advisers in the year they are incurred and transferred to the Series in a future year when actual expenses of the Series are below the limit. The limit on expenses for each of these Series is: 1.30% of average daily net assets for the Morgan Stanley International Magnum Equity Series; .90% of average daily net assets for the Alger Equity Growth and Davis Venture Value Series; .85% of average daily net assets for the Loomis Sayles Balanced and Salomon Brothers Strategic Bond Opportunities Series; and .70% of average daily net assets for the Salomon Brothers U.S. Government Series. Absent the expense deferral, Total Series Operating Expenses for these Series for the year ended December 31, 1996 would have been: 1.66% for Morgan Stanley International Magnum Equity Series; 0.96% for Davis Venture Value Series; 0.99% for Loomis Sayles Balanced Series; 1.19% for Salomon Brothers Strategic Bond Opportunities Series and 1.37% for Salomon Brothers U.S. Government Series. The expense cap and deferral arrangements are voluntary and may be terminated at any time. See the attached prospectus for New England Zenith Fund for more complete information.

(7) In these examples, the average Administration Contract Charge of .06% has been used. (See (4), above.)

(8) If you subsequently withdraw the commuted value of amounts placed under any of these options, the Company will deduct from the amount you receive a portion of the Contingent Deferred Sales Charge amount that would have been deducted when you originally applied the Contract proceeds to the option. The applicable portion of the Contingent Deferred Sales Charge will be based on the ratio of (1) the number of whole months remaining at the time of withdrawal until the date when the Contingent Deferred Sales Charge would expire, to (2) the number of whole months that were remaining, when the proceeds were applied to the option, until the date when the Contingent Deferred Sales Charge would expire.

-----------------------------------------------------------------------------

  The preceding table lists the charges and expenses incurred with respect to purchase payments invested under the Contracts. The items listed include charges deducted from purchase payments, charges assessed against Variable Account assets, and charges deducted from the assets of each of the Eligible Funds. The examples assume that the entire purchase payment was allocated initially to a single sub-account without any subsequent transfers. The purpose of the table is to assist you in understanding the various costs and expenses you will bear, directly and indirectly, as a Contract Owner.

                            ACCUMULATION UNIT VALUES
          (FOR AN ACCUMULATION UNIT OUTSTANDING THROUGHOUT THE PERIOD)

                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT
                        CONDENSED FINANCIAL INFORMATION



                                                                  NUMBER OF
                                                                 ACCUMULATION
                                 ACCUMULATION                       UNITS
                                 UNIT VALUE AT  ACCUMULATION    OUTSTANDING AT
                                 BEGINNING OF   UNIT VALUE AT   END OF PERIOD
                                    PERIOD      END OF PERIOD   (IN THOUSANDS)
-------------------------------  -------------  -------------  ----------------
Small Cap Sub-account
 04/19/95* to 12/31/95 . . . .     1.010468       1.219226           2,427
 01/01/96 to 12/31/96  . . . .     1.219226       1.571807           9,083

International Magnum Equity
 Sub-account
 04/19/95* to 12/31/95 . . . .     1.034539       1.073005           2,973
 01/01/96 to 12/31/96  . . . .     1.073005       1.129151          12,898

Equity Growth Sub-account
 04/19/95* to 12/31/95 . . . .     1.091430       1.402375           3,908
 01/01/96 to 12/31/96  . . . .     1.402375       1.565675          18,547

Avanti Growth Sub-account
 04/19/95* to 12/31/95 . . . .     1.201698       1.438865           2,010
 01/01/96 to 12/31/96  . . . .     1.438865       1.669358           9,083

Venture Value Sub-account
 04/19/95* to 12/31/95 . . . .     1.071598       1.323183           3,798
 01/01/96 to 12/31/96  . . . .     1.323183       1.642613          17,783

Growth and Income Sub-account
 04/19/95* to 12/31/95 . . . .     1.193057       1.485762           2,885
 01/01/96 to 12/31/96  . . . .     1.485762       1.730922           9,527

Balanced Sub-account
 04/19/95* to 12/31/95 . . . .     1.073645       1.227281           3,848
 01/01/96 to 12/31/96  . . . .     1.227281       1.415482          17,356

Strategic Bond Opportunities
 Sub-account
 04/19/95* to 12/31/95 . . . .     1.031165       1.158823           1,975
 01/01/96 to 12/31/96  . . . .     1.158823       1.307292          11,146

Bond Income Sub-account
 04/19/95* to 12/31/95 . . . .     2.700549       3.037039           1,299
 01/01/96 to 12/31/96  . . . .     3.037039       3.134109           4,588

U.S. Government Sub-account
 04/19/95* to 12/31/95 . . . .     1.046872       1.139109           2,122
 01/01/96 to 12/31/96  . . . .     1.139109       1.160957           5,512

Money Market Sub-account
 04/19/95* to 12/31/95 . . . .     1.834830       1.889065           2,759
 01/01/96 to 12/31/96  . . . .     1.889065       1.959126           9,258



---------

*Date on which the sub-account first became available.

                            HOW THE CONTRACT WORKS


                               PURCHASE PAYMENT

 . You can make a one-time investment or establish an ongoing investment program, subject to the Company's minimum and maximum purchase payment guidelines.


                             ADDITIONAL PAYMENTS

 . Generally may be made at any time, (subject to Company limits), but no purchase payments allowed: (1) during the seven years immediately preceding the Maturity Date (except under Contracts issued in Pennsylvania or New
   York); or (2) after a Contract Owner (or the Annuitant, if not owned in an individual capacity) reaches age 86.

 . Minimum $250 with certain exceptions (see page A-18).




                                    LOANS

 . The Company intends to make loans available to participants of certain tax qualified pension plans (see page A-25).



                                  SURRENDERS

 . Up to the greater of: 10% of the Contract Value at the beginning of the Contract Year; and the excess of the Contract Value over purchase payments that are subject to the Contingent Deferred Sales Charge on the date of surrender, can be withdrawn each year without incurring a Contingent Deferred Sales Charge, subject to any applicable tax law restrictions.

 . Surrenders may be taxable.

 . Prior to age 59 1/2 a 10% penalty tax may apply. (A 25% penalty tax may apply upon surrender from a SIMPLE IRA within the first two years.)

 . Premium tax charge may apply.





                                DEATH PROCEEDS

 . Guaranteed not to be less than your total purchase payments adjusted for any prior surrenders or outstanding loans (and, where applicable, net of premium tax charges).

 . Death proceeds pass to the beneficiary without probate.

 . Death proceeds may be taxable.

 . Premium tax charge may apply.



                                CONTRACT VALUE

 . Payments are allocated to your choice, within limits, of Eligible Funds and/or the Fixed Account.

 . The Contract Value reflects purchase payments, investment experience, interest credited on Fixed Account allocations, partial surrenders, and Contract charges.

 . The Contract Value invested in the Eligible Funds is not guaranteed.

 . Earnings are accumulated free of any current income taxes (see page A-40).

 . You may change the allocation of future payments, within limits, at any time.

 . Prior to annuitization, you may transfer Contract Value among accounts, currently free of charge. (Special limits apply to the Fixed Account and to situations that involve "market timing.")

 . Allocations of payments and transfers of Contract Value are limited in that Contract Value may not be allocated among more than ten accounts (including the Fixed Account) at any time.


                             RETIREMENT BENEFITS

 . Lifetime income options.

 . Fixed and/or variable payout options.

 . Retirement benefits may be taxable.

 . Premium tax charge may apply.


                          DAILY DEDUCTION FROM ASSETS

 . Mortality and expense risk charge of 1.25% on an annualized basis is deducted from the Contract Value daily.

 . Administration Asset Charge of 0.10% on an annualized basis is deducted from the Contract Value daily.

 . Investment advisory fees are deducted from the Eligible Fund assets daily.





                              ANNUAL CONTRACT FEE

 . $30 Administration Contract Charge is deducted from the Contract Value in the Variable Account on each anniversary while the Contract is in-force, other than under a Payment Option. (May be waived for certain large Contracts.) A pro rata portion is deducted on full surrender and at annuitization.


                               SURRENDER CHARGE

 . Consists of Contingent Deferred Sales Charge based on purchase payments made
   (see pages A-30 to A-32).


                              PREMIUM TAX CHARGE

 . Where applicable, is deducted from the Contract Value when annuity benefits commence (and, in certain states, at the earliest of: full or partial surrender; annuitization; or payment of the Death Proceeds due to the death of a Contract Owner or, if applicable, of the Annuitant).


                              ADDITIONAL BENEFITS

 . You pay no taxes on your investment as long as it remains in the Contract.

 . Contract may be surrendered at any time for its Contract Value, less any applicable Contingent Deferred Sales Charge, subject to any applicable tax law restrictions.

 . Contingent Deferred Sales Charge may be waived upon evidence of terminal illness, confinement to a nursing home, or permanent and total disability, if this benefit is available in your state.

                                  THE COMPANY

  The Company was organized as a stock life insurance company in Delaware in 1980 and is authorized to operate in all states, the District of Columbia and Puerto Rico. The Company was formerly a wholly-owned subsidiary of New England Mutual Life Insurance Company ("The New England"). Effective August 30, 1996, The New England merged into Metropoliton Life Insurance Company ("MetLife"), a mutual life insurance company whose principal office is at One Madison Avenue, New York, NY 10010. With the merger, The New England's separate corporate existence ended, and MetLife became the parent of the Company. In connection with the merger, the Company changed its name from "New England Variable Life Insurance Company" to "New England Life Insurance Company," and changed its domicile from the State of Delaware to the Commonwealth of Massachusetts. The Company's Home Office is at 501 Boylston Street, Boston, Massachusetts 02116.



                              THE VARIABLE ACCOUNT

  The Variable Account was established by the Company as a separate investment account under Delaware law on July 1, 1994, and became subject to Massachusetts law when the Company changed its domicile to Massachusetts on August 30, 1996. The Variable Account is registered as a unit investment trust under the Investment Company Act of 1940. The Variable Account meets the definition of a "separate account" under Federal securities laws. Beginning in 1997, the Variable Account is expected to support other variable annuity contracts besides the Contracts.

  Applicable law provides that the assets in the Variable Account equal to the reserves and other contract liabilities of the Variable Account shall not be chargeable with liabilities arising out of any other business the Company may conduct. The Company believes this means that the assets of the Variable Account equal to its reserves and other contract liabilities are not available to meet the claims of the Company's general creditors and may only be used to support the Contract Values under the Contracts and the other variable annuity contracts supported by the Variable Account. The income and realized and unrealized capital gains or losses of the Variable Account are, in accordance with the Contracts, credited to or charged against the Variable Account without regard to other income, gains or losses of the Company. All obligations arising under the Contracts are, however, general corporate obligations of the Company.

  Purchase payments are allocated to the sub-accounts of the Variable Account that you elect. The value of Accumulation Units credited to your Contract and the amount of the variable annuity payments depend on the investment experience of the Eligible Fund in which each of your selected sub-accounts invests. The Company does not guarantee the investment performance of the Variable Account. Thus, you bear the full investment risk for all amounts contributed to the Variable Account.


                      INVESTMENTS OF THE VARIABLE ACCOUNT

  Purchase payments applied to the Variable Account will be invested in one or more of the Eligible Funds listed below, at net asset value without deduction of any sales charge, according to the selection you make in your application. You may change your selection of Eligible Funds for future purchase payments at any time without charge. (See "Requests and Elections.") You also may transfer your Contract Value among the Eligible Funds, subject to certain conditions. (See "Transfer Privilege.") Your Contract Value may be distributed among no more than 10 accounts (including the Fixed Account) at any time. The Company reserves the right to add or remove Eligible Funds from time to time as investments for the Variable Account. See "Substitution of Investments."

  LOOMIS SAYLES SMALL CAP SERIES

  The Loomis Sayles Small Cap Series seeks long-term capital growth from investments in common stocks or their equivalent. The Series invests primarily in stocks of small capitalization companies with good earnings growth potential that its subadviser believes are undervalued by the market. Typically, such companies have market capitalization of less that $1 billion, have better than average growth rates at below average price/earnings ratios, and have strong balance sheets and cash flow.

  MORGAN STANLEY INTERNATIONAL MAGNUM EQUITY SERIES (FORMERLY DRAYCOTT INTERNATIONAL EQUITY SERIES)

  The Morgan Stanley International Magnum Equity Series seeks long-term capital appreciation through investment primarily in equity securities of non-U.S. issuers, in accordance with the EAFE country weightings determined by the Series' subadviser. Under normal circumstances, at least 65% of the Series' total assets will be invested in equity securities of at least three different countries outside the United States.

  ALGER EQUITY GROWTH SERIES

  The Alger Equity Growth Series seeks long-term capital appreciation. The Series' assets will be invested primarily in a diversified, actively managed portfolio of equity securities, primarily of companies having a total market capitalization of $1 billion or greater.

  LOOMIS SAYLES AVANTI GROWTH SERIES

  The Loomis Sayles Avanti Growth Series seeks long-term growth of capital. The Series normally will invest primarily in equity securities of companies with medium and large capitalization (capitalization of $1 billion to $5 billion and over $5 billion, respectively), but will also invest a portion of its assets in equity securities of companies with relatively small market capitalization (under $1 billion).

  DAVIS VENTURE VALUE SERIES (FORMERLY VENTURE VALUE SERIES)

  The Davis Venture Value Series seeks growth of capital. The Series will primarily invest in domestic common stocks that its subadviser believes have capital growth potential due to factors such as undervalued assets or earnings potential, product development and demand, favorable operating ratios, resources for expansion, management abilities, reasonableness of market price, and favorable overall business prospects. The Series will generally invest predominantly in equity securities of companies with market capitalizations of at least $250 million.

  WESTPEAK GROWTH AND INCOME SERIES (FORMERLY WESTPEAK VALUE GROWTH SERIES)

  The Westpeak Growth and Income Series seeks long-term total return (capital appreciation and dividend income) through investment primarily in equity securities. Emphasis will be given to both undervalued securities ("value" style) and securities of companies with growth potential ("growth" style).

  LOOMIS SAYLES BALANCED SERIES

  The Loomis Sayles Balanced Series seeks reasonable long-term investment return from a combination of long-term capital appreciation and moderate current income. The Series is "flexibly managed" in that sometimes it invests more heavily in equity securities and at other times it invests more heavily in fixed-income securities, depending on its subadviser's view of the economic and investment outlook.

  SALOMON BROTHERS STRATEGIC BOND OPPORTUNITIES SERIES

  The Salomon Brothers Strategic Bond Opportunities Series seeks a high level of total return consistent with preservation of capital. Assets will be allocated among U.S. Government obligations, mortgage backed securities, domestic and foreign corporate debt and sovereign debt securities rated investment grade (BBB or higher by S&P or Baa or higher by Moody's) (or unrated but deemed to be of equivalent quality in the subadviser's judgment) and domestic and foreign corporate debt and sovereign debt securities rated below investment grade. Depending on market conditions, the Series may invest without limit in below investment grade fixed-income securities. Securities of below investment grade quality are considered high yield, high risk securities and are commonly known as "junk bonds."

  BACK BAY ADVISORS BOND INCOME SERIES

  The Back Bay Advisors Bond Income Series seeks to provide a high level of current income consistent with protection of capital and moderate investment risk through investment primarily in U.S. Government and corporate bonds.

  SALOMON BROTHERS U.S. GOVERNMENT SERIES

  The Salomon Brothers U.S. Government Series seeks to provide a high level of current income consistent with preservation of capital and maintenance of liquidity. The Series invests primarily in debt obligations (including mortgage-backed securities) issued or guaranteed by the U.S. Government or its agencies, authorities or instrumentalities, or derivative securities (such as collateralized mortgage obligations) backed by such securities.

  BACK BAY ADVISORS MONEY MARKET SERIES

  The Back Bay Advisors Money Market Series seeks the highest possible level of current income consistent with preservation of capital. The Series invests in a variety of high quality money market instruments. Money market funds are neither insured nor guaranteed by the U.S. Government and there can be no assuance that the Series will maintain a stable net asset value of $100 per share.

INVESTMENT ADVICE

  TNE Advisers, Inc., an indirect subsidiary of the Company, serves as investment adviser for the Eligible Funds. Each of the Eligible Funds also has a subadviser. The Back Bay Advisors Bond Income and Back Bay Advisors Money Market Series receive investment subadvisory services from Back Bay Advisors, L.P., an affiliate of the Company. The Westpeak Growth and Income Series receives investment subadvisory services from Westpeak Investment Advisors, L.P., an affiliate of the Company. The Loomis Sayles Avanti Growth, Loomis Sayles Small Cap and Loomis Sayles Balanced Series receive investment subadvisory services from Loomis Sayles & Company, L.P., an affiliate of the Company. The Morgan Stanley International Magnum Equity Series receives investment subadvisory services from Morgan Stanley Asset Management Inc. The Alger Equity Growth Series receives investment subadvisory services from Fred Alger Management, Inc. The Davis Venture Value Series receives investment subadvisory services from Davis Selected Advisers, L.P. The Salomon Brothers U.S. Government Series and Salomon Brothers Strategic Bond Opportunities Series receive investment subadvisory services from Salomon Brothers Asset Management Inc. Each of the Eligible Funds is a Series of the New England Zenith Fund (the "Zenith Fund"). More complete information on each Series is contained in the attached Zenith Fund prospectus, which you should read carefully before investing, as well as in the Zenith Fund's Statement of Additional Information, which may be obtained free of charge by writing to New England Securities, 399 Boylston St., Boston, Massachusetts, 02116 or telephoning 1-800-356-5015.

SUBSTITUTION OF INVESTMENTS

  If investment in the Eligible Funds or a particular Series is no longer possible or in the judgment of the Company becomes inappropriate for the purposes of the Contract, the Company may substitute another Eligible Fund or Funds without your consent. Substitution may be made with respect to both existing investments and the investment of future purchase payments. However, no such substitution will be made without any necessary approval of the Securities and Exchange Commission.


                               GUARANTEED OPTION

  Purchase payments may also be allocated to the Fixed Account in states that have approved the Fixed Account option. The Fixed Account is a part of the Company's general account and provides guarantees of principal and interest. (See "The Fixed Account" for more information.)

                                 THE CONTRACTS

  The Contracts provide that your purchase payments will be invested by the Company in the Eligible Fund(s) you select and that, after annuitization, the Company will make variable annuity payments on a monthly basis unless you elect otherwise. You assume the risk of investment gain or loss because the value of your Contract before annuitization and, in the case of a variable payment option, the annuity payments after annuitization, will vary with the investment performance of the Eligible Fund(s) in which your Contract is invested.

PURCHASE PAYMENTS

  The minimum initial purchase payment currently required is $5,000, and the minimum subsequent purchase payment is $250, with the following exceptions. For Contracts issued in connection with individual retirement accounts under Section 408(a) of the Code or individual retirement annuities under Section 408(b) of the Code (both referred to as "IRAs"), the Company will accept a minimum initial purchase payment as low as $2,000, or monthly purchase payments as low as $100 per month if you choose to have them withdrawn from your bank checking account or TNE Cash Management Trust account, a service known as the Master Service Account arrangement ("MSA"). For Contracts issued in connection with other types of retirement plans qualifying for tax-benefited treatment under the Code, the Company will accept monthly purchase payments as low as $50 per month if payments are made through a group billing arrangement (also known as a "list bill" arrangement). For all other Contracts, the Company will accept monthly purchase payments as low as $100 per month if they are made through MSA. In the case of a Contract issued in exchange for a Fund I, Preference or Zenith Accumulator contract, the Company may consent to waive the minimum initial and subsequent purchase payment amounts to correspond with the terms of the old contract. The Company reserves the right to limit purchase payments made under a Contract. The Company currently reserves the right not to accept any purchase payment that, when combined with the Contract Value under all Contracts owned by a single Contract Owner, would exceed $1,000,000. Under current rules, in no event will the Company accept a purchase payment that, when combined with the Contract Value under all Contracts owned by a single Contract Owner, would exceed $2,000,000. If a Contract Owner selects a single purchase payment Contract in the application, the Company reserves the right not to accept any additional purchase payments. If a Contract Owner selects a flexible purchase payment Contract in the application, the Company reserves the right to limit purchase payments in any Contract Year to three times the amount shown in the application.

  NO PURCHASE PAYMENTS MAY BE MADE: (1) WITHIN SEVEN YEARS PRIOR TO THE CONTRACT'S MATURITY DATE (EXCEPT UNDER CONTRACTS ISSUED IN PENNSYLVANIA OR NEW
YORK); OR (2) AFTER A CONTRACT OWNER (OR THE ANNUITANT, IF THE CONTRACT IS NOT OWNED IN AN INDIVIDUAL CAPACITY) REACHES AGE 86.

  The Company will determine whether to approve applications for new Contracts, and will apply initial purchase payments under new Contracts, not later than two business days after a completed application (including the initial purchase payment) is received at the Company's Home Office. If an application is not complete upon receipt, the Company will apply the initial purchase payment not later than two business days after it is completed. If an incomplete application is not completed within five days after the Company receives it, however, the Company will inform the applicant of the reasons for the delay and will refund any purchase payment unless the applicant agrees to have the Company retain the purchase payment until the application is completed. The Company reserves the right to reject any application.

  Exchange Offer. An owner of a Fund I, Preference or Zenith Accumulator
  ---------------
contract may exchange his or her old contract for an American Growth Series Contract (a "new contract"), provided that the owner's age does not exceed the Company's maximum age at issue, and the contract value of the old contract (along with any purchase payments submitted with the exchange application) is at least equal to the minimum initial purchase payment for a new contract. The Company may consent to waive the minimum initial and subsequent purchase payment amount to correspond to the terms of the old contract. The contract value of the old contract as of the date the exchange is effected will be credited as the initial purchase payment to the new contract for purposes of certain administrative rules and Contract benefits. No charges will be deducted at the time of exchange. See "Charges Under Fund I, Preference and Zenith Accumulator Contracts" for a comparison of the charges under the old contracts and the new contracts.

  The American Growth Series Contract provides an enhanced death benefit, more options under the systematic withdrawal feature than the Zenith Accumulator contract, and access to an assortment of investment options that differs from those currently available under the old contracts. For more information, see "Payment on Death Prior to Annuitization," "Systematic Withdrawals," "Investments of the Variable Account" and "Charges Under Contracts Purchased by Exchanging a Fund I, Preference or Zenith Accumulator Contract." In addition, the American Growth Series Contract offers a Fixed Account option, which is not available under the Fund I or Preference contracts. For more information, see "The Fixed Account." In specified circumstances of Contract Owner illness or disability, the Company will waive the Contingent Deferred Sales Charge on an American Growth Series contract, a benefit that is not available under the Zenith Accumulator contract. For more information, see "Waiver of the Contingent Deferred Sales Charge" under "Contingent Deferred Sales Charge." This benefit may not be available in all states.

  The American Growth Series Contract is issued by the Company, whereas MetLife is the issuer of the old contracts. Although the Company is a subsidiary of MetLife, MetLife does not guarantee the obligations of the Company.

ALLOCATION OF PURCHASE PAYMENTS

  Purchase payments are converted into Accumulation Units of the sub-accounts you select (subject to the limitation that the Contract Value may be allocated among no more than 10 accounts, including the Fixed Account, at any time). The number of Accumulation Units of each sub-account to be credited to the Contract is determined by dividing the purchase payment by the Accumulation Unit Value for the selected sub-accounts next determined following receipt of the purchase payment at the Company's Home Office (or, in the case of the initial purchase payment, next determined following approval of the Contract application. In the case of an initial purchase payment to be made by exchanging a Fund I, Preference or Zenith Accumulator contract, the payment will be applied using the Accumulation Unit Value next determined following approval of the Contract application and receipt of the proceeds of the other variable annuity contract.)


CONTRACT VALUE AND ACCUMULATION UNIT VALUE

  The value of a Contract is determined by multiplying the number of Accumulation Units credited to the Contract by the appropriate Accumulation Unit Values. As described below, the Accumulation Unit Value of each sub-account depends on the net investment experience of its corresponding Eligible Fund and reflects fees and expenses borne by the Eligible Fund as well as charges assessed against sub-account assets. The Accumulation Unit Value of each sub-account was set at $1.00 on or about the date on which shares of the corresponding Eligible Fund were first publicly available. The Accumulation Unit Value is determined as of the close of regular trading on the New York Stock Exchange on each day the Exchange is open for trading by multiplying the most recent Accumulation Unit Value by the net investment factor for that day. The net investment factor for any sub-account reflects the change in net asset value per share of the corresponding Eligible Fund as of the close of regular trading on the Exchange from the net asset value most recently determined, the amount of dividends or other distributions made by that Eligible Fund since the previous determination of net asset value per share, and daily deductions for the Mortality and Expense Risk Charge and Administration Asset Charge, equal, on an annual basis, to 1.35% of the average daily net asset value of the sub-account. The net investment factor may be greater or less than one. The formula for determining the net investment factor is described under the caption "Net Investment Factor" in the Statement of Additional Information.

  Under a Contract with the Fixed Account option, the total Contract Value includes the amount of Contract Value held in the Fixed Account. (See "The Fixed Account.") Under a Contract that permits Contract loans, the Contract Value also includes the amount of Contract Value transferred to the Company's general account (but outside of the Fixed Account) as a result of a loan and any interest credited on that amount. Interest earned on the amount held in the general account as a result of a loan will be credited to the Contract's sub-accounts at least annually in accordance with the allocation instructions in effect for purchase payments under your Contract on the date of the crediting. (See "Loan Provision for Certain Tax Benefited Retirement Plans.")

PAYMENT ON DEATH PRIOR TO ANNUITIZATION

  The Contract's Death Proceeds are payable to the Beneficiary if the Company receives due proof of the death, prior to annuitization, of: (1) the Contract Owner; (2) the first Contract Owner to die, in the case of a Contract with joint owners; or (3) the Annuitant, in the case of a Contract that is not owned in an individual capacity. (In situation (2) above, if there is no named Beneficiary, the Death Proceeds will be paid to the surviving Contract Owner.)

  The Contract's Death Proceeds at any time are the greater of the current Contract Value and the guaranteed minimum Death Proceeds. For this purpose, the current Contract Value is the value next determined after the later of the date when the Company receives at the Administrative Office: (1) due proof of death; or (2) an election of continuation of the Contract or of payment either in one sum or under an annuity payment option. Death proceeds will be reduced by the amount of any outstanding loan plus accrued interest (see "Loan Provision for Certain Tax Benefited Retirement Plans") and, in certain states, by the applicable premium tax charge.

  At the inception of the Contract, the guaranteed minimum Death Proceeds is equal to your initial purchase payment. Thereafter, until the seventh Contract Anniversary, any subsequent purchase payment will immediately increase your guaranteed minimum Death Proceeds by the amount of the purchase payment. Any partial surrender will immediately decrease your guaranteed minimum Death Proceeds by the percentage of the Contract Value being withdrawn.

  On the seventh Contract Anniversary, and every seventh year anniversary thereafter until the Contract Owner's (or, if applicable, the Annuitant's) 76th birthday, the guaranteed minimum Death Proceeds under the Contract is recalculated to determine whether a higher (but never a lower) guarantee will apply. (For a jointly owned Contract, this recalculation is made every seven years until the 71st birthday of the older Contract Owner.) The purpose of the recalculation is to give you the benefit of any positive investment experience under your Contract. Your Contract's previous investment experience can cause the guaranteed minimum Death Proceeds to increase on the recalculation date, but cannot cause it to decrease. The guaranteed minimum Death Proceeds determined on a recalculation date is the larger of:

     (a) the guaranteed minimum Death Proceeds that applied to your Contract just before the recalculation; and

     (b) the Contract Value on the date of the recalculation.

The new guaranteed minimum Death Proceeds applies to your Contract until the next recalculation date, or until you make a purchase payment or surrender. In that case, the same adjustment will be made to the guaranteed minimum Death Proceeds as is made during the first seven years.




-------------------------------------------------------------------------------

 EXAMPLE: Assume that a Contract is issued with a $10,000 purchase payment on 5/1/95. No further purchase payments are made and, during the first seven Contract Years, no partial surrenders are made. During the first seven Contract Years, the guaranteed minimum Death Proceeds is $10,000. Assume that on the Contract Anniversary on 5/1/02, the Contract Value is $25,000. The minimum guaranteed Death Proceeds is reset on that date to $25,000.

          Assume that the Contract Value increases to $27,000 by 1/1/03, and that you request a partial surrender of 20% of your Contract Value, or $5,400, on that date. The guaranteed minimum Death Proceeds immediately following the partial surrender is $20,000 [$25,000 - .20($25,000)].

          Assume that on 6/15/03 the Contract Value has decreased to $18,000. The guaranteed minimum Death Proceeds remains at $20,000 and the Death Proceeds payable on 6/15/03 is $20,000.
-------------------------------------------------------------------------------




  Under Exchanged Contracts. The initial guaranteed minimum Death Proceeds
  --------------------------
amount under a Contract issued in exchange for the Fund I, Preference or Zenith Accumulator variable annuity contracts issued by The New England will be the greater of the minimum death benefit that applied to the exchanged contract on the effective date of the exchange and the amount paid into the American Growth Series Contract at issue. (See "Purchase Payments--Exchange Offer".) The guaranteed minimum Death Proceeds will be recalculated on each seven-year anniversary of the effective date of the exchange.

  Options for Death Proceeds. The Death Proceeds, reduced by the amount of any
  ---------------------------
outstanding loan plus accrued interest and by any applicable premium tax charge, will be paid in a lump sum or will be applied to provide one or more of the fixed or variable methods of payment available (see "Annuity Options"). (Certain annuity payment options under the Contract are not available for the Death Proceeds.) The Contract Owner may elect the form of payment during his or her lifetime (or during the Annuitant's lifetime, if the Contract is not owned in an individual capacity). Such an election, particularly in the case of Contracts issued in connection with retirement plans qualifying for tax benefited treatment, is subject to any applicable requirements of Federal tax law. If the Contract Owner has not elected a form of payment, the Beneficiary has 90 days after the Company receives due proof of death to make an election. Whether and when such an election is made could affect when the Death Proceeds are deemed to be received under the tax laws. The Beneficiary has a choice of: (1) receiving payment in a single sum; (2) receiving payment in the form of certain annuity payment options that begin within one year of the date of death; or (3) if eligible, continuing the Contract under the Beneficiary Continuation provision or the Spousal Continuation provision, as further described below. IF THE BENEFICIARY DOES NOT MAKE AN ELECTION WITHIN 90 DAYS AFTER THE COMPANY RECEIVES DUE PROOF OF DEATH, AND THE BENEFICIARY IS ELIGIBLE FOR EITHER THE BENEFICIARY CONTINUATION OR THE SPOUSAL CONTINUATION PROVISION, THE CONTRACT WILL BE CONTINUED UNDER THE APPLICABLE CONTINUATION PROVISION.

  For non-tax qualified plans, the Code requires that if the Contract Owner (or, if applicable, the Annuitant) dies prior to annuitization, the Death Proceeds must be either: (1) distributed within five years after the date of death; or
(2) applied to a payment option payable over the life (or over a period not exceeding the life expectancy) of the Beneficiary, provided further that payments under the payment option must begin within one year of the date of death. There are comparable rules for distributions on the death of the Annuitant under tax qualified plans; however, if the Beneficiary under a tax qualified Contract is the Annuitant's spouse, the Code generally allows distributions to begin by the year in which the Annuitant would have reached age 70 1/2 (which may be more or less than five years after the Annuitant's death). See "Qualified Contracts--Distributions from the Contract."

  If a Contract Owner (or, if applicable, the Annuitant) dies on or after annuitization, the remaining interest in the Contract must be distributed at least as quickly as under the method of distribution in effect on the date of death.

  --BENEFICIARY CONTINUATION

  In keeping with the Code's general requirement that Death Proceeds must be distributed within five years after the death of the Contract Owner (or, if applicable, the Annuitant), the Beneficiary Continuation provision permits a Beneficiary to hold his or her share of the Death Proceeds (as determined after the Death Proceeds have been reduced by the amount of any outstanding loan plus accrued interest and by any applicable premium tax charge) in the Contract and to continue the Contract for a period ending five years after the date of death, provided that the Beneficiary's share of the Death Proceeds meets the Company's published minimum (currently $5,000 for non-tax qualified Contracts and $2,000 for tax qualified Contracts). THE CONTRACT CANNOT BE CONTINUED FOR ANY BENEFICIARY WHOSE SHARE OF THE DEATH PROCEEDS DOES NOT MEET THE MINIMUM.

  The Beneficiary has 90 days after the date the Company receives due proof of death to make an election with respect to his or her share of the Death Proceeds. The Beneficiary may elect either: (1) payment in a single sum; (2) application to a permitted annuity payment option with payments to begin within one year of the date of death; or (3) Beneficiary Continuation, provided that the Beneficiary's share of the Death Proceeds meets the Company's published minimum. IF THE BENEFICIARY DOES NOT MAKE AN ELECTION WITHIN 90 DAYS AFTER THE COMPANY RECEIVES DUE PROOF OF DEATH, THE CONTRACT WILL BE CONTINUED UNDER THE BENEFICIARY CONTINUATION PROVISION FOR A PERIOD ENDING FIVE YEARS AFTER THE DATE OF DEATH. IF BENEFICIARY CONTINUATION IS NOT AVAILABLE BECAUSE THE BENEFICIARY'S SHARE OF THE DEATH PROCEEDS DOES NOT MEET THE COMPANY'S PUBLISHED MINIMUM, HOWEVER, THE DEATH PROCEEDS WILL BE PAID IN A SINGLE SUM UNLESS THE BENEFICIARY ELECTS AN ANNUITY PAYMENT OPTION WITHIN 90 DAYS AFTER THE COMPANY RECEIVES DUE PROOF OF DEATH.

  If the Contract is continued under the Beneficiary Continuation provision, the Death Proceeds (reduced by the amount of any outstanding loan plus accrued interest and any applicable premium tax charge) become the Contract Value on the date the continuation is effected, and will be allocated among the accounts in the same proportion as they had been prior to the continuation. In addition, the Beneficiary will have the right to make transfers and fully or partially surrender his or her portion of the Contract Value, but may not make further purchase payments, take loans, or exercise the dollar cost averaging feature. No guaranteed minimum Death Proceeds amount or Contingent Deferred Sales Charge will apply. Five years from the date of death of the Contract Owner (or, if applicable, the Annuitant), the Company will pay the Beneficiary's Contract Value to the Beneficiary. If the Beneficiary dies during that five year period, the Beneficiary's death benefit will be the Beneficiary's Contract Value on the date when the Company receives due proof of the Beneficiary's death.

  --SPECIAL OPTIONS FOR SPOUSES.

  Under the Spousal Continuation provision, the Contract may be continued after the death of a Contract Owner (or the Annuitant, if the Contract is not owned in an individual capacity) prior to annuitization in certain spousal arrangements. First, if a Contract has spousal joint owners who are also the only Beneficiaries under the Contract, then upon the death of one Contract Owner, the other may elect to continue the Contract under the Spousal Continuation provision rather than receive the Death Proceeds. In addition, if only one spouse is the Contract Owner (or, if applicable, the Annuitant) and the other spouse is the primary Beneficiary, the surviving spouse can elect to continue the Contract in the event of the Contract Owner's (or Annuitant's) death. In either of these situations, the surviving spouse may elect one of the following three options within 90 days after the Company receives due proof of death of the Contract Owner (or, if applicable, the Annuitant). The surviving spouse may elect: (1) to receive the Death Proceeds (reduced by the amount of any outstanding loan plus accrued interest and by any applicable premium tax charge) either in one sum or under a permitted payment option; (2) to continue the Contract under the Beneficiary Continuation provision; or (3) to continue the Contract under the Spousal Continuation provision with the surviving spouse as the Contract Owner (or, if applicable, the Annuitant). IF THE SURVIVING SPOUSE DOES NOT MAKE AN ELECTION WITHIN 90 DAYS AFTER THE COMPANY RECEIVES DUE PROOF OF DEATH, THE CONTRACT WILL AUTOMATICALLY BE CONTINUED UNDER THE SPOUSAL CONTINUATION PROVISION, WITH THE RESULT THAT THE SURVIVING SPOUSE WILL FOREGO THE RIGHT TO RECEIVE THE DEATH PROCEEDS AT THAT TIME.

  A surviving spouse who elects Beneficiary Continuation under a Contract that is qualified for tax-benefited treatment under the Code must begin to receive distributions from the Contract by the earlier of: (1) five years from the date of death; and (2) the year in which the Contract Owner (or, if applicable, the Annuitant) would have reached age 70 1/2.

  Under the Spousal Continuation provision, all terms and conditions of the Contract that applied prior to the death will continue to apply, regardless of whether or not the Contract is qualified for tax benefited treatment under the Code, except that:

     a. The surviving spouse will not be permitted to make additional purchase payments or take loans under Contracts issued in connection with a retirement plan qualifying for tax benefited treatment under Sections 401 or 403 of the Internal Revenue Code; and

     b. The Maturity Date will be reset, if necessary, based on the age of the surviving spouse.

  Except under Contracts issued in New York or Pennsylvania, if the reset Maturity Date would be less than seven years after the date of the most recent purchase payment made, no Contingent Deferred Sales Charge will apply under the Contract.

  Spousal Continuation will not be available if the reset Maturity Date would be greater than the Company's permitted maximum, or if, at the time of the Contract Owner's death, the surviving spouse is older than the maximum maturity age under applicable state law. In addition, the Spousal Continuation provision will not be available if, at the original Maturity Date, the surviving spouse would be older than the maximum maturity age under applicable state law. In most states, the maximum maturity age is 95, but the maximum age is 85 in New York and Pennsylvania.

  If a Contract is subject to a loan at the time the Contract Owner (or, if applicable, the Annuitant) dies, and the Contract is continued under the Spousal Continuation provision, the amount of the outstanding loan plus accrued interest will be treated as a taxable distribution from the Contract to the deceased Contract Owner, and the Contract Value will be reduced accordingly.

TRANSFER PRIVILEGE

  It is the position of the Company that you may transfer your Contract Value among sub-accounts and/or the Fixed Account without incurring federal income tax consequences. It is not clear, however, whether the Internal Revenue Service will limit the number of transfers between sub-accounts and/or the Fixed Account in an attempt to limit the Contract Owner's incidents of ownership in the assets used to support the Contract. See "Tax Status of the Contract--Diversification."

  The Company currently does not charge a transfer fee or limit the number of transfers prior to annuitization. The Company reserves the right to limit transfers and to charge a transfer fee. Currently all transfers prior to annuitization are subject to a maximum of $500,000 per transfer. The Company's current rules for transfers prior to annuitization require that the amount transferred to or from any sub-account must be at least $100. (If the full amount of Contract Value in a sub-account is less than $100, the amount may be transferred to a sub-account in which Contract Value is already invested, or it may be transferred to any sub-account if it is transferred in combination with Contract Value from another sub-account so that the total transferred to the new sub-account is at least $100.) After variable annuity payments begin, the Company currently allows one transfer per Contract year, and the Fixed Account is not available under variable payment options. In applying the $500,000 limit, the Company will treat as one transfer all transfers requested by a Contract Owner on the same day for all Contracts he or she owns. If the $500,000 limitation is exceeded for multiple transfers requested on the same day that are treated as a single transfer, no amount of the transfer will be executed by the Company. Transfers will be made at the Accumulation Unit Values next determined after the request is received. However, Contract Owners should be aware that because transfer limitations may prevent you from making a transfer on the date you want to, your future Contract Value may be lower than it would have been had the transfer been made on the desired date.

  For transfers that the Company determines to be based on "market-timing" (e.g., transfers under different Contracts that are being requested under Powers of Attorney with a common attorney-in-fact or that are, in the Company's determination, based on the recommendation of a common investment adviser or broker/dealer), the current transfer limitation prior to annuitization is one transfer every 30 days, each transfer subject to a maximum of $500,000. In applying the limitation of one $500,000 transfer every 30 days, the Company will treat as one transfer all transfers requested under different Contracts that are being requested under Powers of Attorney with a common attorney-in-fact or that are, in the Company's determination, based on the recommendation of a common investment adviser or broker/dealer. If the $500,000 limitation is exceeded for multiple transfers requested on the same day that are treated as a single transfer, no amount of the transfer will be executed by the Company. If a transfer is executed under one Contract and, within the next 30 days, a transfer request for another Contract is determined by the Company to be related to the executed transfer under this paragraph's rules, the transfer request will not be executed by the Company. (In order for it to be executed, it would need to be requested again after the 30-day period and it, along with any other transfer requests that are collectively treated as a single transfer, would need to total no more than $500,000).

  The Company's interest in applying these limitations on the maximum number and size of transfers is to protect the interests of both Contract Owners who are not engaging in significant transfer activity and Contract Owners who are engaging in such activity. The Company has determined that the actions of Contract Owners engaging in significant transfer activity among sub-accounts may cause an adverse effect on the performance of the underlying Eligible Funds. The movement of significant sub-account values from one sub-account to another may prevent the appropriate Eligible Fund from taking advantage of investment opportunities because it must maintain a significant cash position in order to handle redemptions. Such movement may also cause a substantial increase in Eligible Fund transaction costs which must be indirectly borne by Contract Owners.

  The foregoing limitations on transfers that the Company determines to be based on market-timing do not apply to Contracts issued in New York. In New York as in all other states, however, transfers can be made under Powers of Attorney only with the Company's consent.

  Contract Owners will be notified, in advance, if a transfer fee or limits on the number of transfers will be imposed, or of any change in any transfer fee or limitation on the number or amount of transfers.

  See "Requests and Elections" for information regarding transfers made by written request and by telephone.

  For special rules regarding transfers involving the Fixed Account, see "The Fixed Account." Transfers out of the Fixed Account are limited as to amount.
                ----------------------------------------------------------------

  Your Contract Value may be distributed among no more than 10 accounts (including the Fixed Account) at any time. Transfer requests not complying with this rule will not be processed.

DOLLAR COST AVERAGING

  The Company offers an automated transfer privilege referred to here as dollar cost averaging. Under this feature you may request that an amount of your Contract Value be transferred on the same day each month, prior to annuitization, from any one account of your choice (including the Fixed Account, subject to the limitations on transfers out of the Fixed Account) to one or more of the other accounts (including the Fixed Account, subject to the limitations on transfers into the Fixed Account), subject to the limitation that Contract Value may not be allocated to more than 10 accounts, including the Fixed Account, at any time. Currently, a minimum of $100 must be transferred to each account that you select under this feature. If a transfer fee is imposed, transfers made under the dollar cost averaging program will be counted against the number of transfers per year permitted free of charge. You may cancel your use of the dollar cost averaging program at any time prior to the monthly transfer date. (See Appendix A for more information about Dollar Cost Averaging.)

SURRENDERS

  Prior to annuitization, you may surrender your Contract for all or part of the Contract Value. You may receive the proceeds in cash or apply them to a payment option. The proceeds you receive will be the Contract Value reduced by the following amounts:

  . any applicable Contingent Deferred Sales Charge;

  . a pro rata portion of the Administration Contract Charge (on a full surrender only);

  . a premium tax charge (in certain states only); and

  . any outstanding loan plus accrued interest (on a full surrender only).

See "Administration Charges, Contingent Deferred Sales Charge and Other Deductions" and "Loan Provision for Certain Tax Benefited Retirement Plans" for a description of these reductions and when they apply.

  Federal tax laws, laws relating to employee benefit plans, or the terms of benefit plans for which the Contracts may be purchased may restrict your right to surrender the Contract. No surrender is permitted in connection with a Contract issued pursuant to the Optional Retirement Program of the University of Texas System prior to the plan participant's death, retirement, or termination of employment in all Texas public institutions of higher education. In addition, Federal tax laws impose penalties on certain premature distributions from the Contracts. Full and partial surrenders and systematic withdrawals prior to age 59 1/2 may be subject to a 10% penalty tax (and 25% in the case of a withdrawal from a SIMPLE IRA within the first two years). (See "Federal Income Tax Status.") Because a surrender may result in adverse tax consequences, you should consult a qualified tax advisor before taking a distribution from the Contract.

  To surrender, you must submit a request in proper form to the Company's Home Office. (See "Requests and Elections.") If you are seeking a waiver of the Contingent Deferred Sales Charge due to terminal illness, confinement to a nursing home or permanent and total disability, the request must include satisfactory evidence of one of these conditions. (See "Administration Charges, Contingent Deferred Sales Charge and Other Deductions".) IF YOU WISH TO APPLY THE PROCEEDS TO A PAYMENT OPTION, YOU MUST SO INDICATE IN YOUR SURRENDER REQUEST; OTHERWISE YOU WILL RECEIVE THE PROCEEDS IN A LUMP SUM AND MAY BE TAXED ON THEM AS A FULL DISTRIBUTION. The surrender request must be received at the Home Office before the earlier of the Maturity Date and a Contract Owner's death (or, for Contracts not owned in an individual capacity, before the Annuitant's death). Surrender proceeds will normally be paid within seven days after receipt of a request in proper form at the Home Office, but payment may, by law, be delayed under certain circumstances. (See "Suspension of Payments.")

  The amount of the surrender proceeds will be based on the Accumulation Unit Values that are next determined after the complete surrender request is received at the Home Office; however, if you choose to apply the surrender proceeds to a payment option, the surrender proceeds will be based on Accumulation Unit Values determined on a later date if you so specify in your request. Company consent is required if the amount of a partial surrender is less than the Company's published minimum, which is currently $100. After a partial surrender, the remaining Contract Value must be at least $1,000, unless the Company consents to a lower amount or, if the Contract is subject to an outstanding loan, the remaining unloaned Contract Value must be at least 10% of the total Contract Value after the partial surrender or $1,000, whichever is greater (unless the Company consents to a lesser amount). Otherwise, at your option, either the amount of the partial surrender will be reduced or the transaction will be treated as a full surrender that is subject to the full amount of any applicable Contingent Deferred Sales Charge. A partial surrender will reduce your Contract Value in the sub-accounts in proportion to the amount of your Contract Value in each sub-account, unless you request otherwise.

SYSTEMATIC WITHDRAWALS

  The Systematic Withdrawal feature available in connection with the Contract allows you to have a portion of the Contract Value withdrawn automatically on a monthly basis prior to annuitization. You can elect to withdraw each month either a fixed dollar amount (which you can change periodically) or the investment gain in the Contract. Currently a withdrawal must be a minimum of $100; if you choose to have the investment gain withdrawn and it is less than $100 for a month, no withdrawal will be made that month. The Company reserves the right to change the required minimum monthly withdrawal amount. If the New York Stock Exchange is closed on the day when the withdrawal is to be made, the withdrawal will be processed on the next business day. The Contingent Deferred Sales Charge will apply to amounts received under the Systematic Withdrawal program in the same manner as it applies to other partial surrenders and surrenders of Contract Value. (See "Contingent Deferred Sales Charge.") If you make a partial surrender or a purchase payment at the same time that you are having the investment gain withdrawn under the Systematic Withdrawal feature, the Systematic Withdrawal will be canceled effective as of the next monthly withdrawal date; however, at your option, the Company will resume Systematic Withdrawals on the following monthly withdrawal date (that is, the second monthly withdrawal date after the purchase payment or partial surrender). The amount of the Systematic Withdrawals will be adjusted to reflect the purchase payment or partial surrender. Continuing to make purchase payments under the Contract while you are making Systematic Withdrawals means that you could incur any applicable Contingent Deferred Sales Charge on the withdrawals at the same time that you are making the new purchase payments; however, no Contingent Deferred Sales Charge will apply if you are having the investment gain (rather than a fixed dollar amount) withdrawn. The Federal tax laws may include systematic withdrawals in the Contract Owner's gross income in the year in which the withdrawal occurs and will impose a penalty tax of 10% on certain systematic withdrawals which are premature distributions. Additional terms and conditions for the systematic withdrawal program are set forth in the application for the program.

LOAN PROVISION FOR CERTAIN TAX BENEFITED RETIREMENT PLANS

  The Company intends to make Contract loans available to participants under TSA Plans that are not subject to ERISA and to trustees of Qualified Plans (including those subject to ERISA). Availability of Contract loans will be subject to state insurance department approval.

  The Department of Labor has issued regulations (the "ERISA regulations") governing plan participant loans under retirement plans subject to ERISA. Generally, the ERISA regulations will apply to retirement plans that qualify under Section 401(a) and certain other employer-sponsored qualified plans. YOU AND YOUR EMPLOYER ARE RESPONSIBLE FOR DETERMINING WHETHER YOUR PLAN IS SUBJECT TO AND COMPLIES WITH THE ERISA REGULATIONS ON PARTICIPANT PLAN LOANS.

  It is the responsibility of the trustee of a Qualified Plan subject to ERISA to ensure that the proceeds of a Contract loan are made available to a participant under a separate plan loan agreement, the terms of which comply with all the plan qualification requirements including the requirements of the ERISA regulations on plan loans. Therefore, the plan loan agreement may differ from the Contract loan provisions and, if you are a participant in a Qualified Plan subject to ERISA, you should consult with the fiduciary administering the plan loan program to determine your rights and obligations with respect to plan loans.

  The ERISA regulations contain requirements for plan loans relating to their maximum amount, availability, and other matters. Among the rules are the requirements that the loan bear a reasonable rate of interest, be adequately secured, provide a reasonable repayment schedule, and be made available on a basis that does not discriminate in favor of employees who are officers or shareholders or who are highly compensated. These regulations may change from time to time. Failure to comply with these requirements may result in penalties under the Code and under ERISA.

  One of the current requirements of the ERISA regulations is that the plan must charge a "commercially reasonable" rate of interest for plan loans. The Contract loan interest rate may not be considered "commercially reasonable" within the meaning of the ERISA regulations, and it is the responsibility of the plan fiduciary to charge the participant any additional interest under the plan loan agreement which may be necessary to make the overall rate charged comply with the regulation. The ERISA regulations also currently require that a loan be adequately secured, but provide that not more than 50% of the participant's vested account balance under the plan may be used as security for the loan. A Contract loan is secured by the portion of the Contract Value which is held in the Company's general account as a result of the loan. The plan fiduciary must ensure that the Contract Value held as security under the Contract, plus any additional portion of the participant's vested account balance which is used as security under the plan loan agreement, does not exceed 50% of the participant's total vested account balance under the plan.

  The amount of any loan may not exceed the maximum loan amount as determined under the Company's maximum loan formula. The effect of a loan on your Contract is that a portion of the Contract Value equal to the amount of the loan will be transferred to the Company's general account and will earn interest (which is credited to the Contract), currently at the effective rate of 4 1/2% per year. This earned interest will be credited to the Contract's sub-accounts (and, if available under your Contract, to the Fixed Account) annually in accordance with the allocation instructions in effect for purchase payments under your Contract on the date of the crediting. Under current rules, interest charged on the loan will be 6 1/2% per year. Depending on the Company's interpretation of applicable law and on the Company's administrative procedures, the interest rates charged and earned on loaned amounts may be changed (for example, to provide for a variable interest rate) with respect to new loans made. The Company may also establish a minimum loan amount. Because the amount moved to the general account as a result of the loan does not participate in the Variable Account's investment experience, a Contract loan can have a permanent effect on the Contract Value and death proceeds.

  The Company will not permit more than one loan at a time on any Contract except where state regulators require otherwise. In addition, the Code provides that the total amount of loans under all your retirement plans may not at any one time exceed $50,000 less the highest outstanding loan balance in the preceding 12 months, subject, however, to a smaller maximum, if applicable, of the greater of: (1) $10,000; or (2) 50% of the value of your nonforfeitable, accrued benefits. Loans must be repaid within 5 years except for certain loans used for the purchase of a principal residence, which must be repaid within 20 years. Repayment of the principal amount and interest on the loan will be required in equal monthly installments by means of repayment procedures established by the Company. Contract loans are subject to applicable retirement program laws and their taxation is determined under the Code. Under current practice, if a Contract loan installment repayment is not made, the Company may (unless restricted by law) make a full or partial surrender of the Contract in the amount of the unpaid installment repayment on the Contract loan or, if there is a default on the Contract loan, in an amount equal to the outstanding loan balance (plus any applicable Contingent Deferred Sales Charge and Administration Contract Charge in each case). (A default on the loan is defined in the loan application and includes, among other things, nonpayment of three consecutive or a total of five installment repayments, or surrender of the Contract.) An installment repayment of less than the amount billed will not be accepted. A full or partial surrender of the Contract to repay all or part of the loan may result in serious adverse tax consequences for the plan participant (including penalty taxes) and may adversely affect the qualification of the plan or Contract. The Company intends, by the end of 1997, to postpone a full or partial surrender attributable to a defaulted loan until the earliest permitted distribution date under the law governing the applicable retirement program. The trustee of a Qualified Plan subject to ERISA will be responsible for reporting to the IRS and advising the participant of any tax consequences resulting from the reduction in the Contract Value caused by the surrender and for determining whether the surrender adversely affects the qualification of the plan. In the case of a TSA Plan not subject to ERISA, the Company will report the surrender to the IRS as a taxable distribution under the Contract.

  The Internal Revenue Service issued proposed regulations in December of 1995, which, if finalized in their present form, would require that if the repayment terms of a loan are not satisfied after the loan has been made due to a failure to make a loan repayment as scheduled, including any applicable grace period, the balance of the loan would be deemed to be distributed. If the loan is treated as a distribution under Code Section 72(p), the proposed regulations state that the amount so distributed is to be treated as a taxable distribution subject to the normal rules of Code Section 72, if the participant's interest in the plan includes after-tax contributions (or other tax basis). A deemed distribution would also be a distribution for purposes of the 10 percent tax in Code Section 72(t) and the excise tax on excess distributions under Section 4980A. However, a deemed distribution under Section 72(p) would not be treated as an actual distribution for purposes of Code Section 401, the rollover and income averaging provisions of Section 402 and the distribution restrictions of
Section 403(b).

  Partial surrenders will be restricted by the existence of a loan and, after any partial surrender, the remaining unloaned Contract Value must be at least 10% of the total Contract Value after the partial surrender or $1,000, whichever is greater (unless the Company consents to a lesser amount). If a partial surrender by the Company to enforce the loan repayment schedule would reduce the unloaned Contract Value below this amount, the Company reserves the right to surrender the entire Contract and apply the Contract Value to the Contingent Deferred Sales Charge, the Administration Contract Charge and the amount owed to the Company under the loan. If at any time an excess Contract loan exists (that is, the Contract loan balance exceeds the Contract Value), the Company has the right to terminate the Contract.

  Unless you request otherwise, Contract loans will reduce the amount of the Contract Value in the accounts in proportion to the Contract Value then in each account. If any portion of the Contract loan was attributable to Contract Value in the Fixed Account, then an equal portion of each loan repayment will have to be allocated to the Fixed Account. (For example, if 50% of the loan was attributable to your Fixed Account Contract Value, then 50% of each loan repayment will be allocated to the Fixed Account). Unless you request otherwise, a repayment will be allocated to the sub-accounts in the same proportions to which the loan was attributable to the sub-accounts.

  The amount of the death proceeds, the amount payable upon surrender of the Contract and the amount applied on the Maturity Date to provide annuity payments will be reduced by the amount of any outstanding Contract loan plus accrued interest. In these circumstances, the amount of the outstanding Contract loan plus accrued interest generally will be taxed as a taxable distribution.

  The tax and ERISA rules relating to participant loans under tax benefited retirement plans are complex and in some cases unclear, and they may vary depending on the individual circumstances of each loan. The Company strongly recommends that you, your employer and your plan fiduciary consult a qualified tax advisor regarding the currently applicable tax and ERISA rules before taking any action with respect to loans.

  The Company will provide further information regarding loans upon request.

SUSPENSION OF PAYMENTS

  The Company reserves the right to suspend or postpone the payment of any amounts due under the Contract or transfers of Contract Values between sub-accounts or to the Fixed Account when permitted under applicable Federal laws, rules and regulations. Current Federal law permits such suspension or postponement if: (a) the New York Stock Exchange is closed (other than for customary weekend and holiday closings); (b) trading on the Exchange is restricted; (c) an emergency exists such that it is not reasonably practicable to dispose of securities held in the Variable Account or to determine the value of its assets; or (d) the Securities and Exchange Commission by order so permits for the protection of securities holders.

OWNERSHIP RIGHTS

  During the Annuitant's lifetime, all rights under the Contract belong solely to the Contract Owner unless otherwise provided. These rights include the right to change the Beneficiary, to change the payment option, to assign the Contract (subject to the restrictions referred to below), and to exercise all other rights, benefits, options and privileges conferred by the Contract or allowed by the Company. Transfer of ownership of the Contract under an ERISA "Pension Plan" to a non-spousal beneficiary may require spousal consent.

  Qualified Plans and certain TSA Plans with sufficient employer involvement are deemed to be "Pension Plans" under ERISA and may, therefore, be subject to rules under the Retirement Equity Act of 1984. These rules require that benefits from annuity contracts purchased by a Pension Plan and distributed to or owned by a participant be provided in accordance with certain spousal consent, present value and other requirements which are not enumerated in the Contract. Thus, the tax consequences of the purchase of the Contracts by Pension Plans should be considered carefully.

  Those Contracts offered by the prospectus which are designed to qualify for the favorable tax treatment described below under "Federal Income Tax Status" contain restrictions on transfer or assignment, reflecting requirements of the Code which must be satisfied in order to assure continued eligibility for such tax treatment. In accordance with such requirements, ownership of such a Contract may not be changed and the Contract may not be sold, assigned or pledged as collateral for a loan or for any other purpose except under certain limited circumstances. A Contract Owner contemplating a sale, assignment or pledge of the Contract should carefully review its provisions and consult a qualified tax advisor.

  If Contracts offered by this prospectus are used in connection with deferred compensation plans or retirement plans not qualifying for favorable Federal tax treatment, such plans may also restrict the exercise of rights by the Contract Owner. A Contract Owner should review the provisions of any such plan.

REQUESTS AND ELECTIONS

  Requests for sub-account transfers or reallocation of future purchase payments may be made by telephone or written request (which may be telecopied) to the Company at its Home Office. Written requests for such transfers or changes of allocation must be in a form acceptable to the Company. Such written requests may be telecopied to 617-578-5412. To request a transfer or change of allocation by telephone, please contact your registered representative, or contact the Company's Home Office at 1-800-435-4117 between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time. Requests for transfer (that are within the Company's current limits applicable to transfers) or reallocation by telephone will be automatically permitted. The Company will use reasonable procedures such as requiring certain identifying information from the caller, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone are genuine. Any telephone instructions reasonably believed by the Company to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. If the Company does not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, the Company may be liable for any losses due to unauthorized or fraudulent transactions. All other requests and elections under a Contract must be in writing signed by the proper party, must include any necessary documentation and must be received at the Company's Home Office to be effective. If acceptable to the Company, requests or elections relating to Beneficiaries and ownership will take effect as of the date signed unless the Company has already acted in reliance on the prior status. The Company is not responsible for the validity of any written request or election.

TEN DAY RIGHT TO REVIEW

  Within 10 days (or more where required by applicable state insurance law) after you receive your Contract you may return it to the Company or its agent for cancellation. Upon cancellation of the Contract, the Company will return to you the Contract Value. If required by the insurance law or regulations of the state in which your Contract is issued, however, the Company will refund all purchase payments made.


                       ADMINISTRATION CHARGES, CONTINGENT
                   DEFERRED SALES CHARGE AND OTHER DEDUCTIONS

  The Company deducts various charges from Contract Value for the services provided, expenses incurred and risks assumed in connection with the Contracts. For example, the Company incurs costs and expenses in connection with issuing Contracts, maintaining Contract Owner records and providing accounting, valuation, regulatory and reporting services. The Company also incurs costs and expenses associated with the marketing, sale and distribution of the Contracts. In addition, the Company assumes mortality and expense risks under the Contracts. In particular, the Company guarantees that the dollar amount of the Administration Contract Charge and the amount of the Administration Asset Charge as a percentage of Contract Value will not increase over the life of a Contract, regardless of the actual expenses. Also, the Company guarantees that, although annuity payments will vary according to the performance of the investments you select, annuity payments will not be affected by the mortality experience (death rate) of persons receiving such payments or of the general population. The Company assumes this mortality risk by virtue of annuity rates in the Contract that cannot be changed. The Company also assumes the risk of making a minimum death benefit payment if the Contract Owner (or, if applicable, the Annuitant) dies prior to annuitization. (See "Payment on Death Prior to Annuitization.") The amount and manner of deduction of Contract charges is described below.

ADMINISTRATION CHARGES

  The Company deducts Administration Charges generally equal, on an annual basis, to $30 per Contract (see the following paragraph) plus .10% of the daily net assets of each sub-account. In addition, the Company may (but does not currently) charge a transfer fee for certain transfers of Contract Value among the sub-accounts and/or the Fixed Account, as described below.

  The annual Administration Contract Charge is deducted from the Contract Value on each Contract anniversary for the prior Contract Year and will be deducted on a pro rata basis at annuitization or at the time of a full surrender if it is not on a Contract anniversary. If two Contracts are issued to permit the funding of a spousal IRA, the Administration Contract Charge will be imposed only on the Contract to which the larger purchase payments have been allocated in the Contract application. The charge is deducted entirely from the Contract Value in the Variable Account, and not from the Contract Value in the Fixed Account. The charge is the lesser of: 2% of the total Contract Value (including any Contract Value in the Fixed Account) and $30. The charge will be waived for a Contract Year if (1) the Contract Value at the end of the year was at least $50,000, OR
                                                                            --
(2) you made at least $1,000 in net deposits (purchase payments minus partial surrenders) during that Contract Year and the Contract Value at the end of the previous Contract Year was at least $25,000. (A pro rata charge will always be made on a full surrender and at annuitization, however, regardless of the amount of your Contract Value.) The Administration Contract Charge will be deducted from each sub-account in the ratio of your interest therein to your total Contract Value in the Variable Account.

  The Administration Asset Charge is equal to an annual rate of .10% of net assets and is deducted on a daily basis from each sub-account. As a percentage of net assets, this charge will not increase over the life of a Contract, but the total dollar amount of the charge will vary depending on the level of Contract Value in the Variable Account. The Administration Asset Charge will continue to be assessed after annuitization if annuity payments are made on a variable basis.

  The Company reserves the right to charge a transfer fee for transfers of Contract Value among sub-accounts and/or the Fixed Account, but will notify Contract Owners in advance of any such charge. (See "Transfer Privilege.")

MORTALITY AND EXPENSE RISK CHARGE

  The Company deducts a Mortality and Expense Risk Charge from the Variable Account. This charge is computed and deducted on a daily basis from the assets in each sub-account attributable to the Contracts. The charge is at an annual rate of 1.25% of the daily net assets of each such sub-account, of which .70% represents a mortality risk charge and .55% represents an expense risk charge. The Mortality and Expense Risk Charge as a percentage of Contract Value will not increase over the life of a Contract. The Mortality and Expense Risk Charge will continue to be assessed if annuity payments are made on a variable basis after annuitization. (See "Annuity Payments.")

CONTINGENT DEFERRED SALES CHARGE

  No charge for sales expenses is deducted from purchase payments when they are made. However, a Contingent Deferred Sales Charge may apply on certain events ("CDSC events"). CDSC events are: (a) a full or partial surrender of your Contract (including surrenders where you apply the proceeds to certain payment options); (b) in certain circumstances, a withdrawal of the commuted value of amounts that you applied to an annuity payment option; or (c) under Contracts issued in Pennsylvania or New York, the Maturity Date if at that date a purchase payment has been invested for less than seven years.

  The Contingent Deferred Sales Charge is taken into account in calculating the proceeds payable on a full surrender. On a partial surrender, the Contingent Deferred Sales Charge is deducted from the Contract Value remaining after deduction of the surrender amount requested and is taken from the Contract Value in the sub-accounts and the Fixed Account in the same proportion as the Contract Value surrendered.

  The Contingent Deferred Sales Charge equals a percentage of each purchase payment. Each purchase payment is subject to the charge for seven years (12 month periods) from the date it is received by the Company, as follows:



IF WITHDRAWN DURING YEAR             CHARGE
------------------------            --------
  1 . . . . . . . . . . . . . . .      7%
  2 . . . . . . . . . . . . . . .      6%
  3 . . . . . . . . . . . . . . .      5%
  4 . . . . . . . . . . . . . . .      4%
  5 . . . . . . . . . . . . . . .      3%
  6 . . . . . . . . . . . . . . .      2%
  7 . . . . . . . . . . . . . . .      1%
Thereafter  . . . . . . . . . . .      0%



  In no event will the amount of the Contingent Deferred Sales Charge exceed the equivalent of 8% of the first $50,000 of purchase payments and 6.5% of purchase payments in excess of $50,000.

  Whether amounts surrendered, withdrawn or applied to an annuity payment option are considered to include purchase payments subject to the Contingent Deferred Sales Charge depends on the following rules.

  In any Contract Year you may surrender a portion of your Contract Value (the "free withdrawal amount") without incurring the Contingent Deferred Sales Charge. The free withdrawal amount for each Contract Year is equal to the greater of: (1) 10% of the Contract Value at the beginning of the Contract Year; and (2) the excess of the Contract Value over purchase payments subject to the Contingent Deferred Sales Charge on the date of surrender. If not used, the free withdrawal amount does not carry over to the next Contract Year.

  In the event that tax law requires you to take distributions of Contract Value prior to the Maturity Date, they may be subject to the Contingent Deferred Sales Charge to the extent they exceed the free withdrawal amount, as described above, in any Contract Year. See "Federal Income Tax Status--Tax Status of the Contract" and "-- Qualified Plans."

-----------------------------------------------------------------------------
EXAMPLE: Assume that a single purchase payment of $10,000 is made into the Contract. The following illustrates the free withdrawal amount available under two hypothetical situations.

                        HYPOTHETICAL CONTRACT VALUE                        10% OF
                                                                        BEGINNING OF    MAXIMUM FREE
                          AT BEGINNING    ON WITHDRAWAL                 YEAR CONTRACT    WITHDRAWAL
                        OF CONTRACT YEAR      DATE       CONTRACT GAIN      VALUE          AMOUNT
                        ----------------  -------------  -------------  -------------  --------------
 Situation 1: . . . .       $12,500          $14,000        $4,000         $1,250          $4,000
 Situation 2: . . . .       $11,000          $10,000        $    0         $1,100          $1,100


------------------------------------------------------------------------------



------------------------------------------------------------------------------
EXAMPLE: Assume that a $10,000 purchase payment is made into the Contract on 6/1/95 and another $10,000 purchase payment is made on 2/1/96. The following illustrates the Contingent Deferred Sales Charge that would apply on partial surrenders in two hypothetical situations.

                        HYPOTHETICAL CONTRACT VALUE                         10% OF
                                                                         BEGINNING OF    MAXIMUM FREE
                          AT BEGINNING     ON WITHDRAWAL                 YEAR CONTRACT    WITHDRAWAL
                        OF CONTRACT YEAR       DATE       CONTRACT GAIN      VALUE          AMOUNT
                        -----------------  -------------  -------------  -------------  --------------
 Situation 1: $7,000
  partial surrender on
  12/1/96 . . . . . .        $22,000          $25,000        $5,000         $2,200          $5,000



  The first $5,000 withdrawn would be free of the Contingent Deferred Sales Charge. The remaining $2,000 of the withdrawal would be made from the oldest purchase payment (i.e. the 6/1/95 purchase payment). A 6% Contingent Deferred Sales Charge would apply to the $2,000, because the withdrawal would be taking place in the second year following the date of the purchase payment.


                        HYPOTHETICAL CONTRACT VALUE                        10% OF
                                                                        BEGINNING OF    MAXIMUM FREE
                          AT BEGINNING    ON WITHDRAWAL                 YEAR CONTRACT    WITHDRAWAL
                        OF CONTRACT YEAR      DATE       CONTRACT GAIN      VALUE          AMOUNT
                        ----------------  -------------  -------------  -------------  --------------
 Situation 2: $25,000
  surrender on
  1/1/00  . . . . . .       $30,000          $33,000        $13,000        $3,000         $13,000



  The first $13,000 withdrawn would be free of the Contingent Deferred Sales Charge. The remaining $12,000 of the withdrawal would be made by withdrawing the $10,000 purchase payment made on 6/1/95 and $2,000 of the $10,000 purchase payment that was made on 2/1/96. The Contingent Deferred Sales Charge that would apply is: 3% X $10,000 + 4% X $2,000, or $380. The remaining amount of purchase payments that could be subject to the Contingent Deferred Sales Charge (assuming no further purchase payments were made) would be $8,000.


------------------------------------------------------------------------------


  Amounts surrendered under the free withdrawal provision do not reduce the total purchase payments that are potentially subject to the Contingent Deferred Sales Charge under your Contract.

  If your Contract Value is less than your total purchase payments due to a free withdrawal, negative investment performance or deduction of the Administration Contract Charge, the following rules apply for calculating the Contingent Deferred Sales Charge: the deficiency will be attributed to your most recent purchase payment first, and subsequent earnings will be credited to that deficiency (and not treated as earnings) until Contract Value exceeds purchase payments.

  Waiver of Contingent Deferred Sales Charge. No Contingent Deferred Sales
  -------------------------------------------
Charge will apply:

  . After 30 days from issue of the Contract if you apply the proceeds to a variable or fixed payment option involving a life contingency (described under "Annuity Options"), or, for a minimum specified period of 15 years, to either the Variable Income for a Specified Number of Years Option or the Variable Income

    Payments to Age 100 Option (described under "Annuity Options"), or a comparable fixed option. However, if you subsequently withdraw the commuted value of amounts placed under any of those options, the Company will deduct from the amount you receive a portion of the Contingent Deferred Sales Charge amount that would have been deducted when you originally applied the Contract proceeds to the option, taking into account the lapse of time from annuitization to surrender. The applicable portion of the Contingent Deferred Sales Charge will be based on the ratio of (1) the number of whole months remaining, on the date of the withdrawal, until the date when the Contingent Deferred Sales Charge would expire, to (2) the number of whole months that were remaining, when the proceeds were applied to the option, until the date when the Contingent Deferred Sales Charge would expire. (See example in Appendix B.)

  . On full or partial surrenders if the Contract Owner submits satisfactory evidence to the Company that the Contract Owner (or one Contract Owner under a jointly owned Contract, or the Annuitant, if the Contract is not owned in an individual capacity) is terminally ill (as defined in the Contract), has been confined to a nursing home for more than 90 continuous days, or is permanently and totally disabled (as defined in the Contract). This benefit is only available to an original owner of the Contract who was not over age 65 at issue of the Contract, and may not be available in every state.

  . If under the Spousal Continuation provision the Contract's Maturity Date is reset to a date that is less than seven years after the most recent purchase payment made under the Contract. The Contingent Deferred Sales Charge will not apply to the Contract in these circumstances. This waiver of the Contingent Deferred Sales Charge will not apply, however, to Contracts
                                          ---
    issued in New York or Pennsylvania.

  The Company may also waive the Contingent Deferred Sales Charge if a Contract Owner surrenders a Contract or Contracts in order to purchase a group variable annuity issued by the Company or The New England.

  The Contracts may be sold directly, without compensation, to a registered representative, to employees, officers, directors, and trustees of the Company and its affiliated companies, and spouses and immediate family members (i.e. children, siblings and parents (including siblings and parents of spouses), and grandparents) of the foregoing, and to employees, officers, directors, trustees and registered representatives of any broker-dealer authorized to sell the Contracts and of any sub-adviser to the Eligible Funds, and spouses and immediate family members of the foregoing. If consistent with applicable state insurance law, the Contracts also may also be sold, without compensation, to the Company or MetLife for use with deferred compensation plans for agents, employees, officers, directors, and trustees of the Company and its affiliated companies, subject to any restrictions imposed by the terms of such plans, or to persons who obtain their Contracts through a bank, adviser or consultant to whom they pay a fee for investment or planning advice. If sold under these circumstances, the Contracts will be credited with an additional percentage of premium to reflect in part or in whole any cost savings associated with the direct sale, but only if such credit will not be unfairly discriminatory to any person. No additional premium will be credited to Contracts purchased by persons described above in exchange for another variable annuity Contract issued by the Company or its affiliated companies.

PREMIUM TAX CHARGE

  Certain states impose a premium tax on annuity purchase payments received by insurance companies. The Company pays this tax when incurred, and recovers this tax by imposing a premium tax charge on affected Contracts in accordance with the following rules. Generally, the Company incurs a state premium tax liability on the date when annuity benefits commence. In those states, the Company deducts the premium tax charge from the Contract Value on that date. However, for Contracts subject to the premium tax law of states which impose a premium tax on purchase payments when they are made (currently South Dakota and Kentucky), the Company deducts the applicable premium tax charge at the earliest of: a full or partial surrender of the Contract, the date when annuity benefits commence, or payment of the Death Proceeds (including application of the Death Proceeds to the Beneficiary Continuation provision) upon the death of a Contract Owner (or of the Annuitant, if the Contract is not owned in an individual capacity). To determine whether and when a premium tax charge will be imposed on a Contract, the Company looks to the state of residence of the Annuitant when a surrender is made, annuity benefits commence or Death Proceeds are paid. The Company reserves the right to impose a premium tax charge when a premium tax is incurred or at a later date.

  Deductions for state premium tax charges currently range from 1/2% to 2.00% of the Contract Value (or, if applicable, Death Proceeds) for Contracts used with retirement plans qualifying for tax benefited treatment under the Code and from 1% to 3.5% of the Contract Value (or, if applicable, Death Proceeds) for all other Contracts. See Appendix C for a list of premium tax rates. Premium tax rates are subject to being changed by law, administrative interpretations or court decisions.

OTHER EXPENSES

  A deduction for an investment advisory fee is made from, and certain other expenses are paid out of, the assets of each Eligible Fund. (See "Expense Table.") The prospectus and Statement of Additional Information of the Eligible Funds describe these deductions and expenses.

CHARGES UNDER CONTRACTS PURCHASED BY EXCHANGING A FUND I, PREFERENCE OR ZENITH ACCUMULATOR CONTRACT

  If a Contract is purchased by exchanging a variable annuity contract issued by New England Variable Annuity Fund I (a "Fund I contract"), by New England Retirement Investment Account (a "Preference contract"), or by The New England Variable Account (a "Zenith Accumulator contract") (each of which is now a separate account of MetLife), the charges described above will apply except that the sales charges will be calculated as described below.

  A Contract issued by exchanging a Fund I or Preference contract will have no Contingent Deferred Sales Charge on assets transferred. Subsequent purchase payments will be subject to the Contingent Deferred Sales Charge described above. Assets transferred from the Fund I or Preference contract will be treated as a purchase payment under the American Growth Series contract for purposes of calculating the free withdrawal amount and Contingent Deferred Sales Charge, but in no event will those assets be subject to the charge. A comparison of the other fees and charges under an American Growth Series Contract to those under a Fund I contract would also include the following: Total asset-based charges (including the investment advisory fee) under the Fund I contracts currently equal approximately 1.35%. Deductions for sales and administrative expenses are made from ongoing purchase payments under the Fund I contracts. Any applicable premium tax charges are deducted from purchase payments in South Dakota and Kentucky and at annuitization in North Carolina. With respect to a Preference contract, a comparison of fees and charges under an American Growth Series Contract to those under a Preference contract would include the following: The Preference contracts have the same 1.25% asset-based charge for mortality and expense risks which is imposed under the American Growth Series Contracts, but the Preference contracts do not have an asset-based administration charge. The Preference contracts impose a $30 annual administration charge, but the charge is not limited to 2% of the contract value as it is under the American Growth Series Contract, and there is no waiver of the charge for contracts which reach certain asset levels as there is under the American Growth Series Contract. There will be no contingent deferred sales charge under the Preference contracts beginning in the seventh contract year, and there is no limit on or charge for fund transfers, although transfers are subject to a $25 minimum. Any applicable premium tax charges are deducted from purchase payments in South Dakota and Kentucky and at annuitization in North Carolina.

  In the case of a Contract issued by exchanging a Zenith Accumulator contract, the assets transferred will be treated as a purchase payment under the American Growth Series contract for purposes of calculating the free withdrawal amount and Contingent Deferred Sales Charge under the American Growth Series contract. However, if the transferred assets are surrendered from the American Growth Series contract, they will be subject to the table of declining contingent deferred sales charge percentages that would have applied under the Zenith Accumulator contract in the year of the surrender. In the case of an exchange of a Zenith Accumulator contract that has been outstanding for less than three years, MetLife currently intends to waive any contingent deferred sales charge applicable to the transferred assets if they are surrendered more than seven years after the exchange. Following is a comparison of other fees and charges under Zenith Accumulator contracts and American Growth Series Contracts. The Zenith Accumulator contracts and American Growth Series Contracts impose the same aggregate amount of asset-based charges (the administration asset charge and mortality and expense risk charge) and generally the same annual administration contract charge, but the annual administration contract charge under the Zenith Accumulator contract is not limited to 2% of the contract value and is not waived for contracts which reach certain asset levels, as it is under the American Growth Series Contract. Under the Zenith Accumulator contract, the premium tax charge is currently deducted in three states, from purchase payments in South Dakota and Kentucky, and at annuitization in North Carolina. Transfers under the Zenith Accumulator are not currently limited in number or amount prior to annuitization, but a $10 fee is currently imposed for transfers in excess of 12 per year. The American Growth Series Contract imposes higher minimums for amounts transferred from and remaining in a sub-account.

  If you are contemplating an exchange of a Fund I, Preference or Zenith Accumulator contract for an American Growth Series Contract, you should compare all charges (including investment advisory fees) deducted under your existing contract and under the American Growth Series Contract, as well as the investment options offered by each. In addition, you should keep in mind that the American Growth Series Contract may require a higher minimum for any subsequent purchase payments you may wish to make, although the Company may consent to waive the minimum to correspond to the terms of the old contract. See "Purchase Payments--Exchanges" and "Payment on Death Prior to Annuitization--Under Exchanged Contracts" for more information concerning the consequences of an exchange.


                                ANNUITY PAYMENTS

ELECTION OF ANNUITY

  The Maturity Date of the Contract is based on the older of the Contract Owner(s) and the Annuitant and is the date when that person, at his or her nearest birthday, would be age 95 (or the maximum age allowed by state law). If a Contract is acquired pursuant to an exchange from an old contract (see "The Contracts--Purchase Payments"), the Maturity Date of the Contract would be set at age 95 (or the maximum allowed by state law) regardless of what the maturity date may have been for the old Contract. The Contract Owner may not change the Maturity Date to an earlier date. However, the Contract Owner may surrender the Contract at any time before the Maturity Date and apply the surrender proceeds to an annuity payment option.

  If the Contract Owner and Annuitant are not the same and the Annuitant dies prior to the Maturity Date, the Contract will continue for the benefit of the Contingent Annuitant. The Maturity Date will be reset, if necessary, based on the age of the older Contract Owner.

  Ownership of the Contract may not be changed without Company consent. If ownership is changed, a change in the Maturity Date may be required, based on the new Contract Owner's age. The new Maturity Date will be based on the older of the new Contract Owner and the Annuitant and will be the date when that person, at his or her nearest birthday, would be age 95 (or the maximum age allowed by state law).

  The Contract that is issued to you will provide for variable annuity payments to begin at the Maturity Date for the life of the Payee, but for at least ten years. If you wish to change this annuity payment option you may do so at any time prior to the Maturity Date. You may elect to have annuity payments under a Contract made on a variable basis or on a fixed basis, or you may designate a portion to be paid on a variable basis and a portion on a fixed basis. If you select payments on a fixed basis, the amount of Contract Value applied to the fixed payment option (net of any applicable charges described under "Administration Charges, Contingent Deferred Sales Charge and Other Deductions") will be transferred to the general account of the Company, and the annuity payments will be fixed in amount and duration by the annuity payment option selected, the age of the Payee and, for Contracts issued in New York or Oregon for use in situations not involving an employer-sponsored plan, by the sex of the Payee. (See "Amount of Variable Annuity Payments.")

  Contracts acquired by retirement plans qualifying for tax benefited treatment may be subject to various requirements concerning the time by which benefit payments must commence, the period over which such payments may be made, the annuity payment options that may be selected, and the minimum annual amounts of such payments. Penalty taxes or other adverse tax consequences may occur upon failure to meet such requirements.

ANNUITY OPTIONS

  The Contract provides several annuity payment options. Prior to the Maturity Date you may elect to have the Contract Value applied to one of these payment options at maturity. If you make a full or partial surrender of the Contract, you may elect in your surrender request to apply the surrender proceeds to an annuity payment option. You may also elect to have the Contract's Death Proceeds applied to an annuity payment option, or, if the Death Proceeds become payable and you have not previously elected a payment option, the Beneficiary can elect to apply the Death Proceeds to an annuity payment option; however, the Variable Income Payments to Age 100 Option and the Variable Life Income for Two Lives Option, described below, and comparable fixed options, are not available for this purpose.

  The selection of an annuity payment option must be made by written request to the Company and is subject to any applicable Federal tax law restrictions. The amount of the Death Proceeds or of the Contract Value at the Maturity Date that is applied to an annuity payment option will be reduced by any applicable premium tax charge. The Contract Value at the Maturity Date is also reduced by a pro rata portion of the Administration Contract Charge and by any applicable Contingent Deferred Sales Charge. The amount of Contract Value applied to an annuity payment option at a full or partial surrender will be reduced by any applicable Contingent Deferred Sales Charge and premium tax charge, and, on a full surrender, by a pro rata portion of the Administration Contract Charge. For Contracts with an outstanding loan, the amount of Contract Value or Death Proceeds applied to an annuity payment option will be reduced by the amount of the loan outstanding plus accrued interest.

  The Contract offers the variable annuity payment options listed below.

     Variable Income for a Specified Number of Years. The Company will make variable monthly payments for the number of years elected, which may not be more than 30 except with the consent of the Company.

     Variable Life Income. The Company will make variable monthly payments which will continue: while the Payee is living* ; while the Payee is living but for at least ten years; or while the Payee is living but for at least twenty years. (The latter two alternatives are referred to as Variable Life Income with Period Certain Option.)

     Variable Income Payments to Age 100. The Company will make variable monthly payments for the number of whole years until the Payee is age 100. THIS OPTION CANNOT BE SELECTED FOR DEATH PROCEEDS.

     Variable Life Income for Two Lives. The Company will make variable monthly payments which will continue: while either of two Payees is living (Joint and Survivor Variable Life Income)*, while either of two Payees is living but for at least 10 years (Joint and Survivor Variable Life Income, 10 Years Certain); while two Payees are living, and, after the death of one while the other is still living, two-thirds to the survivor (Joint and 2/3 to Survivor Variable Life Income).* THIS OPTION CANNOT BE SELECTED FOR DEATH PROCEEDS.

---------

*IT IS POSSIBLE UNDER THIS OPTION TO RECEIVE ONLY ONE VARIABLE ANNUITY PAYMENT
 IF THE PAYEE DIES (OR PAYEES DIE) BEFORE THE DUE DATE OF THE SECOND PAYMENT OR TO RECEIVE ONLY TWO VARIABLE ANNUITY PAYMENTS IF THE PAYEE DIES (OR PAYEES DIE) BEFORE THE DUE DATE OF THE THIRD PAYMENT, AND SO ON.

  Comparable fixed payment options are also available for all of the options described above. In addition, other annuity payment options (including other periods certain) may be available from time to time, and you should consult the Company as to their availability. If you do not elect an annuity payment option by the Maturity Date, variable payments under the Contract will be made while the Payee is living but for at least ten years. (This is the Variable Life Income with Period Certain Option.) If installments under an annuity payment option would be less than the Company's published minimum, then the Contract proceeds can be applied to an annuity payment option only with the consent of the Company.

  The Payee under the Variable Income for a Specified Number of Years Option or the Variable Income Payments to Age 100 Option may withdraw the commuted value of the remaining payments. The Payee (or Payees) under the Variable Life Income with Period Certain Option or the Joint and Survivor Variable Life Income, 10 Years Certain Option may withdraw the commuted value of the remaining period certain portion of the payment option. The commuted value of such payments is calculated based on the assumed interest rate under the Contract. The life income portion of the payment option cannot be commuted, and variable annuity payments based on that portion will resume at the expiration of the period certain if the Annuitant is alive at that time. (See "Amount of Variable Annuity Payments.") Amounts applied to a fixed payment option may not be withdrawn.

  The section of the prospectus entitled "Administration Charges, Contingent Deferred Sales Charge and Other Deductions" describes whether a Contingent Deferred Sales Charge will be deducted upon application of the Contract's proceeds to a particular annuity payment option or upon withdrawal of the commuted value of any payments certain under a variable payment option.

  Payees under the Variable Income for a Specified Number of Years Option or the Variable Income Payments to Age 100 Option may convert to a variable annuity payment option involving a life contingency.

  The availability of certain annuity payment options may be restricted on account of Company policy and Federal tax law, which among other things, may restrict payment to the life expectancy of the payee.

  The Company continues to assess the Mortality and Expense Risk Charge if annuity payments are made under any variable annuity payment option (either before or after the Maturity Date), including an option not involving a life contingency and under which the Company bears no mortality risk.


                      AMOUNT OF VARIABLE ANNUITY PAYMENTS

  At the Maturity Date (or any other application of proceeds to a payment option), the Contract Value (reduced by any applicable charges and by any outstanding loan plus accrued interest) is applied toward the purchase of monthly annuity payments. The amount of monthly variable annuity payments will be determined on the basis of (i) annuity purchase rates not lower than the rates set forth in the Life Income Tables contained in the Contract that reflect the Payee's age, (ii) the assumed interest rate selected, (iii) the type of payment option selected, and (iv) the investment performance of the Eligible Funds selected. (The Fixed Account is not available under variable payment options.)

  The annuity purchase rates are used to calculate the basic payment level purchased by the Contract Value. These rates vary according to the age of the Payee. The higher the Payee's age at annuitization, the greater the basic payment level under options involving life contingencies, because the Payee's life expectancy and thus the period of anticipated income payments will be shorter. With respect to Contracts issued in New York or Oregon for use in situations not involving an employer-sponsored plan, purchase rates used to calculate the basic payment level will also reflect the sex of the Payee. Under such Contracts, a given Contract Value will produce a higher basic payment level for a male Payee than for a female Payee, reflecting the longer life expectancy of the female Payee. If the Contract Owner has selected an annuity payment option that guarantees that payments will be made for a certain number of years regardless of whether the Payee remains alive, the Contract Value will purchase lower monthly benefits than under a life contingent option.

  The dollar amount of the initial variable annuity payment will be at the basic payment level. The assumed interest rate under the Contract will affect both this basic payment level and the amount by which subsequent payments increase or decrease. Each payment after the first will vary with the difference between the net investment performance of the sub-accounts selected and the assumed interest rate under the Contract. If the actual net investment rate exceeds the assumed interest rate, the dollar amount of the annuity payments will increase. Conversely, if the actual rate is less than the assumed interest rate, the dollar amount of the annuity payments will decrease. If actual investment performance is equal to the assumed interest rate, the monthly payments will remain level.

  Unless otherwise provided, the assumed interest rate will be at an annual effective rate of 3.5%. You may select as an alternative an assumed interest rate equal to an annual effective rate of 0% or, if allowed by applicable law or regulation, 5%. A higher assumed interest rate will produce a higher first payment, a more slowly rising series of subsequent payments when the actual net investment performance exceeds the assumed interest rate, and a more rapid drop in subsequent payments when the actual net investment performance is less than the assumed interest rate. A lower assumed interest rate will produce a lower first payment, a more rapidly rising series of subsequent payments when the actual net investment performance exceeds the assumed interest rate, and a less rapid drop in subsequent payments when the actual net investment performance is less than the assumed interest rate.

  You may, even after variable annuity payments have commenced, direct that all or a portion of your investment in one sub-account be transferred to another sub-account of the Variable Account in the manner provided under "Transfer Privilege."

  The Company may require proof of age, sex (if applicable) and survival of any person upon the continuation of whose life annuity payments depend.

  For more information regarding annuity payment options, you should refer to the Statement of Additional Information and also to the Contract, which contains detailed information about the various forms of annuity payment options available, and other matters also of importance.


                 RETIREMENT PLANS OFFERING FEDERAL TAX BENEFITS

  The Federal tax laws provide for a variety of retirement plans offering tax benefits. These plans, which may be funded through the purchase of the individual variable annuity contracts offered in this prospectus, include:

     1. Plans qualified under Section 401(a) or 403(a) of the Code ("Qualified Plans") but not plans qualified under Section 401(k);

     2. Annuity purchase plans adopted by public school systems and certain tax-exempt organizations pursuant to Section 403(b) of the Code ("TSA Plans") which are funded solely by salary reduction contributions and which are not otherwise subject to ERISA;

     3. Individual retirement accounts adopted by or on behalf of individuals pursuant to Section 408(a) of the Code and individual retirement annuities purchased pursuant to Section 408(b) of the Code (both of which may be referred to as "IRAs"), including simplified employee pension plans and salary reduction simplified employee pension plans, which are specialized IRAs that meet the requirements of Section 408(k) of the Code ("SEPs" and "SARSEPs") and Simple Retirement Accounts under Section 408(p) of the Code ("SIMPLE IRAs");

     4. Eligible deferred compensation plans (within the meaning of Section 457 of the Code) for employees of state and local governments and tax-exempt organizations ("Section 457 Plans"); and

     5. Governmental plans (within the meaning of Section 414(d) of the Code) for governmental employees, including Federal employees ("Governmental Plans").

  An investor should consult a qualified tax or other advisor as to the suitability of a Contract as a funding vehicle for retirement plans qualifying for tax benefited treatment, as to the rules underlying such plans and as to the state and Federal tax aspects of such plans. In particular, the Contract is not intended for use with plans qualified under Section 401(k) of the Code or with TSA Plans that are subject to ERISA. The Company will not provide all the administrative support appropriate for such plans. Accordingly, the Contract should NOT be purchased for use with such plans.

  A summary of the Federal tax laws regarding contributions to, and distributions from, the above tax benefited retirement plans may be found below under "Federal Income Tax Status - Qualified Contracts." It should be understood that should a tax benefited retirement plan lose its qualification for tax-exempt status, employees will lose some of the tax benefits described herein.

  In the case of certain TSA Plans under Section 403(b)(1) of the Code and IRAs purchased under Section 408(b) of the Code, the individual variable annuity contracts offered in this prospectus comprise the retirement "plan" itself. These Contracts will be endorsed, if necessary, to comply with Federal and state legislation governing such plans, and such endorsements may alter certain Contract provisions described in this prospectus. Refer to the Contracts and any endorsements for more complete information.

FEDERAL INCOME TAX STATUS

INTRODUCTION

  The following discussion is a general discussion of federal income tax considerations relating to the Contract and is not intended as tax advice. This discussion is not intended to address the tax consequences resulting from all of the situations in which a person may be entitled to or may receive a distribution under the Contract. Any person concerned about these tax implications should consult a competent tax advisor before initiating any transaction. This discussion is based upon NELICO's understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service ("IRS"). No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the IRS. Moreover, no attempt has been made to consider any applicable state or other tax laws.

  The Contract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased and used in connection with certain plans entitled to special income tax treatment ("Qualified Contracts") under the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this prospectus, Qualified Contracts are Contracts that fund Qualified Plans, TSA Plans, IRAs, SEPs and SARSEPs, SIMPLE IRAs, Section 457 Plans, and Governmental Plans, as defined above under "Retirement Plans Offering Federal Tax Benefits." The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payments, and on the economic benefit to the Contract Owner, the Annuitant, or the Beneficiary may depend on the type of retirement plan, and on the tax status of the individual concerned. In addition, certain requirements must be satisfied in purchasing a Qualified Contract and receiving distributions from a Qualified Contract in order to continue receiving favorable tax treatment. Therefore, purchasers of Qualified Contracts should seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements, and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that a Qualified Contract is purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAXATION OF THE COMPANY

  The Company is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from the Company, and its operations form a part of the Company, it will not be taxed separately as a "regulated investment company" under Subchapter M of the Code. Investment income and realized capital gains arising from the operation of the Variable Account are automatically applied to increase reserves under the Contracts. Under existing federal income tax law, the Company believes that the Variable Account's investment income and realized net capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contracts.

  Accordingly, the Company does not anticipate that it will incur any federal income tax liability attributable to the Variable Account and, therefore, the Company does not intend to make provisions for any such taxes. However, if changes in the federal tax laws or interpretations thereof result in the Company being taxed on income or gains attributable to the Variable Account, then the Company may impose a charge against the Variable Account (with respect to some or all Contracts) in order to set aside amounts to pay such taxes.

TAX STATUS OF THE CONTRACT

  Diversification. Section 817(h) of the Code requires that with respect to
  ----------------
Non-Qualified Contracts, the investments of the Funds must be "adequately diversified" in accordance with Treasury regulations in order for the Contracts to qualify as annuity contracts under federal tax law. The Variable Account, through the Eligible Funds, intends to comply with the diversification requirements prescribed by the Treasury in Reg. Sec. 1.817-5, which affect how the Eligible Funds' assets may be invested.

  In certain circumstances, owners of variable annuity contracts may be considered the owners, for federal income tax purposes, of the assets of the separate accounts used to support their contracts. In those circumstances, income and gains from the separate account assets would be includible in the variable contract owner's gross income. The IRS has stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the contract owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has also announced, in connection with the issuance of regulations concerning diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control for the investments of a segregated asset account may cause the investor [i.e., the Contract Owner],
                                                 -----
rather than the insurance company, to be treated as the owner of the assets in the account." This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyholders may direct their investments to particular Sub-Accounts without being treated as owners of the underlying assets."

  The ownership rights under the Contract are similar to, but also different in certain respects from, those described by the IRS in rulings in which it was determined that contract owners were not owners of separate account assets. For example, a Contract Owner has additional flexibility in allocating premium payments and account values. These differences could result in a Contract Owner being treated as the owner of a pro rata portion of the assets of the Variable Account. In addition, the Company does not know what standards will be set forth, if any, in the regulations or rulings which the Treasury Department has stated it expects to issue. The Company therefore reserves the right to modify the Contract as necessary to attempt to prevent a Contract Owner from being considered the owner of a pro rata share of the assets of the Variable Account.

  Required Distributions. In order to be treated as an annuity contract for
  -----------------------
federal income tax purposes, section 72(s) of the Code requires Non-Qualified Contracts to provide that (a) if any Owner dies on or after the annuity date but prior to the time the entire interest in the Contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of such owner's death; and (b) if any Owner dies prior to the annuity date, the entire interest in the Contract will be distributed within five years after the date of such Owner's death. These requirements will be considered satisfied as to any portion of an owner's interest which is payable to or for the benefit of a "designated beneficiary" and which is distributed over the life of such "designated beneficiary" or over a period not extending beyond the life expectancy of that beneficiary, provided that such distributions begin within one year of the owner's death. The "designated beneficiary" refers to a natural person designated by the owner as a Beneficiary and to whom ownership of the contract passes by reason of death. However, if the "designated beneficiary" is the surviving spouse of a deceased owner, the contract may be continued with the surviving spouse as the new owner.

  The Non-Qualified Contracts contain provisions which are intended to comply with the requirements of section 72(s) of the Code, although no regulations interpreting these requirements have yet been issued. The Company intends to review such provisions when they are issued and modify the contracts in question if necessary to assure that they comply with the requirements of Code Section 72(s). Other rules may apply to Qualified Contracts.

  The following discussion is based on the assumption that the Contract qualifies as an annuity contract for federal income tax purposes.

TAXATION OF ANNUITIES

  In General. Section 72 of the Code governs taxation of annuities in general.
  -----------
The Company believes that a Contract Owner who is a natural person generally is not taxed on increases in the value of a Contract until distribution occurs by withdrawing all or part of the Contract Value (e.g., withdrawals or annuity
                                               ---
payments under the Annuity Option elected). For this purpose, the assignment, pledge, or agreement to assign or pledge any portion of the Contract Value (and in the case of a Qualified Contract, any portion of an interest in the qualified plan) generally will be treated as a distribution. The taxable portion of a distribution (in the form of a single sum payment or an annuity) is taxable as ordinary income.

  The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the Contract Value over the "investment in the contract" (discussed below) during the taxable year. There are some exceptions to this rule and prospective Contract Owners that are not natural persons may wish to discuss these with a competent tax advisor.

  The following discussion generally applies to a Contract owned by a natural person.

  Surrenders. In the case of a surrender under a Qualified Contract, including
  -----------
Systematic Withdrawals, a ratable portion of the amount received is taxable, generally based on the ratio of the "investment in the contract" to the individual's total accrued benefit under the retirement plan. The "investment in the contract" generally equals the amount of any non-deductible purchase payments paid by or on behalf of any individual. For a Contract issued in connection with qualified plans, the "investment in the contract" can be zero. Special tax rules may be available for certain distributions from a Qualified Contract.

  With respect to Non-Qualified Contracts, partial surrenders, including Systematic Withdrawals, are generally treated as taxable income to the extent that the Contract Value immediately before the surrender exceeds the "investment in the contract" at that time. Full surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the contract".

  Annuity Payments. Although the tax consequences may vary depending on the
  -----------------
annuity payment elected under the Contract, in general, only the portion of the annuity payment that represents the amount by which the Contract Value exceeds the "investment in the contract" will be taxed; after the "investment in the contract" is recovered, the full amount of any additional annuity payments is taxable. For variable annuity payments, the taxable portion is generally determined by an equation that establishes a specific dollar amount of each payment that is not taxed. The dollar amount is determined by dividing the "investment in the contract" by the total number of expected periodic payments. However, the entire distribution will be taxable once the recipient has recovered the dollar amount of his or her "investment in the contract". For fixed annuity payments, in general there is no tax on the portion of each payment which represents the same ratio that the "investment in the contract" bears to the total expected value of the annuity payments for the term of the payments; however, the remainder of each annuity payment is taxable. Once the "investment in the contract" has been fully recovered, the full amount of any additional annuity payments is taxable. If annuity payments cease as a result of an Annuitant's death before full recovery of the "investment in the contract," consult a competent tax advisor regarding deductibility of the unrecovered amount.

  Penalty Tax. In the case of a distribution pursuant to a Non-Qualified
  ------------
Contract, there may be imposed a federal income tax penalty equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions: (1) made on or after the date on which the taxpayer attains age 59 1/2; (2) made as a result of death or disability of an owner; (3) received in substantially equal periodic payments as a life annuity or a joint and survivor annuity for the lives or life expectancies of the owner and a "designated beneficiary". Other tax penalties may apply to certain distributions pursuant to a Qualified Contract.

  Taxation of Death Benefit Proceeds. Amounts may be distributed from the
  -----------------------------------
Contract because of the death of a Contract Owner (or Annuitant if the Contract Owner is not an individual). Generally, such amounts are includible in the income of the recipient as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a full surrender as described above, or (2) if distributed under an Annuity Option, they are taxed in the same manner as annuity payments, as described above. For these purposes, the investment in the Contract is not affected by the Owner's (or Annuitant's) death. That is, the investment in the Contract remains the amount of any purchase payments paid which were not excluded from gross income.

  Transfers, Assignments, Exchanges and Maturity Dates. A transfer of ownership
  -----------------------------------------------------
of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also an Owner, the selection of certain Maturity Dates, the exchange of a Contract, or the receipt of a Contract in an exchange may result in certain tax consequences that are not discussed herein. Anyone contemplating any such designation, transfer, assignment, selection, or exchange should contact a competent tax advisor with respect to the potential tax effects of such a transaction.

  Multiple Contracts. All deferred non-qualified annuity contracts that are
  -------------------
issued by the Company (or its affiliates) to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in gross income under section 72(e) of the Code. In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of section 72(e) through the serial purchase of annuity contracts or otherwise. Congress has also indicated that the Treasury Department may have authority to treat the combination purchase of an immediate annuity contract and separate deferred annuity contracts as a single annuity contract under its general authority to prescribe rules as may be necessary to enforce the income tax laws.

QUALIFIED CONTRACTS

  The Contract is designed for use with certain retirement plans that qualify for Federal tax benefits. Such plans are defined above under the heading "Retirement Plans Offering Federal Tax Benefits." The tax rules applicable to participants and beneficiaries in these retirement plans vary according to the type of plan and the terms and conditions of the plan. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from contributions in excess of specified limits; distributions prior to age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; aggregate distributions in excess of a specified annual amount; and in other specified circumstances.

  The Company makes no attempt to provide more than general information about use of the Contracts with the various types of retirement plans. Contract Owners and participants under retirement plans as well as Annuitants and Beneficiaries are cautioned that the rights of any person to any benefits under these Contracts may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract issued in connection with such a plan. Some retirement plans are subject to distribution and other requirements that are not incorporated in the administration of the Contracts. Adverse tax or other legal consequences to the plan, to the participant or to both may result if the Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits prior to transfer of the Contract. Contract Owners are responsible for determining that contributions, distributions and other transactions with respect to the Contracts satisfy applicable law. Purchasers of Contracts for use with any retirement plan should consult their legal counsel and tax advisor regarding the suitability of the Contract under applicable federal and state tax laws and ERISA.

  The sale of a Contract for use with an IRA may be subject to special disclosure requirements of the Internal Revenue Service. Purchasers of a Contract for use with IRAs will be provided with supplemental information required by the Internal Revenue Service or other appropriate agency. Such purchasers will have the right to revoke their purchase within seven days of the earlier of the establishment of the IRA or their purchase. A Contract issued in connection with an IRA will be amended as necessary to conform to the requirements of the Code. Purchasers should seek competent advice as to the suitability of the Contract for use with IRAs.

(i) Plan Contribution Limits


  Statutory limitations on contributions to retirement plans that qualify for federal tax benefits may limit the amount of money that may be contributed to the Contract in any Contract Year. Any purchase payments attributable to such contributions may be tax deductible to the employer and are not currently taxable to the Annuitants for whom the Contracts are purchased. The contributions to the Contract and any increase in Contract Value attributable to such contributions are not subject to taxation until payments from the Contract are made to the Annuitant or his/her Beneficiaries.

  TSA PLANS

  Purchase payments attributable to TSA Plans are not includible within the Annuitant's income to the extent such purchase payments do not exceed certain statutory limitations, including the "exclusion allowance." The exclusion allowance is a calculation which takes into consideration the Annuitant's includible compensation, number of years of service, and prior years of contributions. For more information about all the applicable limitations, the Annuitant should obtain a copy of IRS Publication 571 on TSA Programs for Employees of Public Schools and Certain Tax Exempt Organizations which will better assist the Annuitant in calculating the exclusion allowance and other limitations to which he or she may be subject for any given tax year. Any purchase payments attributable to permissible contributions under Code Section 403(b) (and earnings thereon) are not taxable to the Annuitant until amounts are distributed from the Contract. However, these payments may be subject to FICA (Social Security) taxes.

  IRAS, SEPS, SARSEPS AND SIMPLE IRAS

  The maximum tax deductible purchase payment which may be contributed each year to an IRA is the lesser of $2,000 or 100 percent of includible compensation if the taxpayer is not covered under an employer plan. A spousal IRA is available if the taxpayer and spouse file a joint return and the spouse earns no compensation (or elects to be treated as earning no compensation) and is not yet age 70 1/2. The maximum tax deductible purchase payment which a taxpayer may make to a spousal IRA is $2,000. If covered under an employer plan, taxpayers are permitted to make deductible purchase payments; however, the deductions are phased out and eventually eliminated, on a pro rata basis, for adjusted gross income between $25,000 and $35,000 for an individual, between $40,000 and $50,000 for a married couple filing jointly and between $0 and $10,000 for a married person filing separately. A taxpayer may also make nondeductible purchase payments. However, the total of deductible and nondeductible purchase payments may not exceed the limits described above for deductible payments. An IRA is also the vehicle that receives contributions to SEPs, SARSEPs and SIMPLE IRAs. Maximum contributions (including elective deferrals) to SEPs and SARSEPs are currently limited to the lesser of 15% of compensation (generally up to $160,000 for 1997) or $30,000. The maximum salary reduction contribution currently permitted to a SIMPLE IRA is $6,000. In addition, an employer may make a matching contribution, typically of 2% or 3% of the compensation (as limited by the Code) of the employee. For more information concerning the contributions to IRAs, SEPs, SARSEPs, and SIMPLE IRAs you should obtain a copy of IRS Publication 590 on Individual Retirement Accounts. In addition to the above, an individual may make a "rollover" contribution into an IRA with the proceeds of a "lump sum" distribution (as defined in the Code) from a Qualified Plan.

  SECTION 457 PLANS

  Generally, under a Section 457 Plan, an employee or executive may defer income under a written agreement in an amount equal to the lesser of 33 1/3% of includible compensation or $7,500. The amounts so deferred (including earnings thereon) by an employee or executive electing to contribute to a Section 457 Plan are includible in gross income only in the tax year in which such amounts are paid or made available to that employee or executive or his/ her Beneficiary. With respect to a Section 457 Plan for a nonprofit organization other than a governmental entity, (i) once contributed to the plan, any Contracts purchased with employee contributions remain the sole property of the employer and may be subject to the general creditors of the employer and (ii) the employer retains all ownership rights to the Contract including voting and redemption rights which may accrue to the Contract(s) issued under the plan. The Plans may permit participants to specify the form of investment for their deferred compensation accounts. Depending on the terms of the particular plan, the employer may be entitled to draw on deferred amounts for purposes unrelated to its Section 457 Plan obligations.

(ii) Distributions from the Contract

  MANDATORY WITHHOLDING ON CERTAIN DISTRIBUTIONS

  After January 1, 1993, many distributions called "eligible rollover distributions" from Qualified Plans and from many TSA Plans will be subject to automatic withholding by the plan or payor at the rate of 20%. Withholding can be avoided by arranging a direct transfer of the eligible rollover distribution to a Qualified Plan, TSA or IRA.

  QUALIFIED PLANS, TSA PLANS, IRAS, SEPS, SARSEPS, SIMPLE IRAS AND GOVERNMENTAL PLANS

  Payments made from the Contracts held under a Qualified Plan, TSA Plan, IRA, SEP, SARSEP, SIMPLE IRA or Governmental Plan are taxable under Section 72 of the Code as ordinary income, in the year of receipt. Any amount received in surrender of all or part of the Contract Value prior to annuitization will, subject to restrictions and penalties discussed below, also be included in income in the year of receipt. If there is any "investment" in the Contract, a portion of each amount received is excluded from gross income as a return of such investment. Distributions or withdrawals prior to age 59 1/2 may be subject to a penalty tax of 10% of the amount includible in income. This penalty tax does not apply: (i) to distributions of excess contributions or deferrals; (ii) to distributions made on account of the Annuitant's death, retirement, disability or early retirement at or after age 55; (iii) when distribution from the Contract is in the form of an annuity over the life or life expectancy of the Annuitant (or joint lives or life expectancies of the Annuitant and his or her Beneficiary); or (iv) when distribution is made pursuant to a divorce (in the case of IRAs) or a qualified domestic relations order. In the case of IRAs, SEPs, SARSEPs and SIMPLE IRAs, the exceptions for distributions on account of early retirement at or after age 55 or made pursuant to a qualified domestic relations order do not apply. A tax-free rollover may be made once each year among individual retirement arrangements subject to the conditions and limitations described in the Code.

  If the Annuitant dies before distributions begin, distributions must be completed within five years after death, unless payments begin within one year after death and are made over the life (or life expectancy) of the Beneficiary. If the Annuitant's spouse is the Beneficiary, distributions need not begin until the Annuitant would have reached age 70 1/2. If the Annuitant dies after annuity payments have begun, payments must continue to be made at least as rapidly as payments made before death.

  With respect to TSA Plans, elective contributions to the Contract made after December 31, 1988 and any increases in Contract Value after that date may not be distributed prior to attaining age 59 1/2, termination of employment, death or disability. Contributions (but not earnings) made after December 31, 1988 may also be distributed by reason of financial hardship. These restrictions on withdrawal will not apply to the Contract Value as of December 31, 1988. These restrictions are not expected to change the circumstances under which transfers to other investments which qualify for tax free treatment under Section 403(b) of the Code may be made.

  With respect to a SIMPLE IRA, there is an additional tax of 25% applicable to withdrawals made during the first two years of participation.

  Annuity payments, periodic payments or annual distributions generally must commence by April 1 of the calendar year following the year in which the Annuitant attains age 70 1/2. In the case of a Qualified Plan or a Governmental Plan, these distributions must begin by the later of the date determined by the preceding sentence or the year in which the Annuitant retires. Each annual distribution must equal or exceed a "minimum distribution amount" which is determined by minimum distribution rules under the plan. A penalty tax of up to 50% of the amount which should have been distributed may be imposed by the IRS for failure to distribute the required minimum distribution amount.

  Other restrictions with respect to the election, commencement, or distribution of benefits may apply under the Contracts or under the terms of the Qualified Plans in respect of which the Contracts are issued.

  SECTION 457 PLANS

  When a distribution under a Contract held under a Section 457 Plan is made to the Annuitant, such amounts are taxed as ordinary income in the year in which received. The plan must not permit distributions prior to the Annuitant's separation from service (except in the case of unforeseen emergency).

  Generally, annuity payments, periodic payments or annual distributions must commence by April 1 of the calendar year following the year in which the Annuitant attains age 70 1/2 and meet other distribution requirements. Minimum distributions under a Section 457 Plan may be further deferred if the Annuitant remains employed with the sponsoring employer. Each annual distribution must equal or exceed a "minimum distribution amount" which is determined by distribution rules under the plan. If the Annuitant dies before distributions begin, the same special distribution rules apply in the case of Section 457 Plans as apply in the case of Qualified Plans, TSA Plans, IRAs, SEPs, SARSEPs, SIMPLE IRAs and Governmental Plans. These rules are discussed above in the immediately preceding section of this prospectus.

WITHHOLDING

  Pension and annuity distributions generally are subject to withholding for the recipient's federal income tax liability at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions. The Company is required to withhold taxes from certain distributions under certain qualified contracts.

POSSIBLE CHANGES IN TAXATION

  In past years, legislation has been proposed that would have adversely modified the federal taxation of certain annuities. For example, one such proposal would have changed the tax treatment of non-qualified annuities that did not have "substantial life contingencies" by taxing income as it is credited to the annuity. Although as of the date of this prospectus Congress is not actively considering any legislation regarding the taxation of annuities, there is always the possibility that the tax treatment of annuities could change by legislation or other means (such as IRS regulations, revenue rulings, judicial decisions, etc.). Moreover, it is also possible that any change could be retroactive (that is, effective prior to the date of the change).

OTHER TAX CONSEQUENCES

  As noted above, the foregoing discussion of the federal income tax consequences is not exhaustive and special rules are provided with respect to other tax situations not discussed in this Prospectus. Further, the federal income tax consequences discussed herein reflect the Company's understanding of the current law and the law may change. Federal estate and gift tax consequences of ownership or receipt of distributions under the Contract depend on the individual circumstances of each Contract Owner or recipient of a distribution. A competent tax advisor should be consulted for further information.

GENERAL

  At the time the initial purchase payment is paid, a prospective purchaser must specify whether he or she is purchasing a Non-Qualified Contract or a Qualified Contract. If the initial premium is derived from an exchange or surrender of another annuity contract, the Company may require that the prospective purchaser provide information with regard to the federal income tax status of the previous annuity contract. The Company will require that persons purchase separate Contracts if they desire to invest monies qualifying for different annuity tax treatment under the Code. Each such separate Contract would require the minimum initial purchase payment stated above. Additional purchase payments under a Contract must qualify for the same federal income tax treatment as the initial purchase payment under the Contract; the Company will not accept an additional purchase payment under a Contract if the federal income tax treatment of such purchase payment would be different from that of the initial purchase payment.


                                 VOTING RIGHTS

  The Company is the legal owner of the Eligible Fund shares held in the Variable Account and has the right to vote those shares at meetings of the Eligible Fund shareholders. However, to the extent required by Federal securities law, the Company will give you, as Contract Owner, the right to instruct the Company how to vote the shares that are attributable to your Contract.

  Prior to annuitization, the number of votes as to which you have a right of instruction is determined by applying your percentage interest in a sub-account to the total number of votes attributable to the sub-account. After annuitization, the number of votes attributable to your Contract is determined by applying the percentage interest reflected by the reserve for your Contract to the total number of votes attributable to the sub-account. After annuitization the votes attributable to your Contract decrease as reserves underlying the Contract decrease.

  Contract Owners who are entitled to give voting instructions and the number of shares as to which they have a right of instruction will be determined as of the record date for the meeting. All Eligible Fund shares held in any sub-account of the Variable Account or any other registered (or to the extent voting privileges are granted by the issuing insurance company, unregistered) separate accounts of the Company or any affiliate for which no timely instructions are received will be voted for, against, or withheld from voting on any proposition in the same proportion as the shares held in that sub-account for all policies or contracts for which voting instructions are received.

  All Eligible Fund shares held by the general investment account (or any unregistered separate account for which voting privileges are not extended) of the Company or its affiliates will be voted in the same proportion as the aggregate of (i) the shares for which voting instructions are received and (ii) the shares that are voted in proportion to such voting instructions.

  The SEC requires the Eligible Funds' Board of Trustees to monitor events to identify conflicts that may arise from the sale of shares to variable life and variable annuity separate accounts of affiliated and, if applicable, unaffiliated insurance companies. Conflicts could arise as a result of changes in state insurance law or Federal income tax law, changes in investment management of any portfolio of the Eligible Funds, or differences between voting instructions given by variable life and variable annuity contract owners, for example. If there is a material conflict, the Boards of Trustees will have an obligation to determine what action should be taken, including the removal of the affected sub-account(s) from the Eligible Fund(s), if necessary. If the Company believes any Eligible Fund action is insufficient, the Company will consider taking other action to protect Contract Owners. There could, however, be unavoidable delays or interruptions of operations of the Variable Account that the Company may be unable to remedy.


                           DISTRIBUTION OF CONTRACTS

  New England Securities, the principal underwriter of the Contracts, is a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc. New England Securities may enter into selling agreements with other broker-dealers registered under the Exchange Act whose registered representatives are authorized under applicable law to sell variable annuity contracts. The Company will pay compensation to the New England Securities registered representatives or other broker-dealers involved in the sale of a Contract. Such compensation will generally have a present value that does not exceed 7% of purchase payments under the Contract (although a lower amount may be paid in certain circumstances, such as sales of the Contracts to a person over age 75), and such compensation may be paid either as a percentage of purchase payments at the time the Company receives them, as a percentage of Contract Value on an ongoing basis, or in some combination of both. No commission is paid in connection with the initial issuance of a Contract as a result of an exchange from a Fund I, Preference or Zenith Accumulator contract, although the Company reserves the right to pay a flat servicing or handling fee--not to be deducted from Contract Value--in connection with such exchanges.


                               THE FIXED ACCOUNT

  A Fixed Account option is included under Contracts issued in those states where it has been approved by the state insurance department. In these states, you may allocate net purchase payments and may transfer Contract Value in the Variable Account to the Fixed Account, which is part of the Company's general account. The Fixed Account offers diversification to a Variable Account contract, allowing the Contract Owner to protect principal and earn, at least, a guaranteed rate of interest.

  Because of exemptive and exclusionary provisions, interests in the Fixed Account have not been registered under the Securities Act of 1933, and neither the Fixed Account nor the general account has been registered as an investment company under the Investment Company Act of 1940. Therefore, neither the general account, the Fixed Account nor any interests therein are generally subject to the provisions of these Acts, and the Company has been advised that the staff of the Securities and Exchange Commission does not review disclosures relating to the general account. Disclosures regarding the Fixed Account may, however, be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

GENERAL DESCRIPTION OF THE FIXED ACCOUNT

  The Company's general account consists of all assets owned by the Company other than those in the Variable Account and the Company's other separate accounts. The Company has sole discretion over the investment of assets in the general account, including those in the Fixed Account. Contract Owners do not share in the actual investment experience of the assets in the Fixed Account. Instead, the Company guarantees that Contract Values in the Fixed Account will be credited with interest at an effective annual rate of at least 3%. The Company is not obligated to credit interest at a rate higher than 3%, although in its sole discretion it may do so. Contract Values in the Fixed Account will be credited with interest daily.

  Any purchase payment or portion of Contract Value ("deposit") allocated to the Fixed Account will earn interest at an annual rate determined by the Company for that deposit for a 12 month period. At the end of each succeeding 12 month period, the Company will determine the interest rate that will apply to that deposit plus accrued interest for the next 12 months. This renewal rate may differ from the interest rate that is applied to new deposits made to the Fixed Account on that same day. (See "Contract Value and Fixed Account Transactions" below for a description of the interest rate that will be applied to Contract loan repayments allocated to the Fixed Account.)

CONTRACT VALUE AND FIXED ACCOUNT TRANSACTIONS

  A Contract's total Contract Value will include its Contract Value in the Variable Account, in the Fixed Account and, for Contracts under which Contract loans are available, any of its Contract Value held in the Company's general account (but outside the Fixed Account) as a result of a Contract loan.

  Unless you request otherwise, a partial surrender will reduce the Contract Value in the sub-accounts of the Variable Account and the Fixed Account proportionately. The annual Administration Contract Charge will be deducted entirely from the Contract Value in the Variable Account, and not from the Contract Value in the Fixed Account. (However, that charge is limited to the lesser of $30 and 2% of the total Contract Value, including Contract Value in the Fixed Account.) Except as described below, amounts in the Fixed Account are subject to the same rights and limitations as are amounts in the Variable Account with respect to transfers, surrenders and partial surrenders. The following special rules apply to transfers involving the Fixed Account.

  The amount of Contract Value which may be transferred from the Fixed Account
  ----------------------------------------------------------------------------
is limited to the greater of: 25% of the Contract Value in the Fixed Account at
-------------------------------------------------------------------------------
the end of the first day of the Contract Year, and the amount of Contract Value
-------------------------------------------------------------------------------
that was transferred from the Fixed Account in the previous Contract Year,
--------------------------------------------------------------------------
except with the consent of the Company. (Also, after the transfer is made, the
------------------------------------------------------------------------------
Contract Value may not be allocated among more than ten of the sub-accounts
---------------------------------------------------------------------------
and/or the Fixed Account.) The Company intends to restrict purchase payments and
--------------------------
transfers of Contract Value into the Fixed Account: (1) if the interest rate which would be credited to the deposit would be equivalent to an annual effective rate of 3%; or (2) if the total Contract Value in the Fixed Account exceeds a maximum amount published by the Company (currently $500,000). (For Contracts issued in Maryland, the Company reserves the right to restrict such purchase payments and transfers if the total Contract Value in the Fixed Account equals or exceeds $500,000.) In addition, the Company intends to restrict transfers of Contract Value into the Fixed Account, and reserves the right to restrict purchase payments and loan prepayments into the Fixed Account, for 180 days following a transfer or loan out of the Fixed Account.

  Amounts transferred to the sub-accounts from the Fixed Account will be on a "last-in, first-out" basis; that is, they will be made in the reverse order in which the deposits into the Fixed Account were made. Amounts surrendered from the Fixed Account will be on a "first-in, first-out" basis.

  If any portion of a Contract loan was attributable to Contract Value in the Fixed Account, then an equal portion of each loan repayment must be allocated to the Fixed Account. (For example, if 50% of the loan was attributable to your Fixed Account Contract Value, then 50% of each loan repayment will be allocated to the Fixed Account.) Similarly, unless you request otherwise, the balance of the loan repayment will be allocated to the sub-accounts in the same proportions in which the loan was attributable to the sub-accounts. See "Loan Provision for Certain Tax Benefited Retirement Plans." The rate of interest for each loan repayment applied to the Fixed Account will be the lesser of: (1) the effective interest rate for your Contract on the date the loan repayment is applied to the Fixed Account; and (2) the current Fixed Account interest rate set by the Company in advance for that date. If the loan is being prepaid, however, and prepayments into the Fixed Account are restricted as described above, the portion of the loan prepayment that would have been allocated to the Fixed Account will be allocated to the Zenith Back Bay Advisors Money Market Sub-account instead.

  The Company reserves the right to delay transfers, surrenders, partial surrenders and Contract loans from the Fixed Account for up to six months.


                              FINANCIAL STATEMENTS

  The financial statements of the Company and the Variable Account may be found in the Statement of Additional Information.


                       INVESTMENT EXPERIENCE INFORMATION

  The Company may advertise performance by illustrating hypothetical average annual total returns for each sub-account of the Variable Account, based on the actual investment experience of the Eligible Funds since their inception and for the year-to-date, one, three, five, and ten year periods ending with the date of the illustration. Calculations of average annual total return are based on the assumption that a single investment of $1,000 was made at the beginning of each period illustrated. Average annual total return calculations reflect changes in the net asset values of the Eligible Funds plus the reinvestment of dividends from net investment income and of distributions from net realized gains, if any. The calculations also reflect the deduction of the Mortality and Expense Risk Charge and the Administration Asset Charge. They also reflect annual deductions for the Administration Contract Charge, and the deduction of any Contingent Deferred Sales Charge applicable at the end of the period illustrated. The calculations do not reflect the effect of any premium tax charge, which applies in certain states, and which would reduce the results shown. The average annual total return is the annual compounded rate of return which would produce the surrender value at the end of the period illustrated. See "Calculation of Performance Data" in the Statement of Additional Information for average annual total returns as of December 31, 1996 and more information about how they are calculated.

  The Company may also illustrate how the average annual total return for a five year period was determined by illustrating the average annual total return for each year in the five year period ending with the date of the illustration. Such illustrations are based on the same assumptions and reflect the same expenses and deductions described in the preceding paragraph. See "Calculation of Performance Data" in the Statement of Additional Information for an example of this type of illustration and more information about how average annual total returns are calculated.

  The Company may illustrate what would have been the growth and value of a single $10,000 purchase payment for the Contract if it had been invested in each of the Eligible Funds on the first day of the first month after those Eligible Funds commenced operations. These illustrations show Contract Value and surrender value, calculated in the same manner as when they are used to arrive at average annual total return, as of the end of each year, ending with the date of the illustration. The surrender values reflect the deduction of any applicable Contingent Deferred Sales Charge, but do not reflect the deduction of any premium tax charge. These illustrations may also show annual percentage changes in Contract Value and surrender value, cumulative returns, and annual effective rates of return. The difference between the Contract Value or surrender value at the beginning and at the end of each year is divided by the beginning Contract Value or surrender value to arrive at the annual percentage change. The cumulative return is determined by taking the difference between the $10,000 investment and the ending Contract Value or surrender value and dividing it by $10,000. The annual effective rate of return is calculated in the same manner as average annual total return. See "Calculation of Performance Data" in the Statement of Additional Information for examples of these illustrations and more information about how they are calculated.

  The Variable Account may update the performance history of one or more of its sub-accounts on a quarterly basis by illustrating the one, three, five, and ten year values (or since inception, if less) of a single $10,000 purchase payment invested at the beginning of such periods using the same method of calculation described in the preceding paragraph, but using the periods ending with the date of the quarterly illustration. Such illustrations will show the Contract Value at the end of the period and the cumulative return and annual effective rate of return for the period. The illustration may also include the cumulative return and annual effective rate of return of an appropriate securities index and the Consumer Price Index for the same period.

  The Company may illustrate what would have been the change in value of a $250 monthly purchase payment plan if the monthly payments had been invested in each of the Eligible Funds on the first day of each month starting with the first day of the first month after those Eligible Funds commenced operations. These illustrations show cumulative payments, Contract Value and surrender value as of the end of each year, ending with the date of the illustration. Surrender values reflect the deduction of any applicable Contingent Deferred Sales Charge. The illustrations also show annual effective rates of return, which represent the compounded annual rates that the hypothetical purchase payments would have had to earn in order to produce the Contract Value and surrender value as of the date of the illustration. See "Calculation of Performance Data" in the Statement of Additional Information for examples of these illustrations and more information about how they are calculated.

  The Variable Account may make available illustrations showing historical Contract Values and the annual effective rate of return, based upon hypothetical purchase payment amounts and frequencies, which can be selected by the client. The method of calculation described in the preceding paragraph will be used, but the illustration will reflect the effect of any premium tax charge applicable in the state where the illustration is delivered. The beginning date of the illustration can be selected by the client. Contract Values will be shown as of the end of each calendar year in the period and as of the end of the most recent calendar quarter.

  Historical investment performance may also be illustrated by showing the percentage change in the Accumulation Unit Value and annual effective rate of return of a sub-account without reflecting the deduction of any Contingent Deferred Sales Charge, premium tax charge, or the annual $30 Administration Contract Charge, all of which have the effect of reducing historical performance. The percentage change in unit value and annual effective rate of return of each sub-account may be shown from inception of the Eligible Fund to the date of the report and for the year-to-date, one, three, five, and ten year periods ending with the date of the report. The percentage change in unit value and annual effective rate of return also may be compared with the percentage change and annual effective rate for the Dow Jones Industrial Average and S&P 500 Stock Index, as well as other unmanaged indices of stock and bond performance described in the Statement of Additional Information in the Notes to the illustration of Annual Percentage Change in Contract Value and Annual Percentage Change in Surrender Value for a $10,000 Single Purchase Payment Contract. The percentage change is calculated by dividing the difference in unit or index values at the beginning and end of the period by the beginning unit or index value. See the Statement of Additional Information for a description of the method for calculating the annual effective rate of return in this illustration.

  From time to time the Company may advertise (in sales literature or advertising material) performance rankings of the sub-accounts of the Variable Account assigned by independent services, such as Variable Annuity Research and Data Services ("VARDS"). VARDS monitors and ranks the performance of variable annuity accounts on an industry-wide basis in each of the major categories of investment objectives. The performance analysis prepared by VARDS ranks accounts on the basis of total return calculated using Accumulation Unit Values. Thus, the effect of the Contingent Deferred Sales Charge and Administration Contract Charge assessed under the Contracts is not taken into consideration.

  From time to time, articles discussing the Variable Account's investment experience, performance rankings and other characteristics may appear in national publications. Some or all of these publishers or ranking services (including, but not limited to, Lipper Analytical Services, Inc. and Morningstar) may publish their own rankings or performance reviews of variable contract separate accounts, including the Variable Account. References to, reprints or portions of reprints of such articles or rankings may be used by the Company as sales literature or advertising material and may include rankings that indicate the names of other variable contract separate accounts and their investment experience.

                                   APPENDIX A

                                 CONSUMER TIPS

DOLLAR COST AVERAGING

  Dollar cost averaging allows a person to take advantage of the historical long-term stock market results, assuming that they continue, although it does not guarantee a profit or protect against a loss. If an investor follows a program of dollar cost averaging on a long-term basis and the stock fund selected performs at least as well as the S&P 500 has historically, it is likely although not guaranteed that the price at which shares are surrendered, for whatever reason, will be higher than the average cost per share.

  An investor using dollar cost averaging invests the same amount of money in the same professionally managed fund at regular intervals over a long period of time. Dollar cost averaging keeps an investor from investing too much when the price of shares is high and too little when the price is low. When the price of shares is low, the money invested buys more shares. When it is high, the money invested buys fewer shares. If the investor has the ability and desire to maintain this program over a long period of time (for example, 20 years), and the stock fund chosen follows the historical upward market trends, the price at which the shares are sold should be higher than their average cost. The price could be lower, however, if the fund chosen does not follow these historical trends.

  Investors contemplating the use of dollar cost averaging should consider their ability to continue the on-going purchases so that they can take advantage of periods of low price levels.

DIVERSIFICATION

  Diversifying investment choices can enhance returns, by providing a wider opportunity for safe returns, and reduce risks, by spreading the chance of loss. Holding a single investment requires of that investment a safe return because a loss may risk the entire investment. By diversifying, on the other hand, an investor can more safely take a chance that some investments will under-perform and that others will over-perform. Thus an investor can potentially earn a better-than-average rate of return on a diversified portfolio than on a single safe investment. This is because, although portions of a diversified investment may be totally lost, other portions may perform at above- average rates that more than compensate for the loss.

MISCELLANEOUS



  Toll-free telephone
  service:              --A recording of daily unit values is available by
                         calling 1-800-333-2501.

                        --Fund transfers and changes of future purchase payment
                         allocations can be made by calling 1-800-435-4117.

  Written
  Communications:       --All communications and inquiries regarding address
                         changes, premium payments, billing, fund transfers, surrenders, maturities and any other processing matters relating to your Contract should be directed to:
                          New England Annuities
                          P.O. Box 642
                          Boston, Mass 02116

                                   APPENDIX B

                        CONTINGENT DEFERRED SALES CHARGE

  The following example illustrates how the Contingent Deferred Sales Charge would apply if the commuted value of amounts that have been placed under certain payment options is later withdrawn. As described in the prospectus in the section "Contingent Deferred Sales Charge," no Contingent Deferred Sales Charge will apply if at any time more than 30 days from issue of the Contract you apply the proceeds to a variable or fixed payment option involving a life contingency or, for a minimum specified period of 15 years, to either the Variable Income for a Specified Number of Years Option or the Variable Income Payments to Age 100 Option, or a comparable fixed option. However, if you subsequently withdraw the commuted value of amounts placed under any of those options, the Company will deduct from the amount you receive a portion of the Contingent Deferred Sales Charge that was waived, based on the ratio of: (1) the number of whole months remaining on the date of withdrawal until the date when the Contingent Deferred Sales Charge would expire, to (2) the number of whole months that were remaining when the proceeds were applied to the option, until the date when the Contingent Deferred Sales Charge would expire.

  As an example, assume that $100,000 of Contract Value (net of any premium tax charge and Administration Contract Charge) is applied to the Variable Income for a Specified Number of Years Option for a 20 year period. Assume further that the proceeds are derived from a $30,000 purchase payment made ten years ago, a $30,000 purchase payment made exactly two years ago, and investment earnings, and that the Contingent deferred Sales Charge waived on application of the proceeds to the payment option was $1,500. If the Payee surrenders the commuted value of the proceeds under option six months later, the Contingent Deferred Sales Charge would be $1,350 (representing the $1,500 waived at annuitization multiplied by 54/60, where 54 is the number of whole months currently remaining until the Contingent Deferred Sales Charge would expire, and 60 is the number of whole months that remained at the time of annuitization until the Contingent Deferred Sales Charge would expire).

                                   APPENDIX C

                                  PREMIUM TAX

  Premium tax rates are subject to change. At present the Company pays premium taxes in the following jurisdictions at the rates shown.




                              CONTRACTS USED WITH TAX
JURISDICTION                  QUALIFIED RETIREMENT PLANS   ALL OTHER CONTRACTS
---------                     --------------------------  ---------------------
Alabama                                 1.00%                     1.00%
California                              0.50%                     2.35%
District of Columbia                    2.00%                     2.00%
Kansas                                                            2.00%
Kentucky                                2.00%                     2.00%
Maine                                                             2.00%
Mississippi                                                       2.00%
Nevada                                                            3.50%
North Carolina                                                    1.75%
Puerto Rico                             1.00%                     1.00%
South Dakota                                                      1.25%
West Virginia                           1.00%                     1.00%
Wyoming                                                           1.00%





See "Premium Tax Charges" in the prospectus for more information about how premium taxes affect the Contracts.

                             TABLE OF CONTENTS

                                       OF
                      STATEMENT OF ADDITIONAL INFORMATION




                                                                        PAGE
                                                                       -------
THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-3
SERVICES TO THE VARIABLE ACCOUNT . . . . . . . . . . . . . . . . . .     II-3
PERFORMANCE COMPARISONS  . . . . . . . . . . . . . . . . . . . . . .     II-3
CALCULATION OF PERFORMANCE DATA  . . . . . . . . . . . . . . . . . .     II-4
NET INVESTMENT FACTOR  . . . . . . . . . . . . . . . . . . . . . . .    II-16
ANNUITY PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .    II-16
HYPOTHETICAL ILLUSTRATIONS OF ANNUITY INCOME PAYOUTS . . . . . . . .    II-17
HISTORICAL ILLUSTRATIONS OF ANNUITY INCOME PAYOUTS . . . . . . . . .    II-21
EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    II-23
LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .    II-23
APPENDIX A . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    II-24
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . .      F-1



  If you would like to obtain a copy of the Statement of Additional Information, please complete the request form below and mail to:

  New England Securities Corporation
  399 Boylston Street
  Boston, Massachusetts 02116



  Please send a copy of the Statement of Additional Information for New England Variable Annuity Separate Account (American Growth Series) to:


----------------------------------------------------------------------------
Name

----------------------------------------------------------------------------
Street

----------------------------------------------------------------------------
City                               State                                 Zip

                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT


                             AMERICAN GROWTH SERIES

                     INDIVIDUAL VARIABLE ANNUITY CONTRACTS

                ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY


                      STATEMENT OF ADDITIONAL INFORMATION
                                    (PART B)

                                  MAY 1, 1997

  This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Prospectus dated May 1, 1997 and should be read in conjunction therewith. A copy of the Prospectus may be obtained by writing to New England Securities Corporation ("New England Securities") 399 Boylston Street, Boston, Massachusetts 02116.

                               TABLE OF CONTENTS




                                                                        PAGE
                                                                       -------
The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-3

Services to the Variable Account . . . . . . . . . . . . . . . . . .     II-3

Performance Comparisons  . . . . . . . . . . . . . . . . . . . . . .     II-3

Calculation of Performance Data  . . . . . . . . . . . . . . . . . .     II-4

Net Investment Factor  . . . . . . . . . . . . . . . . . . . . . . .    II-16

Annuity Payments . . . . . . . . . . . . . . . . . . . . . . . . . .    II-16

Hypothetical Illustrations of Annuity Income Payouts . . . . . . . .    II-17

Historical Illustrations of Annuity Income Payouts . . . . . . . . .    II-21

Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    II-23

Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .    II-23

Appendix A . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    II-24

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .      F-1


                                  THE COMPANY

  New England Life Insurance Company ("The Company") is an indirect, wholly-owned subsidiary of Metropolitan Life Insurance Company ("MetLife") .


                   SERVICES RELATING TO THE VARIABLE ACCOUNT

  The Company maintains the books and records of the Variable Account and provides issuance and other administrative services for the Contracts.

  Auditors. Deloitte & Touche LLP, located at 125 Summer Street, Boston, Massachusetts 02110, conducts an annual audit of the Variable Account's financial statements.

  Principal Underwriter. New England Securities Corporation ("New England Securities"), an indirect subsidiary of the Company, serves as principal underwriter for the Variable Account pursuant to a distribution agreement with the Company. The Contracts are offered continuously and may be sold by registered representatives of broker-dealers that have selling agreements with New England Securities as well as by the Company's life insurance agents and insurance brokers who are registered representatives of New England Securities. The Company pays commissions, none of which are retained by New England Securities, in connection with sales of the Contracts.


                            PERFORMANCE COMPARISONS

  Articles and releases, developed by the Company, the Eligible Funds (as defined in the Prospectus) and other parties, about the Account or the Eligible Funds regarding performance, rankings, statistics and analyses of the Account's, the individual Eligible Funds' and fund groups' asset levels and sales volumes, statistics and analyses of industry sales volumes and asset levels, and other characteristics may appear in publications, including, but not limited to, those publications listed in Appendix A to this Statement of Additional Information. In particular, some or all of these publications may publish their own rankings or performance reviews including the Account or the Eligible Funds. References to or reprints of such articles may be used in the promotional literature. Such literature may refer to personnel of the advisers and/or subadvisers, who have portfolio management responsibility, and their investment style. The references may allude to or include excerpts from articles appearing in the media.

  The advertising and sales literature for the Contracts and the Account may refer to historical, current and prospective economic trends and may include historical and current performance and total returns of investment alternatives.

  In addition, sales literature may be published concerning topics of general investor interest for the benefit of registered representatives and prospective Contractholders. These materials may include, but are not limited to, discussions of college planning, retirement planning, reasons for investing and historical examples of the investment performance of various classes of securities, securities markets and indices.

                        CALCULATION OF PERFORMANCE DATA

  The tables below illustrate hypothetical average annual total returns for each sub-account for the periods shown, based on the actual investment experience of the New England Zenith Fund (the "Zenith Fund") during those periods. The tables do not represent what may happen in the future.

  The Variable Account was not established until July, 1994. The Contracts were not available before April 10, 1995. The Back Bay Advisors Bond Income and Back Bay Advisors Money Market Series commenced operations on August 26, 1983. The Westpeak Growth and Income and Loomis Sayles Avanti Growth Series commenced operations on April 30, 1993. The Small Cap Series commenced operations on May 2, 1994. The six other Eligible Funds did not commence operations until October 31, 1994.

  Calculations of average annual total return are based on the assumption that a single investment of $1,000 was made at the beginning of each period shown. The figures do not reflect the effect of any premium tax charge, which applies in certain states, and which would reduce the results shown.

  The average annual total return is related to surrender value and is calculated as follows. The amount of the assumed $1,000 purchase payment for a Contract issued at the beginning of the period is divided by the Accumulation Unit Value of each sub-account at the beginning of the period shown to arrive at the number of Accumulation Units purchased. The number of Accumulation Units is reduced on each Contract anniversary to reflect deduction of the annual $30 Administration Contract Charge from the Contract Value. For purposes of this calculation, the maximum Administration Contract Charge of $30 is deducted, although the actual charge will be the lesser of 2% of Contract Value and $30 (and may be waived for certain large Contracts). Each such $30 deduction reduces the number of units held under the Contract by an amount equal to $30 divided by the Accumulation Unit Value on the date of the deduction. The total number of units held under the Contract at the beginning of the last Contract Year covered by the period shown is multiplied by the Accumulation Unit Value on December 31, 1996 to arrive at the Contract Value on that date. This Contract Value is then reduced by the applicable Contingent Deferred Sales Charge and the portion of the $30 Administration Contract Charge which would be deducted upon surrender on December 31, 1996 to arrive at the surrender value. The average annual total return is the annual compounded rate of return which would produce the surrender value on December 31, 1996. In other words, the average annual total return is the rate which, when added to 1, raised to a power reflecting the number of years in the period shown, and multiplied by the initial $1,000 investment, yields the surrender value at the end of the period. The average annual total returns assume that no premium tax charge has been deducted.

                          AVERAGE ANNUAL TOTAL RETURN

  For purchase payment allocated to the Loomis Sayles Small Cap Series




              PERIOD ENDING DECEMBER 31, 1996
              -------------------------------
      1 Year  . . . . . . . . . . . . . . . . . . . .    19.92%
      Since Inception . . . . . . . . . . . . . . . .    14.17%



  For purchase payment allocated to the Morgan Stanley International Magnum Equity Series*




              PERIOD ENDING DECEMBER 31, 1996
              -------------------------------
      1 Year  . . . . . . . . . . . . . . . . . . . .    -3.29%
      Since Inception . . . . . . . . . . . . . . . .      .56%



  For purchase payment allocated to the Alger Equity Growth Series




              PERIOD ENDING DECEMBER 31, 1996
              -------------------------------
      1 Year  . . . . . . . . . . . . . . . . . . . .     2.78%
      Since Inception . . . . . . . . . . . . . . . .    18.59%




---------

* The Morgan Stanley International Magnum Equity Series' subadviser was Draycott Partners, Ltd. until May 1, 1997, when Morgan Stanley Asset Management Inc. became the subadviser.

  For purchase payment allocated to the Loomis Sayles Avanti Growth Series




              PERIOD ENDING DECEMBER 31, 1996
              -------------------------------
      1 Year  . . . . . . . . . . . . . . . . . . . .     7.02%
      Since Inception . . . . . . . . . . . . . . . .    11.48%



  For purchase payment allocated to the Davis Venture Value Series




              PERIOD ENDING DECEMBER 31, 1996
              -------------------------------
      1 Year  . . . . . . . . . . . . . . . . . . . .    15.14%
      Since Inception . . . . . . . . . . . . . . . .    21.19%



  For purchase payment allocated to the Westpeak Growth and Income Series




              PERIOD ENDING DECEMBER 31, 1996
              -------------------------------
      1 Year  . . . . . . . . . . . . . . . . . . . .     7.50%
      Since Inception . . . . . . . . . . . . . . . .    12.63%



  For purchase payment allocated to the Loomis Sayles Balanced Series




              PERIOD ENDING DECEMBER 31, 1996
              -------------------------------
      1 Year  . . . . . . . . . . . . . . . . . . . .     6.34%
      Since Inception . . . . . . . . . . . . . . . .    12.59%



  For purchase payment allocated to the Salomon Brothers Strategic Bond Opportunities Series




              PERIOD ENDING DECEMBER 31, 1996
              -------------------------------
      1 Year  . . . . . . . . . . . . . . . . . . . .     3.88%
      Since Inception . . . . . . . . . . . . . . . .     8.23%



  For purchase payment allocated to the Back Bay Advisors Bond Income Series




        PERIOD ENDING DECEMBER 31, 1996
        -------------------------------
1 Year . . . . . . . . . . . . . . . . .           -5.21%
5 Years . . . . . . . . . . . . . . . . .           3.76%
10 years . . . . . . . . . . . . . . . .            5.04%
Since Inception . . . . . . . . . . . . .           6.94%



  For purchase payment allocated to the Salomon Brothers U.S. Government Series





              PERIOD ENDING DECEMBER 31, 1996
              -------------------------------
      1 Year  . . . . . . . . . . . . . . . . . . . .    -6.42%
      Since Inception . . . . . . . . . . . . . . . .     2.05%



  For purchase payment allocated to the Back Bay Advisors Money Market Series





        PERIOD ENDING DECEMBER 31, 1996
        -------------------------------
1 Year . . . . . . . . . . . . . . . . .           -4.73%
5 Years . . . . . . . . . . . . . . . . .           -.49%
10 years . . . . . . . . . . . . . . . .            1.80%
Since Inception . . . . . . . . . . . . .           2.75%

  Information is available illustrating the impact of fund performance on annuity payouts. For examples, see "Historical Illustrations of Annuity Income Payments" and "Hypothetical Illustrations of Annuity Income Payments" in this Statement of Additional Information.

  The following chart illustrates how the average annual total return was determined for the five year period ending December 31, 1996 for the sub-account investing in the Back Bay Advisors Bond Income Series based on the assumptions used in the above table. The units column below shows the number of accumulation units hypothetically purchased by the $1000 investment in the Series in the first year. The units are reduced on each Contract anniversary to reflect the deduction of the $30 Administration Contract Charge. The illustration assumes no premium tax charge is deducted.

  The unit values of the sub-accounts reflect the change in the net asset value of the underlying Eligible Funds plus the reinvestment of dividends from net investment income and of distributions from net realized gains, if any. The unit values also reflect the deduction of the Mortality and Expense Risk Charge as well as the Administration Asset Charge.




                                                                        AVERAGE
                                       UNIT    CONTRACT   SURRENDER   ANNUAL TOTAL
   DATE                     UNITS     VALUE      VALUE      VALUE        RETURN
   ----                    --------  --------  ---------  ---------  --------------
   December 31, 1991 . .   445.1235  2.246568  $1,000.00
   December 31, 1992 . .   432.6113  2.397657   1,037.25  $  981.24      -1.88%
   December 31, 1993 . .   421.3493  2.663825   1,122.40   1,072.40       3.56%
   December 31, 1994 . .   409.5373  2.539801   1,040.14   1,002.70       0.09%
   December 31, 1995 . .   399.6593  3.037039   1,213.78   1,183.78       4.31%
   December 31, 1996 . .   390.0872  3.134109   1,222.58   1,202.58       3.76%

  The following charts illustrate what would have been the growth and value of a $10,000 purchase payment if it had been invested in each of the Eligible Funds on the first day of the first month after those Eligible Funds became available:
September 1, 1983 for the Back Bay Advisors Money Market and Back Bay Advisors Bond Income Series; May 1, 1993 for the Westpeak Growth and Income and Loomis Sayles Avanti Growth Series; May 2, 1994 for the Loomis Sayles Small Cap Series; and November 1, 1994 for the other series of the Zenith Fund. The figures shown do not reflect the deduction of any premium tax charge on surrender. During the period when the Contingent Deferred Sales Charge applies, the percentage return on surrender value from year to year (after the 1st year) will be greater than the percentage return on Contract Value for the same years. This is because the percentage return on surrender value reflects not only investment experience but also the annual reduction in the applicable Contingent Deferred Sales Charge. In the first chart, the Contract Value and surrender value on each date shown are calculated in the manner described in the preceding illustrations of average annual total return, assuming that no premium tax charge is deducted on surrender.

  In the second and third charts, the difference between the Contract Value or surrender value at the beginning and at the end of each year is divided by the beginning Contract Value or surrender value to arrive at the annual percentage change. The cumulative return information set forth in these charts is determined by taking the difference between the $10,000 investment and the ending Contract Value or surrender value and dividing it by $10,000. The annual effective rate of return in this illustration is calculated in the same manner as the average annual total return described in the preceding illustration, assuming that no premium tax charge is deducted on surrender.


                    $10,000 SINGLE PURCHASE PAYMENT CONTRACT
 BACK BAY ADVISORS BOND INCOME AND BACK BAY ADVISORS MONEY MARKET SERIES ISSUED
                               SEPTEMBER 1, 1983
WESTPEAK GROWTH AND INCOME AND LOOMIS SAYLES AVANTI GROWTH SERIES ISSUED MAY 1,
                                      1993
               LOOMIS SAYLES SMALL CAP SERIES ISSUED MAY 2, 1994
                OTHER ZENITH FUND SERIES ISSUED NOVEMBER 1, 1994
                             INVESTMENT RESULTS


                               CONTRACT VALUE(1)




                                   MORGAN                                                                     SALOMON
                      LOOMIS       STANLEY                   LOOMIS                 WESTPEAK                 BROTHERS
                      SAYLES    INTERNATIONAL    ALGER       SAYLES      DAVIS       GROWTH      LOOMIS      STRATEGIC
                      SMALL        MAGNUM        EQUITY      AVANTI     VENTURE       AND        SAYLES        BOND
                       CAP        EQUITY(2)      GROWTH      GROWTH      VALUE       INCOME     BALANCED   OPPORTUNITIES
                    ----------  -------------  ----------  ----------  ----------  ----------  ----------  -------------
As of
 December 31:
 1983 . . . . . .
 1984 . . . . . .
 1985 . . . . . .
 1986 . . . . . .
 1987 . . . . . .
 1988 . . . . . .
 1989 . . . . . .
 1990 . . . . . .
 1991 . . . . . .
 1992 . . . . . .
 1993 . . . . . .                                          $11,370.39              $11,321.11
 1994 . . . . . .   $ 9,590.97   $10,237.83    $ 9,695.00   11,157.06  $ 9,628.96   11,004.57  $ 9,968.28   $ 9,838.87
 1995 . . . . . .    12,156.37    10,698.65     14,193.96   14,313.48   12,201.25   14,780.39   12,242.06    11,557.83
 1996 . . . . . .    15,637.59    11,227.90     15,815.91   16,574.48   16,356.09   17,185.98   14,087.95    13,008.06

                     BACK BAY    SALOMON      BACK BAY
                     ADVISORS    BROTHERS     ADVISORS
                       BOND        U.S.        MONEY
                      INCOME    GOVERNMENT     MARKET
                    ----------  ----------  ------------
As of
 December 31:
 1983 . . . . . .   $10,339.37               $10,258.59
 1984 . . . . . .    11,453.64                11,175.34
 1985 . . . . . .    13,388.01                11,905.86
 1986 . . . . . .    15,137.25                12,514.94
 1987 . . . . . .    15,242.29                13,122.50
 1988 . . . . . .    16,265.40                13,889.20
 1989 . . . . . .    17,990.50                14,941.00
 1990 . . . . . .    19,151.95                15,916.76
 1991 . . . . . .    22,256.25                16,648.66
 1992 . . . . . .    23,722.98                17,018.47
 1993 . . . . . .    26,326.49                17,259.12
 1994 . . . . . .    25,071.19  $10,038.07    17,674.12
 1995 . . . . . .    29,948.07   11,360.92    18,401.19
 1996 . . . . . .    30,873.63   11,548.68    19,053.28

                               SURRENDER VALUE(1)



                                   MORGAN                                                                     SALOMON
                      LOOMIS       STANLEY                   LOOMIS                 WESTPEAK                 BROTHERS
                      SAYLES    INTERNATIONAL    ALGER       SAYLES      DAVIS       GROWTH      LOOMIS      STRATEGIC
                      SMALL        MAGNUM        EQUITY      AVANTI     VENTURE       AND        SAYLES        BOND
                       CAP        EQUITY(2)      GROWTH      GROWTH      VALUE       INCOME     BALANCED   OPPORTUNITIES
                      ------    -------------    ------      ------     -------     --------    --------   -------------
As of
 December 31:
 1983 . . . . . .
 1984 . . . . . .
 1985 . . . . . .
 1986 . . . . . .
 1987 . . . . . .
 1988 . . . . . .
 1989 . . . . . .
 1990 . . . . . .
 1991 . . . . . .
 1992 . . . . . .
 1993 . . . . . .                                          $10,650.39              $10,601.11
 1994 . . . . . .   $ 8,972.10   $ 9,586.18    $ 9,081.35   10,537.06  $ 9,019.93   10,389.62  $ 9,335.50   $ 9,215.15
 1995 . . . . . .    11,538.87    10,112.28     13,588.96   13,793.48   12,596.25   14,260.39   11,637.06    10,952.83
 1996 . . . . . .    15,120.09    10,722.90     15,310.91   16,154.48   15,851.09   16,765.98   13,582.95    12,503.06

                     BACK BAY    SALOMON      BACK BAY
                     ADVISORS    BROTHERS     ADVISORS
                       BOND        U.S.        MONEY
                      INCOME    GOVERNMENT     MARKET
                     --------   ----------    --------
As of
 December 31:
 1983 . . . . . .   $ 9,675.61               $ 9,600.49
 1984 . . . . . .    10,843.64                10,565.34
 1985 . . . . . .    12,878.01                11,395.86
 1986 . . . . . .    14,727.29                12,104.94
 1987 . . . . . .    14,932.29                12,812.50
 1988 . . . . . .    16,055.40                13,679.20
 1989 . . . . . .    17,880.50                14,831.00
 1990 . . . . . .    19,141.95                15,906.76
 1991 . . . . . .    22,246.25                16,638.66
 1992 . . . . . .    23,712.98                17,008.47
 1993 . . . . . .    26,316.49                17,249.12
 1994 . . . . . .    25,061.19  $ 9,400.41    17,664.12
 1995 . . . . . .    29,938.07   10,755.92    18,391.19
 1996 . . . . . .    30,863.63   11,043.68    19,043.28




                 ANNUAL PERCENTAGE CHANGE IN CONTRACT VALUE(1)




                                             MORGAN                                                      SALOMON
                                  LOOMIS     STANLEY             LOOMIS  DAVIS   WESTPEAK               BROTHERS
                                  SAYLES  INTERNATIONAL  ALGER   SAYLES  VENTUR   GROWTH    LOOMIS      STRATEGIC
                                  SMALL      MAGNUM      EQUITY  AVANTI    E       AND      SAYLES        BOND
                                   CAP      EQUITY(2)    GROWTH  GROWTH  VALUE    INCOME   BALANCED   OPPORTUNITIES
                                  ------  -------------  ------  ------  ------  --------  --------   -------------
As of December 31:
  1983  . . . . . . . . . . . .
  1984  . . . . . . . . . . . .
  1985  . . . . . . . . . . . .
  1986  . . . . . . . . . . . .
  1987  . . . . . . . . . . . .
  1988  . . . . . . . . . . . .
  1989  . . . . . . . . . . . .
  1990  . . . . . . . . . . . .
  1991  . . . . . . . . . . . .
  1992  . . . . . . . . . . . .
  1993  . . . . . . . . . . . .                                  13.70%           13.21%
  1994  . . . . . . . . . . . .   -4.09%      2.38%      -3.05%  -1.88   -3.71%   -2.80     -0.32%       -1.61%
  1995  . . . . . . . . . . . .   26.75       4.50       46.40   28.29   37.10    34.31     22.81        17.47
  1996  . . . . . . . . . . . .   28.64       4.95       11.43   15.80   23.90    16.28     15.08        12.55
Cumulative Return . . . . . . .   56.38      12.28       58.16   65.74   63.56    71.86     40.88        30.08
Annual Effective Rate
 of Return  . . . . . . . . . .   18.26       5.50       23.59   14.77   25.52    15.91     17.16        12.92





                                                                                 LEHMAN
                                                                              INTERMEDIATE
                        BACK BAY   SALOMON    BACK BAY                        GOVERNMENT/
                        ADVISORS   BROTHERS   ADVISORS  DOW JONES   S&P 500    CORPORATE     CONSUMER
                          BOND       U.S.      MONEY    INDUSTRIAL   STOCK        BOND        PRICE
                         INCOME   GOVERNMENT   MARKET   AVERAGE(2)  INDEX(3)    INDEX(4)     INDEX(5)
                        --------  ----------  --------  ----------  --------  ------------   --------
As of December 31:
  1983  . . . . . . .     3.39%                 2.59%      5.11%      1.79%       4.51%        1.07%
  1984  . . . . . . .    10.78                  8.94       1.35       6.27       14.37         3.95
  1985  . . . . . . .    16.89                  6.54      33.62      31.73       18.06         3.77
  1986  . . . . . . .    13.07                  5.12      27.25      18.66       13.13         1.13
  1987  . . . . . . .     0.69                  4.85       5.55       5.25        3.66         4.41
  1988  . . . . . . .     6.71                  5.84      16.21      16.61        6.67         4.42
  1989  . . . . . . .    10.61                  7.57      32.24      31.69       12.77         4.65
  1990  . . . . . . .     6.46                  6.53      -0.54      -3.10        9.16         6.11
  1991  . . . . . . .    16.21                  4.60      24.25      30.47       14.62         3.06
  1992  . . . . . . .     6.59                  2.22       7.40       7.62        7.17         2.90
  1993  . . . . . . .    10.97                  1.41      16.97      10.08        8.79         2.75
  1994  . . . . . . .    -4.77       0.38%      2.40       5.02       1.32       -1.93         2.67
  1995  . . . . . . .    19.45      13.18       4.11      36.94      37.58       15.33         2.54
  1996  . . . . . . .     3.09       1.65       3.54      28.91      22.96        4.05         3.32
Cumulative Return . .   208.74      15.49      90.53     745.61     601.48      241.73        58.21
Annual Effective Rate
 of Return  . . . . .     8.82       6.88       4.95      17.36      15.73        9.65         3.50

                 ANNUAL PERCENTAGE CHANGE IN SURRENDER VALUE(1)



                                               MORGAN                                                       SALOMON
                                   LOOMIS      STANLEY             LOOMIS           WESTPEAK               BROTHERS
                                   SAYLES   INTERNATIONAL  ALGER   SAYLES   DAVIS    GROWTH    LOOMIS      STRATEGIC
                                    SMALL      MAGNUM      EQUITY  AVANTI  VENTURE    AND      SAYLES        BOND
                                     CAP      EQUITY(2)    GROWTH  GROWTH   VALUE    INCOME   BALANCED   OPPORTUNITIES
                                   -------  -------------  ------  ------  -------  --------  --------  ---------------
As of December 31:
  1983 . . . . . . . . . . . . .
  1984 . . . . . . . . . . . . .
  1985 . . . . . . . . . . . . .
  1986 . . . . . . . . . . . . .
  1987 . . . . . . . . . . . . .
  1988 . . . . . . . . . . . . .
  1989 . . . . . . . . . . . . .
  1990 . . . . . . . . . . . . .
  1991 . . . . . . . . . . . . .
  1992 . . . . . . . . . . . . .
  1993 . . . . . . . . . . . . .                                    6.50%             6.01%
  1994 . . . . . . . . . . . . .   -10.28%     -4.14%      -9.19%  -1.06   -9.80%    -1.99     -6.64%       -7.85%
  1995 . . . . . . . . . . . . .    28.61       5.49       49.64   30.90   39.65     37.26     24.65        18.86
  1996 . . . . . . . . . . . . .    31.04       6.04       12.67   17.12   25.84     17.57     16.72        14.15
Cumulative Return  . . . . . . .    51.20       7.23       53.11   61.54   58.51     67.66     35.83        25.03
Annual Effective Rate
 of Return . . . . . . . . . . .    16.78       3.28       21.75   13.97   23.72     15.13     15.20        10.87




                                                                                 LEHMAN
                                                                              INTERMEDIATE
                        BACK BAY   SALOMON    BACK BAY  DOW JONES             GOVERNMENT/
                        ADVISORS   BROTHERS   ADVISORS  INDUSTRIAL  S&P 500    CORPORATE     CONSUMER
                          BOND       U.S.      MONEY    AVERAGE(2    STOCK        BOND        PRICE
                         INCOME   GOVERNMENT   MARKET       )       INDEX(3)    INDEX(4)     INDEX(5)
                        --------  ----------  --------  ----------  --------  ------------  ----------
As of December 31:
  1983  . . . . . . .    -3.24%                -4.00%      5.11%      1.79%       4.51%        1.07%
  1984  . . . . . . .    12.07                 10.05       1.35       6.27       14.37         3.95
  1985  . . . . . . .    18.76                  7.86      33.62      31.73       18.06         3.77
  1986  . . . . . . .    14.36                  6.22      27.25      18.66       13.13         1.13
  1987  . . . . . . .     1.39                  5.85       5.55       5.25        3.66         4.41
  1988  . . . . . . .     7.52                  6.76      16.21      16.61        6.67         4.42
  1989  . . . . . . .    11.37                  8.42      32.24      31.69       12.77         4.65
  1990  . . . . . . .     7.05                  7.25      -0.54      -3.10        9.16         6.11
  1991  . . . . . . .    16.22                  4.60      24.25      30.47       14.62         3.06
  1992  . . . . . . .     6.59                  2.22       7.40       7.62        7.17         2.90
  1993  . . . . . . .    10.98                  1.41      16.97      10.08        8.79         2.75
  1994  . . . . . . .    -4.77      -6.00%      2.41       5.02       1.32       -1.93         2.67
  1995  . . . . . . .    19.46      14.42       4.12      36.94      37.58       15.33         2.54
  1996  . . . . . . .     3.09       2.68       3.55      28.91      22.96        4.05         3.32
Cumulative Return . .   208.64      10.44      90.43     745.61     601.48      241.73        58.21
Annual Effective Rate
 of Return  . . . . .     8.82       4.69       4.95      17.36      15.73        9.65         3.50



---------
NOTES:

(1) The Contract Values, surrender values, and annual percentage change figures assume reinvestment of dividends and capital gain distributions. The Contract Values are net of all deductions and expenses other than any applicable Contingent Deferred Sales Charge or premium tax charge. Each surrender value equals the Contract Value less any applicable Contingent Deferred Sales Charge and a pro rata portion of the annual $30 Administration Contract Charge, but does not reflect a deduction for the premium tax charge. (See "Administration Charges, Contingent Deferred Sales Charge and Other Deductions.") 1983 figures for the Back Bay Advisors Bond Income and Back Bay Advisors Money Market Series are from September 1 through December 31, 1983. 1993 figures for the Westpeak Growth and Income and Loomis Sayles Avanti Growth Series are from May 1 through December 31, 1993. 1994 figures for the Loomis Sayles Small Cap Series are from May 2 through December 31, 1994. 1994 figures for all other series of the Zenith Fund are from November 1 through December 31, 1994.
(2) The Morgan Stanley International Magnum Equity Series' subadviser was Draycott Partners, Ltd. until May 1, 1997, when Morgan Stanley Asset Management Inc. become the subadviser.
(3) The Dow Jones Industrial Average is a market value-weighted and unmanaged index of 30 large industrial stocks traded on the New York Stock Exchange. The annual percentage change figures have been adjusted to reflect reinvestment of dividends. 1983 figures are from September 1 through December 31, 1983.
(4) The S&P 500 Stock Index is an unmanaged weighted index of the stock performance of 500 industrial, transportation, utility and financial companies. The annual percentage change figures have been adjusted to reflect reinvestment of dividends. 1983 figures are from September 1 through December 31, 1983.
(5) The Lehman Intermediate Government/Corporate Bond Index is a subset of the Lehman Government/Corporate Bond Index covering all issues with maturities between 1 and 10 years which is composed of taxable, publicly-issued, non-convertible debt obligations issued or guaranteed by the U.S. Government or its agencies and another Lehman index that is composed of taxable, fixed rate publicly-issued, investment grade non-convertible corporate debt obligations. 1983 figures are from September 1 through December 31, 1983.
(6) The Consumer Price Index, published by the U.S. Bureau of Labor Statistics, is a statistical measure of changes, over time, in the prices of goods and services. 1983 figures are from September 1 through December 31, 1983.

  The chart below illustrates what would have been the change in value of a $250 monthly investment under a Contract in each of the Eligible Funds if purchase payments had been made on the first day of each month starting with September 1, 1983 for the Back Bay Advisors Bond Income and Back Bay Advisors Money Market Series, May 1, 1993 for the Westpeak Growth and Income and Loomis Sayles Avanti Growth Series, May 2, 1994 for the Loomis Sayles Small Cap Series and November 1, 1994 for the other series of the Zenith Fund. The figures shown do not reflect the deduction of any premium tax charge on surrender, and only surrender values, not Contract Values, reflect the deduction of any applicable Contingent Deferred Sales Charge. Each purchase payment is divided by the Accumulation Unit Value of each sub-account on the date of the investment to calculate the number of Accumulation Units purchased. The total number of units under the Contract is reduced on each Contract anniversary to reflect the $30 Administration Contract Charge, in the same manner as described in the illustrations of average annual total return. The Contract Value and the surrender value are calculated according to the methods described in the preceding examples. The annual effective rate of return in this illustration represents the compounded annual rate that the hypothetical purchase payments shown would have had to earn in order to produce the Contract Value and surrender value illustrated on December 31, 1996. The annual effective rate of return is the rate which, when added to 1 and raised to a power equal to the number of months for which the payment is invested divided by twelve, and multiplied by the payment amount, for all monthly payments, would yield the Contract Value or surrender value on the ending date of the illustration.

                               INVESTMENT RESULTS

                    SEPTEMBER 1, 1983--DECEMBER 31, 1996
                    FOR BOND INCOME AND MONEY MARKET SERIES

 MAY 1, 1993--DECEMBER 31, 1996 FOR GROWTH AND INCOME AND AVANTI GROWTH SERIES
              MAY 2, 1994--DECEMBER 31, 1996 FOR SMALL CAP SERIES
      NOVEMBER 1, 1994--DECEMBER 31, 1996 FOR OTHER ZENITH FUND SERIES




                                                                       CONTRACT VALUE
                          -------------------------------------------------------------------------------------------------------
                                          MORGAN
                            LOOMIS        STANLEY                   LOOMIS       DAVIS      WESTPEAK                   SALOMON
                            SAYLES     INTERNATIONAL    ALGER       SAYLES      VENTURE      GROWTH      LOOMIS       BROTHERS
             CUMULATIVE     SMALL         MAGNUM       EQUITY       AVANTI       VALUE        AND        SAYLES         BOND
             PAYMENTS(1)     CAP         EQUITY(2)     GROWTH       GROWTH      GROWTH       INCOME     BALANCED    OPPORTUNITIES
             -----------  -----------  -------------  ----------  -----------  ----------  -----------  ----------  -------------
As of
 December
 31:
 1983  . .     $ 1,000
 1984  . .       4,000
 1985  . .       7,000
 1986  . .      10,000
 1987  . .      13,000
 1988  . .      16,000
 1989  . .      19,000
 1990  . .      22,000
 1991  . .      25,000
 1992  . .      28,000
 1993  . .      31,000                                            $ 2,122.25               $ 2,120.94
 1994  . .      34,000    $ 1,956.63    $  511.41     $  497.71     5,100.04   $  494.93     5,051.82   $  502.23    $  492.22
 1995  . .      37,000      5,897.75     3,638.51      4,223.53     9,880.99    4,127.35    10,265.42    3,906.01     3,815.40
 1996  . .      40,000     11,030.05     6,861.95      7,869.16    14,643.89    8,539.41    15,252.30    7,782.17     7,482.81
Annual
 Effective
 Rate of
 Return. .                     24.97%        4.89%        17.96%       15.75%      26.27%       18.07%      16.87%       13.03%


 BACK BAY     SALOMON      BACK BAY
 ADVISORS     BROTHERS     ADVISORS
   BOND         U.S.        MONEY
  INCOME     GOVERNMENT     MARKET
-----------  ----------  -------------

$ 1,012.82                $ 1,016.10
  4,349.17                  4,230.31
  8,365.14                  7,594.48
 12,621.63                 11,052.43
 15,732.03                 14,672.07
 19,860.86                 18,635.16
 25,137.16                 23,179.99
 29,936.01                 27,818.23
 38,128.97                 32,191.38
 43,796.87                 35,969.10
 51,743.14                 39,536.81
 52,263.51   $  502.43     43,574.89
 65,744.71    3,736.04     48,480.34
 70,935.93    6,854.02     53,307.79
      8.18%       4.79%         4.18%




---------

(1) For the Westpeak Growth and Income and Loomis Sayles Avanti Growth Series, cumulative payments as of December 31, 1993 would be $2,000, as of December 31, 1994 would be $5,000, as of December 31, 1995 would be $8,000 and as of December 31, 1996 would be $11,000. For the Loomis Sayles Small Cap Series, cumulative payments as of December 31, 1994 would be $2,000, as of December 31, 1995 would be $5,000 and as of December 31, 1996 would be $8,000. For the other Zenith Fund Series, cumulative payments as of December 31, 1994 would be $500, as of December 31, 1995 would be $3,500 and as of December 31, 1996 would be $6,500.

(2) The Morgan Stanley International Magnum Equity Series' subadviser was Draycott Partners, Ltd. until May 1, 1997, when Morgan Stanley Asset Management Inc. became the subadviser.

                                                                       SURRENDER VALUE
                          -------------------------------------------------------------------------------------------------------
                            LOOMIS        MORGAN                    LOOMIS                                             SALOMON
                            SAYLES        STANLEY       ALGER       SAYLES       DAVIS      WESTPEAK     LOOMIS       BROTHERS
             CUMULATIVE     SMALL      INTERNATIONAL   EQUITY       AVANTI      VENTURE      GROWTH      SAYLES         BOND
             PAYMENTS(1)     CAP         MAGNUM(2)     GROWTH       GROWTH       VALUE     AND INCOME   BALANCED    OPPORTUNITIES
             -----------  -----------  -------------  ----------  -----------  ----------  -----------  ----------  -------------
As of
 December
 31:
 1983  . .     $ 1,000
 1984  . .       4,000
 1985  . .       7,000
 1986  . .      10,000
 1987  . .      13,000
 1988  . .      16,000
 1989  . .      19,000
 1990  . .      22,000
 1991  . .      25,000
 1992  . .      28,000
 1993  . .      31,000                                            $ 1,962.25               $ 1,960.94
 1994  . .      34,000    $ 1,803.92    $  472.36     $  459.62     4,765.49   $  457.04     4,720.67   $  463.83    $  454.51
 1995  . .      37,000      5,550.25     3,406.14      3,978.53     9,370.99    3,882.35     9,755.42    3,661.01     3,572.58
 1996  . .      40,000     10,522.55     6,462.04      7,449.16    14,003.89    8,119.41    14,612.30    7,362.17     7,062.81
Annual
 Effective
 Rate of
 Return. .                     21.10%       -0.52%        12.60%       13.22%      21.09%       15.63%      11.48%        7.55%


              BACK BAY     SALOMON      BACK BAY
              ADVISORS     BROTHERS     ADVISORS
                BOND         U.S.        MONEY
               INCOME     GOVERNMENT     MARKET
             -----------  ----------  -------------
As of
 December
 31:
 1983  . .   $   933.67                $   936.73
 1984  . .     4,069.17                  3,957.75
 1985  . .     7,915.14                  7,149.73
 1986  . .    12,031.63                 10,462.43
 1987  . .    15,032.03                 13,972.07
 1988  . .    19,080.86                 17,855.16
 1989  . .    24,307.16                 22,349.99
 1990  . .    29,086.01                 26,968.23
 1991  . .    37,278.97                 31,341.38
 1992  . .    42,946.87                 35,119.10
 1993  . .    50,893.14                 38,686.81
 1994  . .    51,413.51   $  464.01     42,724.89
 1995  . .    64,894.71    3,498.43     47,630.34
 1996  . .    70,085.93    6,455.26     52,457.79
Annual             8.01%      -0.61%         3.95%
 Effective
 Rate of
 Return. .



---------

(1) For the Westpeak Growth and Income and Loomis Sayles Avanti Growth Series, cumulative payments as of December 31, 1993 would be $2,000, as of December 31, 1994 would be $5,000, as of December 31, 1995 would be $8,000 and as of December 31, 1996 would be $11,000. For the Loomis Sayles Small Cap Series, cumulative payments as of December 31, 1994 would be $2,000, as of December 31, 1995 would be $5,000 and as of December 31, 1996 would be $8,000. For the other Zenith Fund Series, cumulative payments as of December 31, 1994 would be $500, as of December 31, 1995 would be $3,500 and as of December 31, 1996 would be $6,500.
(2) The Morgan Stanley International Magnum Equity Series' subadviser was Draycott Partners, Ltd. until May 1, 1997, when Morgan Stanley Asset Management Inc. became the subadviser.

  As discussed in the prospectus in the third to the last paragraph of the section entitled "Investment Experience Information", the Variable Account may illustrate historical investment performance by showing the percentage change in unit value and the annual effective rate of return of each sub-account of the Variable Account for every calendar year since inception of the corresponding Eligible Funds to the date of the illustration and for the ten, five and one year periods ending with the date of the illustration. Examples of such illustrations follow. Such illustrations do not reflect the impact of any Contingent Deferred Sales Charge, premium tax charge, or the annual $30 Administration Contract Charge. The method of calculating the percentage change in unit value is described in the prospectus under "Investment Experience Information." The annual effective rate of return in these illustrations is calculated by dividing the unit value at the end of the period by the unit value at the beginning of the period, raising this quantity to the power of 1/n (where n is the number of years in the period), and then subtracting 1.

  Set forth on the following pages are illustrations of the percentage change in unit value information and annual effective rate of return information discussed above that may appear in the Variable Account's Annual and Semi-Annual Reports and in other illustrations of historical investment performance. Such illustrations do not reflect the impact of any Contingent Deferred Sales Charge, premium tax charge, or the annual Administration Contract Charge.

LOOMIS SAYLES SMALL CAP SUB-ACCOUNT

                      ANNUAL PERCENT CHANGE IN UNIT VALUE*



                                          ACCUMULATION       %
DATE                                       UNIT VALUE     CHANGE
----                                      ------------  -----------
May 1, 1994 . . . . . . . . . . . . . .     1.000000
December 31, 1994 . . . . . . . . . . .     0.959097       -4.1%
December 31, 1995 . . . . . . . . . . .     1.219226       27.1%
December 31, 1996 . . . . . . . . . . .     1.571807       28.9%



---------

* Unit values do not reflect the impact of any Contingent Deferred Sales Charge, premium tax charge, or the annual Administration Contract Charge.

       PERCENT CHANGE IN UNIT VALUE AND ANNUAL EFFECTIVE RATE OF RETURN*



                                            % CHANGE    ANNUAL
                                            IN UNIT    EFFECTIVE
                                             VALUE       RATE
                                            --------  -----------
2 years, 8 months ended
 December 31, 1996  . . . . . . . . . . .    57.2%       18.5%
1 year ended December 31, 1996  . . . . .    28.9%       28.9%



MORGAN STANLEY INTERNATIONAL MAGNUM EQUITY SUB-ACCOUNT**

                      ANNUAL PERCENT CHANGE IN UNIT VALUE*



                                            ACCUMULATION       %
      DATE                                   UNIT VALUE     CHANGE
      ----                                  ------------  -----------
      October 31, 1994  . . . . . . . . .     1.000000
      December 31, 1994 . . . . . . . . .     1.023745       2.4%
      December 31, 1995 . . . . . . . . .     1.073005       4.8%
      December 31, 1996 . . . . . . . . .     1.129151       5.2%



       PERCENT CHANGE IN UNIT VALUE AND ANNUAL EFFECTIVE RATE OF RETURN*



                                                   % CHANGE     ANNUAL
                                                   IN UNIT     EFFECTIVE
                                                    VALUE        RATE
                                                  ----------  -----------
      2 years, 2 months ended
       December 31, 1996  . . . . . . . . . . .     12.9%        5.8%
      1 year ended December 31, 1996  . . . . .      5.2%        5.2%



EQUITY GROWTH SUB-ACCOUNT

                      ANNUAL PERCENT CHANGE IN UNIT VALUE*



                                               ACCUMULATION     %
      DATE                                      UNIT VALUE    CHANGE
      ----                                     ------------  --------
      October 31, 1994 . . . . . . . . . . .     1.000000
      December 31, 1994  . . . . . . . . . .     0.955891     -4.4%
      December 31, 1995  . . . . . . . . . .     1.402375     46.7%
      December 31, 1996  . . . . . . . . . .     1.565675     11.6%



       PERCENT CHANGE IN UNIT VALUE AND ANNUAL EFFECTIVE RATE OF RETURN*



                                                  % CHANGE    ANNUAL
                                                  IN UNIT    EFFECTIVE
                                                   VALUE       RATE
                                                  --------  -----------
      2 years, 2 months ended
       December 31, 1996  . . . . . . . . . . .    56.6%       23.0%
      1 year ended December 31, 1996  . . . . .    11.6%       11.6%



LOOMIS SAYLES AVANTI GROWTH SUB-ACCOUNT
                      ANNUAL PERCENT CHANGE IN UNIT VALUE*



                                              ACCUMULATION     %
DATE                                           UNIT VALUE    CHANGE
----                                          ------------  --------
April 30, 1993  . . . . . . . . . . . . . .     1.000000
December 31, 1993 . . . . . . . . . . . . .     1.137039     13.7%
December 31, 1994 . . . . . . . . . . . . .     1.118794     -1.6%
December 31, 1995 . . . . . . . . . . . . .     1.438865     28.6%
December 31, 1996 . . . . . . . . . . . . .     1.669358     16.0%



---------

* Unit values do not reflect the impact of any Contingent Deferred Sales Charge, premium tax charge, or the annual Administration Contract Charge.

** The Morgan Stanley International Magnum Equity Series' subadviser was
  Draycott Partners, Ltd. until May 1, 1997, when Morgan Stanley Asset Management Inc. became the subadviser.

       PERCENT CHANGE IN UNIT VALUE AND ANNUAL EFFECTIVE RATE OF RETURN*




                                             % CHANGE    ANNUAL
                                             IN UNIT    EFFECTIVE
                                              VALUE       RATE
                                             --------  -----------
3 years, 8 months ended
 December 31, 1996 . . . . . . . . . . . .    66.9%       15.0%
1 year ended December 31, 1996 . . . . . .    16.0%       16.0%



DAVIS VENTURE VALUE SUB-ACCOUNT

                      ANNUAL PERCENT CHANGE IN UNIT VALUE*




                                               ACCUMULATION     %
      DATE                                      UNIT VALUE    CHANGE
      ----                                     ------------  --------
      October 31, 1994 . . . . . . . . . . .     1.000000
      December 31, 1994  . . . . . . . . . .     0.962860     -3.7%
      December 31, 1995  . . . . . . . . . .     1.323183     37.4%
      December 31, 1996  . . . . . . . . . .     1.642613     24.1%



       PERCENT CHANGE IN UNIT VALUE AND ANNUAL EFFECTIVE RATE OF RETURN*




                                                  % CHANGE    ANNUAL
                                                  IN UNIT    EFFECTIVE
                                                   VALUE       RATE
                                                  --------  -----------
      2 years, 2 months ended
       December 31, 1996  . . . . . . . . . . .    64.3%       25.7%
      1 year ended December 31, 1996  . . . . .    24.1%       24.1%



WESTPEAK GROWTH AND INCOME SUB-ACCOUNT

                      ANNUAL PERCENT CHANGE IN UNIT VALUE*



                                          ACCUMULATION       %
DATE                                       UNIT VALUE     CHANGE
----                                      ------------  -----------
April 30, 1993  . . . . . . . . . . . .     1.000000
December 31, 1993 . . . . . . . . . . .     1.132111       13.2%
December 31, 1994 . . . . . . . . . . .     1.103489       -2.5%
December 31, 1995 . . . . . . . . . . .     1.485762       34.6%
December 31, 1996 . . . . . . . . . . .     1.730922       16.5%



       PERCENT CHANGE IN UNIT VALUE AND ANNUAL EFFECTIVE RATE OF RETURN*



                                             % CHANGE    ANNUAL
                                             IN UNIT    EFFECTIVE
                                              VALUE       RATE
                                             --------  -----------
3 years, 8 months ended
 December 31, 1996 . . . . . . . . . . . .    73.1%       16.1%
1 year ended December 31, 1996 . . . . . .    16.5%       16.5%



LOOMIS SAYLES BALANCED SUB-ACCOUNT

                      ANNUAL PERCENT CHANGE IN UNIT VALUE*



                                          ACCUMULATION       %
DATE                                       UNIT VALUE     CHANGE
----                                      ------------  -----------
October 31, 1994  . . . . . . . . . . .     1.000000
December 31, 1994 . . . . . . . . . . .     0.996791       -0.3%
December 31, 1995 . . . . . . . . . . .     1.227281       23.1%
December 31, 1996 . . . . . . . . . . .     1.415482       15.3%



---------

* Unit values do not reflect the impact of any Contingent Deferred Sales Charge, premium tax charge, or the annual Administration Contract Charge.

       PERCENT CHANGE IN UNIT VALUE AND ANNUAL EFFECTIVE RATE OF RETURN*



                                            % CHANGE    ANNUAL
                                            IN UNIT    EFFECTIVE
                                             VALUE       RATE
                                            --------  -----------
2 years, 2 months ended
 December 31, 1996  . . . . . . . . . . .    41.5%       17.4%
1 year ended December 31, 1996  . . . . .    15.3%       15.3%



SALOMON BROTHERS STRATEGIC BOND OPPORTUNITIES SUB-ACCOUNT

                      ANNUAL PERCENT CHANGE IN UNIT VALUE*



                                            ACCUMULATION       %
      DATE                                   UNIT VALUE     CHANGE
      ----                                  ------------  -----------
      October 31, 1994  . . . . . . . . .     1.000000
      December 31, 1994 . . . . . . . . .     0.983850       -1.6%
      December 31, 1995 . . . . . . . . .     1.158823       17.8%
      December 31, 1996 . . . . . . . . .     1.307292       12.8%



       PERCENT CHANGE IN UNIT VALUE AND ANNUAL EFFECTIVE RATE OF RETURN*



                                                   % CHANGE     ANNUAL
                                                   IN UNIT     EFFECTIVE
                                                    VALUE        RATE
                                                  ----------  -----------
      2 years, 2 months ended
       December 31, 1996  . . . . . . . . . . .     30.7%        13.1%
      1 year ended December 31, 1996  . . . . .     12.8%        12.8%



BACK BAY ADVISORS BOND INCOME SUB-ACCOUNT

                      ANNUAL PERCENT CHANGE IN UNIT VALUE*



                                                      ACCUMULATION     %
     DATE                                              UNIT VALUE    CHANGE
     ----                                             ------------  --------
     August 26, 1983  . . . . . . . . . . . . . . .     1.000000
     December 31, 1983  . . . . . . . . . . . . . .     1.027196      2.7%
     December 31, 1984  . . . . . . . . . . . . . .     1.141109     11.1%
     December 31, 1985  . . . . . . . . . . . . . .     1.337005     17.2%
     December 31, 1986  . . . . . . . . . . . . . .     1.514752     13.3%
     December 31, 1987  . . . . . . . . . . . . . .     1.528314      0.9%
     December 31, 1988  . . . . . . . . . . . . . .     1.633970      6.9%
     December 31, 1989  . . . . . . . . . . . . . .     1.810362     10.8%
     December 31, 1990  . . . . . . . . . . . . . .     1.930406      6.6%
     December 31, 1991  . . . . . . . . . . . . . .     2.246568     16.4%
     December 31, 1992  . . . . . . . . . . . . . .     2.397657      6.7%
     December 31, 1993  . . . . . . . . . . . . . .     2.663825     11.1%
     December 31, 1994  . . . . . . . . . . . . . .     2.539801     -4.7%
     December 31, 1995  . . . . . . . . . . . . . .     3.037039     19.6%
     December 31, 1996  . . . . . . . . . . . . . .     3.134109      3.2%



       PERCENT CHANGE IN UNIT VALUE AND ANNUAL EFFECTIVE RATE OF RETURN*



                                                     % CHANGE    ANNUAL
                                                     IN UNIT    EFFECTIVE
                                                      VALUE       RATE
                                                     --------  -----------
     13 years, 4 months ended December 31, 1996  .    213.4%      8.9%
     10 years ended December 31, 1996  . . . . . .    106.9%      7.5%
     5 years ended December 31, 1996 . . . . . . .     39.5%      6.9%
     1 year ended December 31, 1996  . . . . . . .      3.2%      3.2%



---------

* Unit values do not reflect the impact of any Contingent Deferred Sales Charge, premium tax charge, or the annual Administration Contract Charge.

SALOMON BROTHERS U.S. GOVERNMENT SUB-ACCOUNT

                      ANNUAL PERCENT CHANGE IN UNIT VALUE*




                                            ACCUMULATION       %
      DATE                                   UNIT VALUE     CHANGE
      ----                                  ------------  -----------
      October 31, 1994  . . . . . . . . .     1.000000
      December 31, 1994 . . . . . . . . .     1.003770        0.4%
      December 31, 1995 . . . . . . . . .     1.139109       13.5%
      December 31, 1996 . . . . . . . . .     1.160957        1.9%



       PERCENT CHANGE IN UNIT VALUE AND ANNUAL EFFECTIVE RATE OF RETURN*




                                                   % CHANGE     ANNUAL
                                                   IN UNIT     EFFECTIVE
                                                    VALUE        RATE
                                                  ----------  -----------
      2 years, 2 months ended
       December 31, 1996  . . . . . . . . . . .     16.1%        7.1%
      1 year ended December 31, 1996  . . . . .      1.9%        1.9%



BACK BAY ADVISORS MONEY MARKET SUB-ACCOUNT

                      ANNUAL PERCENT CHANGE IN UNIT VALUE*




                                              ACCUMULATION     %
DATE                                           UNIT VALUE    CHANGE
----                                          ------------  --------
August 26, 1983 . . . . . . . . . . . . . .     1.000000
December 31, 1983 . . . . . . . . . . . . .     1.027165      2.7%
December 31, 1984 . . . . . . . . . . . . .     1.122053      9.2%
December 31, 1985 . . . . . . . . . . . . .     1.198477      6.8%
December 31, 1986 . . . . . . . . . . . . .     1.262853      5.4%
December 31, 1987 . . . . . . . . . . . . .     1.327245      5.1%
December 31, 1988 . . . . . . . . . . . . .     1.407892      6.1%
December 31, 1989 . . . . . . . . . . . . .     1.517621      7.8%
December 31, 1990 . . . . . . . . . . . . .     1.619846      6.7%
December 31, 1991 . . . . . . . . . . . . .     1.697425      4.8%
December 31, 1992 . . . . . . . . . . . . .     1.738206      2.4%
December 31, 1993 . . . . . . . . . . . . .     1.765866      1.6%
December 31, 1994 . . . . . . . . . . . . .     1.811432      2.6%
December 31, 1995 . . . . . . . . . . . . .     1.889065      4.3%
December 31, 1996 . . . . . . . . . . . . .     1.959126      3.7%



       PERCENT CHANGE IN UNIT VALUE AND ANNUAL EFFECTIVE RATE OF RETURN*




                                              % CHANGE    ANNUAL
                                              IN UNIT    EFFECTIVE
                                               VALUE       RATE
                                              --------  -----------
13 years, 4 months ended
 December 31, 1996  . . . . . . . . . . . .    95.9%       5.2%
10 years ended December 31, 1996  . . . . .    55.1%       4.5%
5 years ended December 31, 1996 . . . . . .    15.4%       2.9%
1 year ended December 31, 1996  . . . . . .     3.7%       3.7%



---------

* Unit values do not reflect the impact of any Contingent Deferred Sales Charge, premium tax charge, or the annual Administration Contract Charge.

                             NET INVESTMENT FACTOR

  The Company determines the net investment factor ("Net Investment Factor") for any sub-account on each day on which the New York Stock Exchange is open for trading as follows:

     (1) The Company takes the net asset value per share of the Eligible Fund held in the sub-account determined as of the close of regular trading on the New York Stock Exchange on a particular day;

     (2) Next, the Company adds the per share amount of any dividend or capital gains distribution made by the Eligible Fund since the close of regular trading on the New York Stock Exchange on the preceding trading day.

     (3) This total amount is then divided by the net asset value per share of the Eligible Fund as of the close of regular trading on the New York Stock Exchange on the preceding trading day.

     (4) Finally, the Company subtracts the daily charges for the Administration Asset Charge and Mortality and Expense Risk Charge since the close of regular trading on the New York Stock Exchange on the preceding trading day. (See "Administration Charges, Contingent Deferred Sales Charge and Other Deductions" in the prospectus.) On an annual basis, the total deduction for such charges equals 1.35% of the daily net asset value of the Variable Account.


                                ANNUITY PAYMENTS

  At annuitization, the Contract Value is applied toward the purchase of monthly variable annuity payments. The amount of these payments will be determined on the basis of (i) annuity purchase rates not lower than the rates set forth in the Life Income Tables contained in the Contract that reflect the age of the Payee at annuitization, (ii) the assumed interest rate selected, (iii) the type of payment option selected, and (iv) the investment performance of the Eligible Fund(s) selected.

  When a variable annuity payment option is selected, the Contract proceeds will be applied at annuity purchase rates, which vary depending on the particular option selected and the age of the Payee, to calculate the basic payment level purchased by the Contract Value. With respect to Contracts issued in New York or Oregon for use in situations not involving an employer-sponsored plan, annuity purchase rates used to calculate the basic payment level will also reflect the sex of the Payee when the annuity payment option involves a life contingency. The impact of the choice of option and the sex and age of the Payee on the level of annuity payments is described in the prospectus under "Amount of Variable Annuity Payments".

  The amount of the basic payment level is determined by applying the applicable annuity purchase rate to the amount applied from each sub-account to provide the annuity. This basic payment level is converted into annuity units, the number of which remains constant. Each monthly annuity payment is in an amount equal to that number of annuity units multiplied by the applicable annuity unit value for that payment (described below). The applicable annuity unit value for each sub-account will change from day to day depending upon the investment performance of the sub-account, which in turn depends upon the investment performance of the Eligible Fund in which the sub-account invests.

  The selection of an assumed interest rate ("Assumed Interest Rate") will affect both the basic payment level and the amount by which subsequent payments increase or decrease. The basic payment level is calculated on the assumption that the Net Investment Factors applicable to the Contract will be equivalent on an annual basis to a net investment return at the Assumed Interest Rate. If this assumption is met following the date any payment is determined, then the amount of the next payment will be exactly equal to the amount of the preceding payment. If the actual Net Investment Factors are equivalent to a net investment return greater than the Assumed Interest Rate, the next payment will be larger than the preceding one; if the actual Net Investment Factors are equivalent to a net investment return smaller than the Assumed Interest Rate, then the next payment will be smaller than the preceding payment. The definition of the Assumed Interest Rate, and the effect of the level of the Assumed Interest Rate on the amount of monthly payments is explained in the prospectus under "Amount of Variable Annuity Payments".

  The number of annuity units credited under a variable payment option is determined as follows:

     (1) The Contract proceeds are applied at the Company's annuity purchase rates for the selected Assumed Interest Rate to determine the basic payment level. (The amount of Contract Value or Death Proceeds applied will be reduced by any applicable Contingent Deferred Sales Charge, Administration Contract Charge, premium tax charge, and/or any outstanding loan plus accrued interest, as described in the prospectus).

     (2) The number of annuity units is determined by dividing the amount of the basic payment level by the applicable annuity unit value(s) next determined following the date of application of proceeds.

  The dollar amount of the initial payment will be at the basic payment level. (If the initial payment is due more than 14 days after the proceeds are applied, the Company will add interest to that initial payment.) The dollar amount of each subsequent payment is determined by multiplying the number of annuity units by the applicable annuity unit value which is determined at least 14 days before the payment is due.

  The value of an annuity unit for each sub-account depends on the Assumed Interest Rate and on the Net Investment Factors applicable at the time of valuation. The initial annuity unit values were set at $1.00 effective on or about the date on which shares of the corresponding Eligible Funds were first publicly available. The Net Investment Factor and, therefore, changes in the value of an annuity unit under a variable payment option, reflect the deduction of the Mortality and Expense Risk Charge and Administration Asset Charge. (See "Net Investment Factor" above.)

  The annuity unit value for each sub-account is equal to the corresponding annuity unit value for the sub-account previously determined multiplied by the applicable Net Investment Factor for that sub-account for the New York Stock Exchange trading day then ended, and further multiplied by the assumed interest factor ("Assumed Interest Factor") for each day of the valuation period. The Assumed Interest Factor represents the daily equivalent of the Contract's annual Assumed Interest Rate. In the calculation of annuity unit values, the Assumed Interest Factor has the effect of reducing the Net Investment Factor by an amount equal to the daily equivalent of the Contract's Assumed Interest Rate.
The result of this adjustment is that if the Net Investment Factor for a valuation period is greater (when expressed as an annual net investment return) than the Assumed Interest Rate, the annuity unit value will increase. If the Net Investment Factor for the period is less (when expressed as an annual net investment return) than the Assumed Interest Rate, the annuity unit value will decrease. At an Assumed Interest Rate of 3.5%, the Assumed Interest Factor is
 .9999058. Assumed Interest Factors for other Assumed Interest Rates are computed on a consistent basis.

  Illustrations of annuity income payments under various hypothetical and historical rates appear in the tables below. The monthly equivalents of the hypothetical annual net returns of 0%, 5.79%, 6%, 8% and 10% shown in the tables at pages II-19 and II-20 are 0%, .5%, .5%, .6% and .8%.


              HYPOTHETICAL ILLUSTRATIONS OF ANNUITY INCOME PAYOUTS

  The following tables have been prepared to show how variable annuity income payments under the Contract change with investment performance over an extended period of time. The tables illustrate how monthly annuity income payments would vary over time if the return on assets in the selected portfolios were a uniform gross annual rate of 0%, 5.79%, 6%, 8% or 10%. The values would be different from those shown if the returns averaged 0%, 5.79%, 6%, 8% or 10%, but fluctuated over and under those averages throughout the years.

  The tables reflect the daily charge to the sub-accounts for assuming mortality and expense risks, which is equivalent to an annual charge of 1.25% and the daily administrative charge which is equivalent to an annual charge of 0.10%. The amounts shown in the tables also take into account the portfolios' management fees and operating expenses which are assumed to be at an annual rate of 0.84% of the average daily net assets of the Eligible Funds. Actual fees and expenses of the portfolios associated with your Contract may be more or less than 0.84%, will vary from year to year, and will depend on how you allocate your Contract Value. See the section in your current prospectus entitled "Expense Table" for more complete details. The monthly annuity income payments illustrated are on a pre-tax basis. The federal income tax treatment of annuity income considerations is generally described in the section of your current prospectus entitled "Federal Income Tax Status."

  The tables show both the gross rate and the net rate. The difference between gross and net rates represents the 1.35% for mortality and expense risk and administrative charges and the assumed 0.84% for investment management and operating expenses. Since these charges are deducted daily from assets, the difference between the gross and net rate is not exactly 2.19%.

  Two tables follow. The first table assumes that 100% of the Contract Value is allocated to a variable annuity income option, the second assumes that 50% of the Contract Value is placed under a fixed annuity income option, using the fixed crediting rate the Company offered on the fixed annuity income option at the date of the illustration. Both illustrations assume that the final value of the accumulation account is $100,000 and is applied at age 65 to purchase a life annuity for a guaranteed period of 10 years certain and life thereafter.

  When part of the Contract Value has been allocated to the fixed annuity income option, the guaranteed minimum annuity income payment resulting from this allocation is also shown. The illustrated variable annuity income payments are determined through the use of standard mortality tables and an assumed interest rate of 3.5% per year. Thus, actual performance greater than 3.5% per year will result in increasing annuity income payments and actual performance less than 3.5% per year will result in decreasing annuity income payments. The Company offers alternative Assumed Interest Rates from which you may select. Fixed annuity income payments remain constant. Initial monthly annuity income payments under a fixed annuity income payout are generally higher than initial payments under a variable income payout option.

  These tables show the monthly income payments for several hypothetical constant assumed interest rates. Of course, actual investment performance will not be constant and may be volatile. Actual monthly income amounts would differ from those shown if the actual rate of return averaged the rate shown over a period of years, but also fluctuated above or below those averages for individual contract years. Upon request, and when you are considering an annuity income option, the Company will furnish a comparable illustration based on your individual circumstances.

                          ANNUITY PAY-OUT ILLUSTRATION
                             (100% VARIABLE PAYOUT)



ANNUITANT:                  John Doe   GROSS AMOUNT OF CONTRACT
                                       VALUE:                          $100,000


SEX:                        Unisex     DATE OF ILLUSTRATION:             1/1/97


ANNUITY OPTION SELECTED:    Life Income with 10 Years Certain*

FREQUENCY OF INCOME
 PAYMENTS:                  Monthly



FIXED MONTHLY ANNUITY INCOME PAYMENT BASED ON CURRENT RATES, IF 100% FIXED ANNUITY OPTION SELECTED: For age 65: $661.00

ILLUSTRATIVE AMOUNTS BELOW ASSUME THAT 100% OF THE CONTRACT VALUE IS ALLOCATED TO VARIABLE PAYOUT.

ASSUMED INTEREST RATE AT WHICH MONTHLY VARIABLE PAYMENTS REMAIN CONSTANT: 3.50%

VARIABLE MONTHLY ANNUITY INCOME PAYMENT ON THE DATE OF THE ILLUSTRATION: $581.00

MONTHLY INCOME PAYMENTS WILL VARY WITH INVESTMENT PERFORMANCE. NO MINIMUM DOLLAR AMOUNT IS GUARANTEED.




                                  AMOUNT OF FIRST MONTHLY PAYMENT IN YEAR SHOWN
                                        WITH AN ASSUMED RATE OF RETURN OF:
                                -------------------------------------------------
                         GROSS     0%      5.79%       6%        8%         10%
PAYMENT  CALENDAR        -----  --------  --------  --------  --------  ------------
 YEAR      YEAR    AGE   NET**  (2.16)%    3.50%     3.71%     5.66%       7.62%
-------  --------  ----  -----  --------  --------  --------  --------  ------------
  1        1997     65          $581.00   $581.00   $581.00   $581.00    $  581.00
  2        1998     66           549.20    581.00    582.16    593.14       604.13
  3        1999     67           519.14    581.00    583.32    605.54       628.17
  4        2000     68           490.73    581.00    584.48    618.19       653.18
  5        2001     69           463.88    581.00    585.64    631.11       679.17
 10        2006     74           350.09    581.00    591.49    699.86       825.54
 15        2011     79           264.22    581.00    597.40    776.11     1,003.45
 20        2016     84           199.41    581.00    603.37    860.66     1,219.70



IT IS EMPHASIZED THAT THE ASSUMED RATES OF RETURN SHOWN ABOVE ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE PERFORMANCE. ACTUAL PERFORMANCE RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY THE CONTRACT OWNER AND THE VARIOUS RATES OF RETURN OF THE PORTFOLIOS SELECTED. THE AMOUNT OF THE INCOME PAYMENT WOULD BE DIFFERENT FROM THAT SHOWN IF THE ACTUAL PERFORMANCE AVERAGED THE ASSUMED RATES OF RETURN SHOWN ABOVE OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL CONTRACT YEARS. SINCE IT IS HIGHLY LIKELY THAT PERFORMANCE WILL FLUCTUATE FROM MONTH TO MONTH, MONTHLY INCOME (BASED ON THE VARIABLE ACCOUNT) WILL ALSO FLUCTUATE. NO REPRESENTATION CAN BE MADE BY THE COMPANY OR THE FUNDS THAT THIS HYPOTHETICAL PERFORMANCE CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

---------
 * Income payments are made during the Annuitant's lifetime. If the Annuitant dies before payments have been made for the 10 Year Certain Period, payments will be continued for the balance of the Certain Period. The cumulative amount of income payments received under the annuity depends on how long the Annuitant lives after the Certain Period. An annuity pools the mortality experience of Annuitants. Annuitants who die earlier, in effect, subsidize the payments for those who live longer.

** The illustrated Net Assumed Rates of Return reflect the deduction of average fund expenses and the 1.35% Mortality and Expense Risk and Administration Asset Charges from the Gross Rates of Return.

                          ANNUITY PAY-OUT ILLUSTRATION
                        (50% VARIABLE--50% FIXED PAYOUT)



ANNUITANT:                  John Doe   GROSS AMOUNT OF CONTRACT
                                       VALUE:                          $100,000


SEX:                        Unisex     DATE OF ILLUSTRATION:             1/1/97


ANNUITY OPTION SELECTED:    Life Income with 10 Years Certain*

FREQUENCY OF INCOME
 PAYMENTS:                  Monthly


FIXED MONTHLY ANNUITY INCOME PAYMENT FOR AGE 65 BASED ON CURRENT RATES, IF 100% FIXED ANNUITY OPTION SELECTED: $661.00

ILLUSTRATIVE AMOUNTS BELOW ASSUME THAT 50% OF THE CONTRACT VALUE IS ALLOCATED TO VARIABLE PAYOUT AND 50% TO FIXED PAYOUT

ASSUMED INTEREST RATE AT WHICH MONTHLY VARIABLE PAYMENTS REMAIN CONSTANT: 3.50%

MONTHLY INCOME PAYMENTS WILL VARY WITH INVESTMENT PERFORMANCE, BUT WILL NEVER BE LESS THAN: $330.50. THE MONTHLY GUARANTEED PAYMENT OF $330.50 IS BEING PROVIDED BY THE $50,000 APPLIED UNDER THE FIXED ANNUITY OPTION.




                                  AMOUNT OF FIRST MONTHLY PAYMENT IN YEAR SHOWN
                                        WITH AN ASSUMED RATE OF RETURN OF:
                                 -----------------------------------------------
                          GROSS     0%      5.79%       6%        8%        10%
PAYMENT   CALENDAR        -----  --------  --------  --------  --------  ----------
  YEAR      YEAR    AGE   NET**  (2.16)%    3.50%     3.71%     5.66%      7.62%
-------   --------  ----  -----  --------  --------  --------  --------  ----------
  1         1997     65          $621.00   $621.00   $621.00   $621.00    $621.00
  2         1998     66           605.10    621.00    621.58    627.07     632.56
  3         1999     67           590.07    621.00    622.16    633.27     644.59
  4         2000     68           575.87    621.00    622.74    639.60     657.09
  5         2001     69           562.44    621.00    623.32    646.05     670.09
 10         2006     74           505.55    621.00    626.25    680.43     743.27
 15         2011     79           462.61    621.00    629.20    718.56     832.22
 20         2016     84           430.20    621.00    632.19    760.83     940.35



IT IS EMPHASIZED THAT THE ASSUMED RATES OF RETURN SHOWN ABOVE ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE PERFORMANCE. ACTUAL PERFORMANCE RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY THE CONTRACT OWNER AND THE VARIOUS RATES OF RETURN OF THE PORTFOLIOS SELECTED. THE AMOUNT OF THE INCOME PAYMENT WOULD BE DIFFERENT FROM THAT SHOWN IF THE ACTUAL PERFORMANCE AVERAGED THE ASSUMED RATES OF RETURN SHOWN ABOVE OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL CONTRACT YEARS. SINCE IT IS HIGHLY LIKELY THAT PERFORMANCE WILL FLUCTUATE FROM MONTH TO MONTH, MONTHLY INCOME (BASED ON THE VARIABLE ACCOUNT) WILL ALSO FLUCTUATE. NO REPRESENTATION CAN BE MADE BY THE COMPANY OR THE FUNDS THAT THIS HYPOTHETICAL PERFORMANCE CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

---------
 * Income payments are made during the Annuitant's lifetime. If the Annuitant dies before payments have been made for the 10 Year Certain Period, payments will be continued for the balance of the Certain Period. The cumulative amount of income payments received under the annuity depends on how long the Annuitant lives after the Certain Period. An annuity pools the mortality experience of Annuitants. Annuitants who die earlier, in effect, subsidize the payments for those who live longer.

** The illustrated Net Assumed Rates of Return apply only to the variable portion of the monthly payment and reflect the deduction of average fund expenses and the 1.35% Mortality and Expense Risk and Administration Asset Charges from the Gross Rate of Return.

               HISTORICAL ILLUSTRATIONS OF ANNUITY INCOME PAYOUTS

  The following tables have been prepared to show how variable annuity income payments under the Contract change with investment performance over an extended period of time. In comparison with hypothetical illustrations based on a uniform annual rate of return, the table uses historical annual returns to illustrate that monthly annuity income payments vary over time based on fluctuations in annual returns.

  The tables reflect the daily charge to the sub-accounts for assuming mortality and expense risks, which is equivalent to an annual charge of 1.25% and the daily administrative charge which is equivalent to an annual charge of 0.10%. The amounts shown in the tables also take into account the actual portfolios' management fees and operating expenses. Actual fees and expenses of the portfolios associated with your Contract may be more or less than the historical fees, will vary from year to year, and will depend on how you allocate your Contract Value. See the section in your current prospectus entitled "Expense Table" for more complete details. The monthly annuity income payments illustrated are on a pre-tax basis. The federal income tax treatment of annuity income considerations is generally described in the section of your current prospectus entitled "Federal Income Tax Status".

  The following tables assume that 100% of the Contract Value is allocated to a variable annuity income option, that the final value of the accumulation account is $100,000 and is applied at age 65 to purchase a life annuity for a guaranteed period of 10 years certain and life thereafter. The table assumes that the Annuitant was age 65 in 1983, the year of inception for the Bond Income and Money market portfolios, and that the Annuitant's age has increased by the time the other portfolios became available. The historical variable annuity income payments are based on an assumed interest rate of 3.5% per year. Thus, actual performance greater than 3.5% per year resulted in an increased annuity income payment and actual performance less than 3.5% per year resulted in a decreased annuity income payment. We offer alternative Assumed Interest Rates (AIR) from which you may select: 0% and 5%. An AIR of 0% will result in a lower initial payment than a 3.5% or 5% AIR. Similarly, an AIR of 5% will result in a higher initial premium than a 0% or 3.5% AIR.

  The table illustrates the amount of the first monthly payment for each year shown. During each year, the monthly payments would vary to reflect fluctuations in the actual rate of return on the portfolios. Upon request, and when you are considering an annuity income option, we will furnish a comparable illustration based on your individual circumstances.

                    ANNUITY PAY-OUT HISTORICAL ILLUSTRATION
                             (100% VARIABLE PAYOUT)

ANNUITANT:                  John Doe   GROSS AMOUNT OF CONTRACT
                                       VALUE:                          $100,000
SEX:                        Unisex     DATE OF ILLUSTRATION:             1/1/97


ANNUITY OPTION SELECTED:    Life Income with 10 Years Certain*
FREQUENCY OF INCOME
PAYMENTS:                   Monthly



FIXED MONTHLY ANNUITY INCOME PAYMENT BASED ON CURRENT RATES, IF 100% FIXED ANNUITY OPTION SELECTED: FOR AGE 65: $661,00; FOR AGE 75: $806,00 AND FOR AGE 76: $823.00.

ILLUSTRATIVE AMOUNTS BELOW ASSUME THAT 100% OF THE CONTRACT VALUE IS ALLOCATED TO VARIABLE PAYOUT.

ASSUMED INTEREST RATE AT WHICH MONTHLY VARIABLE PAYMENTS REMAIN CONSTANT:  3.50%

MONTHLY INCOME PAYMENTS WILL VARY WITH INVESTMENT PERFORMANCE. NO MINIMUM DOLLAR AMOUNT IS GUARANTEED.


               AMOUNT OF FIRST MONTHLY PAYMENT IN YEAR SHOWN WITH
                    100% OF THE CONTRACT VALUE INVESTED IN:

                                                                                                            SALOMON
                         LOOMIS                                LOOMIS               WESTPEAK               STRATEGIC
                         SAYLES    MORGAN STANLEY    ALGER     SAYLES      DAVIS     GROWTH     LOOMIS        BOND      BACK BAY
PAYMENT  CALENDAR         SMALL    INTERNATIONAL    EQUITY     AVANTI     VENTURE      AND      SAYLES    OPPORTUNITIE    BOND
 YEAR      YEAR    AGE     CAP         MAGNUM       GROWTH     GROWTH      VALUE     INCOME    BALANCED        S         INCOME
-------  --------  ---  ---------  --------------  ---------  ---------  ---------  ---------  ---------  ------------  ---------
   1       1983    65                                                                                                   $  581.00
   2       1984    66                                                                                                      593.85
   3       1985    67                                                                                                      637.34
   4       1986    68                                                                                                      721.50
   5       1987    69                                                                                                      789.77
   6       1988    70                                                                                                      769.90
   7       1989    71                                                                                                      795.21
   8       1990    72                                                                                                      851.26
   9       1991    73                                                                                                      877.02
  10       1992    74                                                                                                      986.14
  11       1993    75                                         $  747.00             $  747.00                            1,016.77
  12       1994    76   $  765.00     $765.00      $  765.00     829.98  $  765.00     826.38  $  765.00    $765.00      1,091.45
  13       1995    77      733.73      778.70         737.42     789.05     732.39     778.25     758.20     748.36      1,005.44
  14       1996    78      901.19      788.57       1,045.27     980.46     972.43   1,012.42     901.95     851.64      1,161.63
  15       1997    79    1,122.40      801.70       1,127.42   1,098.95   1,166.26   1,139.48   1,004.99     928.18      1,158.11
           SALOMON
          STRATEGIC
             BOND       BACK BAY
PAYMENT  OPPORTUNITIE    MONEY
 YEAR         S          MARKET
-------  ------------  ----------
   1                    $581.00
   2                     589.21
   3                     621.82
   4                     641.71
   5                     653.31
   6                     663.40
   7                     679.85
   8                     708.06
   9                     730.20
  10                     739.29
  11                     731.38
  12       $765.00       717.90
  13        748.36       711.52
  14        851.64       716.92
  15        928.18       718.30



INVESTMENT PERFORMANCE RESULTS CONTAINED IN THIS REPORT REPRESENT PAST PERFORMANCE AND ARE NOT INDICATIVE OF FUTURE RETURNS. THE PERFORMANCE RESULTS OF A CONTRACT MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY THE CONTRACT OWNER AND THE VARIOUS RATES OF RETURN OF THE PORTFOLIOS SELECTED, SINCE IT IS HIGHLY LIKELY THAT PERFORMANCE WILL FLUCTUATE FROM MONTH TO MONTH, MONTHLY INCOME (BASED ON THE VARIABLE ACCOUNT) WILL ALSO FLUCTUATE. NO REPRESENTATION CAN BE MADE BY THE COMPANY OR THE FUNDS THAT THESE HISTORICAL RETURNS CAN BE ACHIEVED.

THE PAYMENTS IN THIS ILLUSTRATION ARE NET OF ALL CHARGES: MORTALITY AND EXPENSE RISK CHARGE AND ADMINISTRATION ASSET CHARGE (1.35%), MANAGEMENT FEES AND OTHER EXPENSES (These may vary from year to year. The following expenses are for the year ended December 31, 1996, after giving effect to expense caps or deferrals in effect for 1997: 1.00% Loomis Sayles Small Cap, 1.30% Morgan Stanley International Magnum Equity, 0.90% Alger Equity Growth, 0.85% Loomis Sayles Avanti Growth, 0.90% Davis Venture Value, 0.85% Westpeak Growth and Income, 0.85% Loomis Sayles Balanced, 0.85% Salomon Strategic Bond Opportunities, 0.52% Back Bay Bond Income, 0.70% Salomon US Government, 0.50% Back Bay Money Market.)


---------

* Income payments are made during the Annuitant's lifetime. If the Annuitant dies before payments have been made for the 10 Year Certain Period, payments will be continued for the balance of the Certain Period. The cumulative amount of income payments received under the annuity depends on how long the Annuitant lives after the Certain Period. An annuity pools the mortality experience of Annuitants. Annuitants who die earlier, in effect, subsidize the payments for those who live longer.

                                    EXPERTS

  The financial statements of New England Variable Annuity Separate Account of New England Life Insurance Company ("NELICO") (formerly New England Variable Life Insurance Company) and the consolidated financial statements of NELICO and subsidiaries as of and for the year ended December 31, 1996 included in this Statement of Additional Information have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (whose reports express unqualified opinions and, with respect to NELICO, includes an explanatory paragraph referring to the change in the basis of accounting and the change in corporate organization), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The adjustments that were applied to restate the 1995 and 1994 financial statements to reflect the effects of the changes for adoption of generally accepted accounting principles and the changes in corporate organization have also been audited by Deloitte & Touche LLP.

  The statutory balance sheets of New England Variable Life Insurance Company and New England Pension and Annuity Company as of December 31, 1995, and the related statutory statements of operations, surplus, and cash flows for each of the two years in the period ended December 31, 1995 (not included herein), have been incorporated herein in reliance on the reports (which reports include adverse opinions as to generally accepted accounting principles and unqualified opinions as to statutory accounting practices prescribed or permitted by the Insurance Department of the State of Delaware) of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The statutory balance sheet of Exeter Reassurance Company, Ltd. as at December 31, 1995, and the related statutory statements of income, capital and surplus, and cash flows for the year then ended (not included herein), have been incorporated herein in reliance on the report (which report includes an adverse opinion as to generally accepted accounting principles and an unqualified opinion as to conformity with The Insurance Act 1978, amendments thereto and related regulations) of Coopers & Lybrand, chartered accountants, given on the authority of that firm as experts in accounting and auditing.

  The consolidated statement of financial condition of New England Securities Corporation as of December 31, 1995, and the related consolidated statements of operations, shareholder's equity, and cash flows for the year then ended (not included herein); the balance sheet of TNE Advisers, Inc. as of December 31, 1995, and the related statements of operations, changes in shareholder's equity (deficit), and cash flows for the year ended December 31, 1995 and for the period August 26, 1994 (commencement of operations) through December 31, 1994 (not included herein), have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The balance sheet of Newbury Insurance Company, Limited as of December 31, 1995, and the related statements of earnings and retained earnings, and cash flows for the years ended December 31, 1995 and 1994 (not included herein), have been incorporated herein in reliance on the reports of Coopers & Lybrand, chartered accountants, given on the authority of that firm as experts in accounting and auditing.

  The statements of operations and changes in net assets of New England Variable Annuity Separate Account for the period ended December 31, 1995 have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                 LEGAL MATTERS

  Legal matters in connection with the Contracts described in this registration statement have been passed on by H. James Wilson, General Counsel of the Company. Sutherland, Asbill & Brennan L.L.P., Washington, D.C., have acted as special counsel on certain matters relating to the Federal securities laws.

                                   APPENDIX A
ABC and affiliates
Atlanta Constitution
Atlanta Journal
Austin American Statesman
Baltimore Sun
Barron's
Bond Buyer
Boston Business Journal
Boston Globe
Boston Herald
Broker World
Business Radio Network
Business Week
CBS and affiliates
CFO
Changing Times
Chicago Sun Times
Chicago Tribune
Christian Science Monitor
Christian Science Monitor News Service
Cincinnati Enquirer
Cincinnati Post
CNBC
CNN
Columbus Dispatch
Dallas Morning News
Dallas Times-Herald
Denver Post
Des Moines Register
Detroit Free Press
Donoghues Money Fund Report
Dorfman, Dan (syndicated column)
Dow Jones News Service
Economist
FACS of the Week
Financial News Network
Financial Planning
Financial Services Week
Financial World
Forbes
Fort Worth Star-Telegram
Fortune
Fox Network and affiliates
Fund Action
Hartford Courant
Houston Chronicle
INC
Indianapolis Star
Institutional Investor
Investment Dealers Digest
Investment Vision
Investor's Daily
Journal of Commerce
Kansas City Star
LA Times
Leckey, Andrew (syndicated column)
Life Association News
Miami Herald
Milwaukee Sentinel
Money
Money Maker
Money Management Letter
Morningstar
National Public Radio
National Underwriter
NBC and affiliates
New England Business
New England Cable News
New Orleans Times-Picayune
New York Daily News
New York Times
Newark Star Ledger
Newsday
Newsweek
Nightly Business Report
Orange County Register
Orlando Sentinel
Pension World
Pensions and Investments
Personal Investor
Philadelphia Inquirer
Porter, Sylvia (syndicated column)
Portland Oregonian
Public Broadcasting Service
Quinn, Jane Bryant (syndicated column)
Registered Representative
Research Magazine
Resource
Reuters
Rukeyser's Business (syndicated column)
Sacramento Bee
San Francisco Chronicle
San Francisco Examiner
San Jose Mercury
Seattle Post-Intelligencer
Seattle Times
Smart Money
St. Louis Post Dispatch
St. Petersburg Times
Standard & Poor's Outlook
Standard & Poor's Stock Guide
Stanger's Investment Advisor
Stockbroker's Register
Strategic Insight
Tampa Tribune
Time
Tobias, Andrew (syndicated column)
UPI
US News and World Report
USA Today
Value Line
Wall St. Journal
Wall Street Letter
Wall Street Week
Washington Post
WBZ
WBZ-TV
WCVB-TV
WEEI
WHDH
Worcester Telegram
Worth Magazine
WRKO

                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT
                                       OF
                       NEW ENGLAND LIFE INSURANCE COMPANY

                       REPORT OF INDEPENDENT ACCOUNTANTS
To the Contract Owners of
 New England Life Insurance Company:

We have audited the accompanying statement of assets and liabilities of the New England Variable Annuity Separate Account (comprised of Bond Income Sub-Account, Money Market Sub-Account, Avanti Growth Sub-Account, Growth and Income Sub-Account (formerly Value Growth Sub-Account), Small Cap Sub-Account, U.S. Government Sub-Account, Balanced Sub-Account, Equity Growth Sub-Account, International Equity Sub-Account, Venture Value Sub-Account and Bond Opportunities Sub-Account) of New England Life Insurance Company (formerly New England Variable Life Insurance Company) as of December 31, 1996, and the related statements of operations and changes in net assets for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of New England Variable Annuity Separate Account for the period April 19, 1995 (Commencement of Operations) to December 31, 1995, was audited by other auditors whose report, dated February 6, 1996, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the respective aforementioned sub-accounts comprising the New England Variable Annuity Separate Account of New England Life Insurance Company as of December 31, 1996, and the results of their operations and the changes in net assets for the year then ended, in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE

Boston, Massachusetts
February 18, 1997

                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT
                                       OF
                       NEW ENGLAND LIFE INSURANCE COMPANY

                     REPORT OF INDEPENDENT ACCOUNTANTS
                     -------------------------------------
To the Contract Owners of the New England Variable Annuity Separate Account of New England Variable Life Insurance Company:

We have audited the statements of operations and changes in net assets of New England Variable Annuity Separate Account (comprised of Bond Income Sub-Account, Money Market Sub-Account, Avanti Growth Sub-Account, Value Growth Sub-Account, Small Cap Sub-Account, U.S. Government Sub-Account, Balanced Sub-Account, Equity Growth Sub-Account, International Equity Sub-Account, Venture Value Sub-Account and Strategic Bond Opportunities Sub-Account) of New England Variable Life Insurance Company for the period April 19, 1995 (commencement of operations) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations and changes in net assets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations and changes in net assets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of operations and changes in net assets. We believe that our audit of the statements of operations and changes in net assets provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and changes in net assets of the respective aforementioned sub-accounts comprising New England Variable Annuity Separate Account of New England Variable Life Insurance Company for the period April 19, 1995 (commencement of operations) through December 31, 1995, in conformity with generally accepted accounting principles.

                                COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 6, 1996

                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT
                                       OF
                       NEW ENGLAND LIFE INSURANCE COMPANY
                      STATEMENT OF ASSETS AND LIABILITIES
                               DECEMBER 31, 1996




                                                                -------------------------------------------------------------------
                                                                   BOND          MONEY        AVANTI     GROWTH AND      SMALL
                                                                  INCOME        MARKET        GROWTH       INCOME         CAP
                                                                   SUB-          SUB-          SUB-         SUB-         SUB-
                                                                  ACCOUNT       ACCOUNT       ACCOUNT      ACCOUNT      ACCOUNT
                                                                ------------  ------------  -----------  -----------  -----------
ASSETS
 Investments in New England
  Zenith Fund, at value (Note 2)  . . . . . . . . . . . . . .   $14,184,954   $18,259,077   $15,094,170  $16,478,871  $19,042,750

                SERIES                   SHARES       COST
--------------------------------------  ---------  -----------
 Back Bay Advisors Bond Income
  Series  . . . . . . . . . . . . . .     134,289  $14,573,374
 Back Bay Advisors Money Market
  Series  . . . . . . . . . . . . . .     182,591   18,259,077
 Loomis Sayles Avanti Growth
  Series  . . . . . . . . . . . . . .      95,581   14,728,322
 Westpeak Growth and Income
  Series  . . . . . . . . . . . . . .     108,578   15,944,117
 Loomis Sayles Small Cap Series . . .     131,985   17,557,474
 Salomon Brothers U.S. Government
  Series. . . . . . . . . . . . . . .     588,303    6,463,809
 Loomis Sayles Balanced Series  . . .   1,811,028   22,581,970
 Alger Equity Growth Series . . . . .   1,858,309   26,878,698
 Draycott International Equity
  Series  . . . . . . . . . . . . . .   1,284,031   14,128,220
 Davis Venture Value Series . . . . .   1,810,212   25,480,928
 Salomon Brothers Strategic Bond
  Opportunities Series  . . . . . . .   1,253,269   14,517,675
 Amount due and accrued
  (payable) from contract-
  related transactions, net . . . . . . . . . . . . . . . . .       192,083      (170,779)       80,204       20,055       78,873
 Dividends receivable . . . . . . . . . . . . . . . . . . . .            --        70,788            --           --           --
                                                                -----------   -----------   -----------  -----------  -----------
             TOTAL ASSETS . . . . . . . . . . . . . . . . . .    14,377,037    18,159,086    15,174,374   16,498,926   19,121,623
LIABILITIES
 Due to (from) New England
  Life Insurance Company  . . . . . . . . . . . . . . . . . .        (1,962)       22,874        12,377        7,746       13,875
                                                                -----------   -----------   -----------  -----------  -----------
             TOTAL LIABILITIES  . . . . . . . . . . . . . . .        (1,962)       22,874        12,377        7,746       13,875
                                                                -----------   -----------   -----------  -----------  -----------
NET ASSETS                                                      $14,378,999   $18,136,212   $15,161,997  $16,491,180  $19,007,748
                                                                ===========   ===========   ===========  ===========  ===========
Net Assets consist of:
 Net Assets attributable to
  Variable Annuity Contracts  . . . . . . . . . . . . . . . .   $14,097,309   $17,847,460   $14,922,559  $15,888,304  $18,874,283
 Annuity Reserves (Note 7). . . . . . . . . . . . . . . . . .       281,690       288,752       239,438      602,876      233,465
                                                                -----------   -----------   -----------  -----------  -----------
             TOTAL NET ASSETS . . . . . . . . . . . . . . . .   $14,378,999   $18,136,212   $15,161,997  $16,491,160  $19,007,748
                                                                ===========   ===========   ===========  ===========  ===========

---------------------------------------------------------------------------------
   U.S.                    EQUITY     INTERNATIONAL    VENTURE        BOND
GOVERNMENT   BALANCED      GROWTH        EQUITY         VALUE     OPPORTUNITIES
   SUB-        SUB-         SUB-          SUB-          SUB-          SUB-
 ACCOUNT      ACCOUNT      ACCOUNT       ACCOUNT       ACCOUNT       ACCOUNT
----------  -----------  -----------  -------------  -----------  -------------

$6,371,324  $24,539,431  $28,952,460   $14,496,713   $29,126,318   $14,562,966












    29,862       46,142      109,739        79,290       104,566        22,886
        --           --           --            --            --            --
----------  -----------  -----------   -----------   -----------   -----------
 6,401,186   24,585,573   29,062,199    14,576,603    29,230,684    14,585,872

     2,511       18,996       23,707        12,226        20,639        14,384
----------  -----------  -----------   -----------   -----------   -----------
     2,511       18,996       23,707        12,226        20,639        14,384
----------  -----------  -----------   -----------   -----------   -----------
$6,398,675  $24,566,577  $29,038,492   $14,563,777   $29,210,245   $14,571,488
==========  ===========  ===========   ===========   ===========   ===========

$6,109,799  $24,220,021  $28,745,760   $14,234,613   $28,833,544   $13,982,409
   288,876      346,556      292,732       329,164       376,701       589,079
----------  -----------  -----------   -----------   -----------   -----------
$6,398,675  $24,566,577  $29,038,492   $14,563,777   $29,210,245   $14,571,488
==========  ===========  ===========   ===========   ===========   ===========

--------------



    TOTAL
--------------

 $201,109,054












      592,921
       70,788
 ------------
  201,772,763

      147,373
 ------------
      147,373
 ------------
 $201,625,390
 ============

 $197,756,061
    3,669,329
 ------------
 $201,625,390
 ============




                       See Notes to Financial Statements

                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT
                                       OF
                       NEW ENGLAND LIFE INSURANCE COMPANY
                            STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996




                                       -------------------------------------------------------------------------------------------
                                          BOND         MONEY       AVANTI     GROWTH AND      SMALL        U.S.
                                         INCOME       MARKET       GROWTH       INCOME         CAP      GOVERNMENT    BALANCED
                                       SUB-ACCOUNT  SUB-ACCOUNT  SUB-ACCOUNT  SUB-ACCOUNT  SUB-ACCOUNT  SUB-ACCOUNT  SUB-ACCOUNT
                                       -----------  -----------  -----------  -----------  -----------  -----------  -----------
INCOME
 Dividends . . . . . . . . . . . . .   $ 996,618     $584,576    $  796,869   $1,486,194   $1,236,100    $314,575    $  690,227

EXPENSES
 Mortality, expense risk and
  administrative charges
  (Note 3) . . . . . . . . . . . . .     117,696      139,034       106,974      128,321      124,297      55,834       173,854
                                       ---------     --------    ----------   ----------   ----------    --------    ----------

 Net investment income (loss)  . . .     878,922      445,542       689,895    1,357,873    1,111,803     258,741       516,373

NET REALIZED AND UNREALIZED GAIN
 (LOSS) ON INVESTMENTS
 Net unrealized appreciation
  (depreciation) on
  investments:
    Beginning of period  . . . . . .     (56,238)          --       (20,804)      83,206       92,761       6,856        85,201
    End of period  . . . . . . . . .    (388,420)          --       365,848      534,754    1,485,276     (92,485)    1,957,461
                                       ---------     --------    ----------   ----------   ----------    --------    ----------
 Net change in unrealized
  appreciation (depreciation)  . . .    (332,162)          --       386,652      451,548    1,392,515     (99,341)    1,872,260

 Net realized gain (loss) on
  investments. . . . . . . . . . . .         (73)          --            56          172          202       1,012            72
                                       ---------     --------    ----------   ----------   ----------    --------    ----------

 Net realized and unrealized gain
  (loss) on investments    . . . . .    (332,255)          --       386,708      451,720    1,392,717     (98,329)    1,872,332
                                       ---------     --------    ----------   ----------   ----------    --------    ----------

NET INCREASE IN NET ASSETS RESULTING
 FROM OPERATIONS . . . . . . . . . .   $ 546,667     $445,542    $1,076,603   $1,809,593   $2,504,520    $160,412    $2,388,705
                                       =========     ========    ==========   ==========   ==========    ========    ==========

                                       ---------------------------------------------------------------------
                                         EQUITY     INTERNATIONAL    VENTURE        BOND
                                         GROWTH        EQUITY         VALUE     OPPORTUNITIES
                                       SUB-ACCOUNT   SUB-ACCOUNT   SUB-ACCOUNT   SUB-ACCOUNT       TOTAL
                                       -----------  -------------  -----------  -------------  -------------
INCOME
 Dividends . . . . . . . . . . . . .   $   49,135     $217,097     $  679,955     $891,674      $ 7,943,020

EXPENSES
 Mortality, expense risk and
  administrative charges
  (Note 3) . . . . . . . . . . . . .      213,057      111,065        204,628       92,995        1,467,755
                                       ----------     --------     ----------     --------      -----------

 Net investment income (loss)  . . .     (163,922)     106,032        475,327      798,679        6,475,285

NET REALIZED AND UNREALIZED GAIN
 (LOSS) ON INVESTMENTS
 Net unrealized appreciation
  (depreciation) on
  investments:
    Beginning of period  . . . . . .       20,495       64,159        179,424      (56,229)         398,795
    End of period  . . . . . . . . .    2,073,762      368,493      3,645,390       45,311        9,995,390
                                       ----------     --------     ----------     --------      -----------
 Net change in unrealized
  appreciation (depreciation)  . . .    2,053,303      304,334      3,465,966      101,540        9,596,595

 Net realized gain (loss) on
  investments. . . . . . . . . . . .         (131)         804            440          705            3,259
                                       ----------     --------     ----------     --------      -----------

 Net realized and unrealized gain
  (loss) on investments    . . . . .    2,053,172      305,138      3,466,406      102,245        9,599,854
                                       ----------     --------     ----------     --------      -----------

NET INCREASE IN NET ASSETS RESULTING
 FROM OPERATIONS . . . . . . . . . .   $1,889,250     $411,170     $3,941,733     $900,924      $16,075,119
                                       ==========     ========     ==========     ========      ===========






                       See Notes to Financial Statements

                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT
                                       OF
                       NEW ENGLAND LIFE INSURANCE COMPANY
                            STATEMENT OF OPERATIONS
FOR THE PERIOD APRIL 19, 1995 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31,
                                      1995



                                                      -----------------------------------------------------------------
                                                         BOND         MONEY       AVANTI     GROWTH AND      SMALL
                                                        INCOME       MARKET       GROWTH       INCOME         CAP
                                                      SUB-ACCOUNT  SUB-ACCOUNT  SUB-ACCOUNT  SUB-ACCOUNT  SUB-ACCOUNT
                                                      -----------  -----------  -----------  -----------  -----------
INCOME
 Dividends  . . . . . . . . . . . . . . . . . . . .    $234,534     $106,461     $ 84,980     $208,739     $129,385
EXPENSES
 Mortality, expense risk and administrative charges
  (Note 3)  . . . . . . . . . . . . . . . . . . . .      14,321       25,668       10,383       16,718       10,463
                                                       --------     --------     --------     --------     --------
 Net investment income. . . . . . . . . . . . . . .     220,213       80,796       74,597      192,021      118,922
NET REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS
 Net Unrealized appreciation (depreciation) on
  investments:
   Beginning of period  . . . . . . . . . . . . . .          --           --           --           --           --
   End of period  . . . . . . . . . . . . . . . . .     (56,238)          --      (20,804)      83,206       92,761
                                                       --------     --------     --------     --------     --------
 Net change in unrealized appreciation
  (depreciation). . . . . . . . . . . . . . . . . .     (56,238)          --      (20,804)      83,206       92,761
 Net realized gain (loss) on investments  . . . . .         210           --            8          188           (8)
                                                       --------     --------     --------     --------     --------
 Net realized and unrealized gain (loss) on
  investments . . . . . . . . . . . . . . . . . . .     (56,028)          --      (20,796)      83,394       92,753
                                                       --------     --------     --------     --------     --------
NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS . . . . . . . . . . . . . . . . . . . .    $164,185     $ 80,796     $ 53,801     $275,415     $211,675
                                                       ========     ========     ========     ========     ========

                                                      -------------------------------------------------------------------
                                                         U.S.                     EQUITY     INTERNATIONAL    VENTURE
                                                      GOVERNMENT    BALANCED      GROWTH        EQUITY         VALUE
                                                      SUB-ACCOUNT  SUB-ACCOUNT  SUB-ACCOUNT   SUB-ACCOUNT   SUB-ACCOUNT
                                                      -----------  -----------  -----------  -------------  -----------
INCOME
 Dividends  . . . . . . . . . . . . . . . . . . . .     $84,803     $167,655     $157,204       $33,056      $107,503
EXPENSES
 Mortality, expense risk and administrative charges
  (Note 3)  . . . . . . . . . . . . . . . . . . . .      10,204       20,240       20,957        11,324        18,852
                                                        -------     --------     --------       -------      --------
 Net investment income. . . . . . . . . . . . . . .      74,599      147,415      136,247        21,732        88,651
NET REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS
 Net Unrealized appreciation (depreciation) on
  investments:
   Beginning of period  . . . . . . . . . . . . . .          --           --           --            --            --
   End of period  . . . . . . . . . . . . . . . . .       6,856       85,201       20,459        64,159       179,424
                                                        -------     --------     --------       -------      --------
 Net change in unrealized appreciation
  (depreciation). . . . . . . . . . . . . . . . . .       6,856       85,201       20,459        64,159       179,424
 Net realized gain (loss) on investments  . . . . .         131            6           12             2           113
                                                        -------     --------     --------       -------      --------
 Net realized and unrealized gain (loss) on
  investments . . . . . . . . . . . . . . . . . . .       6,987       65,207       20,471        64,161       179,537
                                                        -------     --------     --------       -------      --------
NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS . . . . . . . . . . . . . . . . . . . .     $81,586     $232,622     $156,718       $85,893      $268,188
                                                        =======     ========     ========       =======      ========

                                                      ---------------------------
                                                          BOND
                                                      OPPORTUNITIES
                                                       SUB-ACCOUNT      TOTAL
                                                      -------------  ------------
INCOME
 Dividends  . . . . . . . . . . . . . . . . . . . .     $146,583      $1,406,906
EXPENSES
 Mortality, expense risk and administrative charges
  (Note 3)  . . . . . . . . . . . . . . . . . . . .        8,218         167,348
                                                        --------      ----------
 Net investment income. . . . . . . . . . . . . . .      138,365       1,293,558
NET REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS
 Net Unrealized appreciation (depreciation) on
  investments:
   Beginning of period  . . . . . . . . . . . . . .           --              --
   End of period  . . . . . . . . . . . . . . . . .      (56,229)        398,795
                                                        --------      ----------
 Net change in unrealized appreciation
  (depreciation). . . . . . . . . . . . . . . . . .      (56,229)        398,795
 Net realized gain (loss) on investments  . . . . .          293             955
                                                        --------      ----------
 Net realized and unrealized gain (loss) on
  investments . . . . . . . . . . . . . . . . . . .      (55,936)        399,750
                                                        --------      ----------
NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS . . . . . . . . . . . . . . . . . . . .     $ 82,429      $1,693,308
                                                        ========      ==========












                        See Notes to Financial Statements

                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT
                                       OF
                       NEW ENGLAND LIFE INSURANCE COMPANY
                       STATEMENT OF CHANGES IN NET ASSETS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996




                                           ------------------------------------------------------------------------------------
                                               BOND         MONEY          AVANTI      GROWTH AND      SMALL         U.S.
                                              INCOME        MARKET         GROWTH        INCOME         CAP       GOVERNMENT
                                           SUB-ACCOUNT   SUB-ACCOUNT    SUB-ACCOUNT   SUB-ACCOUNT   SUB-ACCOUNT   SUB-ACCOUNT
                                           ------------  -------------  ------------  ------------  ------------  -----------
FROM OPERATING ACTIVITIES
 Net Investment income
  (loss) . . . . . . . . . . . . . . . .   $   878,922   $    445,542   $   689,895   $ 1,357,873   $ 1,111,803   $  258,741
 Net realized and unrealized gain (loss)
  on investments . . . . . . . . . . . .      (332,255)            --       386,708       451,720     1,392,717      (98,329)
                                           -----------   ------------   -----------   -----------   -----------   ----------
  Net Increase in net assets resulting
   from operations . . . . . . . . . . .       546,667        445,542     1,076,603     1,809,593     2,504,520      160,412
FROM CONTRACT-RELATED TRANSACTIONS
 Purchase payments transferred from New
  England Life Insurance Company . . . .    10,068,726     30,165,177    10,017,554     9,961,049    12,313,114    4,228,387
 Net transfers (to) from other
  sub-accounts   . . . . . . . . . . . .       308,694    (16,711,897)    1,607,239     1,390,946     1,878,952       62,147
  Net transfers (to) from New England
   Life Insurance Company  . . . . . . .      (489,973)      (975,438)     (430,695)     (957,156)     (547,400)    (469,227)
                                           -----------   ------------   -----------   -----------   -----------   ----------
  Increase in net assets resulting from
   contract-related transactions . . . .     9,887,447     12,477,842    11,194,098    10,394,839    13,644,666    3,621,307
                                           -----------   ------------   -----------   -----------   -----------   ----------
NET INCREASE IN NET ASSETS . . . . . . .    10,434,114     12,923,384    12,270,701    12,204,432    16,149,186    3,981,719
NET ASSETS, AT BEGINNING OF THE
 PERIOD  . . . . . . . . . . . . . . . .     3,944,885      5,212,828     2,891,296     4,286,748     2,958,562    2,416,956
                                           -----------   ------------   -----------   -----------   -----------   ----------
NET ASSETS, AT END OF THE
 PERIOD  . . . . . . . . . . . . . . . .   $14,378,999   $ 18,136,212   $15,161,997   $16,491,180   $19,107,748   $6,398,675
                                           ===========   ============   ===========   ===========   ===========   ==========

                                           ---------------------------------------------------------------------------------------
                                                            EQUITY     INTERNATIONAL    VENTURE         BOND
                                             BALANCED       GROWTH        EQUITY         VALUE      OPPORTUNITIES
                                           SUB-ACCOUNT   SUB-ACCOUNT    SUB-ACCOUNT   SUB-ACCOUNT    SUB-ACCOUNT       TOTAL
                                           ------------  ------------  -------------  ------------  -------------  ---------------
FROM OPERATING ACTIVITIES
 Net Investment income
  (loss) . . . . . . . . . . . . . . . .   $   516,373   $  (163,922)  $   106,032    $   475,327   $   798,679     $  6,475,265
 Net realized and unrealized gain (loss)
  on investments . . . . . . . . . . . .     1,872,332     2,053,172       305,138      3,466,406       102,245        9,599,854
                                           -----------   -----------   -----------    -----------   -----------     ------------
  Net Increase in net assets resulting
   from operations . . . . . . . . . . .     2,388,705     1,889,250       411,170      3,941,733       900,924       16,075,119
FROM CONTRACT-RELATED TRANSACTIONS
 Purchase payments transferred from New
  England Life Insurance Company . . . .    16,027,105    19,491,589     9,804,736     18,465,880    10,298,058      150,841,375
 Net transfers (to) from other
  sub-accounts   . . . . . . . . . . . .     2,053,141     2,962,775     1,727,240      2,832,686     1,888,077               --
  Net transfers (to) from New England
   Life Insurance Company  . . . . . . .      (623,930)     (789,579)     (569,779)    (1,055,952)     (804,697)      (7,713,826)
                                           -----------   -----------   -----------    -----------   -----------     ------------
  Increase in net assets resulting from
   contract-related transactions . . . .    17,456,316    21,664,785    10,962,197     20,242,614    11,381,438      143,127,549
                                           -----------   -----------   -----------    -----------   -----------     ------------
NET INCREASE IN NET ASSETS . . . . . . .    19,845,021    23,554,035    11,373,367     24,184,347    12,282,362      159,202,668
NET ASSETS, AT BEGINNING OF THE
 PERIOD  . . . . . . . . . . . . . . . .     4,721,556     5,484,457     3,190,410      5,025,898     2,289,126       42,422,722
                                           -----------   -----------   -----------    -----------   -----------     ------------
NET ASSETS, AT END OF THE
 PERIOD  . . . . . . . . . . . . . . . .   $24,566,577   $29,038,492   $14,563,777    $29,210,245   $14,571,488     $201,625,390
                                           ===========   ===========   ===========    ===========   ===========     ============











                        See Notes to Financial Statements

                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT
                                       OF
                       NEW ENGLAND LIFE INSURANCE COMPANY
                       STATEMENT OF CHANGES IN NET ASSETS
FOR THE PERIOD APRIL 19, 1995 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31,
                                      1995




                                      --------------------------------------------------------------------------------------------
                                         BOND         MONEY        AVANTI     GROWTH AND      SMALL        U.S.
                                        INCOME        MARKET       GROWTH       INCOME         CAP      GOVERNMENT    BALANCED
                                      SUB-ACCOUNT  SUB-ACCOUNT   SUB-ACCOUNT  SUB-ACCOUNT  SUB-ACCOUNT  SUB-ACCOUNT  SUB-ACCOUNT
                                      -----------  ------------  -----------  -----------  -----------  -----------  -----------
FROM OPERATING ACTIVITIES
Net investment Income . . . . . . .   $  220,213   $    80,796   $   74,597   $  192,021   $  118,922   $   74,599   $  147,415
 Net realized and unrealized gain
  (loss) of investments . . . . . .      (56,028)           --      (20,796)      83,394       92,753        6,987       85,207
                                      ----------   -----------   ----------   ----------   ----------   ----------   ----------
  Net increase in net assets
   resulting from operations  . . .      164,185        80,796       53,801      275,415      211,675       81,586      232,622
FROM CONTRACT-RELATED TRANSACTIONS
Purchase payments transferred from
 New England Life Insurance
 Company  . . . . . . . . . . . . .    3,512,772     8,774,833    2,697,244    2,346,443    2,851,472    2,209,207    4,350,428
Net transfers (to) from other
 sub-account. . . . . . . . . . . .      288,578    (3,490,074)     151,126    1,658,049      175,700      161,291      247,728
Net transfers (to) from New England
 Life insurance Company . . . . . .      (20,650)     (152,727)     (10,875)       6,841      (10,285)     (35,128)    (109,222)
                                      ----------   -----------   ----------   ----------   ----------   ----------   ----------
 Increase in net assets resulting
  from contact-related
  transactions  . . . . . . . . . .    3,780,700     5,132,032    2,637,495    4,011,333    2,746,887    2,335,370    4,488,934
                                      ----------   -----------   ----------   ----------   ----------   ----------   ----------
NET INCREASE IN NET ASSETS  . . . .    3,944,885     5,212,828    2,891,296    4,286,748    2,958,562    2,416,956    4,721,556
NET ASSETS, AT BEGINNING OF THE
 PERIOD . . . . . . . . . . . . . .           --            --           --           --           --           --           --
                                      ----------   -----------   ----------   ----------   ----------   ----------   ----------
NET ASSETS, AT END OF THE PERIOD  .   $3,944,885   $ 5,212,828   $2,691,296   $4,286,748   $2,958,562   $2,416,956   $4,721,556
                                      ==========   ===========   ==========   ==========   ==========   ==========   ==========

                                      ----------------------------------------------------------------------
                                        EQUITY     INTERNATIONAL    VENTURE        BOND
                                        GROWTH        EQUITY         VALUE     OPPORTUNITIES
                                      SUB-ACCOUNT   SUB-ACCOUNT   SUB-ACCOUNT   SUB-ACCOUNT       TOTAL
                                      -----------  -------------  -----------  -------------  --------------
FROM OPERATING ACTIVITIES
Net investment Income . . . . . . .   $  136,247    $   21,732    $   88,651    $  138,365     $ 1,293,558
 Net realized and unrealized gain
  (loss) of investments . . . . . .       20,471        64,161       179,537       (55,936)        399,750
                                      ----------    ----------    ----------    ----------     -----------
  Net increase in net assets
   resulting from operations  . . .      156,718        85,893       268,188        82,429       1,693,308
FROM CONTRACT-RELATED TRANSACTIONS
Purchase payments transferred from
 New England Life Insurance
 Company  . . . . . . . . . . . . .    5,139,557     2,959,953     4,408,888     2,229,504      41,210,301
Net transfers (to) from other
 sub-account. . . . . . . . . . . .      230,721       169,830       353,605        53,446              --
Net transfers (to) from New England
 Life insurance Company . . . . . .      (42,539)      (25,266)       (4,783)      (76,253)       (480,687)
                                      ----------    ----------    ----------    ----------     -----------
 Increase in net assets resulting
  from contact-related
  transactions  . . . . . . . . . .    5,327,739     3,104,517     4,757,710     2,206,697      40,729,414
                                      ----------    ----------    ----------    ----------     -----------
NET INCREASE IN NET ASSETS  . . . .    5,484,457     3,190,410     5,025,698     2,289,126      42,422,722
NET ASSETS, AT BEGINNING OF THE
 PERIOD . . . . . . . . . . . . . .           --            --            --            --              --
                                      ----------    ----------    ----------    ----------     -----------
NET ASSETS, AT END OF THE PERIOD  .   $5,484,457    $3,190,410    $5,025,898    $2,289,126     $42,422,722
                                      ==========    ==========    ==========    ==========     ===========












                       See Notes to Financial Statements

                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT
                                       OF
                       NEW ENGLAND LIFE INSURANCE COMPANY
                         NOTES TO FINANCIAL STATEMENTS


1. NATURE OF BUSINESS. New England Variable Annuity Separate Account (the "Account") of New England Life Insurance Company ("NELICO"), formerly New England Variable Life Insurance Company ("NEVLICO"), was established by NELICO's Board of Directors on July 1, 1994 in accordance with the regulations of the Delaware Insurance Department and is now operating in accordance with the regulations of the Commonwealth of Massachusetts Division of Insurance. The Account is registered as a unit investment trust under the investment Company Act of 1940. The assets of the Account are owned by NELICO. The net assets of the Account are restricted from use in the ordinary business of NELICO.

Effective with the merger on August 30, 1996 of New England Mutual Life Insurance Company ("NEMLICO") and Metropolitan Life Insurance Company ("MLI"), NEMLICO ceased to exist, with MLI the surviving company of the merger. NELICO then became an indirect wholly-owned subsidiary of MLI.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. SUB-ACCOUNTS. The Account has eleven investment sub-accounts each of which invests in the shares of one portfolio of the New England Zenith Fund ("Zenith Fund"). The portfolios of the Zenith Fund in which the sub-accounts invest are referred to herein as the "Eligible Funds". The Zenith Fund is a diversified, open-end management investment company. The Account purchases or redeems shares of the eleven Eligible Funds based on the amount of purchase payments invested in the Account, transfers among the sub-accounts, surrender payments, annuity payments and death benefit payments. The values of the shares of the Eligible Funds are determined as of the close of the New York Stock Exchange (normally 4:00 p.m. EST) on each day the Exchange is open for trading. Realized gains and losses on the sale of Eligible Funds' shares are computed on the basis of identified cost on the trade date. Income from dividends is recorded on the ex-dividend date. Charges for investment advisory fees and other expenses are reflected in the carrying value of the assets of the Eligible Funds.

3. MORTALITY AND EXPENSE RISKS AND ADMINISTRATION CHARGES. Although variable annuity payments differ according to the investment performance of the Eligible Funds, they are not affected by mortality or expense experience because NELICO assumes the mortality and expense risks under the contracts. The mortality risk assumed by NELICO has two elements, a life annuity mortality risk and, for deferred annuity contracts, a minimum death refund risk. The life annuity mortality risk results from a provision in the contract in which NELICO agrees to make annuity payments regardless of how long a particular annuitant or other payee lives and how long all annuitants or other payees as a class live if payment options involving life contingencies are chosen. Those annuity payments are determined in accordance with annuity purchase rate provisions established at the time that contracts are issued. Under deferred annuity contracts, NELICO also assumes a minimum death refund risk by providing that there will be payable, on the death of the annuitant during the accumulation period, an amount equal to the greater of (1) a guaranteed amount equal to the aggregate purchase payments made, without interest, reduced by any partial surrender, and (2) the value of the contract as of the death valuation date. The guaranteed amount in
(1) above is recalculated at the specific contract anniversaries to determine whether a higher (but never a lower) guarantee will apply, based on the contract value at the time of recalculation. Death proceeds are reduced by any outstanding contract loan and, in certain states, by a premium tax charge. The expense risk assumed by NELICO is the risk that the deductions for sales and administrative expenses provided for in the variable annuity contract may prove to be insufficient to cover the cost of those items.

                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT
                                       OF
                       NEW ENGLAND LIFE INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NELICO charges the Account for the mortality and expense risk NELICO assumes. Currently, the charges are made daily at an annual rate of 1.25% of the Account assets attributable to the American Growth Series individual variable annuity contracts, and 1.00% of the Account assets attributable to the American Forerunner Series individual variable annuity contracts. NELICO also imposes an administration asset charge at an annual rate of .10% of the Account assets attributable to American Growth Series and an annual administration charge of $30 (not to exceed 2% of the total contract value) per contract against contract value in the Account for both the American Growth Series and American Forerunner Series, but this charge is waived for any contract year in which the contract value reaches certain amounts. A premium tax charge applies to the contracts in certain states.

4. FEDERAL INCOME TAXES. For federal income tax purposes the Account's operations are included with those of NELICO. NELICO intends to make appropriate charges against the Account in the future if and when tax liabilities arise.

5. INVESTMENT ADVISERS. The adviser and sub-adviser for each series of the Zenith Fund are listed in the chart below. TNE Advisers, Inc. which is a subsidiary of NELICO, and each of the sub-advisers are registered with the SEC as investment advisers under the Investment Advisers Act of 1940.


         SERIES                  ADVISER                   SUB-ADVISER
         ------           ----------------------  ---------------------------
Back Bay Advisors Money    TNE Advisers, Inc.     Back Bay Advisors, L.P.*
 Market
Back Bay Advisors Bond     TNE Advisers, Inc.     Back Bay Advisors, L.P.*
 Income
Westpeak Growth and        TNE Advisers, Inc.     Westpeak Investment Advisors,
 Income                                           L.P.*
Loomis Sayles Avanti       TNE Advisers, Inc.     Loomis, Sayles & Company,
 Growth                                           L.P.*
Loomis Sayles Small Cap    TNE Advisers, Inc.     Loomis, Sayles & Company,
                                                  L.P.*
Loomis Sayles Balanced     TNE Advisers, Inc.     Loomis, Sayles & Company,
                                                  L.P.*
Draycott International     TNE Advisers, Inc.     Draycott Partners, Ltd.
 Equity
Davis Venture Value        TNE Advisers, Inc.     Davis Selected Advisers, Inc.
Alger Equity Growth        TNE Advisers, Inc.     Fred Alger Management, Inc.
Salomon Brothers U.S.      TNE Advisers, Inc.     Salomon Brothers Asset
 Government                                       Management, Inc.
Salomon Brothers           TNE Advisers, Inc.     Salomon Brothers Asset
 Strategic Bond                                   Management, Inc.
 Opportunities



* An affiliate of NELICO

On January 22, 1997, the Board of Trustees of the New England Zenith Fund approved a new subadvisory agreement between TNE Advisers, Inc. and Morgan Stanley Asset Management Inc. ("MSAM") relating to the Draycott International Equity Series. This new agreement is expected to become effective May 1, 1997 (subject to shareholder approval). Under this new agreement MSAM would become subadviser of the Series, succeeding Draycott Partners, Ltd., and would be responsible for the day to day management of the Series. The name of the Series will be changed to Morgan Stanley International Magnum Equity Series. On March 4, 1997 the Board of Trustees of the New England Zenith Fund (i) confirmed their approval of the subadvisory agreement with MSAM, in light of information about a proposed merger (which is expected to occur in mid-1997) of Dean Witter, Discover & Co. and MSAM's parent company, Morgan Stanley Group Inc., and (ii) approved a second new subadvisory agreement with MSAM, to be effective upon the merger, subject to shareholder approval.

               NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT
                                       OF
                       NEW ENGLAND LIFE INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

6. INVESTMENT PURCHASES AND SALES. The following table shows the aggregate cost of Eligible Fund shares purchased and proceeds from the sales of Eligible Fund shares for each sub-account for the year ended December 31, 1996:


                                                       PURCHASES       SALES
                                                      -----------  -------------
Back Bay Advisors Bond Income Series                  $13,732,383   $ 3,174,744
Back Bay Advisors Money Market Series                  38,621,933    25,462,774
Westpeak Growth and Income Series                      14,465,759     2,712,869
Loomis Sayles Avanti Growth Series                     13,712,075     1,838,213
Loomis Sayles Small Cap Series                         17,261,521     2,562,308
Loomis Sayles Balanced Series                          20,829,127     2,860,539
Draycott International Equity Series                   13,447,726     2,423,375
Davis Venture Value Series                             24,335,339     3,680,801
Alger Equity Growth Series                             25,518,273     4,075,933
Salomon Brothers U.S. Government Series                 5,917,918     1,855,478
Salomon Brothers Strategic Bond Opportunities Series   14,549,387     2,374,447



7. ANNUITY RESERVES. Annuity reserves are computed for currently payable contracts according to the 1983-a Mortality Tables. The assumed interest rate may be 0%, 3.5% or 5% as elected by the annuitant and as regulated by the laws of the respective states. Adjustments to annuity reserves are reimbursed to or from NELICO.

                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT
                                       OF
                       NEW ENGLAND LIFE INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

8. INCREASE (DECREASES) IN ACCUMULATION UNITS. A summary of units outstanding for variable annuity contracts for the year ended December 31, 1996:



                              --------------------------------------------------------------------------------------------------
                                   BOND            MONEY           AVANTI        GROWTH AND         SMALL             U.S.
                                  INCOME          MARKET           GROWTH          INCOME            CAP           GOVERNMENT
                               SUB-ACCOUNT      SUB-ACCOUNT     SUB-ACCOUNT     SUB-ACCOUNT      SUB-ACCOUNT      SUB-ACCOUNT
                              --------------  ---------------  --------------  --------------  ---------------  ----------------
Units Outstanding
 12/31/95 . . . . . . . . .   1,229,141.9280   2,758,732.3682  2,009,636.4056  2,885,315.0324   2,426,665.1841   2,121,626.7186
Units Purchased . . . . . .   3,860,256.9291  17,925,424.8317  7,671,946.0255  7,512,008.6078  10,757,551.7684   4,459,399.2737
Units Redeemed  . . . . . .     571,492.2689  11,426,859.4874    599,050.4805    869,927.4659   1,027,668.5782   1,069,474.0028
                              --------------  ---------------  --------------  --------------  ---------------   --------------
Units Outstanding
 12/31/96 . . . . . . . . .   4,587,906.5882   9,257,297.7125  9,082,531.9506  9,527,396.1743  12,156,548.3743   5,511,551.9895
                              ==============  ===============  ==============  ==============  ===============   ==============

Unit Value 12/31/96 . . . .         3.134109         1.959126        1.669358        1.730922         1.571807          1.60957
                              ==============  ===============  ==============  ==============  ===============   ==============





                              ----------------------------------------------------------------------------------------------
                                                   EQUITY        INTERNATIONAL       VENTURE            BOND
                                 BALANCED          GROWTH           EQUITY            VALUE        OPPORTUNITIES
                                SUB-ACCOUNT      SUB-ACCOUNT      SUB-ACCOUNT      SUB-ACCOUNT      SUB-ACCOUNT
                              ---------------  ---------------  ---------------  ---------------  --------------
Units Outstanding
 12/31/95 . . . . . . . . .    3,848,208.4657   3,908,236.5700   2,973,468.7628   3,798,345.3784   1,975,492.8268
Units Purchased . . . . . .   14,413,725.8704  16,000,458.3012  11,037,940.0287  15,270,320.1983  10,084,304.6635
Units Redeemed  . . . . . .      906,307.5390   1,361,747.6196   1,113,419.8155   1,285,873.9761     913,483.0135
                              ---------------  ---------------  ---------------  ---------------  ---------------
Units Outstanding
 12/31/96 . . . . . . . . .   17,355,626.7971  18,546,974.2516  12,897,988.9760  17,782,791.6006  11,146,314.4768
                              ===============  ===============  ===============  ===============  ===============

Unit Value 12/31/96 . . . .          1.415482         1.565675         1.129151         1.642613         1.307292
                              ===============  ===============  ===============  ===============  ===============

                          INDEPENDENT AUDITORS' REPORT

New England Life Insurance Company:

We have audited the accompanying consolidated balance sheet of New England Life Insurance Company (formally New England Variable Life Insurance Company) and subsidiaries as of December 31, 1996, and the related consolidated statement of earnings, equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 consolidated financial statements present fairly, in all material respects, the financial position of the New England Life Insurance Company and subsidiaries as of December 31, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

In 1996, as discussed in Note 1 to the financial statements, the Company (1) has adopted all applicable generally accepted accounting principles as required for mutual life insurance enterprises (or wholly-owned stock life insurance company subsidiaries of mutual life insurance enterprises) by Interpretation No. 40, Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises, and Statement of Financial Accounting Standards No. 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long Duration Participating Policies; and (2) has reflected the effects of the changes in corporate organization.

The consolidated balance sheet of the Company and subsidiaries as of December 31, 1995 and the related consolidated statements of earnings, equity, and cash flows for the periods ended December 31, 1995 and 1994 present the combination of the individual financial statements of New England Variable Life Insurance Company and other entities listed in Note 1. Such individual financial statements were audited by other auditors before the applicable effects of the changes described in the paragraph above and their reports on the financial statements of each of the insurance entities listed in Note 1 expressed an adverse opinion as to the conformity with generally accepted accounting principles and an unqualified opinion as to conformity with statutory principles and their reports on the financial statements of each of the other entities expressed an unqualified opinion. We have audited the adjustments that were applied to restate the 1995 and 1994 financial statements to reflect the effects of the changes for the adoption of generally accepted accounting principles and the changes in corporate organization as described in Note 1. In our opinion, such adjustments are appropriate and have been properly applied.



DELOITTE & TOUCHE LLP


February 18, 1997
Boston, Massachusetts

                       NEW ENGLAND LIFE INSURANCE COMPANY

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995



                                   ASSETS

                                        NOTES       1996             1995
                                        -----  --------------  ----------------
Investments:
  Fixed Maturities:
     Available for Sale, at Estimated
      Fair Value  . . . . . . . . . .   2,11   $  524,284,643   $  575,834,866
     Held to Maturity, at Amortized
      Cost. . . . . . . . . . . . . .              29,666,318       36,550,618
  Mortgage Loans on Real Estate . . .   2,11               --        2,210,153
  Policy Loans  . . . . . . . . . . .    11        76,262,779       58,210,498
  Real Estate . . . . . . . . . . . .               1,701,981               --
  Short-Term Investments  . . . . . .    11       156,559,460       20,828,254
  Other Invested Assets . . . . . . .              12,956,434          206,000
                                               --------------   --------------
        Total Investments . . . . . .             801,431,615      693,840,389
Cash and Cash Equivalents . . . . . .    11        49,147,342       35,129,015
Deferred Policy Acquisition Costs . .             434,636,666      353,809,245
Accrued Investment Income . . . . . .              13,712,748       14,621,811
Premiums and Other Receivables  . . .     4         5,941,433       10,311,027
Other Assets  . . . . . . . . . . . .              95,106,160       11,148,103
Separate Account Assets . . . . . . .           1,206,959,498      748,184,716
                                               --------------   --------------
        TOTAL ASSETS  . . . . . . . .          $2,606,935,462   $1,867,044,306
                                               ==============   ==============

                           LIABILITIES AND EQUITY
LIABILITIES
Future Policy Benefits  . . . . . . .     4    $  464,888,914   $  446,687,020
Policyholder Account Balances . . . .   4,11      181,594,090      138,831,391
Other Policyholder Funds  . . . . . .    11         2,071,162        2,353,586
Policyholder Dividends Payable  . . .               9,018,002        7,346,500
Short and Long-Term Debt  . . . . . .   8,11       84,056,337       79,347,546
Income Taxes Payable:                     5
  Current . . . . . . . . . . . . . .               6,272,302        9,179,749
  Deferred  . . . . . . . . . . . . .              39,463,081       54,981,645
Other Liabilities . . . . . . . . . .              62,190,384       25,629,031
Separate Account Liabilities  . . . .           1,206,959,498      748,184,716
                                               --------------   --------------
        Total Liabilities . . . . . .           2,056,513,770    1,512,541,184
                                               --------------   --------------
Commitments and Contingencies
 (Notes 2, 4, 8 and 9)
EQUITY
Common Stock  . . . . . . . . . . . .               2,500,000        2,500,000
Contributed Capital . . . . . . . . .             497,945,598      289,099,450
Retained Earnings . . . . . . . . . .              46,248,721       36,547,252
Net Unrealized Investment Gains . . .     3         3,727,373       26,356,420
                                               --------------   --------------
        Total Equity  . . . . . . . .             550,421,692      354,503,122
                                               --------------   --------------
        TOTAL LIABILITIES AND
         EQUITY . . . . . . . . . . .          $2,606,935,462   $1,867,044,306
                                               ==============   ==============


          See accompanying notes to consolidated financial statements.

                       NEW ENGLAND LIFE INSURANCE COMPANY

                      CONSOLIDATED STATEMENTS OF EARNINGS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




                            NOTES       1996          1995           1994
                            ------  ------------  ------------  ---------------
REVENUES
Premiums, net . . . . . .     4     $ 37,410,040  $ 38,565,735   $206,099,650
Universal Life and
 Investment-Type Product
 Policy Fee Income  . . .            101,755,632    79,371,437     63,349,660
Net Investment Income . .     3       49,628,343    41,815,075      4,069,355
Investment Gains (Losses),
 Net. . . . . . . . . . .     3       15,979,267    21,979,906        (64,081)
Commissions, Fees and
 Other Income . . . . . .             44,929,609    34,554,617    264,883,323
                                    ------------  ------------   ------------
Total Revenues  . . . . .            249,702,891   216,286,770    538,337,907

BENEFITS AND OTHER
 DEDUCTIONS
Policyholder Benefits,
 net  . . . . . . . . . .     4       65,520,519    55,810,172    435,150,792
Interest Credited to
 Policyholder Account
 Balances . . . . . . . .              5,557,652     2,564,651        904,003
Policyholder Dividends  .             14,829,641    13,953,664      7,232,042
Other Operating Costs and
 Expenses . . . . . . . .            151,043,021   110,890,061     83,725,839
                                    ------------  ------------   ------------
Total Benefits and Other
 Deductions . . . . . . .            236,950,833   183,218,548    527,012,676
                                    ------------  ------------   ------------
Earnings from Continuing
 Operations before Income
 Taxes  . . . . . . . . .             12,752,058    33,068,222     11,325,231
Income Taxes  . . . . . .     5        3,050,589    12,302,605      4,188,483
                                    ------------  ------------   ------------

NET EARNINGS  . . . . . .           $  9,701,469  $ 20,765,617   $  7,136,748
                                    ============  ============   ============


          See accompanying notes to consolidated financial statements.

                       NEW ENGLAND LIFE INSURANCE COMPANY

                       CONSOLIDATED STATEMENTS OF EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




                                                       NET
                           COMMON                   UNREALIZED
                          STOCK &                   INVESTMENT
                        CONTRIBUTED    RETAINED       GAINS
                          CAPITAL      EARNINGS      (LOSSES)         TOTAL
                        ------------  -----------  -------------  ---------------
BALANCES AT JANUARY 1,
 1994 . . . . . . . .   $175,028,227  $ 8,644,887  $    104,801    $183,777,915
Net Earnings  . . . .                   7,136,748                     7,136,748
Change in Net
 Unrealized Investment
 Gains (Losses) . . .                                  (774,432)       (774,432)
Contributed Capital .     53,028,000                                 53,028,000
                        ------------  -----------  ------------    ------------

BALANCES AT DECEMBER
 31, 1994 . . . . . .    228,056,227   15,781,635      (669,631)    243,168,231
Net Earnings  . . . .                  20,765,617                    20,765,617
Change in Net
 Unrealized Investment
 Gains (Losses) . . .                                27,026,051      27,026,051
Contributed Capital .     63,543,223                                 63,543,223
                        ------------  -----------  ------------    ------------

BALANCES AT DECEMBER
 31, 1995 . . . . . .    291,599,450   36,547,252    26,356,420     354,503,122
Net Earnings  . . . .                   9,701,469                     9,701,469
Change in Net
 Unrealized Investment
 Gains (Losses) . . .                               (22,629,047)    (22,629,047)
Contributed Capital .    208,846,148                                208,846,148
                        ------------  -----------  ------------    ------------

BALANCES AT DECEMBER
 31, 1996 . . . . . .   $500,445,598  $46,248,721  $  3,727,373    $550,421,692
                        ============  ===========  ============    ============


          See accompanying notes to consolidated financial statements.

                       NEW ENGLAND LIFE INSURANCE COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




                                   1996            1995             1994
                               --------------  --------------  ----------------
NET CASH USED IN OPERATING
 ACTIVITIES. . . . . . . . .   $ (85,673,871)  $(111,833,907)   $ (46,062,592)
                               -------------   -------------    -------------
Cash Flows from Investing
 Activities:
  Sales, Maturities and
    Repayments of:
     Available for Sale Fixed
      Maturities . . . . . .     276,420,158     538,296,916       13,480,392
     Held to Maturity Fixed
      Maturities . . . . . .      10,519,220         625,000               --
     Mortgage Loans on Real
      Estate . . . . . . . .       2,210,152          11,789            8,000
  Purchases of:
     Available for Sale Fixed
      Maturities . . . . . .    (259,713,146)   (983,517,566)    (121,490,180)
     Real Estate . . . . . .        (480,007)             --               --
     Fixed Asset Property and
      Equipment. . . . . . .      (3,786,192)             --               --
     Other Assets  . . . . .     (11,024,000)        (15,000)         (32,000)
  Net Change in Short-Term
    Investments. . . . . . .    (135,731,206)    379,325,026       13,737,203
  Net Change in Policy
    Loans  . . . . . . . . .     (18,052,280)    (14,243,155)     (13,293,625)
  Other, Net . . . . . . . .          66,820        (114,000)       2,255,589
                               -------------   -------------    -------------
NET CASH USED IN INVESTING
 ACTIVITIES. . . . . . . . .    (139,570,481)    (79,630,990)    (105,334,621)
                               -------------   -------------    -------------
Cash Flows from Financing
 Activities:
  Common Stock . . . . . . .
  Capital Contributions  . .     159,162,170       9,515,000       52,698,000
  Borrowed Money . . . . . .                      25,000,000       50,000,000
  Policyholder Account
    Balances:
     Deposits  . . . . . . .     482,551,966     281,761,424      201,732,909
     Withdrawals . . . . . .    (364,932,882)   (148,402,748)    (108,766,575)
  Financial Reinsurance
    Receivables. . . . . . .     (37,518,575)             --               --
                               -------------   -------------    -------------
NET CASH PROVIDED BY
 FINANCING ACTIVITIES  . . .     239,262,679     167,873,676      195,664,334
                               -------------   -------------    -------------
Change in Cash and Cash
 Equivalents . . . . . . . .      14,018,327     (23,591,221)      44,267,121
Cash and Cash Equivalents,
 Beginning of Year . . . . .      35,129,015      58,720,236       14,453,115
                               -------------   -------------    -------------
CASH AND CASH EQUIVALENTS,
 END OF YEAR . . . . . . . .   $  49,147,342   $  35,129,015    $  58,720,236
                               =============   =============    =============
Supplemental Cash Flow
 Information:
  Interest Paid  . . . . . .   $   1,523,134   $   1,277,033    $          --
                               =============   =============    =============
  Income Taxes Paid  . . . .   $   4,720,928   $   6,764,653    $     132,000
                               =============   =============    =============


          See accompanying notes to consolidated financial statements.

                       NEW ENGLAND LIFE INSURANCE COMPANY

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994




                                   1996            1995             1994
                               --------------  --------------  ----------------
NET EARNINGS . . . . . . . .   $   9,701,469   $  20,765,617    $   7,136,748
Adjustments to Reconcile Net
 Earnings to Net Cash
 Provided by (Used in)
 Operating Activities:
  Change in Deferred Policy
    Acquisition Costs, Net .     (68,626,162)    (45,823,425)    (128,219,002)
  Change in Accrued
    Investment Income  . . .         909,063     (11,507,438)         (87,020)
  Change in Premiums and
    Other Receivables  . . .       4,369,594      (4,072,681)      (1,494,680)
  Investment (Gains) Losses,
    Net. . . . . . . . . . .     (15,979,267)    (21,979,906)          64,081
  Depreciation and
    Amortization Expenses  .       4,119,881       5,724,945           99,912
  Change in Transfer to
    Separate Account . . . .      (2,242,885)      1,412,264          105,477
  Interest Credited to
    Policyholder Account
    Balances . . . . . . . .       5,557,652       2,564,651          904,003
  Universal Life and
    Investment-Type Product
    Policy Fee Income  . . .    (101,755,632)    (79,371,437)     (63,349,660)
  Change in Future Policy
    Benefits . . . . . . . .      18,201,894      14,538,593      125,898,745
  Change in Other
    Policyholder Funds . . .        (282,879)      1,789,475          156,400
  Change in Policyholder
    Dividends Payable  . . .       1,671,502         114,458        7,232,042
  Change in Income Taxes
    Payable. . . . . . . . .      (6,633,789)     10,210,526       10,337,032
  Other, Net . . . . . . . .      65,315,688      (6,199,549)      (4,846,670)
                               -------------   -------------    -------------
NET CASH USED IN OPERATING
 ACTIVITIES. . . . . . . . .   $ (85,673,871)  $(111,833,907)   $ (46,062,592)
                               =============   =============    =============


          See accompanying notes to consolidated financial statements.

                       NEW ENGLAND LIFE INSURANCE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BUSINESS

  New England Life Insurance Company and its subsidiaries (the "Company") is a wholly-owned stock life insurance subsidiary of Metropolitan Life Insurance Company (MetLife). The Company principally provides variable life insurance and variable annuity products through a network of general agencies located throughout the United States.

  Prior to the merger of New England Mutual Life Insurance Company (NEMLICO) with MetLife on August 31, 1996, New England Life Insurance Company (NELICO), formerly known as New England Variable Life Insurance Company (NEVLICO) was a subsidiary of NEMLICO. NEMLICO was merged directly into MetLife and ceased to exist as a separate mutual life insurance company. In conjunction with the merger, NEVLICO became a subsidiary of MetLife and changed its name to New England Life Insurance Company. NELICO has continued after the merger to conduct its existing businesses and is also administering the business activities for the former parent NEMLICO. (Note 13)

  NELICO is headquartered in Boston, Massachusetts and became a Massachusetts chartered company through a legal process known as redomestication. Prior to the merger, NEVLICO was organized under Delaware law. The capital structure of NELICO continues in the same form subsequent to the merger with common stock authorized at 50,000 shares and 20,000 shares issued and outstanding with a par value of $125 per share. MetLife made an additional statutory capital contribution to NELICO at the merger date totaling $208,003,770 consisting of $128,412,170 of cash and $79,591,600 of bonds, real estate, mortgages, common stock of affiliates and furniture and equipment. Prior to the merger, NELICO received a capital contribution from NEMLICO for $20,000,000 in cash. The total contributed capital for 1996 equaled $228,003,770.

  Certain companies that were subsidiaries of NEMLICO became subsidiaries of NELICO as of the merger. The principal subsidiaries of which NELICO owns 100% of the outstanding common stock are Exeter Reassurance Company, Ltd., New England Pension and Annuity Company and Newbury Insurance Company Limited for insurance operations and New England Securities Corporation and TNE Advisers, Inc. for other operations. The principal business activities of the subsidiaries are disclosed below.

  Exeter Reassurance Company, Ltd., (Exeter) was incorporated in Bermuda on November 15, 1994, and registered as an insurer under The Insurance Act 1978 (Bermuda). Exeter engages in financial reinsurance of life insurance and annuity policies.

  New England Pension and Annuity Company (NEPA) was incorporated under the laws of the State of Delaware on September 12, 1980. NEPA holds licenses in 20 states, but is currently not actively engaged in the sale or distribution of insurance products.

  New England Securities Corporation (NES), a National Association of Securities Dealers ("NASD") registered broker/dealer, conducts business as a wholesale distributor of investment products through the sales force of NELICO. Established in 1968, NES offers a range of investment products including mutual funds, investment partnerships, and individual securities. In 1994, NES became a Registered Investment Advisor with the Securities and Exchange Commission ("SEC") and now offers individually managed portfolios. NES is the national distributor for variable annuity and variable life products issued by NELICO. NES is the sole owner of Hereford Insurance Agency, Inc.

  Newbury Insurance Company, Limited (Newbury) was incorporated in Bermuda on May 1, 1987, and is registered as a Class 2 insurer under The Insurance Act 1978 (Bermuda). Newbury provides professional liability

                       NEW ENGLAND LIFE INSURANCE COMPANY
and personal injury coverage to the agents of NELICO through a facultative reinsurance agreement with Lexington Insurance Company. The policy applies to claims made during the policy period or during the discovery period with limits of $1,000,000 each claim, $1,000,000 annual aggregate each insured, $3,500,000 and $3,000,000 annual aggregate all insured in 1996 and 1995 respectively.

  TNE Advisers, Inc. was incorporated on August 26, 1994, and is registered as an investment adviser with the SEC, under the Investment Advisers Act of 1940. TNE Advisers, Inc. was organized to serve as an investment adviser to certain mutual funds of the New England Zenith Fund and does not intend to engage in any business activities other than providing investment management and administrative services.

  BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

  The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP"), and include the accounts of NELICO and its subsidiaries in which NELICO has control and a majority economic interest. The consolidated financial statements have been prepared as though the current reporting entity had always existed. Significant intercompany transactions and balances have been eliminated in consolidation.

  Prior to 1996, NELICO, as a wholly owned stock life insurance subsidiary of a mutual life insurance company, prepared its financial statements in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of Delaware (statutory financial statements), which accounting practices were considered to be GAAP. In 1996, NELICO adopted Interpretation No. 40, Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises (the "Interpretation") and Statement of Financial Accounting Standards ("SFAS") No. 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long Duration Participating Policies (the "Standard"), of the Financial Accounting Standards Board ("FASB"). The Interpretation and Standard required mutual life insurance companies to adopt all standards promulgated by the FASB in their general purpose financial statements. The financial statements of NELICO for 1995 and 1994 have been retroactively restated to reflect the adoption of all applicable authoritative GAAP pronouncements. The cumulative effect of such adoption as of January 1, 1994 has been reflected in an adjustment of equity at January 1, 1994 (see Note 12).

  As of December 31, 1993, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which expanded the use of fair value accounting for those securities that a company does not have positive intent and ability to hold to maturity. Implementation of SFAS No. 115 increased consolidated equity by $104,801, net of deferred income taxes and adjustments of deferred policy acquisition costs and future policy benefits.

  VALUATION OF INVESTMENTS

  Fixed maturity securities for which the Company has the positive intent and ability to hold to maturity are stated principally at amortized cost and include bonds and redeemable preferred stock. All other fixed maturity securities are classified as available for sale and are reported at estimated fair market value. Unrealized holding gains and losses on fixed maturity securities available for sale are reported as a separate component of equity. Such amounts are net of related deferred income taxes and adjustments of deferred policy acquisition costs and future policy benefits relating to unrealized gains on available for sale securities. Amortized cost of fixed maturity securities is adjusted for impairments in value deemed to be other than temporary. All securities are recorded on a trade date basis.

  The Company's mortgage loan on real estate was carried at outstanding principal balance. Mortgage loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contract terms of the loan agreement. The mortgage loan was in good standing at December 31, 1995 and no allowance for loss was required.

                       NEW ENGLAND LIFE INSURANCE COMPANY

  Real estate is considered held for sale by management and is reported at the lower of cost or estimated fair market value less allowances for the estimated cost of sales. No impairment allowance is required on the property.

  Policy loans are stated at unpaid principal balances.

  Short-term investments are stated at amortized cost which approximates fair value.

  Cash and cash equivalents includes cash on hand, amounts due from banks and highly liquid debt instruments purchased with an original maturity of three months or less. These are carried at cost, which approximates fair value.

  INVESTMENT RESULTS

  Realized investment gains and losses are determined by specific identification and are presented as a component of revenues.

  PROPERTY AND EQUIPMENT

  Property and equipment and leasehold improvements are included in other assets and are stated at cost, less accumulated depreciation and amortization. Depreciation, including charges relating to capitalized leases, is provided using the straight line method over the estimated useful lives of the assets which generally range from 4 to 15 years or the term of the lease, if shorter. Amortization of leasehold improvements is provided using the straight line method over the lesser of the term of the leases or the estimated useful life of the improvements.

  Accumulated depreciation and amortization on property and equipment and leasehold improvements was $3,117,743 and $0 at December 31, 1996 and 1995, respectively. Related depreciation and amortization expense was $3,117,743, $0 and $0 for the years ended December 31, 1996, 1995 and 1994, respectively.

  RECOGNITION OF INCOME AND EXPENSES

  Premiums from traditional life policies are recognized generally as income when due. Benefits and expenses are matched with such income so as to result in the recognition of profits over the life of the contract. This match is accomplished by means of the provision for liabilities for future policy benefits and the deferral and subsequent amortization of policy acquisition costs.

  Reinsurance allowances for individual non-medical health contracts are recognized as income when due.

  Premiums from variable life, universal life and investment-type contracts are reported as deposits to policyholder account balances. Revenues from these contracts consist of amounts assessed during the period against policyholder account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policyholder account balances and interest credited to policyholder account balances.

  DEFERRED POLICY ACQUISITION COSTS

  The costs of acquiring new business, principally commissions, agency and policy issue expenses, all of which vary with and are primarily related to the production of new business, have been deferred. Deferred policy acquisition costs are subject to recoverability testing at the time of policy issue and loss recognition testing at the end of each accounting period.

                       NEW ENGLAND LIFE INSURANCE COMPANY

  Deferred policy acquisition costs are amortized over a period up to 40 years for traditional life, variable life, universal life products and for investment-type products as a constant percentage of estimated gross margins or profits arising principally from surrender charges and interest, mortality and expense margins based on historical and anticipated future experience, updated regularly. The effects of revisions to experience on previous amortization of deferred policy acquisition costs are reflected in earnings in the period estimated gross margins or profits are revised.

  For non-medical health insurance contracts, deferred policy acquisition costs are amortized over the life of the contracts (generally between 10 and 30 years) in proportion to anticipated reinsurance allowances.

  FUTURE POLICY BENEFITS AND POLICYHOLDER ACCOUNT BALANCES

  Future policy benefit liabilities for participating traditional life insurance policies are equal to the aggregate of net level premium reserve for death and endowment policy benefits and the liability for terminal dividends. The net level premium reserve is calculated based on the dividend fund interest rate and mortality rates guaranteed in calculating the cash surrender values described in such contracts. Interest rates used in establishing future policy benefit liabilities range from 4 percent to 5 percent for life insurance policies.

  Policyholder account balances for variable life, universal life and investment-type contracts are equal to the policy account values. The policy account values represent an accumulation of gross premium payments plus credited interest less expense and mortality charges and withdrawals.

  Benefit liabilities for non-medical health insurance are calculated as the net GAAP liability plus the unamortized deferred acquisition costs. Benefit liabilities for disabled lives are estimated using the present value of benefits method and experience assumptions as to claim terminations, expenses and interest.

  INCOME TAXES

  NELICO files a consolidated Federal Income Tax return with Exeter Reassurance Company, Ltd. The future tax consequences of temporary differences between financial reporting and tax basis of assets and liabilities are measured as of the balance sheet dates and are recorded as deferred tax assets or liabilities.

  SEPARATE ACCOUNT OPERATIONS

  Separate Accounts are established in conformity with the state insurance laws and are generally not chargeable with liabilities that arise from any other business of the Company. Separate Account assets are subject to general account claims only to the extent the value of such assets exceed the Separate Account liabilities.

  Investments held in the Separate Accounts (stated at estimated fair market value) and liabilities of the Separate Accounts (including participants' corresponding equity in the Separate Accounts) are reported separately as assets and liabilities. Deposits to Separate Accounts are reported as increases in Separate Account liabilities and are not reported in revenues. Mortality, policy administration and surrender charges to all Separate Accounts are included in revenues.

  POLICYHOLDER DIVIDENDS

  The amount of policyholder dividends to be paid is determined annually by the Board of Directors. The aggregate amount of policyholder dividends is related to actual interest, mortality, morbidity and expense experience for the year and management's judgment as to the appropriate level of statutory surplus to be retained by the Company.

                       NEW ENGLAND LIFE INSURANCE COMPANY

  CONSOLIDATED STATEMENTS OF CASH FLOWS--NON CASH TRANSACTIONS

  For the years ended December 31, 1996 and 1995, respectively, the Company received capital contributions in the form of transfer of assets of $49,683,978 and $54,028,223. In 1994, $296,815,969 of bonds were received in support of the coinsurance treaty with NEMLICO.

  ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVESTMENTS

  DEBT SECURITIES

  The carrying value, gross unrealized gain (loss) and estimated fair value of fixed securities, by category, as of December 31, 1996 and 1995 are shown below.

                          HELD TO MATURITY SECURITIES


                                               GROSS UNREALIZED
                                  ESTIMATED   ------------------    AMORTIZED
                                 FAIR VALUE     GAIN      LOSS        COST
                                 -----------  --------  --------  -------------
1996
Fixed Maturities:
  Bonds:
     U.S. Treasury Securities
      and obligations of U.S.
      government corporations
      and agencies . . . . . .   $ 7,344,149  $ 51,289  $  6,095   $ 7,298,955
     States and political
      subdivisions . . . . . .       517,770    38,031                 479,739
     Corporate . . . . . . . .    22,648,666   860,180    99,138    21,887,624
                                 -----------  --------  --------   -----------
Total Fixed Maturities . . . .   $30,510,585  $949,500  $105,233   $29,666,318
                                 ===========  ========  ========   ===========

1995
Fixed Maturities:
  Bonds:
     U.S. Treasury Securities
      and obligations of U.S.
      government corporations
      and agencies . . . . . .   $ 9,695,983  $179,024  $          $ 9,516,959
     States and political
      subdivisions . . . . . .       530,650    60,604                 470,046
     Corporate . . . . . . . .    26,599,841   257,222   170,994    26,513,613
     Other . . . . . . . . . .        50,000                            50,000
                                 -----------  --------  --------   -----------
Total Fixed Maturities . . . .   $36,876,474  $496,850  $170,994   $36,550,618
                                 ===========  ========  ========   ===========

                       NEW ENGLAND LIFE INSURANCE COMPANY

                         AVAILABLE FOR SALE SECURITIES


                                           GROSS UNREALIZED
                           AMORTIZED    -----------------------    ESTIMATED
                              COST         GAIN         LOSS       FAIR VALUE
                          ------------  -----------  ----------  --------------
1996
Fixed Maturities:
  Bonds:
     U.S. Treasury
      Securities and
      obligations of
      U.S. government
      corporations and
      agencies. . . . .   $  5,464,659  $    46,737  $   24,580   $  5,486,816
     Foreign
      governments . . .      1,577,439        1,147      57,272      1,521,314
     Corporate  . . . .    505,682,553   18,637,259   7,092,856    517,226,956
     Mortgage-backed
      securities. . . .         48,759          798                     49,557
                          ------------  -----------  ----------   ------------
Total Fixed
 Maturities . . . . . .   $512,773,410  $18,685,941  $7,174,708   $524,284,643
                          ============  ===========  ==========   ============

1995
Fixed Maturities:
  Bonds:
     U.S. Treasury
      Securities and
      obligations of
      U.S. government
      corporations and
      agencies. . . . .   $  1,991,186  $       746  $    1,135   $  1,990,797
     Foreign
      governments . . .      3,017,691      178,111                  3,195,802
     Corporate  . . . .    512,320,546   58,440,764     183,844    570,577,466
     Mortgage-backed
      securities. . . .         69,877          924                     70,801
                          ------------  -----------  ----------   ------------
Total Fixed
 Maturities . . . . . .   $517,399,300  $58,620,545  $  184,979   $575,834,866
                          ============  ===========  ==========   ============


  Included in net unrealized appreciation (depreciation) of investments are unrealized gains on foreign currency investments as well as unrealized gains on the associated forward foreign exchange contracts. Unrealized appreciation (depreciation) of investments consists of the following:


                                                            1996       1995
                                                           -------  -----------
Net unrealized gains on investments  . . . . . . . . . .   $ 8,213   $372,881
Unrealized gains (losses) on the maturity of forward
 contracts . . . . . . . . . . . . . . . . . . . . . . .    13,665    (76,214)
                                                           -------   --------
                                                           $21,878   $296,667
                                                           =======   ========



  The estimated fair value and amortized cost of bonds classified as held to maturity, by contractual maturity, at December 31, 1996 are shown below.


                                                      ESTIMATED     AMORTIZED
                                                     FAIR VALUE       COST
                                                     -----------  -------------
Due in one year or less  . . . . . . . . . . . . .   $ 3,792,488   $ 3,783,539
Due after one year through five years  . . . . . .     8,714,767     8,791,593
Due after five years through ten years . . . . . .    17,503,330    16,591,186
Due after ten years  . . . . . . . . . . . . . . .       500,000       500,000
                                                     -----------   -----------
  Total  . . . . . . . . . . . . . . . . . . . . .   $30,510,585   $29,666,318
                                                     ===========   ===========

                       NEW ENGLAND LIFE INSURANCE COMPANY

  The amortized cost and estimated fair value of bonds classified as available for sale, by contractual maturity, at December 31, 1996 are shown below.


                                                    AMORTIZED      ESTIMATED
                                                       COST        FAIR VALUE
                                                   ------------  --------------
Due in one year or less  . . . . . . . . . . . .   $              $
Due after one year through five years  . . . . .     23,380,259     23,820,548
Due after five years through ten years . . . . .     51,941,867     51,169,921
Due after ten years  . . . . . . . . . . . . . .    437,402,525    449,244,617
                                                   ------------   ------------
  Subtotal . . . . . . . . . . . . . . . . . . .    512,724,651    524,235,086
Mortgage-backed securities . . . . . . . . . . .         48,759         49,557
                                                   ------------   ------------
  Total  . . . . . . . . . . . . . . . . . . . .   $512,773,410   $524,284,643
                                                   ============   ============



  Bonds not due at a single maturity date have been included in the above tables in the year of final maturity. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

  ASSETS HELD IN TRUST FOR THE BENEFIT OF OTHER PARTIES

  Exeter has deposited in a trust for the benefit of MetLife certain assets for the purpose of allowing MetLife to record a reserve credit as permitted by regulations of the State of New York. Under the terms of the Trust Agreement MetLife enjoys broad powers to withdraw funds from the trust for the payment of policyholder claims incurred by Exeter under its reinsurance treaty and to direct the investment of funds held in the trust. The Trust Agreement limits the types of investments that may be held in trust to cash and certificates of deposit, U.S. Government bonds and notes and publicly traded securities of U.S. companies having a National Association of Insurance Commissioners (NAIC) rating of 1. At December 31, 1996, the trust held $786,828 of cash and $468,847,351 of bonds and short-term investments, and at December 31, 1995 $487,268,195 of bonds and short-term investments.

  MORTGAGE LOANS

  As of December 31, 1995 the mortgage loan investment was collateralized by industrial property in Baltimore, Maryland.

  ASSETS ON DEPOSIT

  As of December 31, 1996 and 1995, the Company had assets on deposit with regulatory agencies of $5,884,253 and $6,486,794, respectively.

                       NEW ENGLAND LIFE INSURANCE COMPANY

3. INVESTMENT INCOME AND INVESTMENT GAINS (LOSSES)

  The sources of investment income are as follows:


                                            1996         1995          1994
                                         -----------  -----------  ------------
Fixed maturities . . . . . . . . . . .   $44,629,921  $39,264,322   $1,597,939
Mortgage loans on real estate  . . . .       110,037      233,974      235,138
Real estate  . . . . . . . . . . . . .        55,149
Policy loans . . . . . . . . . . . . .     3,734,183    2,831,097    1,996,359
Cash, cash equivalents and short-term
 investments . . . . . . . . . . . . .     3,656,448    1,173,815      597,425
Other investment income  . . . . . . .        37,135
                                         -----------  -----------   ----------
Gross investment income  . . . . . . .    52,222,873   43,503,208    4,426,861
Investment expenses  . . . . . . . . .     2,594,530    1,688,133      357,506
                                         -----------  -----------   ----------
Investment income, net . . . . . . . .   $49,628,343  $41,815,075   $4,069,355
                                         ===========  ===========   ==========


  Investment gains (losses), are summarized as follows:


                                            1996         1995          1994
                                         -----------  ------------  -----------
Fixed maturities . . . . . . . . . . .   $15,467,124  $21,981,201    $(64,090)
Other  . . . . . . . . . . . . . . . .       512,143       (1,295)          9
                                         -----------  -----------    --------
Investment gains (losses), net . . . .   $15,979,267  $21,979,906    $(64,081)
                                         ===========  ===========    ========



  Proceeds from the sales of bonds classified as available for sale during 1996, 1995 and 1994 were $275,008,306, $518,416,727 and $13,127,940 respectively.
During 1996, 1995 and 1994, respectively, gross gains of $19,109,340, $22,557,997 and $77,319, and gross losses of $3,878,497, $576,796, and $141,409 were realized on those sales.

  Proceeds from the call of direct issue bonds classified as held to maturity during 1996, 1995 and 1994 were $5,290,796, $0, and $0, respectively. During 1996, 1995 and 1994, respectively, gross gains of $236,280, $0 and $0, and gross losses of $0, $0, and $0 were realized due to prepayment premiums received. There were no sales of fixed maturities classified as held to maturity.

  The unrealized investment gains (losses), which are included in the consolidated balance sheets as a component of equity and the changes for the corresponding years are summarized as follows:


                                         1996           1995          1994
                                     -------------  -------------  ------------
YEAR ENDED DECEMBER 31
Balance, beginning of year . . . .   $ 26,356,420   $   (669,631)   $ 104,801
  Change in unrealized investment
    gains (losses) . . . . . . . .    (46,851,102)    58,946,561           --
  Effect of adopting
    SFAS No. 115 . . . . . . . . .             --             --     (931,481)
  Change in unrealized investment
    gains (losses) attributable to:
     Deferred policy acquisition
      cost allowances  . . . . . .     12,210,988    (17,883,703)      98,294
     Deferred income tax (expense)
      benefit. . . . . . . . . . .     12,011,067    (14,036,807)      58,755
                                     ------------   ------------    ---------
Balance, end of year . . . . . . .   $  3,727,373   $ 26,356,420    $(669,631)
                                     ============   ============    =========


                       NEW ENGLAND LIFE INSURANCE COMPANY

                                         1996           1995          1994
                                      ------------  -------------  ------------
DECEMBER 31
Balance, end of year, comprises:
  Unrealized investment gains
    (losses) on:
     Fixed maturities . . . . . . .   $11,524,866   $ 58,369,351    $(574,586)
     Other  . . . . . . . . . . . .        (4,327)         2,290         (334)
                                      -----------   ------------    ---------
                                       11,520,539     58,371,641     (574,920)
Amounts of unrealized investment
 gains (loss) attributable to:
  Deferred policy acquisition cost
    allowances. . . . . . . . . . .    (5,755,640)   (17,966,628)     (82,925)
  Deferred income taxes . . . . . .    (2,037,526)   (14,048,593)     (11,786)
                                      -----------   ------------    ---------
Balance, end of year  . . . . . . .   $ 3,727,373   $ 26,356,420    $(669,631)
                                      ===========   ============    =========


  Net unrealized investment gains at December 31, 1996, before deferred Federal income tax, reflects gross unrealized gains of $18,685,941 and gross unrealized losses of $7,174,708.

4. REINSURANCE AND OTHER INSURANCE TRANSACTIONS

  In the normal course of business, the Company assumes and cedes reinsurance with other insurance companies. The accompanying consolidated statements of earnings are presented net of reinsurance ceded.

  The effect of reinsurance on premiums earned is as follows:


                                     1996           1995            1994
                                 -------------  -------------  ----------------
Direct premiums  . . . . . . .   $  2,681,689   $  2,794,103    $     329,113
Reinsurance assumed  . . . . .     67,482,752     69,329,831      402,121,966
Reinsurance ceded  . . . . . .    (32,754,401)   (33,558,199)    (196,351,429)
                                 ------------   ------------    -------------
Net premiums earned  . . . . .   $ 37,410,040   $ 38,565,735    $ 206,099,650
                                 ============   ============    =============



  Policyholder benefits in the accompanying consolidated statements of earnings are presented net of reinsurance recoveries of $23,961,773, $22,577,080 and $4,948,808 for the years ended December 31, 1996, 1995 and 1994, respectively. Premiums and other receivables in the accompanying consolidated balance sheets include reinsurance recoveries of $0.2 million and $0 million at December 31, 1996 and 1995, respectively.

  A contingent liability exists with respect to reinsurance ceded should the reinsurers be unable to meet their obligations.

5. INCOME TAXES

  Income tax expense for U.S. operations has been calculated in accordance with the provisions of the Internal Revenue Code, as amended.

  NELICO and its eligible subsidiary file a consolidated U. S. income tax return and other subsidiaries file separate income tax returns as required. The Company uses the liability method of accounting for income taxes. Income tax provisions are based on income reported for financial statement purposes. Deferred income taxes arise from the recognition of temporary differences between income determined for financial reporting purposes and income tax purposes.

                       NEW ENGLAND LIFE INSURANCE COMPANY

  A summary of income tax expense (benefit) in the consolidated statements of earnings is shown below:


                                       CURRENT      DEFERRED         TOTAL
                                     ------------  ------------  --------------
1996
Federal  . . . . . . . . . . . . .   $ 5,333,391   $(1,531,395)   $ 3,801,996
State and Local  . . . . . . . . .                    (751,407)      (751,407)
                                     -----------   -----------    -----------
Total  . . . . . . . . . . . . . .   $ 5,333,391   $(2,282,802)   $ 3,050,589
                                     ===========   ===========    ===========
1995
Federal  . . . . . . . . . . . . .   $ 5,503,644   $ 6,354,610    $11,858,254
State and Local  . . . . . . . . .                     444,351        444,351
                                     -----------   -----------    -----------
Total  . . . . . . . . . . . . . .   $ 5,503,644   $ 6,798,961    $12,302,605
                                     ===========   ===========    ===========
1994
Federal  . . . . . . . . . . . . .   $(1,960,017)  $ 5,557,870    $ 3,597,853
State and Local  . . . . . . . . .                     590,630        590,630
                                     -----------   -----------    -----------
Total  . . . . . . . . . . . . . .   $(1,960,017)  $ 6,148,500    $ 4,188,483
                                     ===========   ===========    ===========



  Reconciliations of the differences between income taxes computed at the federal statutory tax rates and consolidated provisions for income taxes are as follows:


                                        1996          1995           1994
                                    -------------  ------------  --------------
Income before taxes . . . . . . .   $ 12,752,058   $33,068,222    $11,325,231
Income tax rate . . . . . . . . .             35%           35%            35%
                                    ------------   -----------    -----------
Expected income tax expense at
 federal statutory income tax
 rate . . . . . . . . . . . . . .      4,463,220    11,573,878      3,963,831
Tax effect of:
  Change in valuation allowance .    (13,948,000)     (413,000)      (402,850)
  NOL benefit write-off . . . . .     13,012,000            --             --
  State and local income taxes  .       (488,415)      288,828        383,910
  Tax credits . . . . . . . . . .
  Other, net  . . . . . . . . . .         11,784       852,899        243,592
                                    ------------   -----------    -----------
Income Tax Expense (Benefit)  . .   $  3,050,589   $12,302,605    $ 4,188,483
                                    ============   ===========    ===========

                       NEW ENGLAND LIFE INSURANCE COMPANY

  The deferred tax asset or liability recorded represents the net temporary differences between the tax bases of assets and liabilities and their amounts for financial reporting. The components of the net deferred tax asset or liability at December 31, 1996 and 1995 are as follows:


                                                   1996             1995
                                               --------------  ----------------
Deferred tax assets:
  Policyholder liabilities . . . . . . . . .   $  83,303,973    $  69,491,980
  Net operating loss carryforward  . . . . .      12,547,940       13,012,000
  Other  . . . . . . . . . . . . . . . . . .      14,690,260        9,890,697
                                               -------------    -------------
Total gross assets . . . . . . . . . . . . .     110,542,173       92,394,677
  Less valuation allowance . . . . . . . . .                      (13,948,000)
                                               -------------    -------------
Asset, net of valuation allowance  . . . . .     110,542,173       78,446,677
                                               -------------    -------------
Deferred tax liabilities
  Investments  . . . . . . . . . . . . . . .      (2,526,047)      (7,185,868)
  Deferred policy acquisition costs  . . . .    (132,964,603)    (106,477,179)
  Net unrealized capital gains . . . . . . .      (2,037,526)     (14,048,593)
  Other  . . . . . . . . . . . . . . . . . .     (12,477,078)      (5,716,682)
                                               -------------    -------------
Total gross liabilities  . . . . . . . . . .    (150,005,254)    (133,428,322)
                                               -------------    -------------
Net deferred tax liability . . . . . . . . .   $ (39,463,081)   $ (54,981,645)
                                               =============    =============



  The sources of the deferred tax expense (benefit) and their tax effects are as follows:


                                       1996          1995            1994
                                   -------------  ------------  ---------------
Policyholder liabilities . . . .   $(17,818,264)  $(4,109,738)   $(25,551,114)
Net operating loss
 carryforward  . . . . . . . . .        464,060
Deferred policy acquisition
 costs . . . . . . . . . . . . .     21,827,603    13,877,584      32,756,212
Other, net . . . . . . . . . . .     (6,756,201)   (2,968,885)     (1,056,598)
                                   ------------   -----------    ------------
Total  . . . . . . . . . . . . .   $ (2,282,802)  $ 6,798,961    $  6,148,500
                                   ============   ===========    ============



6. EMPLOYEE BENEFIT PLANS

  The Home Office Retirement Plan and related Select Employees' Supplemental Retirement Plan (together the "Plan") cover substantially all of the Company's employees. Retirement benefits are based primarily on years of service and the employee's average salary. The Company's funding policy is to contribute annually an amount that can be deducted for federal income tax purposes using a different actuarial cost method and different assumptions from those used for financial reporting purposes. The net pension cost charged to income in 1996, 1995, and 1994 was $159,000, $150,000, and $145,000, respectively. These amounts are not representative of the net pension cost that can be expected to be charged to income in future years, because substantially all the Company's employees were employed by NEMLICO prior to the merger, and, correspondingly, substantially all net pension cost was incurred by NEMLICO. The amounts of net periodic pension cost disclosed below are more indicative of the net pension cost that will be incurred in future years.


                                      1996           1995            1994
                                  -------------  -------------  ---------------
Service cost  . . . . . . . . .   $  5,761,000   $  4,797,000    $  6,575,000
Interest cost on projected
 benefit obligation . . . . . .     12,489,000     11,012,000      10,590,000
Actual return on assets . . . .    (15,468,000)   (21,221,000)      2,121,000
Net amortization and
 deferrals  . . . . . . . . . .      6,009,000     13,059,000     (10,002,000)
                                  ------------   ------------    ------------
Net periodic pension cost . . .   $  8,791,000   $  7,647,000    $  9,284,000
                                  ============   ============    ============

                       NEW ENGLAND LIFE INSURANCE COMPANY

  The assumed long-term rate of return on assets used in determining the net periodic pension cost was 8.5 percent.

  The following information for the plan includes amounts relating to NEMLICO.


                                                     1996            1995
                                                 -------------  ---------------
Actuarial present value of accumulated plan
 benefits. . . . . . . . . . . . . . . . . . .   $133,000,000    $119,000,000
                                                 ============    ============
Projected benefit obligation . . . . . . . . .    182,000,000     168,000,000
                                                 ============    ============
Net assets available for plan benefits . . . .    130,992,000     116,000,000
                                                 ============    ============
Unrecognized prior service cost  . . . . . . .        224,000       3,954,000
                                                 ============    ============
Unrecognized net (loss) from past experience
 difference from that assumed  . . . . . . . .    (37,327,000)    (47,300,000)
                                                 ============    ============
Unamortized transition gains . . . . . . . . .   $  4,015,000    $  5,185,000
                                                 ============    ============



  The weighted average discount rate was 7.5%, 8.0% and 7.5% in 1996, 1995 and 1994, respectively. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit was 5.0% for 1996, 1995 and 1994. Plan assets consist of bonds, stocks, real estate, and insurance contracts and have an assumed long-term rate of return of 8.5% for 1996, 1995 and 1994.

  OTHER POSTRETIREMENT BENEFITS

  In addition to pension benefits, the Company provides certain health care and life insurance benefits for retired employees. Substantially all employees may become eligible for these benefits if they reach retirement age while working for the Company.

  The following sets forth the plan's fiscal year end funded status reconciled with amounts reported in the financial statements of MetLife. Subsequent to the merger, substantially all employees covered by the plan are employed by the Company. Accordingly, in future years these disclosures will reconcile to amounts reported on the Company's balance sheet and income statement.


                                                        1996          1995
                                                     -----------  -------------
Accumulated postretirement benefit obligation:
  Retirees . . . . . . . . . . . . . . . . . . . .   $28,566,000   $31,696,000
  Fully eligible active plan participants  . . . .     5,482,000     7,075,000
  All other actives  . . . . . . . . . . . . . . .    11,098,000    14,200,000
                                                     -----------   -----------
Total  . . . . . . . . . . . . . . . . . . . . . .    45,146,000    52,971,000
  plus: unrecognized net gain  . . . . . . . . . .    19,997,000    12,654,000
                                                     -----------   -----------
Accrued postretirement benefit liability . . . . .   $65,143,000   $65,625,000
                                                     ===========   ===========




                                         1996          1995           1994
                                      ------------  ------------  -------------
The components of net postretirement
 benefit cost were:
  Service cost  . . . . . . . . . .   $   876,000   $   876,000    $1,070,000
  Interest cost . . . . . . . . . .     3,183,000     3,768,000     3,926,000
  Amortization of gain  . . . . . .    (1,155,000)   (1,043,000)     (922,000)
                                      -----------   -----------    ----------
Net periodic postretirement benefit
 cost . . . . . . . . . . . . . . .   $ 2,904,000   $ 3,601,000    $4,074,000
                                      ===========   ===========    ==========


  Net periodic postretirement benefit costs for the years ended December 31, 1996 and 1995, includes the cost of benefits earned by active employees, interest cost, gains and losses arising from differences between actuarial

                       NEW ENGLAND LIFE INSURANCE COMPANY
assumptions and actual experience, and amortization of the transition obligation. The discount rate used to determine the net periodic postretirement benefit cost was 7.25%, 8.5% and 8.0% for 1996, 1995 and 1994, respectively. The Company made contributions to the plan of $3,386,000 in 1996, $3,700,000 in 1995 and $3,579,000 in 1994, as claims were incurred.

  The discount rate used to determine the accumulated postretirement benefit obligation was 7.50% and 7.25% as of December 31, 1996 and 1995 respectively. The health care cost trend rate was 8.2% graded to 5.0% over 8 years for 1996, and 8.6% graded to 5.5% over 8 years for 1995. The health care cost trend rate assumption has a minimal impact on the amounts reported, since the Company has capped its contributions at 200% of 1993 levels.

7. LEASES

  LEASE EXPENSE

  The Company has entered into various lease agreements for office space, data processing and other equipment. Future gross minimum rental payments under non-cancelable leases for 1997 and the succeeding four years are $10,942,951, $10,690,820, $10,919,215, $9,269,160 and $8,686,613, respectively, and
$51,208,079 thereafter. Minimum future sub-lease rental income on these noncancelable leases is $3,202,010, $3,336,379, $3,336,379, $3,336,379 and
$3,336,379 for 1997 and the succeeding four years, respectively, and $16,518,626 thereafter.

8. DEBT

  In 1995, the Company borrowed $25,000,000 from a bank, bearing interest at a variable rate, equal to the greater of the bank's base rate or money market rates plus .6% per annum payable monthly, 5.7% at December 31, 1996 and 5.8% at December 31, 1995. The loan is collateralized by sales loads and surrender charges collected on a defined block of variable life insurance policies issued by the Company. Repayment is structured in a manner to result in repayment over a term of five years. The carrying value of the loan approximates its fair value.

  Exeter privately placed $75,118,152 aggregate principal amount, subordinated notes payable (the "Notes"), on December 30, 1994 which are due December 30, 2004, with no interest payments for the first five years and semiannual interest payments thereafter. The Notes have been discounted to yield 8.45% for the first five years and pay interest at 8.845% thereafter. The Notes are expressly subordinated in right of payment to the insurance liabilities of Exeter. The Notes are not subject to redemption by Exeter or through the operation of a sinking fund prior to maturity. Proceeds of the issuance of the Notes, net of discount, amounted to $50,000,000. The issue costs of the Notes of $130,000 were deducted from Notes, net of discount, to arrive at net subordinated notes payable of $49,870,000. The issue cost will be amortized over the life of the Notes. The Notes are held by MetLife, and the carrying value of the loan approximates its fair value.

9. CONTINGENCIES

  The Company has no contingent liabilities which might materially affect the financial position of the Company or the results of its operations. There are no pending legal proceedings which are beyond the ordinary course of business which could have a material financial effect.

                       NEW ENGLAND LIFE INSURANCE COMPANY

10. OTHER OPERATING COSTS AND EXPENSES

  Other operating costs and expenses consisted of the following:


                                      1996           1995            1994
                                  -------------  -------------  ---------------
Compensation costs  . . . . . .   $ 36,172,270   $ 23,629,621    $ 18,807,641
Commissions . . . . . . . . . .     51,616,356     37,476,445      37,220,361
Debt expense  . . . . . . . . .      6,261,153      5,658,756              --
Amortization of policy
 acquisition costs  . . . . . .     29,390,090     32,664,723      23,130,743
Capitalization of policy
 acquisition costs  . . . . . .    (98,016,252)   (65,850,148)    (63,779,884)
Rent expense, net of sub-lease
 income of $119,272,
 $0 and $0  . . . . . . . . . .      3,060,243      1,609,487       1,288,197
Other . . . . . . . . . . . . .    122,559,161     75,701,177      67,058,781
                                  ------------   ------------    ------------
Total . . . . . . . . . . . . .   $151,043,021   $110,890,061    $ 83,725,839
                                  ============   ============    ============



11. FAIR VALUE INFORMATION

  The estimated fair value amounts of financial instruments presented below have been determined by the Company using market information available as of December 31, 1996 and 1995 and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value for financial instruments for which there are no available market value quotations.

  The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.


                                                     CARRYING      ESTIMATED
                                                      VALUE        FAIR VALUE
                                                   ------------  --------------
DECEMBER 31, 1996:
Assets
  Fixed Maturities . . . . . . . . . . . . . . .   $553,950,961   $554,795,228
  Policy loans . . . . . . . . . . . . . . . . .     76,262,779     76,262,779
  Short-term investments . . . . . . . . . . . .    156,559,460    156,559,460
  Cash and cash equivalents  . . . . . . . . . .     49,147,342     49,147,342
  Separate Account Assets  . . . . . . . . . . .    192,632,348    192,632,348
Liabilities
  Policyholder account balances  . . . . . . . .      6,269,574      6,031,664
  Other policyholder funds . . . . . . . . . . .      2,071,162      2,071,162
  Short and long-term debt . . . . . . . . . . .     84,056,337     84,056,337
  Separate Account Balances  . . . . . . . . . .    208,269,567    192,632,348

DECEMBER 31, 1995:
Assets
  Fixed Maturities . . . . . . . . . . . . . . .   $612,385,484   $612,711,339
  Mortgage loans . . . . . . . . . . . . . . . .      2,210,153      2,210,153
  Policy loans . . . . . . . . . . . . . . . . .     58,210,498     58,210,498
  Short-term investments . . . . . . . . . . . .     20,828,254     20,828,254
  Cash and cash equivalents  . . . . . . . . . .     35,129,015     35,129,015
  Separate Account Assets  . . . . . . . . . . .     39,701,263     39,701,263
Liabilities
  Policyholder account balances  . . . . . . . .      2,582,913      2,382,538
  Other policyholder funds . . . . . . . . . . .      2,353,586      2,353,586
  Short and long-term debt . . . . . . . . . . .     79,347,546     79,347,546
  Separate Account Balances  . . . . . . . . . .     42,297,885     39,701,263

                       NEW ENGLAND LIFE INSURANCE COMPANY

  For bonds that are publicly traded, estimated fair value was obtained from an independent market pricing service. Publicly traded bonds represented approximately 96 percent of the carrying value and estimated fair value of the total bonds as of December 31, 1996 and 71 percent of the carrying value and estimated fair value of the total bonds as of December 31, 1995. For all other bonds, estimated fair value was determined by management, based primarily on interest rates, maturity, credit quality and average life. Estimated fair values of mortgage loans were generally based on discounted projected cash flows using interest rates offered for loans to borrowers with comparable credit ratings and for the same maturities. Estimated fair values of policy loans were based on discounted projected cash flows using U.S. Treasury rates to approximate interest rates and Company experience to project patterns of loan accrual and repayment. For cash and cash equivalents and short-term investments, the carrying amount is a reasonable estimate of fair value.

  The fair values for policyholder account balances are estimated using discounted projected cash flows, based on interest rates being offered for similar contracts with maturities consistent with those remaining for the contracts being valued. Other policyholder funds include liabilities without defined durations such as policy proceeds and dividends left with the Company. The estimated fair value of such liabilities, which generally are of short duration or have periodic adjustments of interest rates, approximates their carrying value.

  The estimated fair value of short and long-term debt was determined using rates currently available to the Company for debt with similar terms and remaining maturities.

12. STATUTORY FINANCIAL INFORMATION

  The Interpretation and Standard required life insurance companies to adopt all standards promulgated by the FASB in their general purpose financial statements. The effect of all adjustments of initially applying the Interpretation and Standard has been presented as an adjustment to the 1994 opening balance of equity. The components of such adjustments are as follows:


January 1, 1994:
  NELICO Historical  . . . . . . . . . . . . . . . . . . . . .    $ 94,378,654
  Other Subsidiaries Combined Historical . . . . . . . . . . .      13,965,944
                                                                  ------------
                                                                   108,344,598
  Adjustments to GAAP for life insurance companies:
     Future policy benefits and policyholder account
      balances . . . . . . . . . . . . . . . . . . . . . . . .     (92,581,713)
     Deferred policy acquisition costs . . . . . . . . . . . .     197,723,446
     Deferred federal income taxes . . . . . . . . . . . . . .     (28,204,895)
     Valuation of investments  . . . . . . . . . . . . . . . .         116,100
     Statutory investment valuation reserves . . . . . . . . .         206,448
     Statutory interest maintenance reserve  . . . . . . . . .          75,672
     Other, net  . . . . . . . . . . . . . . . . . . . . . . .      (1,901,741)
                                                                  ------------
  Equity . . . . . . . . . . . . . . . . . . . . . . . . . . .    $183,777,915
                                                                  ============

                       NEW ENGLAND LIFE INSURANCE COMPANY

  The following reconciles statutory net income and statutory surplus and reflects the corporate reorganization described in Note 1 determined in accordance with accounting practices prescribed or permitted by insurance regulatory authorities with net earnings and equity on a GAAP basis.



                                         YEARS ENDED DECEMBER 31,
                               ---------------------------------------------
                                   1996            1995             1994
                               --------------  --------------  ----------------
Statutory net income
 (loss)  . . . . . . . . . .   $ (46,020,586)  $     374,833    $ (56,208,918)
Adjustments to GAAP for life
 insurance companies:
  Future policy benefits and
    policyholders account
    balances . . . . . . . .     (41,173,515)     (9,616,060)     (51,901,361)
  Deferred policy acquisition
    costs. . . . . . . . . .      68,626,162      45,823,425      128,219,002
  Deferred Federal Income
    taxes. . . . . . . . . .       2,282,802      (6,798,961)      (6,148,500)
  Statutory interest
    maintenance reserve  . .         231,011            (744)            (221)
  Other, net . . . . . . . .      25,755,595      (9,016,876)      (6,823,254)
                               -------------   -------------    -------------
Net GAAP Earnings  . . . . .   $   9,701,469   $  20,765,617    $   7,136,748
                               =============   =============    =============
Statutory surplus  . . . . .   $ 355,853,248   $ 203,373,628    $ 142,727,150
Adjustments to GAAP for life
 insurance companies:
  Future policy benefits and
    policyholders account
    balances . . . . . . . .    (195,272,649)   (154,099,134)    (144,483,074)
  Deferred policy acquisition
    costs. . . . . . . . . .     434,636,395     353,809,245      325,859,523
  Deferred Federal Income
    taxes. . . . . . . . . .     (40,185,081)    (55,200,949)     (34,365,181)
  Valuation of investments .      11,502,988      58,062,684          114,109
  Statutory interest
    maintenance reserve  . .         305,720          74,707           75,451
  Statutory investment
    valuation reserves . . .       3,334,658         372,954          137,202
  Surplus notes  . . . . . .     (58,910,797)    (54,210,173)     (49,870,000)
  Receivables from
    reinsurance
    transactions . . . . . .      26,029,575              --               --
  Other, net . . . . . . . .      13,127,635       2,320,160        2,973,051
                               -------------   -------------    -------------
GAAP Equity  . . . . . . . .   $ 550,421,692   $ 354,503,122    $ 243,168,231
                               =============   =============    =============




13. RELATED PARTY TRANSACTIONS

  Prior to the merger NELICO operated under a service agreement with its parent NEMLICO to receive all executive, legal, clerical and other personnel services. Subsequent to the merger, the Company has entered into a Service Agreement to provide all administrative, accounting, legal and similar services to MetLife for certain Administered Contracts, which are life insurance and annuity contracts issued by NEMLICO prior to the merger of NEMLICO and MetLife and those policies and contracts defined in the Service Agreement as Transition Policies which were sold by the Company's field force post-merger.

  The Company charged MetLife $88,043,274 including accruals for administrative services on NEMLICO administered contracts for the period of September 1, 1996 through December 31, 1996. Prior to the merger, the Company paid $62,643,521 to NEMLICO for administrative services on variable-life and variable-annuity contracts for the period of January 1, 1996 through August 31, 1996. In 1995, the Company paid $50,875,006 to NEMLICO for administrative services. These services were charged based upon direct costs incurred. Service fees are recorded by NELICO as a reduction in operating expenses.

  In 1996, MetLife made a non-cash capital contribution to the Company of common stock of affiliated companies consisting of Exeter, NEPA, NES, Newbury, Omega Reinsurance Corp., TNE Advisers Inc., and TNE Information Services Inc. with a total estimated statutory fair value of $29,557,626. MetLife also made non-cash capital contributions of home-office properties of $10,301,481, socially-responsible investments with a book value

                       NEW ENGLAND LIFE INSURANCE COMPANY
of $11,916,278, furniture, equipment and leasehold improvements of $27,816,216 and a cash contribution of $128,412,170. Prior to the merger, NEMLICO made a cash contribution to NELICO of $20,000,000.

  In 1995, NEMLICO made a non-cash capital contribution to NELICO of publicly-traded debt securities and private-placement obligations with an estimated fair value of $54,028,223. NELICO received cash contributions from NEMLICO of $8,215,000 and $11,648,000 in 1995 and 1994, respectively.

  The Company entered into a lease agreement with MetLife on August 30, 1996 for the home-office building which it occupies on 501 Boylston Street in Boston, Massachusetts. The Company paid $780,160 for lease payments to MetLife for 1996.

  Commissions earned by NES from sales of New England Funds (NEF) shares, a subsidiary of MetLife, amounted to $14,791,000 in 1996. Included in accrued income at December 31, 1996, were amounts receivable for assets-based commissions from NEF totaling $226,000. In 1996, NES earned asset based income of $7,605,000 on average assets of approximately $3.5 billion under management with NEF.

  Exeter has a privately-placed subordinated notes payable to MetLife for $58,910,797 at December 31, 1996 and $54,210,173 at December 31, 1995.

  On June 21, 1996, NEMLICO purchased a mortgage from NELICO for $2,216,703 which included principal of $2,203,774, and interest of $12,929.

  Stockholder dividends or other distributions proposed to be paid by NELICO must be approved by the Massachusetts Commissioner of Insurance if such dividends or distributions, together with other dividends or distributions made within the preceding 12 months, exceeds the greater of (1) 10% of NELICO's statutory surplus as regards policyholders as of the previous December 31, or
(2) NELICO's statutory net gain from operations for the 12 month period ending the previous December 31.

  Of the statutory profits earned by NELICO on participating policies and contracts, the portion which shall inure to the benefit of NELICO's stockholder shall not exceed the larger of (1) 10% of such statutory profits, or (2) fifty cents per year per thousand dollars of participating life insurance other than group term insurance in force at the end of the year.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of New England Variable Life Insurance Company:

We have audited the statutory balance sheet of New England Variable Life Insurance Company (a wholly-owned subsidiary of New England Mutual Life Insurance Company) as of December 31, 1995, and the related statutory statements of operations, surplus, and cash flows for each of the two years in the period ended December 31, 1995. These statutory financial statements (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described more fully in Note 1 to the aforementioned financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Delaware
(SAP), which practices after 1996 (upon issuance of 1996 financial statements) differ from generally accepted accounting principles (GAAP).

In our report dated March 8, 1996, we expressed our opinion that the 1995 and 1994 financial statements, prepared using SAP, presented fairly, in all material respects the financial position of New England Variable Life Insurance Company as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995 in conformity with GAAP. As described in Note 1 to the financial statements, financial statements of wholly-owned subsidiaries of mutual life insurance enterprises prepared in accordance with SAP are no longer considered to be presented in conformity with GAAP. Accordingly, our present opinion on the 1995 and 1994 financial statements is different from that expressed in our previous report.

In our opinion, because of the effects of the matter discussed in the two preceding paragraphs, the financial statements referred to above (and not included herein) do not present fairly, in conformity with GAAP, the financial position of New England Variable Life Insurance Company as of December 31, 1995, or the results of its operations or its cash flows for each of the two years in the period ended December 31, 1995.

In our opinion, the statutory financial statements referred to above (and not included herein) present fairly, in all material respects, the financial condition of New England Variable Life Insurance Company as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, on the basis of accounting practices prescribed or permitted by the Insurance Department of the State of Delaware.



                                 COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 6, 1996, except for the information in the penultimate paragraph under
"Basis of Presentation and Principles of Consolidation" of Note 1, for which the date is February 18, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of New England Pension and Annuity Company:

We have audited the statutory balance sheet of New England Pension and Annuity Company (a wholly-owned subsidiary of New England Mutual Life Insurance Company) as of December 31, 1995, and the related statutory statements of operations and surplus, and cash flows for each of the two years in the period ended December 31, 1995. These statutory financial statements (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described more fully in Note 1 to the aforementioned financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Delaware
(SAP), which practices after 1996 (upon issuance of 1996 financial statements) differ from generally accepted accounting principles (GAAP).

In our report dated March 8, 1996, we expressed our opinion that the 1995 and 1994 financial statements, prepared using SAP, presented fairly, in all material respects the financial position of New England Pension and Annuity Company as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995 in conformity with GAAP. As described in Note 1 to the financial statements, financial statements of wholly-owned subsidiaries of mutual life insurance enterprises prepared in accordance with SAP are no longer considered to be presented in conformity with GAAP. Accordingly, our present opinion on the 1995 and 1994 financial statements is different from that expressed in our previous report.

In our opinion, because of the effects of the matter discussed in the two preceding paragraphs, the financial statements referred to above (and not included herein) do not present fairly, in conformity with GAAP, the financial position of New England Pension and Annuity Company as of December 31, 1995, or the results of its operations or its cash flows for each of the two years in the period ended December 31, 1995.

In our opinion, the statutory financial statements referred to above (and not included herein) present fairly, in all material respects, the financial condition of New England Pension and Annuity Company as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, on the basis of accounting practices prescribed or permitted by the Insurance Department of the State of Delaware.



                                 COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 6, 1996, except for the information in the penultimate paragraph under
"Basis of Presentation and Principles of Consolidation" of Note 1, for which the date is February 18, 1997

April 23, 1996


                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors and Shareholder of
Exeter Reassurance Company, Ltd.

We have audited the statutory balance sheet of Exeter Reassurance Company, Ltd. (a wholly-owned subsidiary of New England Mutual Life Insurance Company) as of December 31, 1995 and the related statutory statements of operations and surplus, and cash flows for the year then ended. These statutory financial statements (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The statutory financial statements have been prepared in conformity with The Insurance Act 1978, amendments thereto and related regulations and are not intended to be presented in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP").

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above (and not included herein) do not present fairly in conformity with U.S. GAAP, the financial position of Exeter Reassurance Company, Ltd. as of December 31, 1995, or the results of its operations or its cash flows for the year then ended. In our opinion, the statutory financial statements referred to above (and not included herein) present fairly, in all material respects, the financial condition of Exeter Reassurance Company, Ltd. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with the Insurance Act 1978, amendments thereto and related regulations.


COOPERS & LYBRAND
CHARTERED ACCOUNTANTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of New England Securities Corporation:

We have audited the consolidated statement of financial condition of New England Securities Corporation as of December 31, 1995, and the related consolidated statements of operations, shareholder's equity, and cash flows for the year then ended. These financial statements (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above (and not included herein) present fairly, in all material respects, the consolidated financial position of New England Securities Corporation as of December 31, 1995, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                 COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 9, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder and Board of Directors of TNE Advisers, Inc.:

We have audited the balance sheet of TNE Advisers, Inc. as of December 31, 1995, and the related statements of operations, changes in shareholder's equity (deficit), and cash flows for the year ended December 31, 1995, and for the period August 26, 1994 (commencement of operations) through December 31, 1994. These financial statements (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above (and not included herein) present fairly, in all material respects, the financial position of TNE Advisers, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year ended December 31, 1995, and for the period August 26, 1994 (commencement of operations) through December 31, 1994, in conformity with generally accepted accounting principles.



                                 COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 29, 1996

March 14, 1996


                          INDEPENDENT AUDITORS' REPORT

To The Shareholders of
Newbury Insurance Company, Limited

We have audited the accompanying balance sheets of Newbury Insurance Company, Limited as of December 31, 1995, and the related statements of earnings and retained earnings and cash flows for each of the two years in the period ended December 31, 1995 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The provision for losses incurred but not reported is calculated in the manner described in note 3b). We have not reviewed the underlying information used in the calculation of the provision and therefore we have been unable to determine whether the provisions for the years ended December 31, 1995 and 1994 are adequate, deficient or excessive.

In our opinion, except for the effects of such adjustments, if any, that might have been determined to be necessary had we been able to assess fully the matter described in the preceding paragraph, the financial statements referred to above (and not included herein) present fairly, in all material respects, the financial position of Newbury Insurance Company, Limited as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995 and 1994, in conformity with accounting principles generally accepted in the United States of America.


COOPERS & LYBRAND
CHARTERED ACCOUNTANTS

                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT

                           PART C. OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

  The following financial statements of the Registrant are included in Part B of this Registration Statement:

  Statement of Assets and Liabilities as of December 31, 1996.

  Statement of Operations for the years ended December 31, 1996 and 1995.

  Statement of Changes in Net Assets for the years ended December 31, 1996 and 1995.

  Notes to Financial Statements.

  The following financial statements of the Depositor are included in Part B of this Registration Statement:

  Consolidated Balance Sheets as of December 31, 1996 and 1995.

  Consolidated Statements of Earnings for the years ended December 31, 1996, 1995 and 1994.

  Consolidated Statements of Equity for the years ended December 31, 1996, 1995 and 1994.

  Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994.

  Notes to Financial Statements.

(b) Exhibits

  (1) Resolutions of Board of Directors of the Depositor authorizing the Registrant are incorporated herein by reference to Registration Statement on Form N-4 (33-85442) filed on October 20, 1994.

  (2) None

  (3) (i) Form of Distribution Agreement is incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 (33-85442) filed on March 7, 1995.

     (ii) Form of Selling Agreement with other broker-dealers is incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 (33-85442) filed on March 7, 1995.

     (iii) Additional Form of Selling Agreement with other broker-dealers is incorporated herein by reference to Registration Statement on Form N-4 (No. 33-64879) filed on December 11, 1995.

     (iv) Additional Forms of Selling Agreement.

  (4) (i) Variable Annuity Contract, including Application, is incorporated herein by reference to Registration Statement on Form N-4 (33-85442) filed on October 20, 1994.

     (ii) Forms of Endorsements (Living Benefits and Section 1035 Exchange) are incorporated herein by reference to Registration Statement on Form N-4 (33-85442) filed on October 20, 1994.

     (iii) Form of Endorsement (Individual Retirement Annuity) is incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 (33-85442) filed on March 7, 1995.

  (5) For Application, see (4)(i) above.

  (6) (i) Copy of charter (Amended and restated Articles of Incorporation).

     (ii) Amended and restated By-laws of Depositor.

                                     III-1

  (7) None

  (8) None

  (9) Opinion and consent of H. James Wilson, Esq.

  (10) (i) Consent of Coopers & Lybrand L.L.P.

     (ii) Consent of Deloitte & Touche LLP

     (iii) Consent of Sutherland, Asbill & Brennan, L.L.P.

  (11) None

  (12) None

  (13) Schedule of computations for performance quotations is incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 (33-85442) filed on April 27, 1995.

  (14) Powers of Attorney.

  (27) Financial Data Schedule

ITEM 25. DIRECTORS AND OFFICERS OF THE DEPOSITOR



       NAME AND PRINCIPAL                     POSITIONS AND OFFICES
        BUSINESS ADDRESS                          WITH DEPOSITOR
       ------------------                     ---------------------
Robert A. Shafto*                  Chairman, President and Chief Executive
                                    Officer

Susan C. Crampton                  Director
127 Tarbox Road
Jericho, VT 05465

Edward A. Fox                      Director
RR Box 67-15
Harborside, ME 04642

George J. Goodman                  Director
Adam Smith's Money World
45 W. 45th Street
New York, NY 10036

Dr. Paul E. Gray                   Director
Massachusetts Institute of
 Technology
77 Massachusetts Avenue,
Cambridge, MA 01239

Dr. Evelyn E. Handler              Director
California Academy of Sciences
Golden Gate Park
San Francisco, CA 94118

Philip K. Howard, Esq.             Director
Howard, Darby & Levin
1330 Avenue of the Americas
New York, NY 10019




                                     III-2

       NAME AND PRINCIPAL                      POSITIONS AND OFFICES
        BUSINESS ADDRESS                          WITH DEPOSITOR
       ------------------                      ---------------------
Harry P. Kamen                      Director
Metropolitan Life Insurance
 Company
One Madison Avenue
New York, NY 10010

Terence Lennon                      Director
Metropolitan Life Insurance
 Company
One Madison Avenue
New York, NY 10010

Bernard A. Leventhal                Director
Burlington Industries
1345 Avenue of the Americas
New York, NY 10105

Thomas J. May                       Director
Boston Edison Company
800 Boylston Street
Boston, MA 02199

Stewart G. Nagler                   Director
Metropolitan Life Insurance
 Company
One Madison Avenue
New York, NY 10010

Rand N. Stowell                     Director
United Timber Corp.
Pine Street
Dixfield, ME 04224

Alexander B. Trowbridge             Director
Trowbridge Partners Inc.
1317 F Street, N.W.
Suite 500
Washington, D.C. 20036

James P. Bossert*                   Vice President and Controller

Thom A. Faria*                      President, Career Agency System
                                    (a business unit of NELICO)

Chester R. Frost*                   Senior Vice President and Treasurer

Edward C. Hall*                     President, New England Services
                                    (a business unit of NELICO)

Daniel D. Jordan*                   Second Vice President, Counsel and
                                     Secretary

Bruce C. Long*                      President, New England Annuities
                                    (a business unit of NELICO)




                                     III-3

    NAME AND PRINCIPAL                      POSITIONS AND OFFICES
     BUSINESS ADDRESS                          WITH DEPOSITOR
    ------------------                      ---------------------

                              President, Life Brokerage
Robert W. Powell*             (a business unit of NELICO)

                              President, TNE Information Services
Gregory A. Ross*              (a business unit of NELICO)

                              Executive Vice President and Chief Financial
Robert E. Schneider*           Officer

H. James Wilson*              Executive Vice President and General Counsel

                              President, New England Employee Benefits Group
John W. Wright*               (a business unit of NELICO)

                              Executive Vice President and Chief Investment
Frederick K. Zimmermann*       Officer




  *Principal business address is 501 Boylston Street, Boston, MA 02117

ITEM 26. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE DEPOSITOR OR REGISTRANT

  The following list provides information regarding the entities under common control with the Depositor. The Depositor is a wholly-owned, indirect subsidiary of Metropolitan Life Insurance Company, which is organized under the laws of New York. The Depositor is organized under the laws of Massachusetts. No person is controlled by the Registrant.



                                     III-4

           ORGANIZATIONAL STRUCTURE OF METROPOLITAN AND SUBSIDIARIES
                            AS OF DECEMBER 31, 1996

The following is a list of subsidiaries of Metropolitan Life Insurance Company ("Metropolitan") as of December 31, 1996. Those entities which are listed at the left margin (labelled with capital letters) are direct subsidiaries of Metropolitan. Unless otherwise indicated, each entity which is indented under another entity is a subsidiary of such indented entity and, therefore, an indirect subsidiary of Metropolitan. Certain inactive subsidiaries have been omitted from the Metropolitan Organizational listing. The voting securities (excluding directors' qualifying shares, if any) of the subsidiaries listed are 100% owned by their respective parent corporations, unless otherwise indicated. The jurisdiction of domicile of each subsidiary listed is set forth in the parenthetical following such subsidiary.

A. Metropolitan Tower Corp. (Delaware)

  1. Metropolitan Property and Casualty Insurance Company (Rhode Island)

     a. Metropolitan Group Property and Casualty Insurance Company (Rhode
        Island)

        i. Metropolitan Reinsurance Company (U.K.) Limited (Great Britain)

     b. Metropolitan Casualty Insurance Company (Rhode Island)
     c. Metropolitan General Insurance Company (Rhode Island)
     d. First General Insurance Company (Georgia)
     e. Metropolitan P&C Insurance Services, Inc. (California)
     f. Metropolitan Lloyds, Inc. (Texas)
     g. Met P&C Managing General Agency, Inc. (Texas)

  2. Metropolitan Insurance and Annuity Company (Delaware)

     a. MetLife Europe I, Inc. (Delaware)
     b. MetLife Europe II, Inc. (Delaware)
     c. MetLife Europe III, Inc. (Delaware)
     d. MetLife Europe IV, Inc. (Delaware)
     e. MetLife Europe V, Inc. (Delaware)

  3. MetLife General Insurance Agency, Inc. (Delaware)

     a. MetLife General Insurance Agency of Alabama, Inc. (Alabama)
     b. MetLife General Insurance Agency of Kentucky, Inc. (Kentucky)
     c. MetLife General Insurance Agency of Mississippi, Inc. (Mississippi)
     d. MetLife General Insurance Agency of Texas, Inc. (Texas)
     e. MetLife General Insurance Agency of North Carolina, Inc. (North
        Carolina)
     f. MetLife General Insurance Agency of Massachusetts, Inc. (Massachusetts)

  4. Metropolitan Asset Management Corporation (Delaware)

     a. MetLife Capital Holdings, Inc. (Delaware)

        i. MetLife Capital Corporation (Delaware)

           (1) Searles Cogeneration, Inc. (Delaware)
           (2) MLYC Cogen, Inc. (Delaware)
           (3) MCC Yerkes Inc. (Washington)
           (4) MetLife Capital, Limited Partnership (Delaware). Partnership interests in MetLife Capital, Limited Partnership are held by Metropolitan (90%) and MetLife Capital Corporation (10%).
           (5) CLJFinco, Inc. (Delaware)

             (a) MetLife Capital Credit L.P. (Delaware). Partnership interests in MetLife Capital Credit L.P. are held by Metropolitan (90%) and CLJ Finco, Inc. (10%).

                                     III-5

           (6) MetLife Capital Portfolio Investments, Inc. (Nevada)

             (a) MetLife Capital Funding Corp. (Delaware)

           (7) MetLife Capital Funding Corp. II (Delaware)

        ii.  MetLife Capital Financial Corporation (Delaware)
        iii. MetLife Financial Acceptance Corporation (Delaware). MetLife Capital Holdings, Inc. holds 100% of the voting preferred stock of MetLife Financial Acceptance Corporation. Metropolitan Property and Casualty Insurance Company holds 100% of the common stock of MetLife Financial Acceptance Corporation.
        iv.  MetLife Capital International Ltd. (Delaware).

     b. MetLife Investment Management Corporation (Delaware)

        i. MetLife Investments Limited (United Kingdom). 23rd Street Investments, Inc. holds one share of MetLife Investments Limited.

     c. MetLife Investments Asia Limited (Hong Kong). One share of MetLife Investments Asia Limited is held by W&C Services, Inc., a nominee of Metropolitan Asset Management Corporation.
     d. GFM International Investors Limited (United Kingdom). The common stock of GFM International Investors Limited ("GFM") is held by Metropolitan (99.5%) and by the former CEO of GFM (.5%). GFM is a sub-investment manager for the International Stock Portfolio of Metropolitan Series Fund, Inc.

        i. GFM Investments Limited (United Kingdom)

  5. SSRM Holdings, Inc. (Delaware)

     a. State Street Research & Management Company (Delaware). Is a sub-investment manager for the Growth, Income, Diversified and Aggressive Growth Portfolios of Metropolitan Series Fund, Inc.

        i.   State Street Research Energy, Inc. (Massachusetts)
        ii.  State Street Research Investment Services, Inc. (Massachusetts)
        iii. SSRM Management Company (Luxembourg).

     b. Metric Holdings, Inc. (Delaware)

        i.  Metric Management Inc. (Delaware)
        ii. Metric Realty Corp. (Delaware)

           (1) Metric Realty Services, Inc. (Delaware). Metric Holdings, Inc. and Metric Realty Corp. each hold 50% of the common stock of Metric Realty Services, Inc.

             (a) Metric Colorado, Inc. (Colorado). Metric Realty Services, Inc.
                 holds 80% of the common stock of Metric Colorado, Inc.

           (2) Metric AV, Inc.

        iii. Metric Realty (Illinois). Metric Realty Corp. and Metric Holdings, Inc. each hold 50% of the common stock of Metric Realty.

           (1) Metric Capital Corporation (California)
           (2) Metric Assignor, Inc. (California)
           (3) Metric Institutional Realty Advisors, Inc. (California)
           (4) Metric Institutional Realty Advisors, L.P. (California). Metric Realty holds a 99% limited partnership interest and Metric Institutional Realty Advisors, Inc. holds a 1% interest as general partner in Metric Institutional Realty Advisors, L.P.
           (5) Metric Institutional Apartment Fund II, L.P. (California). Metric
               Realty holds a 1% interest as general partner and Metropolitan holds an approximately 14.6% limited partnership interest in Metric Institutional Apartment Fund II, L.P.

                                     III-6

        iv. MetLife Realty Group, Inc. (Delaware)

  6. MetLife Holdings, Inc. (Delaware)

     a. MetLife Funding, Inc. (Delaware)
     b. MetLife Credit Corp. (Delaware)

  7. Metropolitan Tower Realty Company, Inc. (Delaware)
  8. Met Life Real Estate Advisors, Inc. (California)
  9. MetLife HealthCare Holdings, Inc. (Delaware)

B. Metropolitan Tower Life Insurance Company (Delaware)

C. MetLife Security Insurance Company of Louisiana (Louisiana)

D. MetLife Texas Holdings, Inc. (Delaware)

  1. Texas Life Insurance Company (Texas)

     a. Texas Life Agency Services, Inc. (Texas)
     b. Texas Life Agency Services of Kansas, Inc. (Kansas)

E. MetLife Securities, Inc. (Delaware)

F. 23rd Street Investments, Inc. (Delaware)

G. Metropolitan Life Holdings Limited (Ontario, Canada)

  1. Metropolitan Life Financial Services Limited (Ontario, Canada)
  2. Metropolitan Life Financial Management Limited (Ontario, Canada)

     a. Metropolitan Life Insurance Company of Canada (Canada)

  3. Morguard Investments Limited (Ontario, Canada) Shares of Morguard Investments Limited ("Morguard") are held by Metropolitan Life Holdings Limited (80%) and by employees of Morguard (20%).
  4. Services La Metropolitaine Quebec, Inc. (Quebec, Canada)
  5. 3309347 Canada, Inc. (Canada)

H. MetLife (UK) Limited (Great Britain). One share held by Metropolitan Tower Corp.

  1. Albany Life Assurance Company Limited (Great Britain)

     a. Albany Pension Managers and Trustees Limited (Great Britain)

  2. Albany Home Loans Limited (Great Britain)
  3. ACFC Corporate Finance Limited (Great Britain)
  4. Metropolitan Unit Trust Managers Limited (Great Britain)
  5. Albany International Assurance Limited (Isle of Man)
  6. MetLife Group Services Limited (Great Britain)

I. Santander Met, S.A. (Spain). Shares of Santander Met, S.A. are held by Metropolitan (50%) and by an entity (50%) unaffiliated with Metropolitan.

  1. Seguros Genesis, S.A. (Spain)
  2. Genesis Seguros Generales, Sociedad Anomina de Seguros y Reaseguros (Spain)

J. Kolon-Met Life Insurance Company (Korea). Shares of Kolon-MetLife Insurance Company are held by Metropolitan (51%) and by an entity (49%) unaffiliated with Metropolitan.

                                     III-7

K. Metropolitan Life Seguros de Vida S.A. (Argentina)

L. Metropolitan Life Seguros de Retiro S.A. (Argentina).

M. Met Life Holdings Luxembourg (Luxembourg)

N. Metropolitan Life Holdings, Netherlands BV (Netherlands)

O. MetLife International Holdings, Inc. (Delaware)

P. Metropolitan Life Insurance Company of Hong Kong Limited (Hong Kong)

Q. Metropolitan Realty Management, Inc. (Delaware)

  1. Edison Supply and Distribution, Inc. (Delaware)
  2. Cross & Brown Company (New York)

     a. Cross & Brown Associates of New York, Inc. (New York)
     b. Cross & Brown Construction Corp. (New York)
     c. CBNJ, Inc. (New Jersey)
     d. SubBrown Corp. (New York)

R. MetPark Funding, Inc. (Delaware)

S. 2154 Trading Corporation (New York)

T. Transmountain Land & Livestock Company (Montana)

U. Met West Agribusiness, Inc. (Delaware)

V. Farmers National Company (Nebraska)

  1. Farmers National Commodities, Inc. (Nebraska)

W. MetLife Trust Company, National Association. (United States)

X. PESCO Plus, L.C. (Florida). Metropolitan holds a 50% interest in PESCO Plus, L.C. and an unaffiliated party holds a 50% interest.

  1. Public Employees Equities Services Company (Florida)

Y. Benefit Services Corporation (Georgia)

Z. G.A. Holding Corporation (MA)

A.A. TNE-Y, Inc. (DE)

                                     III-8

A.B. CRH Companies, Inc. (MA)

A.C. NELRECO Troy, Inc. (MA)

A.D. TNE Funding Corporation (DE)

A.E. L/C Development Corporation (CA)

A.F. Boylston Capital Advisors, Inc. (MA)

  1. New England Portfolio Advisors, Inc. (MA)

A.G. CRB Co., Inc. (MA) AEW Real Estate Advisors, Inc. holds 49,000 preferred non-voting shares of CRB Co., Inc. AEW Advisors, Inc. holds 1,000 preferred non-voting shares of CRB Co., Inc.

A.H. DPA Holding Corp. (MA)

A.I. Lyon/Copley Development Corporation (CA)

A.J. NEL Partnership Investments I, Inc. (MA)

A.K. New England Life Mortgage Funding Corporation (MA)

A.L. Mercadian Capital L.P. (DE). Metropolitan holds a 95% limited partner interest and an unaffiliated third party holds 5% of Mercadian Capital L.P.

A.M. Mercadian Funding L.P. (DE). Metropolitan holds a 95% limited partner interest and an unaffiliated third party holds 5% of Mercadian Funding L.P.

A.N. MetLife New England Holdings, Inc. (DE)

  1. New England Life Insurance Company (MA)

     a. New England Securities Corporation (MA)
     b. Hereford Insurance Agency, Inc. (MA)
     c. Hereford Insurance Agency of Alabama, Inc. (AL)
     d. Hereford Insurance Agency of Minnesota, Inc. (MN)
     e. Newbury Insurance Company, Limited (Bermuda)
     f. TNE Information Services, Inc. (MA)
     g. Exeter Reassurance Company, Ltd. (MA)
     h. Omega Reinsurance Corporation (AZ)
     i. New England Pension and Annuity Company (DE)
     j. TNE Advisers, Inc. (MA)
     k. New England Investment Companies, Inc. (MA)

        1. New England Investment Companies, L.P. (DE) New England Investment Companies, Inc. hold a 0.29% general partnership interest in New England Investment Companies, L.P. MetLife New England Holdings, Inc. holds a 54.90% limited partnership interest in New England Investment Companies, L.P.

           a. NEIC Holdings, Inc. (MA)

             i. (1) Back Bay Advisors, Inc. (MA)
                (2) Back Bay Advisors, L.P. (DE) Back Bay Advisors, Inc. holds a
                    1% general partner interest and NEIC Holdings, Inc. holds a 99% limited partner interest in Back Bay Advisors, L.P.

                                     III-9

             ii. Reich & Tang Asset Management, Inc. (MA)

                (1) Reich & Tang Distributors, L.P. (DE) Reich & Tang Asset
                    Management Inc. holds a 1% general interest and Reich & Tang Asset Management, L.P. holds a 99.5% limited partner interest in Reich Tang Distributors, L.P.
                (2) Reich & Tang Asset Management L.P. Reich & Tang Asset
                    Management, Inc. holds a 0.5% general partner interest and NEIC Holdings, Inc. hold a 99.5% limited partner interest in Reich & Tang Asset Management, L.P.
                (3) Reich & Tang Services, L.P. (DE) Reich & Tang Asset
                    Management, Inc. holds a 1% general partner interest and Reich & Tang Asset Management, L.P. holds a 99% limited partner interest in Reich & Tang Services, L.P.

             iii. Loomis, Sayles & Company, Inc. (MA)

                (1) Loomis Sayles & Company, L.P. (DE) Loomis Sayles & Company,
                    Inc. holds a 1% general partner interest and Reich & Tang Asset Management, Inc. holds a 99% limited partner interest in Loomis Sayles & Company, L.P.

             iv. Westpeak Investment Advisors, Inc. (MA)

                (1) Westpeak Investment Advisors, L.P. (DE) Westpeak Investment
                    Advisors, Inc. holds a 1% general partner interest and Reich & Tang Asset Management, Inc. holds a 99% limited partner interest in Westpeak Investment Advisors, L.P.

             v. VNSM, Inc. (DE)

                (1) Vaughan, Nelson Scarborough & McConnell, L.P. (DE) VNSM,
                    Inc. holds a 1% general partner interest and Reich & Tang Asset Management Inc. holds Advisors, L.P. a 99% limited partner interest in Vaughan, Nelson Scarborough & McConnell, L.P.

             vi. MC Management, Inc. (MA)

                (1) MC Management, L.P. (DE)
                    MC Management, Inc. holds a 1% general partner interest and Reich & Tang Asset Management, Inc. holds a 99% limited partner interest in MC Management, L.P.

             vii. Harris Associates, Inc. (DE)

                (1) Harris Associates Securities L.P. (DE)
                    Harris Associates, Inc. holds a 1% general partner interest and Harris Associates L.P. holds a 99% limited partner interest in Harris Associates Securities, L.P.
                (2) Harris Associates L.P. (DE)
                    Harris Associates, Inc. holds a 0.33% general partner interest and New England Investment Company, L.P. Inc. holds a 99.67% limited partner interest in Harris Associates L.P.

                   (a) Harris Partners, Inc. (DE)
                   (b) Harris Partners L.L.C. (DE)
                       Harris Partners, Inc. holds a 1% membership interest and Harris Associates L.P. holds a 99% membership interest in Harris Partners L.L.C.

                      (i) Aurora Limited Partnership (DE)
                          Harris Partners L.L.C. holds a 1% general partner interest
                      (ii) Perseus Partners L.P. (DE)
                           Harris Partners L.L.C. holds a 1% general partner interest

                                     III-10

                      (iii) Pleiades Partners L.P. (DE)
                            Harris Partners L.L.C. holds a 1% general partner interest
                      (iv) Stellar Partners L.P. (DE)
                           Harris Partners L.L.C. holds a 1% general partner interest
                      (v) SPA Partners L.P. (DE)
                          Harris Partners L.L.C. holds a 1% general partner interest

             viii. Graystone Partners, Inc. (MA)

                (1) Graystone Partners, L.P. (DE)
                    Graystone Partners, Inc. holds a 1% general partner interest and New England Investment Company, L.P. holds a 99% limited partner interest in Graystone Partners, L.P.

             ix. NEF Corporation (MA)

                (1) New England Funds, L.P. (DE)
                    NEF Corporation holds a 1% general partner interest and New England Investment Company, L.P. holds a 99% limited partner interest in New England Funds, L.P.
                (2) New England Funds Management, L.P. (DE)
                    NEF Corporation holds a 1% general partner interest and New England Investment Company, L.P. holds a 99% limited partner interest in New England Funds Management, L.P.

     l. Capital Growth Management, L.P. (DE)
        New England Investment Companies, L.P. holds a 50% limited partner interest in Capital Growth Management, L.P.
     m. AEW Capital Management L.P. (DE)
        New England Investment Companies, L.P. holds a 99% limited partner interest and AEW Capital Management, Inc. holds a 1% general partner interest in AEW Capital Management, L.P.

        1. AEW Investment Group, Inc. (MA)

           a. BBC Investment Advisors, Inc. (MA)
           b. Copley/Ochard Investors, Inc. (MA)

             i. Copley/Ochard Investors, L.P. (DE)
                Copley/Ochard Investors, Inc. holds a 1% general partner interest in Copley/Ochard Investors, L.P.

           c. AEW Real Estate Advisors, Inc. (MA)

             i. AEW Advisors, Inc. (MA)

                (1) Copley Management Partnership (MA)
                    Copley Advisors, Inc. holds a 1% general partner interest in Copley Management Partnership.
                (2) Coptel Associates L.P. (DE)
                    Copley Advisors, Inc. holds a 1% general partner interest in Coptel Associates L.P.
                (3) CIIF Associates (MA)
                    Copley Advisors, Inc. holds a .15% general partner interest in CIIF Associates.
                (4) CIIF Associates II Limited Partnership (DE)
                    Copley Advisors, Inc. holds a .15% general partner interest in CIIF Associates II Limited Partnership.

                                     III-11

                (5) CIIF McInnes Associates (MA)
                    AEW Advisors, Inc. holds a .15% general partnership interest in CIIF McInnes Associates.
                (6) CIIF Oxnard Associates (MA)
                    AEW Advisors, Inc. holds a .15% general partnership in CIIF Oxnard Associates.
                (7) CIIF II Crossroads Limited Partnership (DE)
                    AEW Advisors, Inc. holds a 1% general partnership in CIIF II Crossroads Limited Partnership.
                (8) CIIF II Tech Center Associates L.P. (DE)
                    AEW Advisors, Inc. holds a 1% general partnership in CIIF II Tech Center Associates L.P.
                (9) CIIF II Tech Center, Inc. (MA)
                    AEW Advisors, Inc. holds a 5% interest in CIIF II Tech Center Associates, Inc.

             ii. Copley Properties Company, Inc. (MA)

                (1) New England Life Pension Properties (MA)
                    Copley Properties Company, Inc. holds a 1% general partner interest in New England Life Pension Properties.

             iii. Copley Properties Company II, Inc. (MA)

                (1) New England Life Pension Properties II (MA)
                    Copley Properties Company II, Inc. holds a 1% general partner interest in New England Life Pension Properties II.

             iv. Copley Properties Company III, Inc. (MA)

                (1) New England Life Pension Properties III (MA)
                    Copley Properties Company III, Inc. holds a 1% general partner interest in New England Life Pension Properties III.

             v. Copley Securities Corporation (MA)
             vi. Copley Margarita Associates L.P. (MA)
                 AEW Real Estate Advisors, Inc. holds a 0.001% general partner interest in Copley Margarita Associates L.P.
             vii. Fourth Copley Corp. (MA)

                (1) New England Life Pension Properties IV (MA)
                    Fourth Copley Corp. holds a 1% general partner interest in New England Life Pension Properties IV.

             viii. Fifth Copley Corp. (MA)

                (1) New England Life Pension Properties V (MA)
                    Fifth Copley Corp. holds a 1% general partner interest in New England Life Pension Properties V.

             ix. Sixth Copley Corp. (MA)

                (1) Copley Pension Properties VI (MA)
                    Sixth Copley Corp. holds a 1% general partner interest in Copley Pension Properties VI.

             x. Seventh Copley Corp. (MA)

                (1) Copley Pension Properties VII (MA)
                    Seventh Copley Corp. holds a 1% general partner interest in Copley Pension Properties VII.

                                     III-12

             xi. Eighth Copley Corp. (MA)
             xii. First Income Corp. (MA)

                (1) Copley Realty Income Partners 1 (MA)
                    First Income Corp. holds a 1% general partner interest in Copley Realty Income Partners 1.

             xiii. Second Income Corp. (MA)

                (1) Copley Realty Income Partners 2 (MA)
                    Second Income Corp. holds a 1% general partner interest in Copley Realty Income Partners 2.

             xiv. Third Income Corp. (MA)

                (1) Copley Realty Income Partners 3 (MA)
                    Third Income Corp. holds a 1% general partner interest in Copley Realty Income Partners 3.

             xv. Fourth Income Corp. (MA)

                (1) Copley Realty Income Partners 4 (MA)
                    Fourth Income Corp. holds a 1% general partner interest in Copley Realty Income Partners 4.

             xvi. Third Singleton Corp. (MA)

                (1) Copley Business Parks Associates L.P. (MA)
                    Third Singleton Corp. holds a 1% general partner interest in Copley Business Parks Associates L.P.

             xvii. Fourth Singleton Corp. (MA)
             xviii. Fifth Singleton Corp. (MA)

                (1) Copley Regional Centers Associates L.P. (MA)
                    Fifth Singleton Corp. holds a 1% general partner interest in Copley Regional Centers Associates L.P.

             xix. Sixth Singleton Corp. (MA)

                (1) Copley Commerce Centers Associates L.P. (MA)
                    Sixth Singleton Corp. holds a 1% general partner interest in Copley Commerce Centers Associates L.P.

             xx. CTR Corp. (MA)
             xxi.  New England Investment Associates, Inc. (DE)
             xxii. BCOP Associates L.P. (MA)
                   AEW Real Estate Advisors, Inc. holds a 1% general partner interest in BCOP Associates L.P.
             xxiii. AEW Real Estate Advisors Limited Partnership
                    AEW Real estate Advisors, Inc. holds a 25% general partner interest in AEW Real Estate Advisors, Limited Partnership.

           d. BBC Investment Advisors, Inc. (MA)
              AEW Investment Group, Inc. holds a 60% general partner interest in BBC Investment Advisors, Inc. and Back Bay Advisors, L.P. holds a 40% limited partner interest.

     n. AEW Capital Management, Inc. (MA)

        (i) Copley Management and Advisors, L.P. (DE)
            AEW Capital Management, Inc. holds a 75% limited partner interest and AEW Investment Group, Inc. holds a 25% general partner interest in Copley Management and Advisors, L.P.

                                     III-13

           (a) BBC Investment Advisors, L.P. (DE)
               Copley Management Advisors, L.P. holds a 59.4% limited partner interest, Back Bay Advisors, L.P. holds a 39.6% limited partner interest and BBC Investment Advisors, Inc. holds a 1% general partner interest in BBC Investment Advisors, L.P.

  2. Copley Public Partners Holding, L.P. (DE)
     AEW Capital Management, L.P. holds a 75% limited partner interest and AEW Investment Group, Inc. holds a 25% general partner interest.
  3. AEW Hotel Investment Corporation.
     In addition to the entities listed above, Metropolitan (or where indicated an affiliate) also owns an interest in the following entities, among others:

     (1) CP&S Communications, Inc., a New York corporation, holds federal radio communications licenses for equipment used in Metropolitan owned facilities and airplanes. It is not engaged in any business.
     (2) Quadreal Corp., a New York corporation, is the fee holder of a parcel of real property subject to a 999 year prepaid lease. It is wholly owned by Metropolitan, having been acquired by a wholly owned subsidiary of Metropolitan in 1973 in connection with a real estate investment and transferred to Metropolitan in 1988.
     (3) Met Life International Real Estate Equity Shares, Inc., a Delaware corporation, is a real estate investment trust. Metropolitan owns approximately 18.4% of the outstanding common stock of this company and has the right to designate 2 of the 5 members of its Board of Directors.
     (4) Metropolitan Structures is a general partnership in which Metropolitan owns a 50% interest. Metropolitan Structures owns 100% of the common stock of Cicero/Cermak Corporation, an Illinois corporation.
     (5) Seguros Genesis, S.A., (Mexico), is a Mexican insurer in which Metropolitan and two of its subsidiaries collectively own a 24.5% interest and have the right to designate 2 of the 9 members of the Board of Directors.
     (6) Interbroker, Correduria de Reaseguros, S.A., is a Spanish insurance brokerage company in which Santander Met, S.A., a subsidiary of Metropolitan in which Metropolitan owns a 50% interest and has the right to designate 2 of the 4 members of the Board of Directors.
     (7) Metropolitan owns varying interests in certain mutual funds distributed by its affiliates. These ownership interests are generally expected to decrease as shares of the funds are purchased by unaffiliated investors.
     (8) Metropolitan Lloyds Insurance Company of Texas, an affiliated association, provides homeowner and related insurance for the Texas market. It is an association of individuals designated as underwriters, Metropolitan Lloyds, Inc., a subsidiary of Metropolitan Property and Casualty Insurance Company ("MET P&C"), serves as the attorney-in-fact and manages the association.
     (9) Mezzanine Investment Limited Partnerships ("MILPs"), Delaware limited partnerships, are investment vehicles through which investments in certain entities are held. A wholly owned subsidiary of Metropolitan serves as the general partner of the limited partnerships and Metropolitan directly owns a 99% limited partnership interest in each MILP. The MILPs have various ownership interests in certain companies. The various MILPs own, directly or indirectly, more than 50% of the voting stock of the following companies, Coating Technologies International, Inc.; Dan River, Inc.; Igloo Holdings, Inc. and its subsidiary, Igloo Products Corp.; Blodgett Holdings, Inc., and its subsidiaries, GS Blodgett Corporation, GS Blodgett International Ltd., GS Blodgett Inc., Pitco Frialator, Inc., Frialator International Limited, Magikitch'n, Inc., and Cloverleaf Properties, Inc.; and Briggs Holdings, Inc., and its subsidiary, Briggs Plumbing Products, Inc.

NOTE: THE METROPOLITAN LIFE ORGANIZATION CHART DOES NOT INCLUDE REAL ESTATE
      JOINT VENTURES AND PARTNERSHIPS OF WHICH METROPOLITAN LIFE AND/OR ITS SUBSIDIARIES IS AN INVESTMENT PARTNER. IN ADDITION, CERTAIN INACTIVE SUBSIDIARIES HAVE ALSO BEEN OMITTED.

                                     III-14

ITEM 27. NUMBER OF CONTRACTOWNERS

  As of March 31, 1997, there were 2140 owners of tax-qualified Contracts and 2425 owners of non-qualified Contracts.

ITEM 28. INDEMNIFICATION

  The Depositor's parent, Metropolitan Life Insurance Company ("MetLife") maintains a directors' and officers' liability policy with a maximum coverage of $100 million under which the Depositor and New England Securities Corporation, the Registrant's underwriter (the "Underwriter"), as well as certain other subsidiaries of MetLife are covered. A provision in MetLife's by-laws provides for the indemnification (under certain circumstances) of individuals serving as directors or officers of certain organizations, including the Depositor and the Underwriter. A provision in the Depositor's by-laws provides for the indemnification (under certain circumstances) of individuals serving as directors or officers or employees of the Depositor.

  Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons (if any) of the Underwriter or Depositor pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification may be against public policy as expressed in the Act and may be, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the Depositor or Underwriter of expenses incurred or paid by a director, officer or controlling person of the Depositor or Underwriter in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Depositor or Underwriter will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 29. PRINCIPAL UNDERWRITERS

  (a) New England Securities Corporation also serves as principal underwriter for:

     New England Zenith Fund
     New England Variable Annuity Fund I
     New England Variable Life Separate Account
     New England Retirement Investment Account
     The New England Variable Account

  (b) The directors and officers of the Registrant's principal underwriter, New England Securities Corporation, and their addresses are as follows:




                          POSITIONS AND OFFICES WITH     POSITIONS AND OFFICES
         NAME               PRINCIPAL UNDERWRITER           WITH REGISTRANT
         ----           ------------------------------  ---------------------
Thomas W.
 McConnell* . . . . .   Director, President and CEO              None
Frederick K.
 Zimmermann** . . . .   Chairman of Board, Director              None
Bradley W.
 Anderson*  . . . . .   Vice President                           None
Beverly J. DeWitt** .   Assistant Secretary                      None
Anne M. Goggin**  . .   Vice President, General                  None
                        Counsel, Secretary and Clerk
Mark F. Greco*  . . .   Vice President                           None
Laura A. Hutner*  . .   Vice President                           None
Mitchell A.
 Karman** . . . . . .   Vice President                           None



                                     III-15

                          POSITIONS AND OFFICES WITH     POSITIONS AND OFFICES
         NAME               PRINCIPAL UNDERWRITER           WITH REGISTRANT
         ----           ------------------------------  ---------------------
Albert R. Margeson,
 Jr.* . . . . . . . .   Senior Vice President                    None
Robert F. Regan***  .   Vice President                           None
Jonathan M. Rozek*  .   Vice President                           None
Andrea M. Ruesch* . .   Vice President                           None
Robert E.
 Schneider**  . . . .   Director                                 None
Michael E. Toland*  .   Vice President, Chief                    None
                        Compliance Officer, Chief
                        Financial Officer, Treasurer,
                        Assistant Secretary and
                        Assistant Clerk



  Principal Business Address:  *399 Boylston Street, Boston, MA 02116
                              **501 Boylston Street, Boston, MA 02117
                             ***500 Boylston Street, Boston, MA 02117

  (c)




         (1)                  (2)               (3)            (4)           (5)
       NAME OF          NET UNDERWRITING
      PRINCIPAL          DISCOUNTS AND    COMPENSATION ON   BROKERAGE
     UNDERWRITER          COMMISSIONS       REDEMPTION     COMMISSIONS   COMPENSATION
----------------------  ----------------  ---------------  -----------  --------------
New England Securities
 Corporation               3,955,830            -0-            -0-           -0-



  Commissions are paid by the Company directly to agents who are registered representatives of the principal underwriter, or to broker-dealers that have entered into selling agreements with the principal underwriter with respect to sales of the Contracts.

ITEM 30. LOCATION OF ACCOUNTS AND RECORDS

  The following companies will maintain possession of the documents required by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder:

  (a) Registrant

  (b) State Street Bank & Trust Company
      225 Franklin Street
      Boston, Massachusetts 02110

  (c) New England Securities Corporation
      399 Boylston Street
      Boston, Massachusetts 02116

  (d) New England Life Insurance Company
      501 Boylston Street
      Boston, Massachusetts 02117

ITEM 31. MANAGEMENT SERVICES

  Not applicable

ITEM 32. UNDERTAKINGS

  Registrant hereby makes the following undertakings:

     (1) To file a post-effective amendment to this registration statement as frequently as is necessary to ensure that the audited financial statements contained in the registration statement are never more than 16 months old for so long as payments under the variable annuity contracts may be accepted;

                                     III-16

     (2) To include either (a) as part of any application to purchase a contract offered by the prospectus, a space that an applicant can check to request a Statement of Additional Information or (b) a postcard or similar written communication affixed to or included in the prospectus that the applicant can remove to send for a Statement of Additional Information;

     (3) To deliver a Statement of Additional Information and any financial statements required to be made available under this Form N-4 promptly upon written or oral request;

     (4) To offer Contracts to participants in the Texas Optional Retirement program in reliance upon Rule 6c-7 of the Investment Company Act of 1940 and to comply with paragraphs (a)-(d) of that Rule; and

     (5) To comply with and rely upon the Securities and Exchange Commission No-Action letter to The American Council of Life Insurance, dated November 28, 1988, regarding Sections 22(e), 27(c)(1) and 27(d) of the Investment Company Act of 1940.

     New England Life Insurance Company hereby represents that the fees and charges deducted under the Contracts, in the aggregate, are reasonable in relation to the services rendered, the expenses to be incurred, and the risks assumed by New England Life Insurance Company.

                                     III-17

                                   SIGNATURES

  AS REQUIRED BY THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940, THE REGISTRANT, NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT, CERTIFIES THAT IT MEETS THE REQUIREMENTS OF SECURITIES ACT RULE 485(B) FOR EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND HAS CAUSED THIS AMENDMENT TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF, IN THE CITY OF BOSTON, AND COMMONWEALTH OF MASSACHUSETTS ON THIS 29TH DAY OF APRIL, 1997.

                                 NEW ENGLAND VARIABLE ANNUITY SEPARATE ACCOUNT

                                 By: New England Life Insurance Company
                                   (Depositor)





                                      BY             CHESTER R. FROST
                                           ------------------------------------
                                                     CHESTER R. FROST
                                           SENIOR VICE PRESIDENT AND TREASURER



Attest:



          MARIE C. SWIFT
----------------------------------
          MARIE C. SWIFT

                                   SIGNATURES

  AS REQUIRED BY THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940, THE DEPOSITOR, NEW ENGLAND LIFE INSURANCE COMPANY, CERTIFIES THAT IT MEETS THE REQUIREMENTS OF SECURITIES ACT RULE 485(B) FOR EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND HAS CAUSED THIS AMENDMENT TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF, IN THE CITY OF BOSTON, AND COMMONWEALTH OF MASSACHUSETTS, ON THIS 29TH DAY OF APRIL, 1997.

                                 NEW ENGLAND LIFE INSURANCE COMPANY




                                     By            CHESTER R. FROST
                                          -------------------------------------
                                                   CHESTER R. FROST
                                          SENIOR VICE PRESIDENT AND TREASURER



ATTEST:

          MARIE C. SWIFT
------------------------------------
          MARIE C. SWIFT



  AS REQUIRED BY THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS, IN THE CAPACITIES INDICATED, APRIL 29, 1997.




   *                                        Chairman, President and
                                            Chief Executive Officer
---------------------
Robert A. Shafto





   *                                                Director

---------------------
Susan C. Crampton





   *                                       Senior Vice President and
                                                   Treasurer,
                                            Chief Accounting Officer
---------------------
Chester R. Frost





   *                                                Director
---------------------
Edward A. Fox





   *                                                Director
---------------------
George J. Goodman





   *                                                Director
---------------------
Paul E. Gray





   *                                                Director
---------------------
Evelyn E. Handler





   *                                                Director
---------------------
Philip K. Howard





   *                                                Director
---------------------
Harry P. Kamen





   *                                                Director
---------------------
Terence Lennon





   *                                                Director
---------------------
Bernard A. Leventhal





   *                                                Director
---------------------
Thomas J. May




   *                                                    Director
-------------------------
Stewart G. Nagler


                                              Executive Vice President and
   *                                             Chief Financial Officer
-------------------------
Robert E. Schneider


   *                                                    Director
-------------------------
Rand N. Stowell


   *                                                    Director
-------------------------
Alexander B. Trowbridge




                                    By:           /S/ ANNE M. GOGGIN
                                         ------------------------------------

                                                 ANNE M. GOGGIN, ESQ.
                                                   ATTORNEY-IN-FACT



* Executed by Anne M. Goggin, Esquire on behalf of those indicated pursuant to powers of attorney filed herewith.

                                 EXHIBIT INDEX





      Resolutions of Board of Directors of the Depositor authorizing the
 (1)   Registrant.*
 (2)  None
 (3)  (i)         Form of Distribution Agreement**
      (ii)        Form of Selling Agreement with other broker-dealers**
      (iii)       Additional Form of Selling Agreement with other
                   broker-dealers+
      (iv)        Additional Forms of Selling Agreement with other
                   broker-dealers
 (4)  (i)         Variable Annuity Contract, including Application*
      (ii)        Forms of Endorsements (Living Benefits and Section 1035
                   Exchange)*
      (iii)       Form of Endorsement (Individual Retirement Annuity)**
 (5)  Application (included in Exhibit 4(i))
 (6)  (i)         Copy of charter (Amended and restated Articles of
                   Incorporation)
      (ii)        Amended and restated By-laws of Depositor
 (7)  None
 (8)  None
 (9)  Opinion and consent of H. James Wilson, Esq.
(10)  (i)         Consent of Coopers & Lybrand L.L.P.
      (ii)        Consent of Deloitte & Touche LLP
      (iii)       Consent of Sutherland, Asbill & Brennan, L.L.P.
(11)  None
(12)  None
(13)  Schedule of computations for performance quotations***
(14)  Powers of Attorney.
(27)  Financial Data Schedule



---------
  * Filed with Registration Statement on Form N-4 (No. 33-85442) filed on October 20, 1994.
 ** Filed with Pre-Effective Amendment No. 1 to Registration Statement on Form
  N-4 (33-85442) filed on March 7, 1995.
*** Filed with Post-Effective Amendment No. 1 to Registration Statement on Form
  N-4 (33-85442) filed on April 27,1995.

  + Filed with Registration Statement on Form N-4 (No. 33-64879) filed on
    December 11, 1995.